MORGAN STANLEY CHARTER SERIES

	Maximum Available Units	Net Asset Value Per Unit
		$
Morgan Stanley Charter Graham L.P.	13,676,180.339	19.18
Morgan Stanley Charter WCM L.P.	8,206,053.193	10.59
Morgan Stanley Charter Aspect L.P.	15,695,316.343	17.80

Each partnership trades futures, forward, and options contracts pursuant to trading programs employed by the trading advisor for that partnership. You may purchase units as of the last day of each month. The price you pay for each unit will equal 100% of the net asset value per unit on the date of purchase. The actual net asset value per unit on the date of your purchase may differ significantly from the net asset values per unit set forth above, which are provided for reference purposes only.

The net asset value per unit and the maximum available units as of the date of this prospectus of each partnership are set forth above as of January 31, 2007.

Minimum Initial Purchase	$20,000 with at least $5,000 in any one partnership
Minimum Purchase for Existing Investors	$ 1,000 in any one partnership

Before you invest you will be required to represent and warrant that you meet applicable state minimum financial suitability standards. You are encouraged to discuss your investment with your financial, legal, and tax advisors before you invest.

Your subscription funds will be held in escrow at The Bank of New York, New York, New York until they are transferred to the partnership whose units you have purchased.

Morgan Stanley & Co. Incorporated Inc. is the selling agent for each partnership and is offering units on a ‘best efforts’ basis without any agreement by Morgan Stanley & Co. Incorporated to purchase units.

All performance information contained in this prospectus is presented net of all fees and expenses.

These are speculative securities. You could lose all or substantially all of your investment in the partnerships. Read this prospectus carefully and consider the “Risk Factors” section beginning on page 11. In particular, you should be aware that:

• Each partnership’s futures, forward, and options trading is speculative and trading performance has been, and is expected to be, volatile.

• Each partnership’s trading is highly leveraged, which accentuates the trading profit or trading loss on a trade.

• Past performance is not necessarily indicative of future results.

• You may not redeem your units until you have been an investor for at least six months.

• If you redeem units within 24 months after they are purchased, you will pay a redemption charge, except in defined circumstances.

• Units will not be listed on an exchange and no other secondary market will exist for the units.

• The fixed expenses of each partnership will require the partnership to earn annual net trading profits, after taking into account estimated interest income, of the following percentages of average annual net assets:

	Without a redemption charge	With a 2% redemption charge
Charter Graham	3.10%	5.10%
Charter WCM	3.10%	5.10%
Charter Aspect	3.10%	5.10%

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THE PARTNERSHIPS ARE NOT MUTUAL FUNDS OR ANY OTHER TYPE OF “INVESTMENT COMPANY” WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND ARE NOT SUBJECT TO REGULATIONS THEREUNDER.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN ANY ONE OF THESE POOLS NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

April 2, 2007

COMMODITY FUTURES TRADING COMMISSION
RISK DISCLOSURE STATEMENT

      YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

      FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED TO EACH POOL BEGINNING AT PAGE 21 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 8.

      THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THESE COMMODITY POOLS. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN ANY OF THESE COMMODITY POOLS, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, BEGINNING AT PAGE 11.

      YOU SHOULD ALSO BE AWARE THAT EACH OF THESE COMMODITY POOLS MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO EACH POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR EACH POOL MAY BE EFFECTED.

PART ONE
DISCLOSURE DOCUMENT

Table of Contents

Page
Summary	1
Risk Factors	11
Trading and Performance Risks	11
The partnerships’ trading is speculative and volatile	11
The partnerships’ trading is highly leveraged, which accentuates the trading profit or trading loss on a trade	11
Options trading can be more volatile than futures trading	11
You should not rely on the past performance of a partnership in deciding to purchase units	11
Market illiquidity may cause less favorable trade prices	12
Trading on non-U.S. exchanges presents greater risks to each partnership than trading on U.S. exchanges	12
The unregulated nature of the forward markets creates counterparty risks that do not exist in futures trading on exchanges	12
The partnerships are subject to speculative position limits	13
The partnerships could lose assets and have their trading disrupted if a partnership’s trading advisor commits a trading error or if a commodity broker or others become bankrupt	13
Partnership and Offering Risks	13
Each partnership incurs substantial charges	13
Incentive fees may be paid by a partnership even though the partnership sustains trading losses	14
Restricted investment liquidity in the units	14
Each partnership’s structure has conflicts of interest	14
An investment in units may not diversify an overall portfolio	14
The partnerships are not registered investment companies	14
Trading Advisor Risks	15
Reliance on the trading advisor to trade successfully	15
Market factors may adversely influence the trading programs	15
Single-advisor funds lack the diversity of multi-advisor funds	15
Increasing the assets managed by a trading advisor may adversely affect performance	15
Charter Graham’s use of an increased rate of leverage could affect performance	15
Limited partners will not be aware of changes to trading programs	15
Limited term of management agreements may limit access to a trading advisor	15
Taxation Risks	15
Even though the partnerships do not intend to make distributions, you will be liable for taxes on your share of any trading profits and any other income of the partnerships in which you have invested	15
The partnerships’ tax returns could be audited	16
A portion of the profits on each partnership’s trading activities will cause you to recognize short-term capital gain	16
Conflicts of Interest	16
Fiduciary Responsibility and Liability	19
Description of Charges	21
Use of Proceeds	25
The Charter Series	27
Selected Financial Data and Selected Quarterly Financial Data	34
Management’s Discussion and Analysis of Financial Condition and Results of Operations	37
Quantitative and Qualitative Disclosures About Market Risk	51
The General Partner	60
The Trading Advisors	64
Exchange Right	88
Redemptions	89
The Commodity Brokers	91
Litigation	92
The Limited Partnership Agreements	97
Plan of Distribution	100
Subscription Procedure	103
Certain ERISA Considerations	106
Material Federal Income Tax Considerations	107
State and Local Income Tax Aspects	115
Legal Matters	115
Experts	116
Where You Can Find More Information	116
Part Two
Statement of Additional Information
The Futures, Options, and Forward Markets	117
Potential Advantages	122
Supplemental Performance Information	139
Glossary of Terms	165
Financial Statements	F-1
Exhibit A—Form of Amended and Restated Limited Partnership Agreements	A-1
Annex A—Specimen Form of Request for Redemption	A-27
Exhibit B—Specimen Form of Subscription and Exchange Agreement and Power of Attorney	B-1
Exhibit C—Specimen Form of Subscription Agreement Update Form	C-1

i

(This page has been left blank intentionally.)

The date of this prospectus is April 2, 2007.

SUMMARY

      Because this is a summary, it does not contain all of the information that may be important to you. You should read the entire prospectus and its exhibits carefully before you decide to invest.

Morgan Stanley Charter Series

      The Morgan Stanley Charter Series consists of three continuously-offered limited partnerships and one closed-end limited partnership, each organized in the State of Delaware:

Date Organized
Morgan Stanley Charter Graham L.P.	July 15, 1998
Morgan Stanley Charter WCM L.P.	July 15, 1998
Morgan Stanley Charter Aspect L.P.	October 22, 1993
Morgan Stanley Charter Campbell L.P.*	March 26, 2002

* Effective May 1, 2006, the general partner no longer accepts subscriptions and/or exchanges for units of this partnership.

      The offices of each partnership are located at 330 Madison Avenue, 8th Floor, New York, New York 10017, telephone (212) 905-2700.

      Each partnership provides the opportunity to invest in futures, forward, and options contracts managed by an experienced, professional trading advisor. Since each partnership’s assets are traded by a different trading advisor, each employing a different trading program, you should review the specific information relating to each partnership and its trading advisor to better understand how a partnership may fit into your overall investment plan. If you decide to invest in more than one partnership, you may allocate your investment among any one or more of the partnerships and, after an initial six-month holding period, you may shift your investment among one or more of the other Charter Series partnerships.

      A futures contract is an agreement to buy or sell a fixed amount of a commodity or other underlying product, instrument, or index at a predetermined price at a specified time in the future. In order to secure its obligation to make or take delivery under a futures contract, the trader must deposit funds, referred to as margin, with the commodity broker through which it trades. An option on a futures contract gives the buyer of the option, in exchange for a one-time payment known as premium, the right, but not the obligation, to buy or sell a futures contract at a specified price within a specified period of time. The seller of an option on a futures contract receives the premium payment and has the obligation to buy or sell the futures contract at the specified price within the specified period of time. Futures contracts and options on futures contracts are traded on U.S. and non-U.S. exchanges. A forward contract is an agreement directly between two parties to buy or sell a fixed amount of an underlying product at an agreed price at an agreed date in the future. Forward contracts are not traded on exchanges, but rather are traded in the dealer markets. A partnership may take long positions in futures, forward, and options contracts in which the partnership is obligated to take delivery of the underlying commodity, product, instrument, or index. A partnership also may take short positions in those contracts in which the partnership has an obligation to deliver the underlying commodity, product, instrument, or index. Futures, forward, and options contracts are traded in a number of commodities, products, instruments, and indices, including foreign currencies, financial instruments, precious and industrial metals, energy products, agricultural commodities, stock indices, and “soft” commodities like cotton and cocoa. For additional information on the futures, options, and forward markets, see “Statement of Additional Information” beginning on page 117.

      The investment objective of each partnership is to achieve capital appreciation and to provide investors with the opportunity to diversify a portfolio of traditional investments consisting of stocks and bonds. While the partnerships have the same overall investment objective, and the trading advisors may trade in the same futures, forward, and options contracts, each trading advisor and its trading programs trades differently. Each partnership has a different trading advisor and trading program. You should review and compare the specifics of each partnership, its terms, and its trading advisor before selecting one or more partnerships in which to invest.

Morgan Stanley Charter Graham L.P.

      This partnership’s assets are traded by Graham Capital Management, L.P. pursuant to its Global Diversified Program at 1.5 times the leverage it normally applies for the program and its K4 Program at 1.5 times the leverage it normally applies for the program. The Global Diversified Program utilizes computerized trading models to participate in the potential profit opportunities in approximately 65 markets. The computer models on a daily basis analyze the recent price action, the relative strength, and the risk characteristics of each market and compare statistically the quantitative results of this data to years of historical data on each market. The K4 Program uses a mathematical model to identify certain price patterns that have very specific characteristics indicating that there is a high probability that a significant directional move will occur, and will normally enter or exit a position only when a significant price and volatility spike takes place. The program trades in approximately 65 markets. Graham trades futures, forward and options in a portfolio of agricultural commodities, energy products, foreign currencies, interest rates, precious and base metals, soft commodities and stock indices.

Morgan Stanley Charter WCM L.P.

      Effective December 1, 2006, Winton Capital Management Limited began trading the partnership’s assets pursuant to its Diversified Trading Program. Through September 30, 2006, the partnership’s assets were traded by Millburn Ridgefield Corporation pursuant to its Diversified Portfolio at standard leverage. The Winton Diversified Trading Program uses a statistically-derived systematic model to trade a diversified portfolio of more than 120 futures and forward contracts. The contracts traded cover a global range and are widely diversified across the financial and commodity sectors. Winton trades futures, forwards and options in a portfolio of agricultural commodities, energy products, foreign currencies, interest rates, precious and base metals, soft commodities and stock indices.

Morgan Stanley Charter Aspect L.P.

      Effective December 1, 2006, Aspect Capital Limited began trading the partnership’s assets pursuant to its Diversified Program. Through September 15, 2006, this partnership’s assets were traded by VK Capital Inc., formerly known as Morgan Stanley Futures & Currency Management Inc., pursuant to its Global Portfolio and QDS Portfolio at standard leverage. The Aspect Diversified Program is a broadly diversified global trading system that deploys multiple trading strategies that seek to identify and exploit directional moves in market behavior of a broad range of global financial instruments including, but not limited to, futures contracts in bonds, currencies, interest rates, equities, equity indices, debt securities and selected physical commodities.

Who May Subscribe

Investment Considerations

      You must have a brokerage account with Morgan Stanley & Co. Incorporated, the selling agent for the partnerships, in order to purchase units in a partnership. You should purchase units in a partnership only if you have considered the risks involved in the investment and only if your financial condition permits you to bear those risks, including the risk of losing all or substantially all of your investment in the partnership. You should invest in the units only with the risk capital portion of your investment portfolio.

Minimum Investment

      If you are a new investor in the Charter Series of partnerships, you must invest at least $20,000. You may allocate your investment among any one or more of the partnerships in the Charter Series, but you must invest at least $5,000 in a partnership. Once you become an investor in any Charter Series partnership, you may increase that investment or make an investment in any other Charter Series partnership by making a contribution of at least $1,000. In the case of a Charter Series exchange, you must exchange a minimum of 100 units, unless you are liquidating your entire interest in a partnership.

      If you are an investor in another limited partnership for which Demeter Management Corporation serves as the general partner, you may redeem your interest in that other partnership and use the proceeds to invest in any one or more of the Charter Series of partnerships. This is referred to as a Non-Series Exchange. The $20,000 minimum subscription will be satisfied if the proceeds from the redemption would have equaled at least $20,000 as of the last day of the month immediately preceding the monthly closing at which the units are purchased, irrespective of whether the actual proceeds from the redemption are less than $20,000 when the units are redeemed.

      The general partner may, in its sole discretion, reject any subscription in whole or in part.

Financial Suitability

      Unless otherwise specified in the subscription agreement under “State Suitability Requirements,” you must have either: a net worth of at least $150,000, exclusive of home, furnishings, and automobiles; or both a net worth of at least $45,000, exclusive of home, furnishings, and automobiles, and an annual income of at least $45,000. You should be aware, however, that certain states impose more restrictive suitability and/or higher minimum investment requirements. Before you invest you will be required to represent and warrant that you meet the applicable state minimum financial suitability standard set forth in the subscription agreement, which may also require a greater minimum investment.

Limited Revocation Right

      After you subscribe for units in any Charter Series partnership, you will have limited rights to revoke your subscription. You may only revoke a subscription and receive a full refund of the subscription amount, plus any accrued interest, by delivering written notice to your Morgan Stanley & Co. Incorporated financial advisor who must forward the notice so that it is received by the general partner no later than 3:00 p.m., New York City time, on the date of the applicable monthly closing.

The Offering of Units

The Charter Series Continuous Offering

      Units of limited partnership interest of each continuously-offered partnership are being offered for sale at monthly closings held on the last day of each month. Since you must subscribe for units prior to the month-end closing date, you will not know the actual per unit purchase price until after the monthly closing has occurred. The purchase price of each unit in a partnership will be equal to 100% of the partnership’s net asset value per unit as of the month-end closing date. The general partner calculates each partnership’s net asset value per unit on a monthly basis by dividing the partnership’s month-end net assets by the number of its month-end outstanding units. A partnership’s net assets is its assets minus its liabilities.

Escrow Terms

      During each partnership’s continuous offering, your subscription will be transferred to, and held in escrow by, The Bank of New York, New York, New York. Subscription funds held in escrow will be invested in the escrow agent’s money market account and will earn interest at the rate then paid by the bank on that money market account. If the general partner accepts your subscription, the escrow agent will pay the subscription amount to the appropriate partnerships and pay any interest earned on those funds to Morgan Stanley & Co. Incorporated Inc., the selling agent for each partnership. In turn, Morgan Stanley & Co. Incorporated will credit your customer account with the interest. If the general partner rejects a subscription, your account will be credited in an amount equal to the rejected subscription amount, together with any interest earned on those funds while held in escrow.

Summary of Risk Factors You Should Consider

      • These are speculative securities.

      • You could lose all or substantially all of your investment in the partnerships.

      • Past performance is not necessarily indicative of future results.

      • Each partnership’s futures, forward, and options trading is speculative and trading performance has been, and is expected to be, volatile.

      • Each partnership’s trading is highly leveraged, which accentuates the trading profit or loss on a trade.

      • You may not redeem your units until you have been an investor for at least six months.

      • If you redeem units within 24 months after they are purchased, you will pay a redemption charge, except in defined circumstances.

      • Units will not be listed on an exchange and no other secondary market will exist for the units.

      • Each partnership pays substantial charges and fees and must earn substantial trading profits in order to pay these expenses.

      • Profits earned by a partnership will be taxable to an investor even though the general partner does not intend to make any distributions.

Major Conflicts of Interest

      • Because the general partner and the commodity brokers are affiliates, the fees and other compensation received by those parties and the other terms relating to the operation of the partnerships and the sale of units were not negotiated by an independent party.

      • Because your Morgan Stanley & Co. Incorporated financial advisor receives a portion of the brokerage fees paid by the partnerships, your financial advisor has a conflict of interest in advising you in the purchase or redemption of units.

      • The trading advisors, commodity brokers, and general partner may trade futures, forwards, and options for their own accounts and, thus, they may compete with a partnership for positions. Also, the other commodity pools managed by the general partner and the trading advisors compete with the partnerships for positions. These conflicts can result in less favorable prices on the partnerships’ transactions.

The General Partner

      The general partner for each partnership is Demeter Management Corporation, a Delaware corporation. The general partner is or has been the commodity pool operator for 38 commodity pools. As of January 31, 2007, the general partner managed $3.3 billion of client assets. The general partner’s address is 330 Madison Avenue, 8th Floor, New York, New York 10017, telephone (212) 905-2700.

The Commodity Brokers

      The commodity brokers for the partnerships are responsible for holding the partnerships’ funds deposited with them as margin for trades and for assuring that the partnerships’ trades are properly processed and recorded or “cleared” by the clearinghouse affiliated with the exchange on which the trade took place.

      Morgan Stanley & Co. Incorporated, an affiliate of the general partner, serves as the commodity broker for each partnership, with the exception of trades on the London Metal Exchange, which are cleared by Morgan Stanley & Co. International Limited, also an affiliate of the general partner. In addition, Morgan Stanley & Co. Incorporated acts as the counterparty on all of the foreign currency forward trades for the partnerships.

Organizational Chart

      Following is an organizational chart, which shows the relationships among the various parties involved with this offering. All of the parties are affiliates of Morgan Stanley except for the trading advisors.

      *Demeter presently serves as the commodity pool operator for 20 other commodity pools. Morgan Stanley & Co. Incorporated acts as the commodity broker for all but one of the other commodity pools, and Morgan Stanley & Co. International Limited serves as the commodity broker for trades of such pools that take place on the London Metal Exchange. Morgan Stanley & Co. Incorporated also serves as selling agent for all of the commodity pools managed by the general partner and also serves as the counterparty on all foreign currency forward trades for the partnerships. All of the commodity pools, including the partnerships, are managed and traded independently of one another.

Fees to be Paid by the Partnerships

      The partnerships pay the following fees on a monthly basis:

	Management fee (annual rate)	Incentive fee	Brokerage fee (annual rate)
	%	%	%
Charter Graham	2	20	6.00
Charter WCM	2	20	6.00
Charter Aspect	2	20	6.00

      The management fee payable to each trading advisor and the brokerage fee payable to Morgan Stanley & Co. Incorporated are based on a percentage of net assets and will be paid monthly regardless of a partnership’s performance. Each partnership pays its trading advisor an incentive fee only if trading profits are earned on the net assets managed by the trading advisor. Trading profits represent the amount by which profits from futures, forward, and options trading exceed losses, after fees have been paid.

      Neither you nor the partnerships will pay any selling commissions or organizational, initial, or continuing offering expenses in connection with the offering of units by the partnerships. Morgan Stanley & Co. Incorporated will pay all costs incurred in connection with the continuing offering of units of each partnership and will pay the ordinary administrative expenses of each partnership. Each partnership will pay any extraordinary expenses it may incur.

Break Even Analysis

      Following is a table that sets forth the fees and expenses that you would incur on an initial investment of $20,000 in a partnership and the amount that your investment must earn, after taking into account estimated interest income, in order to break even after one year and after more than two years. The fees and expenses applicable to each partnership are described above.

$20,000 Investment Charter Series Partnerships
$
Management Fee	400
Brokerage Fee	1,200
Less: Interest Income (1)	980
Incentive Fee (2)	—
Redemption Charge (3)	400
Amount of trading profits a partnership must earn for you to recoup your initial investment at the end of one year after paying a redemption charge	1,020
Trading profits as a percentage of net assets that a partnership must earn for you to recoup your initial investment at the end of one year after paying a redemption charge	5.10%
Amount of trading profits a partnership must earn each year for you to recoup your initial investment after two years with no redemption charge	620
Trading profits as a percentage of net assets that a partnership must earn each year for you to recoup your initial investment after two years with no redemption charge	3.10%

(1) Amounts equal to the commodity brokers’ margin requirements on the partnerships’ current futures, forward and option contracts will be credited with interest income at a rate approximately equivalent to the rate the commodity brokers pay other similar customers on margin deposits. Partnership funds in excess of such current margin requirements but available to satisfy margin requirements will be credited with interest income at a rate equal to the monthly average of the 4-Week U.S. Treasury bill discount rate during such month. This combined rate used for this break even analysis is estimated to be approximately 4.90%. Investors should be aware that the break even analysis will fluctuate as interest rates fluctuate, with the break even percentage decreasing as interest rates increase or increasing as interest rates decrease.

(2) Incentive fees are paid to a trading advisor only on trading profits earned. Trading profits are determined after deducting all partnership expenses, other than any extraordinary expenses, and do not include interest income. Therefore, incentive fees will be zero at the partnership’s break even point.

(3) Units redeemed at the end of 12 months from the date of purchase are generally subject to a 2% redemption charge; after 24 months there are no redemption charges.

Redemption Charges Incurred by You

      You will pay a redemption charge equal to 2% of the net asset value of the units redeemed if you redeem within the first 12 months after the units were purchased, and 1% if you redeem units within the 13th through the 24th month after the units were purchased. Units are not subject to a redemption charge after you have owned them for more than 24 months.

      You will not incur a redemption charge if you redeem units during the first 24 months after they were issued in the following circumstances:

      • If you redeem units immediately following notice of an increase in brokerage, management or incentive fees.

      • If you redeem units in connection with an exchange for units in another Charter Series partnership.

      • If you acquire units with the proceeds from the redemption of interests in a non-Charter Series partnership for which Demeter serves as the general partner, you will not be subject to a redemption charge on those units when they are redeemed.

      • If you redeem units and use all or a portion of the proceeds of the redemption in a non-Charter Series exchange to purchase an interest in another limited partnership for which Demeter serves as general partner, you will not be subject to a redemption charge with respect to the proceeds used to purchase the interest in the other partnership. This is referred to as a Non-Series Exchange.

      • If you previously redeemed units and paid a redemption charge or held those units for at least 24 months, you will not have to pay a redemption charge on subsequently purchased units, provided they are purchased within 12 months of the redemption of the old units and the purchase price of the new units does not exceed the net proceeds received from the prior redemption.

Redemptions

      Once you have been an investor in any Charter Series partnership for more than six months, you are permitted to redeem any part of your investment, even if subsequent purchases have been held for less than six months. However, you will pay a redemption charge of 2% of the net asset value redeemed if your redeemed units were purchased within 12 months of the date of redemption, and 1% if purchased within 13 to 24 months of the date of redemption. You will not be subject to a redemption charge after you have owned your units for more than 24 months. Unless you are redeeming your entire interest in a partnership, redemptions may only be made in whole units, with a minimum of 100 units required for each redemption.

Exchange Right

      You may redeem units in any partnership after you have been an investor for six months and use the proceeds to purchase units in one or more of the other partnerships in the Charter Series (excluding Charter Campbell) at a price equal to 100% of the net asset value per unit, without incurring any redemption or other charge on the transaction.

Distributions

      The general partner currently does not intend to make any distribution of partnership profits.

Tax Considerations

      The following tax aspects of owning units are based upon the opinion of legal counsel, Cadwalader, Wickersham & Taft LLP:

      • Even though the general partner currently does not intend to make distributions, your allocable share of the trading profits and other income of the partnerships in which you invest will be taxable to you.

      • The trading activities of each partnership, in general, generate capital gains and losses and ordinary income. 40% of any trading profits on U.S. exchange-traded contracts and certain forward contracts on foreign currency are taxed as short-term capital gains at your ordinary income tax rate, while 60% of such gains are taxed at your long-term capital gains tax rate. We expect that each partnership’s trading gains from other contracts will be primarily short-term capital gains. This tax treatment applies regardless of how long you hold your units.

      • You may deduct losses on units against capital gains income. You may deduct losses in excess of capital gains against ordinary income only to the extent of $3,000 per year. You may also have to pay tax on a partnership’s interest income even though you have lost money on your units.

RISK FACTORS

      This section includes all of the principal risks that you will face with an investment in the partnerships. Each risk factor applies equally to each partnership, except where specifically noted.

Trading and Performance Risks

      The partnerships’ trading is speculative and volatile. The rapid fluctuations in the market prices of futures, forwards, and options makes an investment in the partnerships volatile. Volatility is caused by changes in supply and demand relationships; weather; agricultural, trade, fiscal, monetary, and exchange control programs; U.S. and non-U.S. political and economic events and policies; and changes in interest rates. If a trading advisor incorrectly predicts the direction of prices, large losses may occur. As can be seen from the information in the performance capsules for the partnerships on pages 30 to 33; each partnership has experienced volatility in its performance on both a monthly and an annual basis.

      The partnerships’ trading is highly leveraged, which accentuates the trading profit or trading loss on a trade. The trading advisor for each partnership uses substantial leverage when trading, which could result in immediate and substantial losses. For example, if 10% of the face value of a contract is deposited as margin for that contract, a 10% decrease in the value of the contract would cause a total loss of the margin deposit. A decrease of more than 10% in the value of the contract would cause a loss greater than the amount of the margin deposit.

      The leverage employed by the partnerships in their trading can vary substantially from month to month and can be significantly higher or lower than the averages set forth below. As an example of the leverage employed by Charter Graham, set forth below, is the average of the underlying value of the partnership’s month-end positions for the period February 2006 through January 2007, as compared to the average month-end net assets of the partnership during such period.

      While the leverage employed on a trade will accentuate the trading profit or loss on that trade, one partnership’s overall leverage as compared to another partnership’s overall leverage does not necessarily mean that it will be more volatile than the other partnership. This can be seen by a review of the monthly rates of return for the partnerships on pages 154 to 164.

Charter Graham	13.4 times net assets
Charter WCM	10.5 times net assets
Charter Aspect	8.1 times net assets

      Options trading can be more volatile than futures trading. Each partnership may trade options on futures. Although successful options trading requires many of the same skills as successful futures trading, the risks are different. Successful options trading requires a trader to accurately assess near-term market volatility because that volatility is immediately reflected in the price of outstanding options. Correct assessment of market volatility can therefore be of much greater significance in trading options than it is in many long-term futures strategies where volatility does not have as great an effect on the price of a futures contract. During the period February 2006 through January 2007, none of the partnerships engaged in any significant options trading. You should be aware, however, that in the future the partnerships may engage in significant options trading, the level of which could vary significantly.

      You should not rely on the past performance of a partnership in deciding to purchase units. Since the future performance of a partnership is unpredictable, each partnership’s past performance is not necessarily indicative of future results. The past performance of Charter WCM (formerly known as Charter Millburn) and Charter Aspect (formerly known as Charter MSFCM) was achieved, in part, through the efforts of different trading advisors, Millburn Ridgefield Corporation, which traded Charter WCM’s assets through September 30, 2006, and VK Capital Inc., which traded Charter Aspect’s assets through September 15, 2006. Accordingly, the past performance of Charter WCM and Charter Aspect is not applicable to the new trading advisors, Winton and Aspect, prior to December 1, 2006.

      Market illiquidity may cause less favorable trade prices. Although the trading advisor for each partnership generally will purchase and sell actively traded contracts where last trade price information and quoted prices are readily available, the prices at which a sale or purchase occur may differ from the prices expected because there may be a delay between receiving a quote and executing a trade, particularly in circumstances where a market has limited trading volume and prices are often quoted for relatively limited quantities. In addition, most U.S. futures exchanges have established “daily price fluctuation limits” which preclude the execution of trades at prices outside of the limit, and, from time to time, the CFTC or the exchanges may suspend trading in market disruption circumstances. In these cases it is possible that a partnership could be required to maintain a losing position that it otherwise would execute and incur significant losses or be unable to establish a position and miss a profit opportunity.

      Trading on non-U.S. exchanges presents greater risks to each partnership than trading on U.S. exchanges.

• Each partnership trades on exchanges located outside the U.S. Trading on U.S. exchanges is subject to CFTC regulation and oversight, including, for example, minimum capital requirements for commodity brokers, regulation of trading practices on the exchanges, prohibitions against trading ahead of customer orders, prohibitions against filling orders off exchanges, prescribed risk disclosure statements, testing and licensing of industry sales personnel and other industry professionals, and recordkeeping requirements. Trading on non-U.S. exchanges is not regulated by the CFTC or any other U.S. governmental agency or instrumentality and may be subject to regulations that are different from those to which U.S. exchange trading is subject, provide less protection to investors than trading on U.S. exchanges, and may be less vigorously enforced than regulations in the U.S.

• Positions on non-U.S. exchanges also are subject to the risk of exchange controls, expropriation, excessive taxation or government disruptions.

• A partnership could incur losses when determining the value of its non-U.S. positions in U.S. dollars because of fluctuations in exchange rates.

      Each partnership must deposit margin with respect to the partnership’s futures and options contracts on both U.S. exchanges and on non-U.S. exchanges and must deposit margin with respect to its foreign currency forward contracts to assure the partnership’s performance on those contracts. Set forth below for each partnership is the average percentage of month-end estimated margin requirements for the period February 2006 through January 2007, that relate to futures and options contracts on non-U.S. exchanges as compared to the partnership’s total average month-end estimated margin requirements. The trading advisors for Charter WCM and Charter Aspect did not begin trading those partnerships’ assets until December 1, 2006. This information will provide you with a sense of the magnitude of each partnership’s trading on non-U.S. exchanges, and, therefore, the relevance of the risks described in the prior paragraph to each partnership. You should be aware, however, that the percentage of each partnership’s margin requirements that relate to positions on non-U.S. exchanges varies from month to month and can be significantly higher or lower than the percentages set forth below.

%
Charter Graham	45.2
Charter WCM	32.9
Charter Aspect	29.3

      The unregulated nature of the forward markets creates counterparty risks that do not exist in futures trading on exchanges. Unlike futures contracts, forward contracts are entered into between private parties off an exchange and are not regulated by the CFTC or by any other U.S. government agency. Because forward contracts are not traded on an exchange, the performance of those contracts is not guaranteed by an exchange or its clearinghouse and the partnership is at risk to the ability of the counterparty to the trade to perform on the forward contract. Because trading in the forward markets is not regulated, there are no specific standards or regulatory supervision of trade pricing and other trading activities that occur in those markets. Because the partnerships trade forward contracts in foreign currency with Morgan Stanley & Co. Incorporated, they are at risk to the creditworthiness and trading practices of Morgan Stanley & Co. Incorporated as the counterparty to the trades.

      As the counterparty to all of the partnerships’ foreign currency forward contracts, Morgan Stanley & Co. Incorporated requires the partnerships to make margin deposits to assure the partnerships’ performance on those contracts. Set forth below for each partnership is the average percentage of month-end estimated margin requirements for foreign currency forward contracts for the period February 2006 through January 2007, as compared to the partnership’s total average month-end estimated margin requirements. Although such contracts are not exchange-traded, and therefore not subject to exchange-set margin requirements, the estimated margin requirements for foreign currency forward contracts used in the percentages below are representative of the margin requirements for similar contracts traded on an exchange. The trading advisors for Charter WCM and Charter Aspect did not begin trading those partnerships’ assets until December 1, 2006. This information will provide you with a sense of the magnitude of those partnerships’ trading in the forward contracts markets as compared to its trading of futures and options contracts on regulated exchanges, and, therefore, the relevance of the risks described in the prior paragraphs to each partnership. You should be aware that the percentage of each partnership’s margin requirements that relate to forward contracts varies from month to month and can be significantly higher or lower than the percentages set forth below.

%
Charter Graham	19.9
Charter WCM	42.0
Charter Aspect	41.7

      The partnerships are subject to speculative position limits. The CFTC and U.S. futures exchanges have established speculative position limits on the maximum number of futures and options positions that may be held or controlled by any one person or group. Therefore, a trading advisor may have to reduce the size of its futures position in order to avoid exceeding position limits, which could adversely affect the profitability of a partnership.

      The partnerships could lose assets and have their trading disrupted if a partnership’s trading advisor commits a trading error or if a commodity broker or others become bankrupt. The partnerships’ assets could be lost or impounded and trading suspended if a partnership’s trading advisor commits a trading error executed on behalf of the partnership, or if a commodity broker, an exchange or a clearinghouse becomes insolvent or involved in lengthy bankruptcy proceedings. In the event of insolvency or bankruptcy of a commodity broker, exchange, or clearinghouse, the partnerships could lose all or a significant portion of their funds held by the commodity broker, exchange or clearinghouse, as they would be entitled only to a pro rata portion of the customer segregated funds of such commodity broker, exchange or clearinghouse in the event of a shortfall of such segregated funds.

Partnership and Offering Risks

      Each partnership incurs substantial charges. Each partnership incurs substantial charges and must earn significant trading profits just to pay those expenses. We estimate the percentage of partnership net assets that must be earned each year in order for each partnership to break even without accounting for a redemption charge to be:

%
Charter Graham	3.10
Charter WCM	3.10
Charter Aspect	3.10

      For actual past performance results relating to each partnership, including when a partnership did not break even, see each partnership’s performance capsule on pages 30 to 33.

      Incentive fees may be paid by a partnership even though the partnership sustains trading losses. Each partnership pays its trading advisor an incentive fee based upon partnership trading profits. These trading profits include unrealized appreciation on open positions. Accordingly, it is possible that a partnership will pay an incentive fee on trading profits that do not become realized. Also, each trading advisor will retain all incentive fees paid to it, even if the partnership managed by the trading advisor incurs a subsequent loss after payment of an incentive fee. Because incentive fees are paid monthly for each partnership, it is possible that an incentive fee may be paid to a trading advisor during a year in which the partnership suffers a loss for the year. Because each trading advisor for a partnership receives an incentive fee based on the trading profits earned by the partnership, the trading advisor may have an incentive to make investments that are riskier than would be the case in the absence of such an incentive fee. In the case of each of Charter WCM and Charter Aspect, each partnership pays incentive fees based upon the performance of its new trading advisor, effective December 1, 2006, without regard to any losses incurred by the prior trading advisor.

      Restricted investment liquidity in the units. There is no secondary market for units and you are not permitted to redeem your units until you have been an investor in the Charter Series of partnerships for at least six months. After the initial six-month period, you may redeem your units at any month-end, but you may have to pay a redemption charge if you redeem units during the first twenty-four months after they were purchased. Your right to receive payment on a redemption is not absolute and is dependent upon the partnership having sufficient assets to pay its liabilities on the redemption date, and the general partner receiving your request for redemption no later than 3:00 p.m., New York City time, on the date of the applicable monthly closing.

      The general partner will not permit a transfer or assignment of units unless it is satisfied that the transfer or assignment would not be in violation of Delaware law or applicable federal, state, or non-U.S. securities laws and notwithstanding any transfer or assignment, the partnership will continue to be classified as a partnership rather than as an association taxable as a corporation under the Internal Revenue Code of 1986, as amended. No transfer or assignment of units will be effective or recognized by a partnership if the transfer or assignment would result in the termination of that partnership for federal income tax purposes. Any attempt to transfer or assign units in violation of the limited partnership agreement will be ineffective.

      Each partnership’s structure has conflicts of interest.

      • The general partner and each commodity broker are affiliates. As a result, the fees and other compensation received by those parties and other terms relating to the operation of the partnerships and the sale of the units have not been independently negotiated.

      • Employees of Morgan Stanley & Co. Incorporated receive a portion of the brokerage fees paid by the partnerships. Therefore, those employees have a conflict of interest in advising you in the purchase or redemption of units.

      • The trading advisors, commodity brokers, and general partner may trade futures, forwards, and options for their own accounts, and thus they may compete with a partnership for positions. Also, the other commodity pools managed by the general partner and the trading advisors compete with the partnerships for positions. These conflicts can result in less favorable prices on the partnerships’ transactions.

      An investment in units may not diversify an overall portfolio. Because futures, forwards, and options have historically performed independently of traditional investments, the general partner believes that managed futures funds like the partnerships can diversify a portfolio of stocks and bonds. However, the general partner cannot assure you that any of the partnerships will perform with a significant degree of non-correlation to your other investments in the future. Information showing the monthly correlation comparison of each partnership, to the S&P 500 Index and to the Citigroup Corporate Bond Index is provided on pages 127 to 130.

      The partnerships are not registered investment companies. The partnerships are not required to register as investment companies under the Investment Company Act of 1940, as amended.

Accordingly, you will not have the protections afforded by the Investment Company Act of 1940 (which, among other matters, requires investment companies to have a majority of disinterested directors and regulates the relationship between the adviser and the investment company).

Trading Advisor Risks

      Reliance on the trading advisor to trade successfully. The trading advisor for each partnership is responsible for making all trading decisions for the partnership. The general partner cannot assure you that the trading program employed by a trading advisor will be successful.

      Market factors may adversely influence the trading programs. Often, the most unprofitable market conditions for the partnerships are those in which prices “whipsaw,” moving quickly upward, then reversing, then moving upward again, then reversing again. In these conditions, the trading advisors may establish positions based on incorrectly identifying both the brief upward or downward price movements as trends when in fact no trends sufficient to generate profits develop.

      Single-advisor funds lack the diversity of multi-advisor funds. The partnerships are each managed by a single trading advisor. Therefore, the partnerships lack the potential benefit of trading advisor diversification available in funds that are managed by more than one trading advisor.

      Increasing the assets managed by a trading advisor may adversely affect performance. The rates of return achieved by trading advisors may diminish as the assets under their management increase. This can occur for many reasons, including the inability of the trading advisor to execute larger position sizes at desired prices and because of the need to adjust the trading advisor’s trading program to avoid exceeding speculative position limits. These are limits established by the CFTC and the exchanges on the number of speculative futures and options contracts in a commodity that one trader may own or control. You should know that the trading advisors have not agreed to limit the amount of additional assets that they will manage.

      Charter Graham’s use of an increased rate of leverage could affect performance. The general partner and the trading advisor for Charter Graham have agreed that the trading advisor will leverage the funds of Charter Graham at 1.5 times the leverage the trading advisor normally applies to its Global Diversified Program and its K4 Program. This increased leverage could, depending on the trading advisor’s performance, result in increased gain or loss and trading volatility, as compared to other accounts employing the trading advisor’s Global Diversified Program at standard leverage and K4 Program at standard leverage.

      Limited partners will not be aware of changes to trading programs. Because of the proprietary nature of each trading advisor’s trading programs, limited partners generally will not be advised if adjustments are made to a trading advisor’s trading program in order to accommodate additional assets under management or for any other reason.

      Limited term of management agreements may limit access to a trading advisor. When the management agreement with a trading advisor expires, the general partner may not be able to enter into arrangements with that trading advisor or another trading advisor on terms substantially similar to the management agreements described in this prospectus. The term of the management agreement with Charter Graham will expire on December 31, 2007. The term of the management agreement with Charter WCM will expire on February 28, 2008. The initial term of the management agreement with Charter Aspect will expire on November 30, 2007. Each of the foregoing management agreements will renew annually unless terminated by the general partner or the trading advisor.

Taxation Risks

      Even though the partnerships do not intend to make distributions, you will be liable for taxes on your share of any trading profits and any other income of the partnerships in which you have invested. For U.S. federal income tax purposes, if a partnership in which you own units has taxable income for a year, that income will be taxable to you in accordance with your allocable share of income from the partnership, whether or not any amounts have been distributed to you. The general partner presently does not intend to make distributions from the partnerships. Accordingly, it is anticipated that you will incur tax liabilities as a result of being allocated taxable income from a partnership even though you will not receive current cash distributions with which to pay the taxes.

      The partnerships’ tax returns could be audited. The IRS could audit a partnership’s tax return. If an audit results in an adjustment to a partnership’s tax return, you could be required to file an amended tax return.

      A portion of the profits on each partnership’s trading activities will cause you to recognize short-term capital gain. Profits on futures contracts traded on regulated U.S. and some non-U.S. exchanges, certain foreign currency contracts traded in the interbank market, and U.S. and some non-U.S. exchange-traded options on commodities are generally treated as short-term capital gain to the extent of 40% of the gain and currently taxed at a maximum marginal tax rate of 35%. A partnership’s trading gains from open contracts are expected to be primarily short-term capital gains. Losses on units may generally be deducted against capital gains. However, capital losses in excess of capital gains may only be deducted against ordinary income to the extent of $3,000 per year. Consequently, you could pay tax on a partnership’s interest income even though you have lost money on your units.

CONFLICTS OF INTEREST

      While the general partner and the commodity brokers, and their affiliates, will seek to avoid conflicts of interest to the extent feasible and to resolve all conflicts that may arise equitably and in a manner consistent with their responsibilities to the partnerships, no specific policies regarding conflicts of interest have been or are intended to be adopted by the general partner or the partnerships. The following are actual and potential conflicts of interest that do and may continue to exist with respect to the partnerships.

The brokerage arrangements with affiliates of the general partner were not negotiated at arm’s-length or reviewed by any independent party for fairness.

      The general partner and each commodity broker are wholly-owned subsidiaries of Morgan Stanley. Morgan Stanley & Co. Incorporated as commodity broker for each partnership receives a monthly brokerage fee from each partnership. Morgan Stanley & Co. International Limited will serve as the clearing commodity broker for each partnership’s trades on the London Metal Exchange; however, Morgan Stanley & Co. International Limited’s fees will be paid by Morgan Stanley & Co. Incorporated and not by the partnerships. Because the general partner is an affiliate of each commodity broker, the flat-rate brokerage fees charged to each partnership have not been negotiated at arm’s-length. Moreover, the general partner has a conflict of interest in managing the partnerships for your benefit, obtaining favorable brokerage fees for the commodity brokers and retaining the commodity brokers. In addition, the brokerage fees generated by the partnerships are used by Morgan Stanley & Co. Incorporated as a factor in determining the salaries and bonuses of its employees who are also officers and directors of the general partner. Other customers of Morgan Stanley & Co. Incorporated who maintain commodity trading accounts of over $1,000,000 pay commissions at negotiated rates that may be less than the rate paid by each partnership.

      The general partner has a disincentive to replace the commodity brokers.

      The general partner has a disincentive to replace the commodity brokers because they are affiliates of the general partner and receive compensation for serving as the partnerships’ commodity broker. Further, certain of the principals and associated persons of the general partner are also principals or associated persons of Morgan Stanley & Co. Incorporated or other affiliates of the general partner. In connection with this conflict of interest, you should understand that Morgan Stanley & Co. Incorporated as commodity broker receives a monthly flat-rate brokerage fee from each partnership. From its brokerage fee, Morgan Stanley & Co. Incorporated pays or reimburses each partnership for the transaction fees and costs charged for clearing the partnership’s futures and options trades, and similar clearing charges by Morgan Stanley & Co. Incorporated, as the counterparty on each partnerships’ foreign currency forward trades.

      While each partnership has the right to seek lower commission rates from other commodity brokers at any time, the general partner believes that the customer agreements and other arrangements between each partnership and the commodity brokers are fair, reasonable, and competitive, and represent the best price and services available, considering the following factors: the non-clearing commodity broker pays the expenses of organizing the partnerships, offering the units, and the partnerships’ ordinary administrative expenses. None of these expenses would ordinarily be paid by an independent commodity broker, and these expenses would otherwise have to be borne by the partnerships. Further, the general partner provides ongoing services to the partnerships, including administering the redemption and exchanges of units, and the general partner has financial obligations as the general partner of the partnerships. The general partner is not reimbursed or otherwise compensated by the partnerships for these services or obligations.

      The general partner reviews the brokerage and foreign currency forward counterparty arrangements annually to ensure that they are fair, reasonable and competitive, and that they represent the best price and services available, taking into consideration, among other factors, the size and trading activity of each partnership, the services provided, and the costs, expenses, and risk borne, by the commodity brokers and the general partner.

The terms of this offering were not subject to independent due diligence.

      The partnerships, the commodity broker and the general partner are represented by a single counsel. Therefore, the terms of this offering relating to those parties were not negotiated at arm’s-length. In addition, no independent due diligence has been conducted with respect to this offering.

Employees of Morgan Stanley & Co. Incorporated are compensated based upon your investment and redemption decisions.

      Morgan Stanley & Co. Incorporated as commodity broker pays a significant portion of the brokerage fees it receives from each partnership to its employees for providing continuing assistance to limited partners. Therefore, because Morgan Stanley & Co. Incorporated’s employees are directly compensated based on your decision to purchase and retain units in a partnership, they have a conflict of interest when advising you to purchase or redeem units in a partnership.

The selection of a trading advisor may benefit Morgan Stanley & Co. Incorporated as commodity broker.

      The general partner is responsible for selecting and replacing, if necessary, each trading advisor. However, since selecting trading advisors who engage in a high volume of trades will increase commodity broker costs, without necessarily increasing revenue, the general partner has an incentive to select trading advisors who trade less frequently.

Affiliates of the general partner, the trading advisors, and the commodity brokers may trade for their own accounts in competition with the partnerships.

      The general partner does not trade futures, forwards, and options for its own account, but officers, directors, and employees of the general partner, the commodity brokers, and the trading advisors and their affiliates, principals, officers, directors, and employees, may trade futures, forwards, and options for their own proprietary accounts. Their trading records will not be available to you. As a result, you will not be able to compare the performance of their trading to the performance of the partnerships.

      The commodity brokers are large futures commission merchants, handling substantial customer business in physical commodities and futures, forwards, and options. Thus, the commodity brokers may effect transactions for the account of a partnership in which the other parties to such transactions are employees or affiliates of the general partner, a trading advisor, the commodity brokers, or customers or correspondents of the commodity brokers. These persons might also compete with a partnership in bidding on purchases or sales of futures, forwards, and options without knowing that the partnership is also bidding. It is possible that transactions for these other persons might be effected when similar trades for one or more partnerships are not executed or are executed at less favorable prices.

The trading advisors manage other accounts that will compete with the partnerships.

• Each trading advisor manages other accounts trading futures, forwards, and options, in addition to the partnership’s accounts. Each trading advisor must aggregate futures and options positions in other accounts managed by it with futures and options positions in the applicable partnership’s account for speculative position limit purposes. This may require a trading advisor to liquidate or modify positions for all of its accounts, which could adversely affect the partnership’s performance.

• Each trading advisor currently may manage accounts that pay fees higher than the fees paid by the partnerships. A trading advisor will have a conflict of interest in rendering advice to a partnership because the compensation it receives for managing another account exceeds the compensation it receives for managing the partnership’s account.

• If a trading advisor makes trading decisions for other accounts and a partnership’s account at or about the same time, the partnership may be competing with those other accounts for the same or similar positions.

• The trading advisors’ records for these other accounts will not be made available to you. As a result, you will not be able to compare the performance of these accounts to the performance of the partnerships.

The trading advisor for Charter Aspect may execute trades with affiliates.

      The trading advisor of Charter Aspect may execute futures transactions with certain of its affiliates. The trading advisor has a conflict of interest in executing such trades because such affiliates will receive compensation in connection with each such transaction.

The lack of distributions increases the fees paid to affiliates of the general partner.

      The general partner is responsible for determining whether and when to distribute trading profits earned by a partnership. Since the general partner currently does not intend to distribute trading profits, Morgan Stanley & Co. Incorporated as commodity broker will receive increased brokerage fees, because these fees are based upon the net asset value of a partnership, and net asset value will increase by retaining a partnership’s trading profits.

Customer agreements with the commodity brokers permit actions which could result in losses or lost profit opportunity.

      Under each customer agreement for a partnership, all funds, futures, forward, options, and securities positions, and credits carried for the partnership, are held as security for its obligations to the commodity broker; the margins necessary to initiate or maintain open positions will be established by the commodity broker from time to time; and the commodity broker may close out positions, purchase futures, forwards, and options, or cancel orders at any time it deems necessary for its protection, without the consent of the partnership. For example, a commodity broker may determine to take any of these actions if prices in the futures markets are moving rapidly against a partnership’s positions and the commodity broker is concerned that potential losses could exceed the partnership’s assets such that the commodity broker would be left to incur the loss. While not a likely occurrence, it is possible for the trading advisors to believe that market conditions will change and that existing positions or trades they wish to make would be profitable, such that the actions of the commodity broker preclude the partnership from engaging in profitable transactions or avoiding losses.

      Each commodity broker or the general partner, or the investors in each partnership by majority vote, may terminate the brokerage relationship upon prior written notice.

FIDUCIARY RESPONSIBILITY AND LIABILITY

      You should be aware that the general partner has a fiduciary duty under the limited partnership agreements and the Delaware Revised Uniform Limited Partnership Act to exercise good faith and fairness in all dealings affecting the partnerships. The limited partnership agreements do not permit the general partner to limit, by any means, the fiduciary duty it owes to investors. In the event that you believe the general partner has violated its responsibilities, you may seek legal relief under the Partnership Act, the Commodity Exchange Act, as amended, applicable federal and state securities laws, and other applicable laws. Each trading advisor also has a fiduciary duty under applicable law to the partnership it advises.

      The limited partnership agreements, the customer agreements, and the selling agreement generally provide that the general partner, the commodity brokers, the selling agents, and their affiliates shall not be liable to a partnership or its investors for any act or omission by or on behalf of the partnership which the general partner, the commodity brokers, the selling agents, or their affiliates, as applicable, determines in good faith to be in the best interests of the partnership, unless the act or omission constituted misconduct or negligence.

      Under the limited partnership agreements, the customer agreements, and the selling agreement, each partnership has generally agreed to indemnify and defend the general partner, the commodity brokers, the selling agents and their affiliates, against any loss, liability, damage, cost, or expense (including attorneys’ and accountants’ fees and expenses) they incur which arise from acts or omissions undertaken by or on behalf of the partnership, including claims by investors. These indemnities apply where the general partner, the commodity brokers, the selling agents or their affiliates, as applicable, has determined, in good faith, that the act or omission was in the best interests of the partnership, and the act or omission was not the result of misconduct or negligence. Payment of any indemnity by a partnership would reduce the net assets of that partnership. The partnerships do not carry liability insurance covering such potential losses or indemnification exposure.

      No indemnification of the general partner, the commodity brokers, the selling agents, or their affiliates by a partnership is permitted for losses, liabilities, or expenses arising out of alleged violations of federal or state securities laws unless a court has found in favor of the indemnitee on the merits of the claim, or a court has dismissed the claim with prejudice on the merits, or a court has approved a settlement on the claim and found that the indemnification should be made by the partnership. Where court approval for indemnification is sought, the person claiming indemnification must advise the court of the views on indemnification of the SEC and the relevant state securities administrators. It is the opinion of the SEC that indemnification for liabilities arising under the Securities Act of 1933, as amended, for directors, officers or controlling persons of a partnership or the general partner is against public policy and is therefore unenforceable. The CFTC has issued a statement of policy relating to indemnification of officers and directors of a futures commission merchant, such as the commodity brokers, and its controlling persons under which the CFTC has taken the position that whether such an indemnification is consistent with the policies expressed in the Commodity Exchange Act will be determined by the CFTC on a case-by-case basis.

      Each management agreement generally provides that trading advisor affiliates will not be liable to the partnership or the general partner or their partners, officers, shareholders, directors, or controlling persons. However, the trading advisor is liable for acts or omissions of the trading advisor or its affiliates if the act or omission constitutes a breach of the management agreement or a representation, warranty or covenant in the management agreement, constitutes willful misconduct or negligence, or is the result of such persons not having acted in good faith and in the reasonable belief that such actions or omissions were in, or not opposed to, the best interests of the partnership. Each trading advisor has specifically assumed financial responsibility for its errors in transmitting orders for the purchase or sale of futures interests; provided, that, in the case of Charter Aspect, the trading advisor is financially liable for human errors in inputting trading signals or communicating orders for execution to the extent they exceed $50,000 or such other agreed amount and is liable for other errors to the extent they result from the trading advisor’s willful misconduct or negligence or result from the trading advisor not having acted in good faith and in the reasonable belief that the trading advisor’s acts or omissions were in, or not opposed to, the best interests of Charter Aspect. Each partnership has agreed to indemnify and defend its trading advisor and the trading advisor’s affiliates against any loss, claim, damage, liability, cost, and expense resulting from a demand, claim, lawsuit, action, or proceeding (other than those incurred as a result of claims brought by or in the right of the indemnified party), relating to the trading activities of the partnership, if a court finds, or independent counsel renders an opinion, that the action or inaction giving rise to the claim did not constitute negligence, willful misconduct or a breach of the management agreement or a representation, warranty or covenant of the trading advisor in that agreement, and was done in good faith and in a manner the indemnified party reasonably believed to be in, or not opposed to, the best interests of the partnership.

      Each partnership will also indemnify its trading advisor and its affiliates against certain losses, claims, damages, liabilities, costs, and expenses, including, but not limited to, those arising under certain federal securities laws, the Commodity Exchange Act, or the securities or Blue Sky law of any jurisdiction, or other laws, including in respect of the offer or sale of units. This indemnification obligation includes, in particular, any actual or alleged misleading or untrue statement of a material fact, or actual or alleged omission of a material fact, made in the registration statement, prospectus, or related selling material, so long as the statement or omission is not a misleading or untrue statement or omission relating to the trading advisor or its principals, was not made in reliance upon, and in conformity with, information or instructions furnished by the trading advisor, or does not result from a breach by the trading advisor of any representation, warranty or agreement relating to the offering. It is the position of the SEC and some state securities regulators that indemnification in connection with violations of the securities laws is against public policy and void.

      If you have questions concerning the duties of the partnerships, the general partner, the commodity brokers, the selling agent, any additional seller, or the trading advisors, you should consult with your attorney.

DESCRIPTION OF CHARGES

Charges to Each Partnership

      Each partnership is subject to substantial charges, all of which are described below. The charges described below are the same for each partnership and represent all of the fees and compensation payable by the partnerships to the trading advisors and commodity brokers and dealers. The charges actually incurred by each partnership are set forth in their statements of operations, which can be found on pages F-7 to F-10 of the prospectus, for the periods covered by those statements.

Entity	Form of Compensation	Amount of Compensation
The trading advisor	Monthly management fee.	1/12 of 2% of the partnership’s net assets.
	Monthly incentive fee.	20% of the trading profits experienced by the partnership.
The commodity brokers and dealers	Monthly brokerage fee to Morgan Stanley & Co. Incorporated.	1/12 of 6.00% of the partnership’s net assets.
	Financial benefit to Morgan Stanley & Co. Incorporated from interest earned on the partnership’s assets in excess of the interest paid to the partnership. As of the date of this prospectus, Morgan Stanley & Co. Incorporated does not receive a financial benefit from compensating balance treatment in connection with its designation of a bank or banks in which the partnership’s assets are deposited, but may in the future.	The excess net interest benefit and any potential compensating balance benefit to Morgan Stanley & Co. Incorporated is estimated at less than 2% of the partnership’s annual average month-end net assets. The aggregate of the brokerage fee payable by the partnership and net excess interest and any potential compensating balance benefit to Morgan Stanley & Co. Incorporated (after crediting the partnership with interest) will not exceed 14% annually of the partnership’s average month-end net assets during a calendar year.
	Each dealer, including Morgan Stanley & Co. Incorporated, executing the partnership’s foreign currency forward trades generally will earn a profit on each trade it executes.	Bid/ask spread to the dealer on foreign currency forward trades, which is built into the price on the trade with the partnership.

Trading Advisors

      Each partnership pays its trading advisor a monthly management fee, whether or not the partnership is profitable. In addition, each partnership pays its trading advisor an incentive fee if trading profits are earned on the net assets.

      Monthly management fee. Each partnership pays its trading advisor a monthly management fee equal to 1/12 of 2% (a 2% annual rate) of the partnership’s net assets as of the first day of each month, whether or not the partnership is profitable. The monthly management fee compensates the trading advisor for the services performed in connection with the net assets under management.

      Following is an example of the management fee payable by a partnership. If the net assets of Charter Graham equaled $100,000,000 as of the first day of each month during the fiscal year, the trading advisor would receive an aggregate monthly management fee for the year of $2,000,000 (1/12 of 2% of $100,000,000 per month, or $166,667 times 12).

      Incentive fee. Each partnership pays its trading advisor an incentive fee equal to 20% of trading profits experienced by the partnership as of the end of each calendar month. Trading profits means the net futures, forward, and options profits (realized and unrealized) earned on a partnership’s net assets, decreased by monthly management fees and brokerage fees, with such trading profits and items of decrease determined from the end of the last period in which an incentive fee was earned by the trading advisor or, if no incentive fee has been earned previously by the trading advisor, from the date that the partnership commenced trading (or in the case of Charter WCM and Charter Aspect, from December 1, 2006, when the partnership began to receive trading advice from its new trading advisor) to the end of the period as of which the incentive fee calculation is being made. Extraordinary expenses of the partnership, if any, are not deducted in determining trading profits. An extraordinary expense would result from an event that is both unusual in nature and infrequent in occurrence, such as litigation. No incentive fee is paid on interest earned by a partnership.

      If incentive fees are paid to a trading advisor and the partnership fails to earn trading profits for any subsequent period, the trading advisor will retain the incentive fees previously paid. However, no subsequent incentive fees will be paid to the trading advisor until the partnership has again earned trading profits. If the partnership’s net assets are reduced or increased because of redemptions or additions that occur at the end of or subsequent to an incentive period in which the trading advisor experiences a trading loss, the trading loss which must be recovered will be adjusted pro rata. In the case of each of Charter WCM and Charter Aspect, each partnership pays incentive fees based upon the performance of its new trading advisor beginning December 1, 2006, without regard to any losses incurred by the prior trading advisor.

      Following is an example of the incentive fee payable by a partnership. If the trading advisor for Charter Graham earns trading profits of $1,000,000 for the period ended December 31, 2007, the trading advisor will receive an incentive fee of $200,000 for that period (20% of $1,000,000). If, however, the trading advisor experiences realized and/or unrealized trading losses, or fees offset trading profits, so as to result in a $250,000 loss for the period ended January 31, 2008, an incentive fee will not be paid to the trading advisor for that period. In order for the trading advisor to earn an incentive fee in the following period ending February 29, 2008, the trading advisor will have to earn trading profits exceeding $250,000 for that period since the incentive fee is payable based upon trading profits measured from the last period for which an incentive fee was paid (i.e., December 31), and not from the immediately preceding period. The foregoing example assumes no redemptions or additional purchases of units during the periods in question, which would require adjustments as described above.

Commodity Brokers

      Brokerage fees. Commodity brokerage fees for futures, forward, and options trades are typically paid on the completion or liquidation of a trade and are referred to as “roundturn commissions,” which cover both the initial purchase (or sale) of a futures interest and the subsequent offsetting sale (or purchase). However, pursuant to the customer agreements with the commodity brokers, the partnerships pay a monthly flat-rate brokerage fee based on their net assets as of the first day of each month, at the rate of 1/12 of 6.00% (a 6.00% annual rate), irrespective of the number of trades executed on a partnership’s behalf.

      Following is an example of the brokerage fee payable by a partnership. If the net assets of a partnership equaled $100,000,000 as of the first day of each month during the fiscal year, Morgan

Stanley & Co. Incorporated would receive an aggregate monthly brokerage fee for the year of $6,000,000 (1/12 of 6.00% of $100,000,000 per month, or $500,000 times 12).

      From the flat-rate brokerage fees received from the partnerships, Morgan Stanley & Co. Incorporated pays or reimburses the partnerships for all fees and costs charged or incurred by the commodity broker(s) for executing trades on behalf of the partnerships, including floor brokerage fees, exchange fees, clearinghouse fees, National Futures Association fees, “give up” fees, any taxes (other than income taxes), any third party clearing costs incurred by the clearing commodity broker(s), and costs associated with taking delivery of futures, forward, and options contracts.

      Morgan Stanley & Co. Incorporated also pays, from the brokerage fees it receives, the ordinary administrative expenses of each partnership, and the continuing offering expenses of each partnership. Ordinary administrative expenses include legal, accounting and auditing expenses, printing and mailing expenses, and filing fees incurred in preparing reports, notices and tax information to limited partners and regulatory bodies. The continuing offering expenses of each partnership include legal, accounting and auditing fees, printing costs, filing fees, escrow fees, marketing costs, which include costs relating to sales seminars and the preparation of customer sales kits and brochures, and other related fees and expenses.

      While each partnership pays a flat-rate brokerage fee, rather than “roundturn commissions” on each trade, it is estimated, based upon each trading advisor’s historical trading, that such flat-rate brokerage fee would approximate roundturn commissions ranging as follows:

$40-$50 for Charter Graham
$35-$45 for Charter WCM
$45-$55 for Charter Aspect

      You should note that the approximate roundturn commissions set forth above include administrative, offering, and other expenses, for Morgan Stanley & Co. Incorporated is responsible, but are typically paid separately from roundturn commissions. The foregoing estimates are based on past results and may vary in the future.

      Financial Benefits. Each partnership deposits all of its assets with Morgan Stanley & Co. Incorporated as commodity broker in connection with the partnership’s futures, forward, and options trading. Morgan Stanley & Co. Incorporated then credits each partnership with interest income on the partnership’s funds on deposit with the commodity brokers at each month-end. Amounts equal to the commodity brokers’ margin requirements on the partnership’s current futures, forward, and option contracts will be credited with interest income at a rate approximately equivalent to the rate the commodity brokers pay other similar customers on margin deposits. Partnership funds in excess of such current margin requirements but available to satisfy margin requirements will be credited with interest income at a rate equal to the monthly average of the 4-Week U.S. Treasury bill discount rate during such month.

      The commodity brokers, as permitted under CFTC regulations, invest a portion of the partnerships’ funds in CFTC-specified securities and other instruments and retain any interest earned on those investments. Instead of investing these funds, Morgan Stanley & Co. Incorporated, as commodity broker, may choose to deposit the funds in non-interest-bearing bank accounts at various banks, in exchange for which the banks offer the commodity broker or its affiliates advantageous interest rates on loans up to the amount of the deposits. This is known as compensating balance treatment. The benefit to the commodity broker and its affiliates from this compensating balance treatment is the difference between the lending rate they would have received without the deposits and the rate they receive by reason of the deposits. The benefit to the commodity broker from this compensating balance arrangement and the investment of the partnerships’ funds will vary depending upon market conditions. As of the date of this prospectus, the commodity broker and its affiliates have no compensating balance arrangements, but may in the future. The estimated benefit to the commodity broker for each partnership is set forth in the “Description of Charges—Charges to Each Partnership” table on page 21. For more information regarding the non-clearing commodity broker’s interest crediting arrangements with the partnerships and the investment of customer funds by the commodity brokers, see “Use of Proceeds—Interest Credits” on page 26. Solely in the case of Charter Aspect, if any of that partnership’s assets are invested in securities approved by the CFTC for investment of customer funds, the interest earned on such securities will be paid to that partnership.

      Many of each partnership’s foreign currency trades are executed in the over-the-counter foreign exchange markets, where there are no direct execution costs. Instead, each participant bank or dealer in these markets, including Morgan Stanley & Co. Incorporated, quotes a “spread” between the prices at which it is prepared to buy and sell a particular currency in a forward contract, and such spread is built into the pricing of the forward contract with a partnership. Only some of a partnership’s foreign currency forward trades are executed with Morgan Stanley & Co. Incorporated; the rest are executed with dealers unaffiliated with Morgan Stanley. Where the trade is executed with an unaffiliated dealer, it is “given-up” to Morgan Stanley & Co. Incorporated, which will then act as the counterparty to the partnership on the foreign currency forward contract. The amount earned on a partnership’s foreign currency forward trades with banks and dealers, including Morgan Stanley & Co. Incorporated, on the bid-ask spread is separate from the flat-rate brokerage fees paid by a partnership to Morgan Stanley & Co. Incorporated as commodity broker. See “Conflicts of Interest” beginning on page 16.

Extraordinary Expenses

      Each partnership is obligated to pay any extraordinary expenses it may incur. Extraordinary expenses will be determined in accordance with generally accepted accounting principles, which generally include events that are both unusual in nature and occur infrequently, such as litigation.

Expense Limitations

      The general partner may permit an increase, subject to state limits described below, in the management, incentive, and brokerage fees payable by a partnership only on the first business day following a redemption date. Limited partners do not have any right to vote with respect to the approval of any increase in the fees payable by a partnership. However, prior to any such increase, the following conditions must be satisfied:

      • notice of the increase must be mailed to investors at least five business days prior to the last date on which a “request for redemption” must be received by the general partner;

      • the notice must describe investors’ redemption and voting rights; and

      • investors must not be subject to any redemption charges if they redeem units at the first redemption date following the notice.

      Each partnership’s fees and expenses are subject to limits imposed under guidelines applied by certain state securities regulators, as set forth in Section 7(e) of the limited partnership agreement, including the limitation that the aggregate of the brokerage fees payable by the partnership to any commodity broker and the net excess interest and compensating balance benefits to any commodity broker, after crediting the partnership with interest, shall not exceed 14% annually of the partnership’s average month-end net assets during the calendar year. The general partner will pay any fees and expenses in excess of any such limits.

Redemption Charges

      You may redeem all or part of your investment in any partnership at any month-end once you have been an investor in the partnership for at least six months, regardless of when your units were actually purchased.

      Units redeemed on or before the last day of the twelfth month after they were purchased are subject to a redemption charge equal to 2% of the net asset value of the unit on the redemption date. Units redeemed after the last day of the twelfth month and on or before the last day of the twenty-fourth month after they were purchased are subject to a redemption charge equal to 1% of the net asset value of the units on the redemption date. If you redeem units after the last day of the twenty-fourth month after they were purchased, you will not be subject to a redemption charge. All redemption charges will be paid to Morgan Stanley & Co. Incorporated and will not be shared with the financial advisor or additional selling agent who sold the units.

      The following is an example of a redemption charge that may be payable by you to the commodity broker. If you redeem $20,000 worth of units in a partnership after the sixth month and on or before the last day of the twelfth month after the units were purchased, you will be subject to the full 2% redemption charge. In that case, an aggregate redemption charge equal to $400 (2% of $20,000) will be deducted from the proceeds of your redemption.

USE OF PROCEEDS

      Each partnership engages in the speculative trading of futures, forward, and options contracts. The proceeds received by each partnership from the sale of its units and the continuing capital contributions made by the general partner to each partnership will be deposited in commodity trading accounts established by the commodity brokers for the partnership. All of the funds in a partnership’s trading accounts will be used to engage in trading futures, forward, and options contracts.

      The partnerships’ assets held by the commodity brokers will be segregated or secured in accordance with the Commodity Exchange Act and CFTC regulations. The partnerships’ trading on various U.S. futures exchanges is subject to CFTC regulation and the rules of the exchanges. The partnerships’ trading on non-U.S. futures exchanges is subject to regulation by non-U.S. regulatory authorities and the rules of the exchanges.

      Each partnership’s margin commitments with respect to its U.S. commodity futures and forward positions have ranged, and are anticipated to range, between 10% and 40% of net assets. However, a partnership’s margin levels could deviate substantially from that range in the future.

      The partnerships may trade on one or more of the following non-U.S. futures exchanges and, from time to time, may trade on other non-U.S. exchanges.

• Deutsche Terminborse/Eurex

• Hong Kong Futures Exchange Ltd.

• International Petroleum Exchange of London Ltd.

• Italian Derivatives Market

• London International Financial Futures Exchange Ltd.

• London Commodity Exchange

• London Metal Exchange

• London Securities and Derivatives Exchange

• March é à Terme International de France

• MEFF Renta Fija

• MEFF Renta Variable

• Montreal Exchange

• New Zealand Futures and Options Exchange

• Osaka Securities Exchange

• Singapore International Monetary Exchange

• Swiss Options and Financial Futures Exchange AG

• Sydney Futures Exchange

• Tokyo Commodity Exchange

• Tokyo Grain Exchange

• Tokyo International Financial FuturesExchange

• Tokyo Stock Exchange

• Winnipeg Commodity Exchange

      In connection with non-U.S. futures and options contracts, the partnerships’ assets may be deposited by the commodity brokers in accounts with non-U.S. banks and non-U.S. brokers that are segregated on the books of those banks or brokers for the benefit of their customers. All non-U.S. banks and non-U.S. brokers will be qualified depositories pursuant to relevant CFTC Advisories. All non-U.S. banks will be subject to the local bank regulatory authorities, and the non-U.S. brokers will be members of the exchanges on which the futures and option trades are to be executed and will be subject to the regulatory authorities in the jurisdictions in which they operate.

      The assets of the partnerships are not commingled with the assets of one another or any other entity. Margin deposits and deposits of assets with a commodity broker do not constitute commingling.

Interest Credits

      All of each partnership’s funds will be held by the commodity brokers and available to satisfy margin requirements and will be held and invested together with other customer segregated or secured funds of the commodity brokers. The commodity brokers will credit each partnership with interest income on the partnership’s funds on deposit with the commodity brokers at each month-end. Amounts equal to the commodity brokers’ margin requirements on the partnership’s current futures, forward, and option contracts will be credited with interest income at a rate approximately equivalent to what the commodity brokers pay other similar customers on margin deposits. Partnership funds in excess of such current margin requirements but available to satisfy margin requirements will be credited with interest income at a rate equal to the monthly average of the 4-Week U.S. Treasury bill discount rate during such month. For purposes of these interest credits, funds held by the commodity brokers do not include monies due a partnership on or with respect to futures, forward, or option contracts which have not been received. The commodity brokers will retain any interest earned in excess of the interest paid by the commodity brokers to the partnerships.

      In the event that Charter Aspect’s assets are invested in securities approved by the CFTC for investment of customer funds, the interest earned on such securities will be paid to that partnership.

      To the extent the partnerships’ funds are held by the commodity brokers in customer segregated accounts relating to trading in U.S. exchange-traded futures and options, such funds, along with segregated funds of other customers in the accounts, may be invested by the commodity brokers, under applicable CFTC regulations, in obligations of, or fully guaranteed by, the U.S., general obligations of any state or any political subdivision thereof, general obligations issued by any agency sponsored by the U.S., certificates of deposit issued by a bank as defined in the Exchange Act or a domestic branch of a foreign bank insured by the FDIC, commercial paper, corporate notes, general obligations of a sovereign nation, and interests in money market mutual funds, subject to conditions and restrictions regarding marketability, investment quality, and investment concentration. In addition, such investments may be bought and sold pursuant to designated reverse repurchase agreements. To the extent the partnerships’ funds are held by the commodity brokers in secured accounts relating to trading in futures or options contracts on non-U.S. exchanges or in forward contracts, such funds may be invested by the commodity brokers, under applicable CFTC regulations, in the instruments described above for customer segregated funds, in equity and debt securities traded on established securities markets in the U.S., and in commercial paper and other debt instruments that are rated in one of the top two rating categories by Moody’s Investor Service, Inc. or Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. A significant portion of the partnerships’ funds held by the commodity broker will be held in secured accounts and will be invested in short-term or medium-term commercial paper rated AAA or the equivalent or in other permitted debt instruments rated AAA or the equivalent.

      To the extent that the partnerships’ funds are held in non-interest-bearing bank accounts, the commodity brokers or their affiliates may benefit from compensating balance treatment in connection with their designation of a bank or banks in which the partnerships’ assets are deposited, meaning that the commodity brokers or their affiliates will receive favorable loan rates from such bank or banks by reason of such deposits. To the extent that the excess interest and compensating balance benefits to the commodity brokers or their affiliates exceed the interest the commodity brokers are obligated to credit to the partnerships, they will not be shared with the partnerships.

THE CHARTER SERIES
General

      The Charter Series presently consists of three continuously-offered limited partnerships and one closed-end limited partnership, each formed under the laws of Delaware.

	Date Partnership Was Organized	Date Partnership Began Operations
Charter Graham	July 15, 1998	March 1, 1999
Charter WCM	July 15, 1998	March 1, 1999
Charter Aspect	October 22, 1993	March 1, 1994
Charter Campbell*	March 26, 2002	October 1, 2002

      * New investors and current limited partners of a Charter Series partnership are advised that effective May 1, 2006, the general partner no longer accepts any subscriptions for investments in Charter Campbell or any exchanges from other Charter Series partnerships for units of Charter Campbell. Current limited partners of Charter Campbell will continue to be able to redeem units of Charter Campbell and exchange units of Charter Campbell for units in other Charter Series partnerships at any month-end closing.

      Each partnership calculates its net asset value per unit independently of the other partnerships. Each partnership’s performance depends solely on the performance of its trading advisor.

      With the exception of Charter Campbell, each partnership is continuously offering its units for sale at monthly closings held as of the last day of each month. The purchase price per unit is equal to 100% of the net asset value of a unit as of the date of the monthly closing at which the general partner accepts a subscription.

      Following is a summary of information relating to the sale of units of each continuously-offered partnership through January 31, 2007:

	Charter Graham	Charter WCM	Charter Aspect*
Units sold	36,323,819.661	12,793,946.807	21,225,546.057
Units available for sale	13,676,180.339	8,206,053.193	15,695,316.343
Total proceeds received	$678,869,664	$133,334,220	$361,117,763
General partner contributions	$4,831,000	$850,000	$2,722,486
Number of limited partners	13,801	2,710	7,716
Net asset value per unit	$19.18	$10.59	$17.80

      * The number of units sold has been adjusted to reflect a 100-for-1 unit conversion that took place on December 1, 2000, when Charter Aspect became part of the Charter Series of partnerships.

Investment Objectives

      The investment objective of each partnership is to achieve capital appreciation and to provide investors with the opportunity to diversify a portfolio of traditional investments consisting of stocks and bonds. While each partnership has the same over-all investment objective and the trading advisor for each partnership may trade in the same futures, forward, and options contracts, each trading advisor has developed its trading programs and trades futures, forwards, and options in a different manner. You should review and compare the specifics of each partnership, its terms, and its trading advisor before selecting one or more partnerships in which to invest.

      Morgan Stanley Charter Graham L.P.

      Graham relies on technical information as the basis for its systematic trading decisions. Graham believes that it can, over time, anticipate market events using multiple quantitative mathematical models to determine its systematic trading activities. The objective of the trading systems is to identify positions in markets where the price action of a particular market signals the computerized systems used by Graham that a potential trend in prices is occurring. The systems are designed to mathematically analyze the recent trading characteristics of each market and statistically compare such characteristics to the long-term historical trading pattern of a particular market. As a result of this analysis, the programs will utilize proprietary risk management and trade filter strategies that are intended to enable the system to benefit from sustained price trends while protecting the account from unacceptable levels of risk and volatility exposure. One of the most important objectives of Graham’s programs is to strategically reduce leverage in markets where it has achieved significant profits prior to substantial price reversal using proprietary techniques designed to reduce volatility, without diluting net returns. For a more detailed discussion of Graham and its various programs, see “The Trading Advisors—Morgan Stanley Charter Graham L.P.” on pages 65 to 72.

      Morgan Stanley Charter WCM L.P.

      Winton employs a computerized, technical trend-following trading system developed by its principals. This system tracks the daily price movements from more than 120 futures and forward markets around the world, and carries out certain computations to determine each day how long or short the portfolio should be to maximize profit potential within a certain range of risk. For a more detailed discussion of Winton and its trading program, see “The Trading Advisors—Morgan Stanley Charter WCM L.P.” on pages 72 to 78.

      Morgan Stanley Charter Aspect L.P.

      Aspect’s investment philosophy involves a scientific approach to investment driven by Aspect’s belief that market behavior is not random, but rather contains statistically measurable and predictable price movements and anomalies which, through sophisticated quantitative research and disciplined approach, can be successfully identified and exploited for profit. The trading program that Aspect will use to trade Charter Aspect’s assets employs a fully-automated system to collect, process and analyze market data, including current and historical price data, and identify and exploit directional moves (or “trends”) in market behavior, trading across a variety of frequencies to exploit trends over a range of timescales. Positions are taken according to the aggregate signal and are adjusted to control risk. For a more detailed discussion of Aspect and its trading program, see “The Trading Advisors—Morgan Stanley Charter Aspect L.P.” on pages 79 to 87.

Trading Policies

      Material changes to the trading policies described below may be made only with the prior written approval of limited partners owning more than 50% of units then outstanding. The general partner will notify the limited partners within seven business days after any material change in the partnership’s trading policies so approved by the limited partners.

      Each trading advisor will manage partnership funds in accordance with the following trading policies. [Note: Bracketed language is only applicable to Charter Aspect.]

1. The trading advisor will trade only in those futures, forward, and options contracts that have been approved by the general partner. The partnership normally will not establish new positions in a futures, forward, or option contract for any one month if such additional positions would result in a net long or short position for that contract requiring as margin or premium more than 15% of the partnership’s net assets. [In addition, Charter Aspect will, except under extraordinary circumstances, maintain positions in commodity interest contracts in at least two market segments (i.e., agricultural items, industrial items (including energies), metals, currencies, and financial instruments (including stock, financial, and economic indexes)) at any time.]

2. The partnership will not acquire additional positions in any futures, forward, or options contract if such additional positions would result in the aggregate net long or short positions for all futures, forwards, and options requiring as margin or premium for all outstanding positions more than 66 2/3% of the partnership’s net assets. Under certain market conditions, such as an abrupt increase in margins required by a commodity exchange or its clearinghouse or an inability to liquidate open positions because of daily price fluctuation limits, or both, the partnership may be required to commit as margin amounts in excess of the foregoing limit. In such event, the trading advisor will reduce its open positions to comply with the foregoing limit before initiating new positions.

3. The partnership will trade currencies and other commodities in the interbank and forward contract markets only with banks, brokers, dealers, and other financial institutions which the general partner, in conjunction with Morgan Stanley & Co. Incorporated as commodity broker, has determined to be creditworthy. In determining the creditworthiness of a counterparty to a forward contract, the general partner and the commodity broker will consult with the Corporate Credit Department of the commodity broker.

4. The trading advisor will not generally take a position after the first notice day in any futures, forward, or options contract during the delivery month of that contract, except to match trades to close out a position on the interbank foreign currency or other forward markets or liquidate trades in a limit market.

5. The partnership will not employ the trading technique commonly known as “pyramiding,” in which the speculator uses unrealized profits on existing positions in a given futures, forward, or options contract due to favorable price movement as margin specifically to buy or sell additional positions in the same or a related contract. Taking into account the partnership’s open trade equity on existing positions in determining generally whether to acquire additional futures, forward, and options positions on behalf of the partnership will not be considered to constitute “pyramiding.”

6. The partnership will not under any circumstances lend money to affiliates or otherwise. The partnership will not utilize borrowings except if the partnership purchases or takes delivery of commodities. If the partnership borrows money from the general partner or any affiliate thereof, the lender may not receive interest in excess of its interest costs, nor may the lender receive interest in excess of the amounts which would be charged the partnership (without reference to the general partner’s financial abilities or guarantees) by unrelated banks on comparable loans for the same purpose, nor may the lender or any affiliate thereof receive any points or other financing charges or fees regardless of the amount. Use of lines of credit in connection with its forward trading does not, however, constitute borrowing for purposes of this trading limitation.

7. The partnership will not permit “churning” of the partnership’s assets.

8. The partnership will not purchase, sell, or trade securities (except securities permitted by the CFTC for investment of customer funds). The partnership may, however, trade in futures contracts on securities and securities indices, options on such futures contracts, and other commodity options.

Performance Records

      A summary of performance information for each partnership from its commencement of operations (March 1994 for Charter Aspect, March 1999 for Charter Graham and Charter WCM) through January 31, 2007 is set forth in Capsules I through III below. All performance information has been calculated on an accrual basis in accordance with accounting principles generally accepted in the United States of America and is “net” of all fees and expenses. The “Current net asset value per unit” figure for Charter Aspect has been adjusted to reflect the 100-for-1 unit conversion in connection with the partnership becoming a part of the Charter Series. You should read the footnotes on pages 32 to 33, which are an integral part of the following capsules.

      New investors and current limited partners of Charter WCM are advised that effective September 30, 2006, Millburn Ridgefield Corporation ceased all futures trading on behalf of Charter WCM and that effective December 1, 2006, Winton began trading the net assets of Charter WCM pursuant to its Diversified Trading Program. New investors and current limited partners of Charter Aspect are advised that effective September 15, 2006, VK Capital Inc. ceased all futures trading on behalf of Charter Aspect and that effective December 1, 2006, Aspect began trading the net assets of Charter Aspect pursuant to its Diversified Program. Accordingly, Capsules II and III relate to the trading and performance of both the former trading advisors of Charter WCM and Charter Aspect and their new trading advisors.

      You are cautioned that the information set forth in each capsule is not indicative of, and has no bearing on, any trading results which may be attained by any partnership in the future. Past performance is not necessarily indicative of future results. We cannot assure you that a partnership will be profitable or will avoid incurring substantial losses. You should also note that interest income may constitute a significant portion of a partnership’s total income and may generate profits where there have been realized or unrealized losses from futures, forward, and options trading.

      Capsule I

Performance of Charter Graham

Type of pool: publicly-offered fund
Inception of trading: March 1999
Aggregate subscriptions: $683,700,664
Current capitalization: $408,842,406
Current net asset value per unit: $19.18
Worst monthly % drawdown past five years: (11.15)% (September 2003)
Worst monthly % drawdown: (13.72)% (November 2001)
Worst month-end peak-to-valley drawdown past five years: (27.20)% (14 months, February 2004-April 2005)
Worst month-end peak-to-valley drawdown: (27.20)% (14 months, February 2004-April 2005)
Cumulative return since inception: 91.80%

	Monthly Performance
Month	2007	2006	2005	2004	2003	2002	2001*	2000	1999
	%	%	%	%	%	%	%	%	%
January	(1.44)	1.40	(9.70)	1.14	8.39	1.60	(1.99)	2.53
February		(0.80)	(1.60)	8.13	8.62	(3.22)	3.41	(2.37)
March		2.83	(1.93)	(0.67)	(9.65)	(3.18)	8.41	0.29	(8.00)
April		6.55	(9.79)	(10.18)	0.50	(8.09)	(10.66)	(4.94)	4.24
May		(3.07)	1.38	(3.98)	9.19	5.31	0.81	(3.97)	(5.94)
June		(1.21)	5.04	(4.88)	(7.14)	13.87	(0.64)	(5.51)	6.65
July		(2.65)	(2.16)	(5.28)	(1.86)	15.92	(3.57)	(1.80)	(2.60)
August		(2.62)	0.28	(0.22)	2.45	6.87	6.05	7.09	4.70
September		1.45	3.74	2.50	(11.15)	7.09	14.82	(1.60)	1.22
October		.079	(0.48)	6.56	10.03	(7.25)	9.18	2.93	(6.04)
November		1.37	1.54	5.71	2.24	(3.32)	(13.72)	16.54	1.82
December		0.88	(2.52)	4.14	6.63	9.60	0.88	13.47	8.32
Compound Annual/ Period Rate of Return	(1.44)	4.62	(16.06)	1.28	16.14	36.82	9.72	21.96	2.90
	(1 month)								(10 months)

* Note that performance prior to 2002 is not required to be disclosed under CFTC rules. Performance of Charter WCM*

Type of pool: publicly-offered fund
Inception of trading: March 1999
Aggregate subscriptions: $134,184,220
Current capitalization: $52,133,281
Current net asset value per unit: $10.59
Worst monthly % drawdown past five years: (11.09)% (April 2004)
Worst monthly % drawdown: (12.69)% (October 1999)
Worst month-end peak-to-valley drawdown past five years: (29.70)% (18 months, February 2003-August 2004)
Worst month-end peak-to-valley drawdown: (29.70)% (18 months, February 2003-August 2004)
Cumulative return since inception: 5.90%

	Monthly Performance
Month	2007	2006	2005	2004	2003	2002	2001**	2000	1999
	%	%	%	%	%	%	%	%	%
January	3.72	6.50	(4.47)	1.26	4.65	1.30	0.58	2.16
February		(1.44)	0.00	3.64	6.75	(4.49)	(2.29)	(1.79)
March		2.82	(3.78)	(1.80)	(11.05)	0.67	9.69	(5.26)	(0.50)
April		4.69	(5.07)	(11.09)	0.18	(4.56)	(6.69)	0.68	5.03
May		(7.61)	1.31	(2.16)	11.59	4.31	1.63	(2.25)	(3.54)
June		(2.29)	4.09	(4.72)	(5.23)	14.97	(3.01)	(4.72)	5.16
July		(4.03)	(0.31)	(5.27)	1.44	7.19	(6.21)	(1.45)	(3.77)
August		(1.56)	1.24	(2.34)	1.68	1.36	2.69	3.07	0.98
September		(0.40)	4.81	1.03	(0.58)	6.80	(3.42)	(2.26)	0.19
October		0.40	(4.00)	6.88	(8.95)	(9.38)	4.69	4.02	(12.69)
November		0.50	6.61	9.81	(2.82)	(4.90)	(10.16)	4.45	1.44
December		0.79	(0.19)	1.06	4.03	8.65	2.33	16.59	1.53
Compound Annual/ Period Rate of Return	3.72	(2.39)	(0.57)	(5.31)	(0.63)	21.13	(11.25)	12.07	(7.20)
	(1 month)								(10 months)

* The performance prior to December 1, 2006, shown above for Charter WCM (formerly known as Morgan Stanley Charter Millburn L.P.) reflects the performance achieved by Millburn Ridgefield Corporation, which served as trading advisor to Charter WCM from March 1999 to September 2006. Performance on and after December 1, 2006, reflects the performance achieved by Winton Capital Management Limited, which replaced Millburn Ridgefield Corporation as the trading advisor to Charter WCM.

** Note that performance prior to 2002 is not required to be disclosed under CFTC rules.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Capsule III

Performance of Charter Aspect*

Type of pool: publicly-offered fund
Inception of trading: March 1994
Aggregate subscriptions: $363,840,249
Current capitalization: $128,786,006
Current net asset value per unit: $17.80
Worst monthly % drawdown past five years: (12.78)% (June 2003)
Worst monthly % drawdown since inception: (12.87)% (January 1995)
Worst month-end peak-to-valley drawdown past five years: (45.45)% (26 months, February 2003-April 2005)
Worst month-end peak-to-valley drawdown since inception: (45.45)% (26 months, February 2003-April 2005)
Cumulative return since inception: 78.00%

	Monthly Performance
Month	2007	2006	2005	2004	2003	2002	2001**	2000	1999	1998	1997	1996	1995	1994
	%	%	%	%	%	%	%	%	%	%	%	%	%	%
January	2.42	2.16	(7.72)	(0.14)	12.73	1.65	(4.29)	(0.68)	(5.38)	(1.65)	10.03	2.85	(12.87)
February		(3.05)	(4.71)	7.10	11.70	(2.27)	0.42	(0.66)	1.34	(2.21)	6.10	(11.64)	11.47
March		6.16	(3.95)	(5.01)	(9.78)	(0.06)	7.07	4.72	(3.27)	(0.69)	(8.05)	0.89	28.77	2.28
April		14.15	(9.20)	(9.98)	2.98	1.07	(7.72)	2.15	2.78	(5.90)	(5.89)	3.90	4.41	(2.36)
May		(4.03)	8.40	(3.69)	3.48	6.71	5.96	2.34	(4.36)	6.70	0.36	(4.67)	1.21	2.58
June		(7.78)	1.91	(8.16)	(12.78)	11.37	(2.10)	(4.32)	0.54	(0.81)	0.42	(1.55)	(2.60)	2.15
July		(4.73)	(5.49)	(4.89)	1.91	3.77	(0.93)	(7.75)	(0.47)	(4.53)	15.17	5.97	0.48	(4.57)
August		2.95	2.30	4.33	(4.64)	3.39	4.68	3.32	5.00	15.33	(3.21)	(2.48)	3.58	(5.22)
September		1.34	(0.62)	0.54	(5.27)	3.19	(1.29)	(1.33)	0.14	1.62	4.51	4.88	(4.93)	(1.44)
October		0.36	(4.27)	7.95	(5.84)	(8.59)	7.54	1.29	(9.69)	1.57	(4.59)	8.88	(1.79)	4.96
November		0.48	5.97	4.32	(0.30)	0.64	(7.80)	4.31	2.39	(5.12)	6.81	7.53	(4.17)	1.72
December		3.76	(2.60)	3.88	3.96	6.28	(3.31)	20.52	2.35	2.44	4.43	(8.37)	1.68	(6.95)
Compound Annual/Period Rate of Return	2.42	10.49	(19.58)	(5.60)	(5.13)	29.08	(3.31)	23.77	(9.21)	5.07	26.22	3.97	21.88	(7.32)
	(1 month)													(10 months)

* The performance prior to December 1, 2006, shown above for Charter Aspect (formerly known as Morgan Stanley Charter MSFCM L.P.) reflects the performance achieved by VK Capital Inc., which served as trading advisor to Charter Aspect from March 1994 to September 2006. Performance on or after December 1, 2006, reflects the performance achieved by Aspect Capital Limited, which replaced VK Capital Inc. as the trading advisor to Charter Aspect.

** Note that performance prior to 2002 is not required to be disclosed under CFTC rules.

Footnotes to Capsules I through III

      “Aggregate subscriptions” represent the total amount received for all units purchased by investors since the partnership commenced operations.

      “Drawdown” means decline in net asset value per unit over a specified period.

      “Worst month-end peak-to-valley drawdown” is the largest decline experienced by the partnership, determined in accordance with CFTC Rule 4.10(1), and represents the greatest cumulative percentage decline from any month-end net asset value per unit that occurs without such month-end net asset value per unit being equaled or exceeded as of a subsequent month-end net asset value per unit. For example, if the net asset value per unit of a partnership was $15 and declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak-to-valley drawdown” analysis conducted as of the end of April would consider that “drawdown” to be still continuing and to be $3 in amount because the $15 initial month-end net asset value per unit had not been equalled or exceeded by a subsequent month-end net asset value per unit, whereas if the net asset value of a unit had increased by $2 in March, the January-February drawdown would have ended as of the end of February at the $2 level because the $15 initial net asset value per unit would have been equaled in March. Such “drawdowns” are measured on the basis of month-end net asset values only, and do not reflect intra-month figures.

      “Monthly Performance” is the percentage change in net asset value per unit from one month to another.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

      “Compound Annual/Period Rate of Return” is calculated by multiplying on a compound basis each of the monthly rates of return and not by adding or averaging such monthly rates of return. For periods of less than one year, the results are year-to-date.

Additional Partnerships

      In the future, additional partnerships may be added to the Charter Series of partnerships and units of limited partnership interest of such partnerships may be offered pursuant to a separate prospectus or an updated version of, or supplement to, this prospectus. Such partnerships will generally have different trading advisors and may have substantially different trading approaches or fee structures. You should carefully review any such separate prospectus, updated version of, or supplement to, this prospectus before making the decision to purchase units in any new Charter Series partnership.

Availability of Exchange Act Reports

      The partnerships are required to file periodic reports with the SEC, such as annual and quarterly reports, and proxy statements. You may read any of these filed documents, or obtain copies by paying prescribed charges, at the SEC’s public reference rooms located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The partnerships’ SEC filings are also available to the public from the SEC’s Web site at “http://www.sec.gov.” Their SEC file numbers are 0-25603 (Charter Graham), 0-25605 (Charter WCM), and 0-26282 (Charter Aspect).

SELECTED FINANCIAL DATA
AND SELECTED QUARTERLY FINANCIAL DATA

      The following are the results of operations and selected quarterly financial data for each partnership for the periods indicated. During some of these periods, the assets of Charter WCM and Charter Aspect were traded by Millburn Ridgefield Corporation and VK Capital Inc., respectively. New investors and current limited partners are advised that effective December 1, 2006, Winton Capital Management Limited and Aspect Capital Limited began trading the assets of Charter WCM and Charter Aspect, respectively. Per unit results for Charter Aspect have been adjusted to reflect a 100-for-1 unit conversion that became effective on December 1, 2000.

Charter Graham

Selected Financial Data

	For the Years Ended December 31,
	2006	2005	2004	2003	2002
	$	$	$	$	$
Total Trading Results including interest income	53,330,934	(42,632,520)	46,935,381	47,428,993	34,435,014
Net Income (Loss)	19,292,183	(78,211,095)	12,451,485	27,245,238	24,627,018
Net Income (Loss) Per Unit (Limited & General Partners)	0.86	(3.56)	0.28	3.04	5.07
Total Assets	434,681,492	439,560,867	485,512,885	275,757,181	117,617,443
Total Limited Partners’ Capital	415,478,418	416,811,790	471,290,914	267,851,230	115,164,948
Net Asset Value Per Unit	19.46	18.60	22.16	21.88	18.84

Selected Quarterly Financial Data (Unaudited)

Quarter ended	Total Trading Results including interest income	Net Income/(Loss)	Net Income/ (Loss) Per Unit
	$	$	$
2006
March 31	22,768,809	14,386,307	0.64
June 30	17,240,777	8,506,812	0.39
September 30	(8,106,174)	(16,583,270)	(0.75)
December 31	21,427,522	12,982,334	0.58

Total	53,330,934	19,292,183	0.86

2005
March 31	(52,603,882)	(62,021,261)	(2.85)
June 30	(8,757,172)	(17,527,725)	(0.76)
September 30	16,414,886	7,803,371	0.33
December 31	2,313,648	(6,465,480)	(0.28)

Total	(42,632,520)	(78,211,095)	(3.56)

Charter WCM

Selected Financial Data

	For the Years Ended December 31,
	2006	2005	2004	2003	2002
	$	$	$	$	$
Total Trading Results including interest income	2,126,455	3,201,162	562,037	3,968,233	9,999,630
Net Income (Loss)	(976,826)	(1,063,369)	(4,460,040)	(1,288,513)	6,853,873
Net Income (Loss) Per Unit (Limited & General Partners)	(0.25)	(0.06)	(0.59)	(0.07)	1.95
Total Assets	46,840,531	47,680,556	62,694,837	66,898,633	44,834,563
Total Limited Partners’ Capital	43,835,717	45,625,125	59,881,786	64,188,800	43,800,015
Net Asset Value Per Unit	10.21	10.46	10.52	11.11	11.18

Selected Quarterly Financial Data (Unaudited)

Quarter ended	Total Trading Results including interest income	Net Income/(Loss)	Net Income/ (Loss) Per Unit
	$	$	$
2006
March 31	4,586,851	3,645,680	0.83
June 30	(1,637,830)	(2,590,315)	(0.62)
September 30	(1,833,220)	(2,718,047)	(0.63)
December 31	1,010,654	685,856	0.17

Total	2,126,455	(976,826)	(0.25)

2005
March 31	(3,674,869)	(4,888,798)	(0.85)
June 30	1,088,703	(2,003)	0.01
September 30	3,866,585	2,850,968	0.56
December 31	1,920,743	976,464	0.22

Total	3,201,162	(1,063,369)	(0.06)

Charter Aspect

Selected Financial Data

	For the Years Ended December 31,
	2006	2005	2004	2003	2002
	$	$	$	$	$
Total Trading Results including interest income	24,181,619	(29,602,711)	6,167,974	(2,598,316)	21,980,820
Net Income (Loss)	14,456,362	(44,301,832)	(9,789,014)	(16,322,078)	14,407,426
Net Income (Loss) Per Unit (Limited & General Partners)	1.65	(3.83)	(1.16)	(1.12)	4.92
Total Assets	130,022,272	150,922,126	231,910,440	177,409,349	85,210,614
Total Limited Partners’ Capital	122,749,550	143,289,197	223,240,153	171,628,106	83,443,360
Net Asset Value Per Unit	17.38	15.73	19.56	20.72	21.84

Selected Quarterly Financial Data (Unaudited)

Quarter ended	Total Trading Results including interest income	Net Income/(Loss)	Net Income/ (Loss) Per Unit
	$	$	$
2006
March 31	9,977,027	7,134,885	0.81
June 30	5,450,181	2,553,468	0.17
September 30	1,307,764	(850,419)	(0.10)
December 31	7,446,647	5,618,428	0.77

Total	24,181,619	14,456,362	1.65

2005
March 31	(30,985,912)	(35,382,051)	(3.04)
June 30	3,903,462	127,655	0.05
September 30	(3,603,757)	(7,054,050)	(0.65)
December 31	1,083,496	(1,993,386)	(0.19)

Total	(29,602,711)	(44,301,832)	(3.83)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Liquidity

      Each partnership deposits its assets with Morgan Stanley & Co. Incorporated and Morgan Stanley & Co. International Limited as commodity brokers in separate futures, forward, and options trading accounts established for the trading advisor. Such assets are used as margin to engage in trading and may be used as margin solely for a partnership’s trading. The assets are held in either non-interest bearing bank accounts or in securities and instruments permitted by the CFTC for investment of customer segregated or secured funds. Since each partnership’s sole purpose is to trade in futures, forwards, and options, it is expected that each partnership will continue to own such liquid assets for margin purposes.

      Each partnership’s investment in futures, forwards, and options may, from time to time, be illiquid. Most U.S. futures exchanges limit fluctuations in prices during a single day by regulations referred to as “daily price fluctuations limits” or “daily limits”. Trades may not be executed at prices beyond the daily limit. If the price for a particular futures or options contract has increased or decreased by an amount equal to the daily limit, positions in that futures or options contract can neither be taken nor liquidated unless traders are willing to effect trades at or within the limit. Futures prices have occasionally moved the daily limit for several consecutive days with little or no trading. These market conditions could prevent a partnership from promptly liquidating its futures or options contracts and result in restrictions on redemptions.

      There is no limitation on daily price moves in trading forward contracts on foreign currencies. The markets for some world currencies have low trading volume and are illiquid, which may prevent a partnership from trading in potentially profitable markets or prevent a partnership from promptly liquidating unfavorable positions in such markets, subjecting it to substantial losses. Either of these market conditions could result in restrictions on redemptions. For the periods covered by this prospectus, illiquidity has not materially affected the partnership’s assets.

      There are no known material trends, demands, commitments, events, or uncertainties at the present time that are reasonably likely to result in the partnerships’ liquidity increasing or decreasing in any material way.

Capital Resources

      The partnerships do not have, nor do they expect to have, any capital assets. Redemptions, exchanges, and sales of units in the future will affect the amount of funds available for investments in futures, forwards, and options in subsequent periods. It is not possible to estimate the amount, and therefore the impact, of future inflows and outflows of units.

      There are no known material trends, favorable or unfavorable, that would affect, nor any expected material changes to, the partnerships’ capital resource arrangements at the present time.

Off-Balance Sheet Arrangements and Contractual Obligations

      The partnerships do not have any off-balance sheet arrangements, nor do they have contractual obligations or commercial commitments to make future payments that would affect their liquidity or capital resources.

Results of Operations

      General.  Each partnership’s results depend on the trading advisors and the ability of its trading advisor’s trading programs to take advantage of price movements in the futures, forward, and options markets. The following presents a summary of each partnership’s operations for each of the three years in the period ended December 31, 2006, and a general discussion of each partnership’s trading activities during each period. Until September 30, 2006, the trading advisor for Charter WCM was Millburn Ridgefield Corporation, and until September 15, 2006, the trading advisor for Charter Aspect was VK Capital Inc. It is important to note, however, that each trading advisor trades in various markets at different times and that prior activity in a particular market does not mean that such market will be actively traded by the trading advisor(s) or will be profitable in the future. Consequently, the results of operations of each partnership are difficult to discuss other than in the context of its trading advisor’s trading activities on behalf of the partnership during the period in question. Past performance is no guarantee of future results.

      The partnerships’ results of operations set forth in the financial statements (see the financial (“F-”) pages of this prospectus) are prepared in accordance with accounting principles generally accepted in the United States of America, which require the use of certain accounting policies that affect the amounts reported in these financial statements, including the following: The contracts the partnerships trade are accounted for on a trade-date basis and marked to market on a daily basis. The difference between their cost and market value is recorded on the Statements of Operations as “Net change in unrealized trading profit (loss)” for open (unrealized) contracts, and recorded as “Realized trading profit (loss)” when open positions are closed out. The sum of these amounts, along with the “Proceeds from Litigation Settlement”, constitutes the partnerships’ trading results. The market value of a futures contract is the settlement price on the exchange on which that futures contract is traded on a particular day. The value of a foreign currency forward contract is based on the spot rate as of the close of business. Interest income, as well as management fees, incentive fees, and brokerage fees expenses of the partnerships are recorded on an accrual basis.

      The general partner believes that, based on the nature of the operations of the partnerships, no assumptions relating to the application of critical accounting policies other than those presently used could reasonably affect reported amounts.

      Results of Operations for Morgan Stanley Charter Graham L.P.

      2006 Results.  The most significant trading gains of approximately 12.8% were recorded in the global stock index futures markets from long positions in European and Hong Kong stock index futures as prices trended higher during the first quarter on strong corporate earnings and solid economic data out of the European Union, Australia, Japan, and the United States. Further gains in the global stock index futures market were recorded during September from long positions in European and Pacific Rim equity index futures as prices climbed higher amid falling oil prices. Furthermore, prices increased on merger and acquisition activity and consistently strong economic data out of the Euro-Zone. In addition, Hong Kong equity index futures prices increased on an optimistic economic outlook for the region. Further gains were experienced in the global stock index futures markets during October from long positions in European and Hong Kong equity index futures after news of the world’s largest initial public offering in China. Finally, in December, long positions in European and Pacific Rim equity index futures resulted in further gains as prices moved higher on weak energy prices and investor optimism about the future of the global economy. Additional gains of approximately 2.9% were experienced in the metals sector throughout the first half of the year from long zinc, copper, nickel, aluminum, and gold futures positions. Base metals prices rallied sharply to record highs amid an increase in industrial demand from strong global economic growth and limited production ability, while gold prices rose to 26-year highs due to continued geopolitical concerns regarding Iran’s nuclear program and inflation concerns due to high oil prices. Additional gains were recorded from long positions in zinc and aluminum futures during October as prices rose amid labor protests in producer countries and news that inventories had declined more than expected. A portion of the partnership’s gains for the year was offset by losses of approximately 5.4% recorded in the currency sector from long U.S. dollar positions versus the euro, Swiss franc, and Australian dollar as the U.S. dollar’s value reversed lower against these currencies on news that foreign central banks would diversify their currency reserves away from the U.S. dollar. The U.S. dollar also weakened on worries regarding the U.S. trade deficit and speculation that the U.S. Federal Reserve was near the end of its cycle in interest rate increases. During June, long positions in the euro versus the U.S. dollar recorded losses as the U.S. dollar reversed higher against most of its rivals due to diplomatic developments made between the U.S. and Iran regarding Iran’s nuclear research program, as well as news confirming the death of insurgent leader Abu Musab al-Zarqawi in Iraq. Furthermore, the value of the U.S. dollar continued to move higher in the days leading up to the U.S. Federal Reserve’s 17th consecutive interest rate hike on June 29. Additional losses were incurred during the first and second quarters from both short and long positions in the Mexican peso relative to the U.S. dollar as the value of the peso moved without consistent direction amid political uncertainty in Mexico. Finally, in October, losses were experienced from long positions in the U.S. dollar versus the Swiss franc and the euro as the value of the U.S. dollar declined towards the latter half of the month after the U.S. Department of Commerce reported slower than expected growth in third quarter U.S. Gross Domestic Product, as well as a faster than expected decline in consumer core inflation. Additional losses of approximately 2.1% were incurred in the agricultural complex from long positions in wheat futures as prices fell during March on forecasts for above-average rainfall in U.S. growing regions. Additional losses were recorded during June from long positions in wheat as prices moved lower on favorable weather forecasts across the U.S. growing regions and reports from the U.S. Department of Agriculture showing improved crop conditions. Elsewhere in the agricultural complex, losses were incurred from short positions in coffee futures as prices reversed higher amid large U.S. export sales and news of a smaller than expected crop from Brazil. Within the global interest rate sector, losses of approximately 1.3% were incurred largely from short positions in U.S. and Japanese fixed-income futures in August as prices increased on higher demand amid concerns of a slowing global economy and news that Iran would continue its nuclear research program. U.S. interest rate futures prices were also pressured higher by government reports showing a slow-down in the U.S. economy and soft inflation data, which boosted expectations that the U.S. Federal Reserve would hold interest rates steady. Further losses were incurred from long positions in Japanese fixed income futures during December as prices fell after the Tankan survey showed business confidence unexpectedly improved to a two-year high. Smaller losses of approximately 0.2% were incurred in the energy sector primarily during March from short positions in crude oil and unleaded gas futures as prices increased early in the month on supply fears fueled by news of geopolitical tensions in Nigeria and Iran. Prices then continued to move higher towards the end of March on concerns regarding the possibility of economic sanctions by the United Nations against Iran, one of the world’s largest oil producers. Further losses were recorded during November from short positions in crude oil futures and its related products as prices rose on supply concerns after a major Nigerian facility ceased production following a hostage situation.

      The partnership recorded total trading results including interest income totaling $53,330,934 and expenses totaling $34,038,751, resulting in net income of $19,292,183 for the year ended December 31, 2006. The partnership’s net asset value per unit increased from $18.60 at December 31, 2005, to $19.46 at December 31, 2006. Total redemptions and subscriptions for the year were $104,826,253 and $84,188,382 respectively, and the partnership’s ending capital was $419,975,791 at December 31, 2006, a decrease of $1,345,688 from ending capital at December 31, 2005, of $421,321,479.

      2005 Results.  The most significant trading losses of approximately 9.1% were recorded in the global interest rate futures markets during February from long positions in long-term U.S. and European interest rate futures as prices declined in response to strong global economic data and congressional testimony by U.S. Federal Reserve Chairman Alan Greenspan, which supported Wall Street expectations for additional interest rate hikes. In April, further losses were recorded from short positions in U.S. interest rate futures as prices reversed higher in a “flight to quality” amid weakness in equities. Finally, losses were experienced throughout the third and fourth quarters from positions in U.S. and European fixed-income futures as prices moved without consistent direction amid conflicting economic data, uncertainty regarding the future interest rate policy of the U.S. and the European Union, and volatility in energy prices. Additional losses of approximately 6.5% were recorded in the currency markets, primarily from positions in the euro relative to the Japanese yen, the U.S. dollar, and the British pound. During January, long positions in the euro versus most of its rivals incurred losses as the value of the euro reversed sharply lower in what many analysts described as a “corrective” move after its strong upward trend during the fourth quarter of 2004. This decline in the value of the euro was attributed to weak economic data out of the European Union. Additional losses were incurred during August from short positions in the euro versus the U.S. dollar, British pound, and Japanese yen as the value of the euro advanced against its major rivals in response to strong signals of Euro-Zone economic improvement. In December, short positions in the euro against the U.S. dollar resulted in losses as the value of the euro increased on the possibility that the European Central Bank could raise interest rates in 2006. Elsewhere in the currency markets, losses resulted from positions in the South African rand, New Zealand dollar, and Australian dollar relative to the U.S dollar primarily during January, as the value of the U.S. dollar moved erratically amid speculation that U.S. interest rates were likely to continue to rise and on fears that the re-valuation of the Chinese yuan was farther away than expected. Additional losses were incurred during December from long positions in the New Zealand dollar relative to the U.S. dollar as the value of the New Zealand dollar declined on weaker than expected economic growth data and investor confidence that further interest rate hikes from the Reserve Bank of New Zealand were unlikely. Additional losses of approximately 1.2% were incurred in the agricultural complex primarily during April from long futures positions in wheat as prices fell in response to favorable weather in growing regions, improved crop conditions, and reduced foreign demand. Elsewhere in the agricultural complex, losses were incurred from long positions in cotton futures during May as prices declined on news of weak demand in China. Smaller losses were experienced from positions in soybean meal futures through a majority of the year. In the energy markets, losses of approximately 0.2% were recorded during January from short futures positions in crude oil as prices moved higher amid speculation that OPEC would move to cut production later in the month and on forecasts for cold winter weather in the Northeastern U.S. In April, long futures positions in crude oil incurred losses after prices reversed lower as U.S. government data pointed to greater production activity by refiners and rising supplies. Prices were also pressured lower by the release of slower demand growth forecasts. Further losses were experienced during June, September, October, and December from both long and short positions in crude oil futures as prices moved without consistent direction amid conflicting news regarding supply and demand, as well as due to weather related factors. A portion of the partnership’s overall losses for the year was offset by gains of approximately 3.7% recorded in the global stock index futures markets during February from long positions in European and Japanese equity index futures as prices moved higher early in the month amid the elections in Iraq and lower than expected unemployment data out of the U.S. Equity prices in Japan were also pressured higher when positive economic data painted a brighter picture of the Far East Region’s economy. In June, further gains were recorded from long positions in European equity index futures as prices rallied on the perception that weakness in the euro could stimulate the European economy. Prices were also bolstered by strong economic data out of the U.S. and news of a trade deal between the European Union and China that would avoid tariffs and manage the growth of Chinese textile imports to Europe through the end of 2008. During July, long positions in European and Japanese equity index benefited as prices increased on positive economic data out of the U.S. and Japan. Prices continued to strengthen after China reformed its U.S. dollar currency peg policy, leading market participants to conclude that a re-valuation of the Chinese yuan would likely ease trade tensions between China, the U.S., Europe, and Japan. In September, long positions in Japanese stock index futures experienced gains as prices moved sharply higher on positive comments from Bank of Japan Governor Toshihiko Fukui, who said the Japanese economy was in the process of emerging from a soft patch as demonstrated by rising production, improving business sentiment, and a sustained upturn in consumer spending. Additional gains resulted from long positions in European stock index futures amid declining oil prices and as investors embraced signs that the global economy could move forward despite Hurricane Katrina’s devastation of the U.S. Gulf Coast. Finally, long positions in Japanese and European stock index futures experienced gains in December as prices increased due to a decline in energy prices and anticipation that a strong holiday shopping season would improve the retail sectors of the European and Japanese economies. Further affecting the value of Japanese equity prices was strong investor optimism that the Japanese economy would continue to improve in 2006. Within European stock indices, prices were pressured higher on the possibility of an end to U.S. interest rate increases. Within the metals markets, gains of approximately 0.7% were recorded from long futures positions in copper and zinc as prices trended higher throughout a majority of the year on persistent demand from China.

      The partnership recorded total trading results including interest income totaling $(42,632,520) and expenses totaling $35,578,575, resulting in a net loss of $78,211,095 for the year ended December 31, 2005. The partnership’s net asset value per unit decreased from $22.16 at December 31, 2004, to $18.60 at December 31, 2005. Total redemptions and subscriptions for the year were $104,122,266 and $127,216,962, respectively, and the partnership’s ending capital was $421,321,479 at December 31, 2005, a decrease of $55,116,399 from ending capital at December 31, 2004, of $476,437,878.

      2004 Results.  The most significant trading gains of approximately 5.4% were recorded in the energy markets. During much of the year, long positions in crude oil and its related products behaved well as prices trended higher due to consistent news of tight supply, continuing geopolitical concerns in the Middle East, concerns that top Russian oil producer, Yukos, might break up or stop selling oil, major production disruptions in the Gulf of Mexico, growing civil unrest in Nigeria, and the threat of a national strike in Norway. Additional gains of approximately 4.8% were experienced in the global interest rate futures markets from long positions in European interest rate futures during February, March, August, and September as prices rallied on uncertainty in the global equity markets, disappointing economic data, safe-haven buying amid major geopolitical concerns, and a surge in oil prices. Further gains from long positions in European interest rates were recorded in the fourth quarter as prices continued to trend higher for the aforementioned reasons, in addition to the rise in the value of the euro, which created strong demand for euro-denominated investments. Gains of approximately 1.7% were experienced in the agricultural markets during January, March, and June from long positions in corn futures as prices increased on news of strong demand from Asia. Further gains were experienced during July and August from short positions in corn futures as prices weakened due to ideal weather conditions in the growing regions of the U.S. Midwest, reports of increased inventories, and weaker export demand. Elsewhere in this complex, gains were recorded from short positions in cotton futures, primarily during March, April, June, and July, as prices trended lower amid rising supplies and news of a consistent decline in demand from China. Additional gains of approximately 0.3% were experienced in the currency markets during January, February, September, October, and November from long positions in the New Zealand dollar, Canadian dollar, and Australian dollar versus the U.S. dollar as the value of these commodity currencies strengthened due to higher gold prices and interest rate hikes by the Reserve Bank of New Zealand and the Bank of Canada. The widening U.S. Current-Account deficit, concerns for potential terrorist attacks, and rising oil prices also pulled the value of the U.S. dollar lower versus these currencies, as well as versus the euro throughout much of the year, resulting in further gains. Elsewhere in the currency markets, gains were experienced during January and February from short positions in the Swiss franc relative to the U.S. dollar as the value of the franc moved lower due to conflicting economic data out of Switzerland. Long positions in the Swiss franc relative to the U.S. dollar resulted in additional gains in November as the value of the U.S. dollar declined when investors concluded that the Bush Administration was unlikely to intervene in the currency markets to strengthen the U.S. dollar. Gains of approximately 0.3% were generated in the metals markets, primarily during the first and fourth quarters, from long futures positions in copper and aluminum as prices trended higher in response to greater demand from Asia driven by a declining U.S. dollar. A portion of the partnership’s overall gains for the year was offset by losses of approximately 1.7% in the global stock index futures markets during March, May, July, August, and September from positions in European equity index futures as prices moved without consistent direction due to conflicting economic data, volatility in energy prices, and significant geopolitical concerns. Additional losses were incurred from positions in U.S. equity index futures, particularly the Russell 2000 Index, as prices moved in a trendless pattern for the aforementioned reasons.

      The partnership recorded total trading results including interest income totaling $46,935,381 and expenses totaling $34,483,896, resulting in net income of $12,451,485 for the year ended December 31, 2004. The partnership’s net asset value per unit increased from $21.88 at December 31, 2003, to $22.16 at December 31, 2004. Total redemptions and subscriptions for the year were $28,256,679 and $221,533,280, respectively, and the partnership’s ending capital was $476,437,878 at December 31, 2004, an increase of $205,728,086 from ending capital at December 31, 2003, of $270,709,792.

      Results of Operations for Morgan Stanley Charter WCM L.P.

      2006 Results.  The most significant trading losses of approximately 7.1% were recorded in the currency markets during the first quarter from long U.S. dollar positions versus the Czech koruna, Norwegian krone, Swiss franc, Swedish krona, and Singapore dollar as the U.S. dollar’s value reversed lower against these currencies during January on speculation that China, with a massive U.S. dollar reserve, would diversify some of its assets into other currencies. Additional losses in the currency markets were experienced during March from long positions in the Mexican peso versus the U.S. dollar as the value of the peso weakened on political uncertainty in Mexico, as well as during May from long positions in the Turkish lira and Mexican peso relative to the U.S. dollar as the value of these currencies declined sharply amid political uncertainty. During July, long positions in the euro versus the Mexican peso and Turkish lira incurred losses as the value of the euro moved lower after the European Central Bank decided to keep its interest rate unchanged despite concerns about the rising core rate of inflation. Within the global interest rate sector, losses of approximately 4.2% were experienced from short positions in U.S., European, and Canadian fixed-income futures in July as prices reversed higher on significant geopolitical concerns after North Korean long-range missile tests, terrorist bombings aboard commuter trains in Bombay, India and fears of an escalating conflict in the Middle East. In addition, prices were boosted by U.S. Federal Reserve Chairman Ben Bernanke’s testimony before Congress, which eased fears of accelerating inflation and suggested that interest rate increases might come to a pause. Additional losses in the global interest rate sector were recorded in December from long positions in U.S., German, and Australian fixed income futures as prices declined due to strength from the equity markets. In addition, U.S. interest rate futures prices declined after data indicated strong jobs creation and another survey showed increased confidence in the labor market. Furthermore, German fixed-income futures prices moved lower after the European Central Bank lifted the benchmark interest rate to 3.5%, while Australian interest rate futures decreased amid consistently strong economic data leading investors to conclude that the Reserve Bank of Australia would potentially raise rates. Additional losses of approximately 1.3% were experienced from long positions in wheat and corn futures during the second quarter as prices moved lower on favorable weather forecasts across the U.S. corn and wheat belts and reports from the U.S. Department of Agriculture showing improved crop conditions. Elsewhere in the agricultural complex, short positions in soybean meal futures recorded losses, also during the second quarter, as prices benefited from large volumes of speculative buying. Further losses were incurred from short positions in live cattle futures as prices reversed higher, during the second quarter, after news that South Korea would resume U.S. beef imports. In December, losses were recorded from short positions in cocoa futures as prices rose on speculation that production from the Ivory Coast was lower than expected. A portion of the partnership’s losses for the year was offset by gains of approximately 6.2%, experienced during the first half of the year, in the metals sector from long copper, zinc, and nickel futures positions as base metals prices rallied sharply to record highs amid strong global industrial demand from the U.S., China, and India. Elsewhere in the metals markets, gains were achieved from long futures positions in silver and gold as precious metals prices reached 26-year highs in May on persistent demand from foreign central banks. Additional gains were experienced from long positions in nickel futures during July and August as prices trended higher on reports of weak global stockpiles, consistently strong global demand and lower than forecasted production. Within the global stock index sector, gains of approximately 4.7% were recorded during January and March from long positions in European, Hong Kong, South

African, and Australian stock index futures as global equity prices trended higher during the first quarter on strong corporate earnings, and solid economic data. During September, additional gains were recorded from long positions in European equity index futures as prices increased amid falling oil prices, increased merger and acquisition activity, and the decision by the European Central Bank to leave interest rates unchanged. Elsewhere in the global stock index sector, gains were experienced throughout the third quarter from long positions in Hong Kong equity index futures as prices increased on an optimistic economic outlook for the region after Gross Domestic Product in China surged to 10.9% in the first six months of the year. Finally, in December, long positions in European and Pacific Rim equity index futures resulted in further gains as prices continued to move higher on lower energy prices, consistently strong economic data out of the Euro-Zone, and news that consumer spending continued to pick up in China and Japan. Smaller gains of approximately 1.4% were incurred in the energy sector from short futures positions in natural gas and crude oil and its related products in December as prices decreased due to mild winter weather across the Northeastern United States. Furthermore, natural gas prices were pressured lower by news from the U.S. Department of Energy that domestic supplies were up 12% from a year earlier.

      The partnership recorded total trading results including interest income totaling $2,126,455 and expenses totaling $3,103,281, resulting in a net loss of $976,826 for the year ended December 31, 2006. The partnership’s net asset value per unit decreased from $10.46 at December 31, 2005, to $10.21 at December 31, 2006. Total redemptions and subscriptions for the year were $14,164,039 and $13,320,384, respectively, and the partnership’s ending capital was $44,311,060 at December 31, 2006, a decrease of $1,820,481 from ending capital at December 31, 2005, of $46,131,541.

      2005 Results.  The most significant trading gains of approximately 8.7% were experienced in the global stock index futures markets during February from long positions in Pacific Rim and European equity index futures as equity prices moved higher early in the month amid the elections in Iraq and lower than expected unemployment data out of the U.S. Pacific Rim equity index futures prices were also pushed higher when positive economic data painted a brighter picture of the Far East Region’s economy. Further gains were recorded from long positions in European and South African equity index futures during May and June as prices finished higher amid weakness in the euro and the South African rand. During July and September, gains resulted from long positions in Pacific Rim and European equity index futures. In July, long positions in Pacific Rim and European stock index futures benefited as prices increased on positive economic data out of the U.S. and Japan. Prices continued to strengthen after China reformed its U.S. dollar currency peg policy. Strong corporate earnings out of the European Union and the U.S. resulted in optimistic investor sentiment and also pushed prices higher. During September, long positions in Japanese stock index futures experienced gains as prices moved sharply higher on positive comments from Bank of Japan Governor Toshihiko Fukui, who said the Japanese economy was in the process of emerging from a soft patch. Additional gains resulted from long positions in European stock index futures as equity prices rose amid declining oil prices and as investors embraced signs that the global economy could move forward despite Hurricane Katrina’s devastation of the U.S. Gulf Coast. Elsewhere in the global stock index futures markets, gains were experienced during July, September, November, and December from long positions in South African equity index futures as prices moved higher on continued strength in gold prices and optimism that the business climate in South Africa would continue to improve. In the metals markets, gains of approximately 3.3% were recorded from long futures positions in copper and zinc as prices trended higher throughout the year amid persistent demand from China. Additional gains were recorded, primarily during February, September, October, November, and December from long positions in gold futures as prices moved higher amid investors’ concern for rising inflation and energy prices. Within the global interest rate futures markets, gains of approximately 1.3% were experienced during January and March from long positions in European bond futures as prices trended higher amid a steady stream of weak economic data from the major countries of the European Union. In May, further gains were recorded from long positions in European interest rate futures as prices increased early in the month as investors sought the safe-haven of fixed-income investments due to speculation that certain hedge funds may have experienced significant losses. Prices then continued to strengthen after European Central Bank representatives publicly rejected calls for increases in European interest rates and after French voters rejected the European Union constitution. During June, additional gains were recorded from long positions in European interest rate futures as prices trended higher throughout the month due to European Central Bank officials’ decision to keep key interest rates unchanged. Within the energy markets, gains of approximately 1.2% were recorded during February and March from long futures positions in crude oil and its related products as prices trended higher amid news of increased demand from China, fears of terror attacks against production facilities in the Middle East, cold weather in the Northeastern U.S., and predictions from analysts at Goldman Sachs that oil prices could reach $105 a barrel. In June, gains were recorded from long positions as prices moved higher amid concerns that production facilities in Gulf of Mexico would be affected by a tropical storm and news of weak supply. During July, additional gains were recorded from long positions in crude oil and unleaded gasoline futures as prices surged during the first week of the month on possible supply disruptions from Hurricane Dennis. Prices continued to move higher towards the end of July after news of several refinery fires in Texas and Louisiana, declining U.S. inventories and passage by the U.S. Congress of President Bush’s energy bill. Finally, in August further gains were recorded from long futures positions in crude oil and its related products and natural gas as prices climbed higher throughout the month on supply and demand concerns. After Hurricane Katrina struck the Gulf of Mexico, prices advanced further to touch record highs. A portion of the partnership’s overall gains for the year was offset by losses of approximately 3.6% in the currency markets, primarily during January, from short U.S. dollar positions relative to the euro, South African rand, Japanese yen, Swiss franc, and Czech koruna as the value of the U.S. dollar reversed sharply higher in what many analysts described as a “corrective” move after its decline during the fourth quarter of 2004. This increase in the value of the U.S. dollar was attributed to data released by the U.S. Treasury Department which showed November’s investment inflows to the U.S. were ample to cover that month’s record trade deficit. Speculation that U.S. interest rates were likely to continue to rise, and fears that the re-valuation of the Chinese yuan was farther away than expected, also boosted the U.S. dollar. Further losses in the currency markets were incurred during March from long positions in the Polish zloty versus the U.S. dollar, as the value of the Polish currency moved lower. Additional losses were experienced from long positions in the South African rand, Singapore dollar, and euro relative to the U.S. dollar as the value of the U.S. dollar reversed sharply higher leading up to and after the U.S. Federal Reserve’s announcement of a quarter-point increase in the federal funds rate. During May, long positions in the euro against the U.S. dollar resulted in losses as the value of the U.S. dollar increased after China downplayed rumors of a move toward a flexible exchange rate. Later in the month, weak economic data and geopolitical uncertainty due to French voters rejecting the European Union constitution resulted in the value of the euro weakening further. Additional losses were incurred during December from long positions in the New Zealand dollar relative to the U.S. dollar as the value of the New Zealand dollar declined on weaker than expected economic growth data and investor confidence that further interest rate hikes from the Reserve Bank of New Zealand were unlikely. Additional losses of approximately 3.5% were recorded in the agricultural markets during the first and second quarter from positions in the soybean complex, wheat, corn, and cotton as prices moved without consistent direction amid conflicting news regarding supply and demand. Long futures positions in corn resulted in additional losses during July and August when prices declined after heavy rainfall in the U.S. growing regions and forecasts for increases in supply. Smaller losses during the third quarter were incurred from futures positions in the soybean complex and cotton.

      The partnership recorded total trading results including interest income totaling $3,201,162 and expenses totaling $4,264,531, resulting in a net loss of $1,063,369 for the year ended December 31, 2005. The partnership’s net asset value per unit decreased from $10.52 at December 31, 2004 to $10.46 at December 31, 2005. Total redemptions and subscriptions for the year were $19,199,933 and $5,806,303, respectively, and the partnership’s ending capital was $46,131,541 at

December 31, 2005, a decrease of $14,456,999 from ending capital at December 31, 2004, of $60,588,540.

      2004 Results.  The most significant trading losses of approximately 3.1% were experienced in the currency markets from positions in the Japanese yen versus the U.S. dollar. These losses were experienced throughout the year from both long and short positions in the yen relative to the U.S. dollar and the euro as the value of the yen experienced significant short-term price volatility due to conflicting economic data regarding a Japanese economic recovery, uncertainty regarding currency market interventions by the Bank of Japan, geopolitical concerns stemming from terror warnings and instability in Iraq, and speculation regarding the direction of U.S. and Japanese interest rates. Losses were also recorded from positions in the Singapore dollar against the U.S. dollar, primarily during the first and second quarters, as the value of the Singapore dollar experienced significant “whipsawing” in tandem with the value of the Japanese yen. Elsewhere in the currency markets, losses were recorded from positions in the euro versus the U.S. dollar, primarily during the first quarter, as well as during July and August, as the value of the euro also moved in a trendless pattern due to conflicting economic data and volatility in oil prices. Within the global stock index markets, losses of approximately 2.4% were incurred during April, May, and July from long positions in European equity index futures as prices drifted lower amid the continuing instability in Iraq, fears of global terrorism and concerns of higher interest rates. Additional losses were recorded from positions in Pacific Rim equity index futures as prices moved without consistent direction for the aforementioned reasons, in addition to inconsistent earnings in the technology sector, conflicting news regarding a full recovery for Japan’s economy, and volatility in the energy markets. Smaller losses of approximately 0.3% were experienced in the metals markets from long futures positions in gold as precious metals prices weakened due to the sudden strength in the U.S. dollar during April. A portion of the partnership’s overall losses for the year was offset by gains of approximately 2.7% in global interest rate futures markets from long positions in European interest rate futures during February, March, August, and September as prices rallied on uncertainty in the global equity markets, disappointing economic data, safe-haven buying amid major geopolitical concerns, and a surge in oil prices. Further gains from long positions in European interest rates were recorded in the fourth quarter as prices continued to trend higher for the aforementioned reasons, in addition to the rise in the value of the euro. Additional gains of approximately 2.4% were experienced in the energy markets. Long positions in crude oil and its related products profited as prices trended higher throughout a majority of the year due to consistent news of tight supply, continuing geopolitical concerns in the Middle East, concerns that top Russian oil producer, Yukos, might break up or stop selling oil, major production disruptions in the Gulf of Mexico, growing civil unrest in Nigeria, and the threat of a national strike in Norway. Smaller gains of approximately 0.6% were generated in the agricultural markets during March from long positions in corn futures as prices increased on news of strong demand from Asia. Further gains were experienced during July and August from short positions in corn futures as prices weakened due to ideal weather conditions in the growing regions of the U.S. Midwest, reports of increased inventories, and weaker export demand.

      The partnership recorded total trading results including interest income totaling $562,037 and expenses totaling $5,022,077, resulting in a net loss of $4,460,040 for the year ended December 31, 2004. The partnership’s net asset value per unit decreased from $11.11 at December 31, 2003, to $10.52 at December 31, 2004. Total redemptions and subscriptions for the year were $21,209,420 and $21,382,002, respectively, and the partnership’s ending capital was $60,588,540 at December 31, 2004, a decrease of $4,287,458 from ending capital at December 31, 2003, of $64,875,998.

      Results of Operations for Morgan Stanley Charter Aspect L.P.

      General.  All per unit amounts have been restated to reflect the 100-for-1 unit conversion that took place when Charter Aspect became part of the Charter Series of partnerships.

      2006 Results. The most significant trading gains of approximately 9.1% were recorded in the metals sector, primarily during the first and second quarters, from long positions in copper, nickel, aluminum, gold, and silver futures. During the first quarter, copper, aluminum, and nickel futures prices strengthened amid weak supplies, forecasts for continued buying by China, and acceleration in demand from Japan, Europe, and the U.S. Elsewhere in the metals markets, gains were recorded from long positions in silver and gold futures as prices moved higher on persistent demand from foreign central banks and worries regarding global inflation. In addition, silver prices were also boosted after news that that a silver-backed Exchange Traded Fund would launch. During the second quarter, copper, nickel, and aluminum futures prices continued to move higher on strong global industrial demand from the U.S., China, and India while gold and silver futures prices both rallied to 25-year highs in April, benefiting from strong demand and lagging supply. Additional trading gains of approximately 3.7% were recorded in the global interest rate futures markets, primarily during the first half of the year, from short positions in U.S. and European interest rate futures as prices moved lower during March and April amid strength in regional equity markets and investor sentiment that interest rates in the United States and the European Union would rise in order to combat inflation. Smaller gains were experienced in August from long positions in Japanese and U.S. fixed-income futures as prices increased on higher demand amid concerns of a possible slowing of the global economy and news that Iran would continue its nuclear research program. In addition, Japanese fixed-income futures prices were pressured higher after lower than expected inflation data dampened expectations for another interest rate hike by the Bank of Japan. Within the agricultural complex, gains of approximately 0.7% were recorded primarily during January from long positions in sugar futures as prices trended higher, moving to their highest level since 1981, in response to a decline in inventories, as well as from increased ethanol demand. Additional gains were experienced in July and August, from short positions in sugar futures as prices were pressured lower following U.S. Department of Agriculture data showing that ethanol-production using sugarcane was more costly than previously expected, as well as from low physical demand and high inventories. Smaller gains of approximately 0.4% were recorded in the global stock index sector from long positions in European and Asian stock index futures in January as global equity prices trended higher after a weaker than expected December U.S. jobs report raised hopes that the U.S. Federal Reserve would end its cycle of interest rate hikes sooner rather than later. In December, long positions in European and Asian equity index futures resulted in gains as prices moved higher, lifted by a decline in oil prices and speculation that the U.S. Federal Reserve could possibly cut interest rates in the near future. Additionally, European stocks gained on speculation of increased merger and acquisition activity in the region, while Pacific Rim stock markets ended higher as consumer spending continued to pick up in China and Japan. A portion of the partnership’s gains for the year was offset by a loss of approximately 0.4% in the currency sector from long U.S. dollar positions versus the euro and Australian dollar as the U.S. dollar’s value reversed lower in January on expectations that a string of increases in interest rates by the U.S. Federal Reserve would end. Also pushing the value of the U.S. dollar lower against its rivals was speculation that China, with a massive U.S. dollar reserve, might diversify some of its assets into other currencies. In February, further losses were recorded from short U.S. dollar positions relative to the Australian dollar as the value of the U.S. dollar reversed higher due to predictions that U.S. interest rates would continue to increase. The value of the Australian dollar also moved lower in the wake of a temporary decline in gold prices. Further losses in the currency markets were recorded during May and June from long positions in the Australian dollar versus the U.S. dollar as the value of the U.S. dollar reversed higher after hawkish comments from several U.S. Federal Reserve officials implied another interest rate hike was necessary to help contain rising inflation. Losses were incurred during early July from short positions in the U.S. dollar against the euro and Swiss franc as the U.S. dollar strengthened against most of its major rivals following narrower than expected May U.S. trade deficit data. Meanwhile, the value of the euro was pressured lower after the European Central Bank decided to keep interest rates unchanged. Further losses were also recorded from short positions in the British pound versus the euro and U.S. dollar as the British pound strengthened amid strong economic growth in the United Kingdom. Finally, during August, losses were incurred from short positions in the U.S. dollar versus the Swiss franc, euro, and Australian dollar as the U.S. dollar reversed higher in late August and early September after revisions to U.S. quarterly productivity data showed that unit labor costs had risen in 2006 at the fastest pace since 1990. Within the energy sector, further losses of approximately 0.4% were recorded primarily during May from long futures positions in crude oil as prices fell on renewed optimism that the standoff between Iran and the West would be resolved diplomatically. During June, smaller losses were incurred from short futures positions in crude oil and its related products as prices reversed higher amid reports from the U.S. Department of Energy showing lower than expected levels of domestic gasoline inventories and fears of supply disruptions in the Gulf of Mexico.

      The partnership recorded total trading results including interest income totaling $24,181,619 and expenses totaling $9,725,257, resulting in net income of $14,456,362 for the year ended December 31, 2006. The partnership’s net asset value per unit increased from $15.73 at December 31, 2005, to $17.38 at December 31, 2006. Total redemptions and subscriptions for the year were $49,829,555 and $14,587,304, respectively, and the partnership’s ending capital was $124,100,416 at December 31, 2006, a decrease of $20,785,889 from ending capital at December 31, 2005, of $144,886,305.

      2005 Results.  The most significant trading losses of approximately 19.8% were recorded in the currency markets from positions in the euro relative to the British pound and the U.S. dollar. During January, long positions in the euro versus the British pound and the U.S. dollar incurred losses as the value of the euro reversed sharply lower in what many analysts described as a “corrective” move after its strong upward trend during the fourth quarter of 2004. This decline in the value of the euro was attributed to weak economic data out of the European Union and a rebound in the value of its main rival, the U.S. dollar. Additional losses were recorded during February and March from both long and short positions in the euro against these currencies as the value of the euro moved without consistent direction amid conflicting economic data out of Germany. Elsewhere in the currency markets, losses resulted from positions in the Singapore dollar, Swedish krona, South African rand, and Swiss franc relative to the U.S dollar, primarily during February and March. During August, further losses were incurred from long U.S. dollar positions against the euro, Swedish krona, and Swiss franc as the value of the U.S. dollar declined amid higher crude oil prices, lower durable goods orders data, the U.S. trade imbalance, and economic warnings from U.S. Federal Reserve Chairman Alan Greenspan. Smaller losses in August were experienced from long positions in the euro versus the British pound cross-rate as the value of the pound reversed higher against the euro. During September, losses were incurred from short U.S. dollar positions against the euro, Swiss franc, and Swedish krona as the value of the U.S. dollar increased on expectations that the U.S. Federal Reserve would most likely continue to raise interest rates. Additional losses of approximately 4.8% were recorded in the global interest rate futures markets during March from short European interest rate futures positions as prices reversed higher amid strength in the euro towards the beginning of the month as investors feared that continued strength in the currency could restrict foreign exports. Prices were also pushed higher on the expectations that Europe would continue to maintain a low interest rate environment. Further losses were experienced during February from long positions in long-term U.S. interest rate futures as prices declined in response to strong global economic data and congressional testimony by U.S. Federal Reserve Chairman Alan Greenspan, which supported Wall Street expectations for additional interest rate hikes. During the third quarter, losses were recorded from both long and short positions in U.S., Australian, and European fixed-income futures as prices moved without consistent direction amid conflicting economic data, uncertainty regarding the future interest rate policy of the U.S. and the European Union, and volatility in energy prices. A portion of these losses for the year was offset by gains of approximately 4.0% in the global stock index futures markets during May, June, July, September, and November from long positions in European equity index futures as prices moved higher on strength in the technology sector, strong corporate earnings, and weakness in the euro. Elsewhere in the global equity indices, gains were recorded during the fourth quarter from long positions in Japanese stock index futures as prices moved higher on a reduction in energy prices and general investor optimism about the future of the Japanese economy. Additional gains of approximately 3.4% were experienced in the energy markets during August from long futures positions in natural gas as prices climbed higher after Hurricane Katrina struck the U.S. Gulf Coast. Additional gains were experienced during September from long positions in natural gas as prices continued to strengthen in response to concern for the long-term effects on supplies in the Gulf of Mexico after Hurricane Katrina. Also pushing prices higher was anticipation of strong demand in the coming winter months and fears for the approach of Hurricane Rita and the additional damage it could have caused to output in the Gulf of Mexico. Within the metals markets, gains of approximately 1.5% were recorded during February, March, May, October, November, and December from long positions in copper, nickel, aluminum, and zinc futures as prices strengthened amid persistent demand from China. Within the agricultural complex, gains of approximately 0.9% were recorded during the fourth quarter from long positions in sugar futures as prices trended higher throughout the quarter in response to the European Union’s refusal to amend its smaller than expected price reduction of sugar, favorable weather in global growing regions, and news that Brazil intended to use the majority of its sugar crop to produce ethanol.

      The partnership recorded total trading results including interest income totaling $(29,602,711) and expenses totaling $14,699,121, resulting in a net loss of $44,301,832 for the year ended December 31, 2005. The partnership’s net asset value per unit decreased from $19.56 at December 31, 2004 to $15.73 at December 31, 2005. Total redemptions and subscriptions for the year were $59,237,519 and $22,743,972, respectively, and the partnership’s ending capital was $144,886,305 at December 31, 2005, a decrease of $80,795,379 from ending capital at December 31, 2004 of $225,681,684.

      2004 Results.  The most significant trading losses of approximately 11.9% were recorded in the currency markets from positions in the Japanese yen versus the U.S. dollar. These losses were experienced primarily during the first and second quarters from both long and short positions in the yen relative to the U.S. dollar as the value of the yen experienced significant short-term price volatility. Conflicting economic data regarding a Japanese economic recovery, uncertainty regarding currency market interventions by the Bank of Japan, geopolitical concerns stemming from instability in Iraq, and uncertainty regarding the direction of U.S. and Japanese interest rates contributed to the yen’s trendless movements. Losses were also recorded from positions in the Singapore dollar against the U.S. dollar as the value of the Singapore dollar experienced significant “whipsawing” during the first and second quarters in tandem with the value of the Japanese yen. The price volatility in the Japanese yen also resulted in losses from cross-rate positions in the euro versus the Japanese yen for the aforementioned reasons. In the third quarter, volatility in the euro was responsible for losses in euro/Japanese yen cross-rate positions as the value of the euro moved in a trendless pattern throughout the quarter due to higher energy prices and uncertainty about the direction of the European economy. Finally, losses were recorded from long positions in the British pound relative to the euro, primarily during December, as the value of the pound reversed lower following news that the Bank of England was considering an interest rate cut and the release of weaker than expected British economic data. Additional losses of approximately 3.0% were incurred in the metals markets, primarily during April and December, from long futures positions in gold as prices weakened due to strength in the U.S. dollar and stronger than expected economic data as demand for the safe-haven asset was reduced. Elsewhere in the metals markets, losses were recorded, primarily during July and September, from short positions in nickel futures as base metals prices increased on continued demand from China and reports of lower than expected inventories. Smaller losses were experienced during December from both long and short positions in nickel futures as prices moved without consistent direction due to volatility in the currency markets and conflicting news regarding supply and demand. A portion of the partnership’s overall losses for the year was offset by gains of approximately 8.9% in the global interest rate futures markets from long positions in European interest rate futures during February, March, August, and September as prices trended higher on uncertainty in the global equity markets, disappointing economic data, safe-haven buying amid major geopolitical concerns, and a surge in oil prices. Further gains from long positions in European interest rate futures were recorded in the fourth quarter as prices continued to trend higher for the aforementioned reasons, in addition to the rise in the value of the euro, which created strong demand for euro-denominated investments. Additional gains of approximately 7.3% were experienced in the energy markets. During February, May, July, September, and October, long positions in crude oil profited as prices trended higher due to consistent news of tight supply, continuing geopolitical concerns in the Middle East, concerns that top Russian oil producer, Yukos, might break up or stop selling oil, major production disruptions in the Gulf of Mexico, growing civil unrest in Nigeria, and the threat of a national strike in Norway. In December, smaller gains in the energy markets resulted from newly established short positions in crude oil as prices declined on news of a full recovery in production within the Gulf of Mexico, increased output from OPEC, warmer weather in the U.S., and reports of abundant supply. Smaller gains of approximately 1.8% were recorded in the global stock index futures markets, primarily during December, from long positions in Australian equity index futures as prices moved higher on positive investor sentiment and speculation that interest rates in that country would remain at current levels throughout 2005. Elsewhere in the global stock index markets, gains were recorded during December from long positions in Hang Seng stock index futures as equity prices in Hong Kong moved higher due to strong earnings from the technology sector and optimism that the Japanese economy was finally in full recovery and might, thereby, boost the entire Asian region.

      The partnership recorded total trading results including interest income totaling $6,167,974 and expenses totaling $15,956,988, resulting in a net loss of $9,789,014 for the year ended December 31, 2004. The partnership’s net asset value per unit decreased from $20.72 at December 31, 2003 to $19.56 at December 31, 2004. Total redemptions and subscriptions for the year were $30,209,585 and $92,205,743, respectively, and the partnership’s ending capital was $225,681,684 at December 31, 2004, an increase of $52,207,144 from ending capital at December 31, 2003 of $173,474,540.

Market Risk

      Each partnership is a party to financial instruments with elements of off-balance sheet market and credit risk. Each partnership trades futures contracts, options on futures contracts, and forward contracts on physical commodities and other commodity interests, including, but not limited to, foreign currencies, financial instruments, metals, energy, and agricultural products. In entering into these contracts, each partnership is subject to the market risk that such contracts may be significantly influenced by market conditions, such as interest rate volatility, resulting in such contracts’ being less valuable. If the markets should move against all of the positions held by a partnership at the same time, and its trading advisor was unable to offset positions of the partnership, the partnership could lose all of its assets and the limited partners would realize a 100% loss.

      In addition to the trading advisors’ internal controls, each trading advisor must comply with the partnership’s trading policies that include standards for liquidity and leverage that must be maintained. The trading advisor and the general partner monitor each partnership’s trading activities to ensure compliance with the trading policies and the general partner can require a partnership’s trading advisor to modify positions of the partnership if the general partner believes they violate the partnership’s trading policies.

Credit Risk

      In addition to market risk, in entering into futures, forward, and options contracts there is a credit risk to each partnership that the counterparty on a contract will not be able to meet its obligations to the partnership. The ultimate counterparty or guarantor of a partnership for futures, forward, and options contracts traded in the United States and most non-U.S. exchanges on which the partnership trades is the clearinghouse associated with such exchange. In general, a clearinghouse is backed by the membership of the exchange and will act in the event of non-performance by one of its members or one of its member’s customers, which should significantly reduce this credit risk. There is no assurance that a clearinghouse, exchange, or other exchange member will meet its obligations to the partnership, and the general partner and commodity brokers will not indemnify the partnership against a default by such parties. Further, the law is unclear as to whether a commodity broker has any obligation to protect its customers from loss in the event of an exchange or clearinghouse defaulting on trades effected for the broker’s customers. In cases where a partnership trades off-exchange forward contracts with a counterparty, the sole recourse of the partnership will be the forward contract’s counterparty. For a list of the non-U.S. exchanges on which the partnerships trade, see “Use of Proceeds” beginning on page 25. For an additional discussion of the credit risks relating to trading on non-U.S. exchanges, see “Risk Factors—Trading and Performance Risks—Trading on non-U.S. exchanges presents greater risks to each partnership than trading on U.S. exchanges” on page 12.

      The general partner deals with these credit risks of the partnerships in several ways. First, the general partner monitors each partnership’s credit exposure to each exchange on a daily basis. The commodity brokers inform each partnership, as with all their customers, of each partnership’s net margin requirements for all of each partnership’s existing open positions, and the general partner has installed a system which permits it to monitor each partnership’s potential net credit exposure, exchange by exchange, by adding the unrealized trading gains on each exchange, if any, to the partnership’s margin liability thereon.

      Second, each partnership’s trading policies limit the amount of the partnership’s net assets that can be committed at any given time to futures contracts and require a minimum amount of diversification in the partnership’s trading, usually over several different products and exchanges. Historically, the partnerships’ exposure to any one exchange has typically amounted to only a small percentage of their total net assets and on those relatively few occasions where a partnership’s credit exposure climbs above such level, the general partner deals with the situation on a case by case basis, carefully weighing whether the increased level of credit exposure remains appropriate. Material changes to the trading policies may be made only with the prior written approval of the limited partners owning more than 50% of units then outstanding.

      Third, with respect to forward contract trading, each partnership trades with only those counterparties which the general partner, together with Morgan Stanley & Co. Incorporated, have determined to be creditworthy. The partnerships presently deal with Morgan Stanley & Co. Incorporated as the sole counterparty on forward contracts.

      Inflation has not been a major factor in the partnerships’ operations.

QUANTITATIVE AND QUALITATIVE DISCLOSURES
ABOUT MARKET RISK

Introduction

      Each partnership is a commodity pool engaged primarily in the speculative trading of futures, forwards, and options. The market-sensitive instruments held by each partnership are acquired for speculative trading purposes only and, as a result, all or substantially all of each partnership’s assets are at risk of trading loss. Unlike an operating company, the risk of market-sensitive instruments is inherent to the primary business activities of each partnership.

      The futures, forwards, and options traded by each partnership involve varying degrees of related market risk. Market risk is often dependent upon changes in the level or volatility of interest rates, exchange rates, and prices of financial instruments and commodities, factors that result in frequent changes in the fair value of each partnership’s open positions, and consequently in its earnings, whether realized or unrealized, and cash flow. Gains and losses on open positions of exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts are settled daily through variations margin. Gains and losses on off-exchange-traded forward currency contracts are settled upon termination of the contract. However, each partnership is required to meet margin requirements equal to the net unrealized loss on open forward currency contracts in each partnership’s accounts with the counterparty, which is accomplished by daily maintenance of the cash balance in a customer account held at Morgan Stanley & Co. Incorporated.

      Each partnership’s total market risk may increase or decrease as it is influenced by a wide variety of factors, including, but not limited to, the diversification among each partnership’s open positions, the volatility present within the markets, and the liquidity of the markets.

      The face value of the market sector instruments held by each partnership is typically many times the applicable margin requirements. Margin requirements generally range between 2% and 15% of contract face value. Additionally, the use of leverage causes the face value of the market sector instruments held by each partnership typically to be many times the total capitalization of each partnership.

      Each partnership’s past performance is no guarantee of future results. Any attempt to numerically quantify a partnership’s market risk is limited by the uncertainty of its speculative trading. Each partnership’s speculative trading and use of leverage may cause future losses and volatility (i.e. “risk of ruin”) that far exceed each partnership’s experiences to date under “Each Partnership’s Value at Risk in Different Market Sectors” section below and significantly exceed the VaR tables disclosed below.

      Limited partners will not be liable for losses exceeding the current net asset value of their investment.

Quantifying each Partnership’s Trading Value at Risk

      The following quantitative disclosures regarding the market risk exposure of each partnership contain “forward-looking statements” within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). All quantitative disclosures in this section are deemed to be forward-looking statements for purposes of safe harbor, except for statements of historical fact.

      Each partnership accounts for open positions on the basis of mark to market accounting principles. Any loss in the market value of a partnership’s open positions is directly reflected in the partnership’s earnings and cash flow.

      Each partnership’s risk exposure in the various market sectors traded by the trading advisor is estimated below in terms of Value at Risk (“VaR”). Each partnership estimates VaR using a model based upon historical simulation (with a confidence level of 99%) which involves constructing a distribution of hypothetical daily changes in the value of a trading portfolio. The VaR model takes into account linear exposures to risks including equity and commodity prices, interest rates, foreign exchange rates, and correlation among these variables. The hypothetical changes in portfolio value are based on daily percentage changes observed in key market indices or other market factors to which the portfolio is sensitive. The one-day 99% confidence level of each partnership’s VaR corresponds to the negative change in portfolio value that, based on observed market risk factors, would have been exceeded once in 100 trading days, or one day in 100. VaR typically does not represent the worst case outcome.

      The general partner uses approximately four years of daily market data (1,000 observations) and re-values its portfolio (using delta-gamma approximations) for each of the historical market moves that occurred over this time period. This generates a probability distribution of daily ‘simulated profit and loss’ outcomes. The VaR is the appropriate percentile of this distribution. For example, the 99% one-day VaR would represent the 10th worst outcome from the general partner’s simulated profit and loss series.

      The partnerships’ VaR computations are based on the risk representation of the underlying benchmark for each instrument or contract and do not distinguish between exchange and non-exchange dealer-based instruments. They are also not based on exchange and/or dealer-based maintenance margin requirements.

      VaR models, including the partnerships’, are continuously evolving as trading portfolios become more diverse and modeling techniques and systems capabilities improve. Please note that the VaR model is used to numerically quantify market risk for historic reporting purposes only and is not utilized by either the general partner or the trading advisors in their daily risk management activities. Please further note that VaR as described above may not be comparable to similarly-titled measures used by other entities.

Each Partnership’s Value at Risk in Different Market Sectors

      The following tables indicate the VaR associated with each partnership’s open positions as a percentage of total net assets by primary market risk category at December 31, 2006 and 2005. Until September 30, 2006 and September 15, 2006, respectively, the assets of Charter WCM and Charter Aspect were traded by Millburn Ridgefield Corporation and VK Capital Inc., respectively. Effective December 1, 2006, Winton Capital Management Limited and Aspect Capital Limited began trading the assets of Charter WCM and Charter Aspect, respectively.

Charter Graham:

      At December 31, 2006 and 2005, Charter Graham’s total capitalization was approximately $420 million and $421 million, respectively.

Primary Market Risk Category	December 31, 2006 Value at Risk	December 31, 2005 Value at Risk
	%	%
Equity	(3.14)	(2.37)
Currency	(2.61)	(0.96)
Interest Rate	(1.31)	(0.41)
Commodity	(0.27)	(0.05)
Aggregate Value at Risk	(4.19)	(3.06)

Charter WCM:

      At December 31, 2006 and 2005, Charter WCM’s total capitalization was approximately $44 million and $46 million, respectively.

Primary Market Risk Category	December 31, 2006 Value at Risk	December 31, 2005 Value at Risk
	%	%
Equity	(2.38)	(2.57)
Currency	(0.84)	(1.60)
Interest Rate	(0.76)	(0.50)
Commodity	(1.08)	(0.70)
Aggregate Value at Risk	(3.14)	(3.89)

Charter Aspect:

      At December 31, 2006 and 2005, Charter Aspect’s total capitalization was approximately $124 million and $145 million, respectively.

Primary Market Risk Category	December 31, 2006 Value at Risk	December 31, 2005 Value at Risk
	%	%
Equity	(1.62)	(0.53)
Currency	(1.00)	(0.56)
Interest Rate	(0.85)	(0.80)
Commodity	(1.28)	(1.21)
Aggregate Value at Risk	(2.35)	(1.64)

      The VaR for a market category represents the one-day downside risk for the aggregate exposures associated with this market category. The Aggregate Value at Risk, listed above for each partnership, represents the VaR of a partnership’s open positions across all the market categories, and is less than the sum of the VaRs for all such market categories due to the diversification benefit across asset classes.

      Because the business of each partnership is the speculative trading of futures, forwards, and options, the composition of a partnership’s trading portfolio can change significantly over any given time period, or even within a single trading day, which could positively or negatively materially impact market risk as measured by VaR.

      The tables below supplement the December 31, 2006 VaR set forth above by presenting each partnership’s high, low, and average VaR, as a percentage of total net assets for the four quarter-end reporting periods from January 1, 2006 through December 31, 2006.

Charter Graham

Primary Market Risk Category	High	Low	Average
	%	%	%
Equity	(3.32)	(0.13)	(2.28)
Currency	(2.61)	(0.37)	(1.17)
Interest Rate	(3.49)	(0.69)	(1.65)
Commodity	(0.31)	(0.27)	(0.28)
Aggregate Value at Risk	(6.04)	(0.75)	(3.37)

Charter WCM

Primary Market Risk Category	High	Low	Average
	%	%	%
Equity	(3.09)	—	(1.42)
Currency	(0.94)	(0.04)	(0.58)
Interest Rate	(1.83)	—	(1.02)
Commodity	(1.08)	—	(0.59)
Aggregate Value at Risk	(4.36)	(0.04)	(2.31)

Charter Aspect

Primary Market Risk Category	High	Low	Average
	%	%	%
Equity	(1.62)	—	(0.71)
Currency	(1.00)	—	(0.46)
Interest Rate	(1.87)	—	(0.84)
Commodity	(1.28)	—	(0.57)
Aggregate Value at Risk	(2.59)	—	(1.41)

Limitations on Value at Risk as an Assessment of Market Risk

      VaR models permit estimation of a portfolio’s aggregate market risk exposure, incorporating a range of varied market risks, reflect risk reduction due to portfolio diversification or hedging activities, and can cover a wide range of portfolio assets. However, VaR risk measures should be viewed in light of the methodology’s limitations, which include, but may not be limited to the following:

• past changes in market risk factors will not always result in accurate predictions of the distributions and correlations of future market movements;

• changes in portfolio value caused by market movements may differ from those of the VaR model;

• VaR results reflect past market fluctuations applied to current trading positions while future risk depends on future positions;

• VaR using a one-day time horizon does not fully capture the market risk of positions that cannot be liquidated or hedged within one day; and

• the historical market risk factor data used for VaR estimation may provide only limited insight into losses that could be incurred under certain unusual market movements.

      In addition, the VaR tables above, as well as the past performance of each partnership, give no indication of each partnership’s potential “risk of ruin”.

      The VaR tables provided above present the results of each partnership’s VaR for each of the partnership’s market risk exposures and on an aggregate basis at December 31, 2006 and 2005 and for the four quarter-end reporting periods during calendar year 2006. VaR is not necessarily representative of the historic risk, nor should it be used to predict a partnership’s future financial performance or its ability to manage or monitor risk. There can be no assurance that a partnership’s actual losses on a particular day will not exceed the VaR amounts indicated above or that such losses will not occur more than once in 100 trading days.

Non-Trading Risk

      Each partnership has non-trading market risk on its foreign cash balances. These balances and any market risk they may represent are immaterial.

      Each partnership also maintains a substantial portion of its available assets in cash at Morgan Stanley & Co. Incorporated; as of December 31, 2006, such amounts were equal to approximately 82-91% of each partnership’s net asset value. A decline in short-term interest rates would result in a decline in a partnership’s cash management income. This cash flow risk is not considered to be material.

      Materiality, as used throughout this section, is based on an assessment of reasonably possible market movements and any associated potential losses, taking into account the leverage, optionality, and multiplier features of a partnership’s market sensitive instruments, in relation to the partnership’s net assets.

Qualitative Disclosures Regarding Primary Trading Risk Exposures

      The following qualitative disclosures regarding each partnership’s market risk exposures—except for (A) those disclosures that are statements of historical fact and (B) the descriptions of how a partnership manages its primary market risk exposures—constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Each partnership’s primary market risk exposures, as well as the strategies used and to be used by the general partner and the trading advisors for managing such exposures, are subject to numerous uncertainties, contingencies and risks, any one of which could cause the actual results of each partnership’s risk controls to differ materially from the objectives of such strategies. Government interventions, defaults and expropriations, illiquid markets, the emergence of dominant fundamental factors, political upheavals, changes in historical price relationships, an influx of new market participants, increased regulation and many other factors could result in material losses, as well as in material changes to the risk exposures and the risk management strategies of each partnership. Investors must be prepared to lose all or substantially all of their investment in a partnership.

Morgan Stanley Charter Graham L.P.

      The following were the primary trading risk exposures of Charter Graham at December 31, 2006, by market sector. It may be anticipated, however, that these market exposures will vary materially over time.

      Equity.  The largest market exposure of the partnership at December 31, 2006, was to the global stock index sector, primarily to equity price risk in the G-7 countries. The G-7 countries consist of France, the U.S., Britain, Germany, Japan, Italy, and Canada. The stock index futures traded by the partnership are by law limited to futures on broadly-based indices. At December 31, 2006, the partnership’s primary market exposures were to the DAX (Germany), CAC 40 (France), Euro Stoxx 50 (Europe), NIKKEI 225 (Japan), NASDAQ 100 (U.S.), FTSE 100 (United Kingdom), S&P 500 (U.S.), IBEX 35 (Spain), Hang Seng (China), TOPIX (Japan), Dow Jones (U.S.), and RUSSELL 2000 (U.S.) stock indices. The partnership is typically exposed to the risk of adverse price trends or static markets in the European, U.S., Chinese, and Japanese stock indices. Static markets would not cause major market changes, but would make it difficult for the partnership to avoid trendless price movements, resulting in numerous small losses.

      Currency.  The second largest market exposure of the partnership at December 31, 2006, was to the currency sector. The partnership’s currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes, as well as political and general economic conditions influence these fluctuations. The partnership trades a large number of currencies, including cross-rates - i.e., positions between two currencies other than the U.S. dollar. At December 31, 2006, the partnership’s major exposures were to the euro, Canadian dollar, Australian dollar, Japanese yen, Swiss franc, and British pound currency crosses, as well as to outright U.S. dollar positions. Outright positions consist of the U.S. dollar vs. other currencies. These other currencies include major and minor currencies. The general partner does not anticipate that the risk associated with the partnership’s currency trades will change significantly in the future.

      Interest Rate.  The third largest market exposure of the partnership at December 31, 2006, was to the global interest rate sector. Exposure was primarily spread across the European, U.S., Japanese, and Australian interest rate sectors. Interest rate movements directly affect the price of the sovereign bond futures positions held by the partnership and indirectly affect the value of its stock index and currency positions. Interest rate movements in one country, as well as relative interest rate movements between countries, materially impact the partnership’s profitability. The partnership’s interest rate exposure is generally to interest rate fluctuations in the U.S. and the other G-7 countries. However, the partnership also takes futures positions in the government debt of smaller nations -e.g., Australia. The general partner anticipates that the G-7 countries’ and Australian interest rates will remain the primary interest rate exposure of the partnership for the foreseeable future. The speculative futures positions held by the partnership may range from short to long-term instruments. Consequently, changes in short, medium, or long-term interest rates may have an effect on the partnership.

Commodity.

      Soft Commodities and Agriculturals. At December 31, 2006, the partnership had market exposure to the markets that comprise these sectors. Most of the exposure was to the coffee, cotton, corn, cocoa, wheat, sugar, and soybean meal markets. Supply and demand inequalities, severe weather disruptions, and market expectations affect price movements in these markets.

      Energy.  At December 31, 2006, the partnership had market exposure to the energy sector. The partnership’s energy exposure was shared primarily by futures contracts in crude oil and its related products, and natural gas. Price movements in these markets result from geopolitical developments, particularly in the Middle East, as well as weather patterns and other economic fundamentals. Significant profits and losses, which have been experienced in the past, are expected to continue to be experienced in the future. Natural gas has exhibited volatility in prices resulting from weather patterns and supply and demand factors and will likely continue in this choppy pattern.

      Metals.  At December 31, 2006, the partnership had market exposure in the metals sector. The partnership’s metals exposure was to fluctuations in the price of base metals, such as aluminum, zinc, and copper. The partnership also had exposure to precious metals, such as gold. Economic forces, supply and demand inequalities, geopolitical factors, and market expectations influence price movements in these markets. The trading advisor utilizes trading system(s) to take positions when market opportunities develop, and the general partner anticipates that the partnership will continue to do so.

Morgan Stanley Charter WCM L.P.

      The following were the primary trading risk exposures of Charter WCM at December 31, 2006, by market sector. It may be anticipated, however, that these market exposures will vary materially over time. Until September 30, 2006, the assets of Charter WCM were traded by Millburn Ridgefield Corporation. Effective December 1, 2006, Winton Capital Management Limited trades the assets of Charter WCM.

      Equity.  The largest market exposure of the partnership at December 31, 2006 was to the global stock index sector, primarily to equity price risk in the G-7 countries. The stock index futures traded by the partnership are by law limited to futures on broadly-based indices. At December 31, 2006, the partnership’s primary exposures were to the Euro Stoxx 50 (Europe), NIKKEI 225 (Japan), S&P 500 (U.S.), FTSE 100 (United Kingdom), CAC 40 (France), DAX (Germany), NASDAQ 100 (U.S.), TAIWAN (Taiwan), Hang Seng (China), S&P MIDCAP (U.S.), SPI 200 (Australia), RUSSELL 2000 (U.S.), S&P/MIB (Italy), Canadian S&P 60 (Canada), IBEX 35 (SPAIN), AEX (the Netherlands), and Dow Jones (U.S.) stock indices. The partnership is primarily exposed to the risk of adverse price trends or static markets in the European, U.S., Chinese, Canadian, Japanese and Australian stock indices. Static markets would not cause major market changes, but would make it difficult for the partnership to avoid trendless price movements, resulting in numerous small losses.

      Currency.  At December 31, 2006, the partnership had market exposure to the currency sector. The partnership’s currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes, as well as political and general economic conditions influence these fluctuations. The partnership trades a large number of currencies, including cross-rates — i.e., positions between two currencies other than the U.S. dollar. At December 31, 2006, the partnership’s major exposures were to the euro and Japanese yen currency crosses, as well as to outright U.S. dollar positions. Outright positions consist of the U.S. dollar vs. other currencies. These other currencies include major and minor currencies. The general partner does not anticipate that the risk associated with the partnership’s currency trades will change significantly in the future.

      Interest Rate.  At December 31, 2006 the partnership had market exposure to the global interest rate sector. Exposure was primarily spread across the European, U.S., New Zealand, Japanese, Canadian, Australian, and Swiss interest rate sectors. Interest rate movements directly affect the price of the sovereign bond futures positions held by the partnership and indirectly affect the value of its stock index and currency positions. Interest rate movements in one country, as well as relative interest rate movements between countries, materially impact the partnership’s profitability. The partnership’s interest rate exposure is generally to interest rate fluctuations in the U.S. and the other G-7 countries. However, the partnership also takes futures positions in the government debt of smaller countries — e.g., Australia and New Zealand. The general partner anticipates that the G-7 countries’ interest rates will remain the primary interest rate exposure of the partnership for the foreseeable future. The speculative futures positions held by the partnership may range from short to long-term instruments. Consequently, changes in short, medium, or long-term interest rates may have an effect on the partnership.

Commodity.

      Energy.  The second largest market exposure of the partnership at December 31, 2006 was to the energy sector. The partnership’s energy exposure was primarily to futures contracts in crude oil and its related products, and natural gas. Price movements in these markets result from geopolitical developments, particularly in the Middle East, as well as weather patterns, and other economic fundamentals. Significant profits and losses, which have been experienced in the past, are expected to continue to be experienced in the future. Natural gas has exhibited volatility in price resulting from weather patterns and supply and demand factors and will likely continue in this choppy pattern.

      Metals.  The third largest market exposure of the partnership at December 31, 2006 was to the metals sector. The partnership’s metals exposure was to fluctuations in the price of base metals, such as nickel, copper, aluminum, zinc, lead and tin and precious metals such as silver, and gold. Economic forces, supply and demand inequalities, geopolitical factors, and market expectations influence price movements in these markets. The trading advisor utilizes the trading system(s) to take positions when market opportunities develop, and the general partner anticipates that the partnership will continue to do so.

      Soft Commodities and Agriculturals. At December 31, 2006, the partnership had market exposure to the markets that comprise these sectors. Most of the exposure was to the soybeans, soybean meal, corn, cocoa, sugar, live cattle, soybean oil, wheat, coffee, lean hogs, and feeder cattle markets. Supply and demand inequalities, severe weather disruptions, and market expectations affect price movements in these markets.

Morgan Stanley Charter Aspect L.P.

      The following were the primary trading risk exposures of Charter Aspect at December 31, 2006, by market sector. It may be anticipated, however, that these market exposures will vary materially over time. Until September 15, 2006, the assets of Charter Aspect were traded by VK Capital Inc. Effective December 1, 2006, Aspect Capital Limited trades the assets of Charter Aspect.

      Equity.   The second largest market exposure of the partnership at December 31, 2006, was to the global stock index sector, primarily to equity price risk in the G-7 countries. The stock index futures traded by the partnership are by law limited to futures on broadly-based indices. At December 31, 2006, the partnership’s primary exposure was to the FTSE 100 (United Kingdom), NIKKEI 225 (Japan), DAX (Germany), S&P 500 (U.S.), S&P/MIB (Italy), OMX 30 (Sweden), CAC 40 (France), TAIWAN (Taiwan), IBEX 35 (SPAIN), Euro Stoxx 50 (Europe), Hang Seng (China), Dow Jones (U.S.), SPI 200 (Australia), NASDAQ 100 (U.S.), RUSSELL 2000 (U.S.), Canadian S&P 60 (Canada), and S&P MIDCAP (U.S.) stock indices. The partnership is typically exposed to the risk of adverse price trends or static markets in the European, U.S., Chinese, Canadian, Japanese, and Australian stock indices. Static markets would not cause major market changes, but would make it difficult for the partnership to avoid trendless price movements, resulting in numerous small losses.

      Currency.  The third largest market exposure of the partnership at December 31, 2006, was to the currency sector. The partnership’s currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes, as well as political and general economic conditions influence these fluctuations. The partnership trades a large number of currencies, including cross-rates - i.e., positions between two currencies other than the U.S. dollar. At December 31, 2006, the partnership’s major exposures were to euro and Japanese yen, Norwegian krone, and Hungarian forint currency crosses, as well as to outright U.S. dollar positions. Outright positions consist of the U.S. dollar vs. other currencies. These other currencies include major and minor currencies. The general partner does not anticipate that the risk associated with the partnership’s currency trades will change significantly in the future.

      Interest Rate. At December 31, 2006, the partnership had market exposure to the global interest rate sector. Exposure was primarily spread across European, Australian, Japanese, U.S., and Canadian interest rate sectors. Interest rate movements directly affect the price of the sovereign bond futures positions held by the partnership and indirectly affect the value of its stock index and currency positions. Interest rate movements in one country, as well as relative interest rate movements between countries, materially impact the partnership’s profitability. The partnership’s primary interest rate exposure is generally to interest rate fluctuations in the U.S. and the other G-7 countries. However, the partnership also takes futures positions in the government debt of smaller countries — e.g., Australia. The general partner anticipates that the G-7 countries’ interest rates will remain the primary interest rate exposure of the partnership for the foreseeable future. The speculative futures positions held by the partnership may range from short to long-term instruments. Consequently, changes in short, medium, or long-term interest rates may have an effect on the partnership.

Commodity.

      Energy. The largest market exposure of the partnership at December 31, 2006, was to the energy sector. The partnership’s primary energy exposure was to futures contracts in crude oil, its related products, and natural gas. Price movements in these markets result from geopolitical developments, particularly in the Middle East, as well as weather patterns, and other economic fundamentals. Significant profits and losses, which have been experienced in the past, are expected to continue to be experienced in the future. Natural gas has exhibited volatility in prices resulting from weather patterns and supply and demand factors and will likely continue in this choppy pattern.

      Soft Commodities and Agriculturals. At December 31, 2006, the partnership had market exposure to the markets that comprise these sectors. Most of the exposure was to the coffee, corn, soybeans, sugar, soybean oil, wheat, orange juice, rapeseed, soybean meal, cocoa, cotton, feeder cattle, and oats markets. Supply and demand inequalities, severe weather disruptions, and market expectations affect price movements in these markets.

      Metals. At December 31, 2006, the partnership had market exposure in the metals sector. The partnership’s metals exposure was to fluctuations in the price of base metals, such as aluminum, copper, zinc, nickel, and lead and precious metals, such as gold, silver, and platinum. Economic forces, supply and demand inequalities, geopolitical factors, and market expectations influence price movements in these markets. The trading advisor utilizes the trading system(s) to take positions when market opportunities develop, and the general partner anticipates that the partnership will continue to do so.

Qualitative Disclosures Regarding Non-Trading Risk Exposure

      Until September 30, 2006 and September 15, 2006, respectively, the assets of Charter WCM and Charter Aspect were traded by Millburn Ridgefield Corporation and VK Capital Inc., respectively. New investors and current limited partners are advised that effective December 1, 2006, Winton Capital Management Limited and Aspect Capital Limited trade the assets of Charter WCM and Charter Aspect, respectively.

      The following was the only non-trading risk exposure of the partnerships at December 31, 2006:

      Foreign Currency Balances. Each partnership’s primary foreign currency balances were in:

Charter Graham	Charter WCM	Charter Aspect
euros Hong Kong dollars Japanese yen British pounds Swiss francs Australian dollars	euros British pounds Australian dollars Canadian dollars Japanese yen Hong Kong dollars Swiss francs Hungarian forint New Zealand dollars	Swedish kronor Australian dollars Canadian dollars Japanese yen Hong Kong dollars euros British pounds Swiss francs

      Each partnership controls the non-trading risk of these balances by regularly converting them back into U.S. dollars upon liquidation of the respective positions.

Qualitative Disclosures Regarding Means of Managing Risk Exposure

      Each partnership and its trading advisor, separately, attempt to manage the risk of the partnership’s open positions in essentially the same manner in all market categories traded. The general partner attempts to manage market exposure by diversifying each partnership’s assets among different market sectors and trading approaches, and by monitoring the performance of each trading advisor daily. In addition, the trading advisors establish diversification guidelines, often set in terms of the maximum margin to be committed to positions in any one market sector or market sensitive instrument.

      The general partner monitors and controls the risk of each partnership’s non-trading instrument, cash. Cash is the only partnership investment directed by the general partner, rather than the trading advisors.

THE GENERAL PARTNER

      The general partner and commodity pool operator of each partnership is Demeter Management Corporation, a Delaware corporation formed on August 18, 1977 to act as a commodity pool operator. Effective in 1977, the general partner became registered with the CFTC as a commodity pool operator and is currently a member of the National Futures Association in such capacity. The general partner’s business office is located at 330 Madison Avenue, 8th Floor, New York, New York 10017, telephone (212) 905-2700. The general partner is an affiliate of Morgan Stanley & Co. Incorporated in that they are both wholly-owned subsidiaries of Morgan Stanley, which is a publicly-owned company subject to the reporting requirements of the Securities Exchange Act of 1934. Morgan Stanley’s SEC file number is 1-11758.

      The general partner is or has been the commodity pool operator for 38 commodity pools, including 7 commodity pools that are exempt from certain disclosure requirements pursuant to CFTC Rule 4.7 and the 4 existing Charter Series partnerships, including Morgan Stanley Charter Campbell L.P., for which, effective May 1, 2006, the general partner no longer accepts subscriptions or exchanges for units. As of January 31, 2007 the general partner had approximately $3.3 billion in aggregate net assets under management, making it one of the largest operators of commodity pools in the U.S. As of January 31, 2007, there were approximately 85,000 investors in the commodity pools managed by Demeter.

      The general partner is required to maintain its net worth at an amount equal to at least 10% of the total contributions to each limited partnership for which it acts as a general partner. Morgan Stanley has contributed to the general partner the capital necessary to permit the general partner to meet its net worth obligations as general partner of each partnership and intends to continue to do so. The general partner’s minimum net worth requirements may be modified by the general partner at its option without notice to or the consent of the limited partners, provided the modification does not adversely affect the partnership or the limited partners. The general partner and its principals are not obligated to purchase units but may do so.

      Pursuant to each limited partnership agreement, the general partner is required to contribute to each partnership, in $1,000 increments, the greater of 1% of the aggregate capital contributions by all partners and $25,000. As of January 31, 2007, the general partner’s capital account in each partnership was equal to:

Capital Account
$
Charter Graham	4,431,715
Charter WCM	583,278
Charter Aspect	1,383,514

      A summary of performance information for each partnership from its commencement of operations through January 31, 2007 is set forth in Capsules I through III (and the accompanying footnotes) on pages 31 to 33.

      The general partner does not manage the day-to-day trading of the partnerships, but rather monitors the performance of the partnerships. Based on its observations and in consultation with the trading advisors, the general partner may agree to changes, including changing the allocation of assets among the trading programs and the leverage at which a partnership’s assets are traded. The general partner must approve the category of contracts that are traded by the partnerships, but not each individual trade.

      According to Morgan Stanley’s Form 10-K for the fiscal year ended November 30, 2006, Morgan Stanley had total shareholders’ equity of $35,364 million and total assets of $1,120,645 million as of November 30, 2006. Additional financial information regarding Morgan Stanley is included in the financial statements filed as part of that report and its 2006 annual report. Morgan

Stanley will provide to you at no charge, upon request, copies of its most recent Forms 10-K, 10-Q and 8-K, as filed from time to time with the SEC, by writing to Morgan Stanley at 1585 Broadway, New York, New York 10036 (Attn: Investor Relations). These reports are also available from the SEC, in the manner described under “The Charter Series—Availability of Exchange Act Reports” on page 33.

      Because of their relationship to the partnerships and each other, Morgan Stanley, Morgan Stanley & Co. Incorporated, and the general partner may have liability as a promoter or parent of the partnerships if any violations of the federal securities laws occur in connection with the offering of units.

Directors and Officers of the General Partner

      Walter Davis, age 42, is a Director, Chairman of the Board of Directors and President of the general partner. Mr. Davis has been a principal and associated person of the general partner since May 11, 2006 and July 20, 2006, respectively, and a member of the NFA since July 20, 2006. Mr. Davis was an associated person of Morgan Stanley DW Inc. from August 15, 2006 to on or about April 1, 2007, when, because of the merger of Morgan Stanley DW Inc. into Morgan Stanley & Co. Incorporated, he became an associated person of Morgan Stanley & Co. Incorporated due to the transfer of his original registration as an associated person of Morgan Stanley DW Inc. Mr. Davis is an Executive Director of Morgan Stanley and the Director of Morgan Stanley’s Managed Futures Department. Prior to joining Morgan Stanley in 1999, Mr. Davis worked for Chase Manhattan Bank’s Alternative Investment Group. Throughout his career, Mr. Davis has been involved with the development, management and marketing of a diverse array of commodity pools, hedge funds and other alternative investment funds. Mr. Davis received an MBA in Finance and International Business from the Columbia University Graduate School of Business in 1992 and a BA in Economics from the University of the South in 1987.

      Frank Zafran, age 52, is a Director of the general partner. Mr. Zafran has been a principal of the general partner since December 5, 2002 and was a principal of VK Capital Inc. from December 9, 2002 to June 14, 2004. Mr. Zafran is a Managing Director at Morgan Stanley and, in January 2007, was named Director of Insurance and Annuity Services. Previously, Mr. Zafran was Director of Wealth Solutions Division. Mr. Zafran joined the firm in 1979 and has held various positions in Corporate Accounting and the Insurance Department, including Senior Operations Officer—Insurance Division, until his appointment in 2000 as Director of Retirement Plan Services, responsible for all aspects of 401(k) Plan Services including marketing, sales, and operations. Subsequently, he was named Chief Administrative Officer of Morgan Stanley’s Client Solutions Division in 2002. Mr. Zafran received a B.S. degree in Accounting from Brooklyn College, New York.

      Douglas J. Ketterer, age 41, is a Director of the general partner. Mr. Ketterer is a Managing Director of Morgan Stanley and is head of the Client Solutions Group. The Client Solutions Group is comprised of a number of departments (including, among others, the Alternative Investments Group, Consulting Services Group, Insurance & Annuities Department, Mutual Fund Department, and Retirement & Equity Solutions Group), which offer products and services through Morgan Stanley’s Global Wealth Management Group. Mr. Ketterer joined Morgan Stanley in 1990 and has served in many roles in the corporate finance/investment banking, asset management, and distribution divisions of the firm. Mr. Ketterer received his M.B.A. from New York University’s Leonard N. Stern School of Business and his B.S. in Finance from the University at Albany’s School of Business.

      Andrew Saperstein, age 40, is a Director of the general partner. Mr. Saperstein is Chief Operating Officer of National Sales for Morgan Stanley’s Global Wealth Management Group, and serves as a member of the group’s Executive Committee. One of the largest businesses of its kind in the world with $640 billion in client assets, the Global Wealth Management Group provides a range of wealth management products and services to individuals, businesses and institutions. These include brokerage and investment advisory services, financial and wealth planning, credit and lending, banking and cash management, annuities and insurance, retirement and trust. Prior to joining Morgan Stanley in March 2006, Mr. Saperstein was with Merrill Lynch as First Vice President and Chief Operating Officer of the Direct Division, and served as a member of the Global Private Client Executive Committee. In this capacity, he was responsible for the oversight of the online brokerage unit and the Financial Advisory Center, including the Retail Client Relationship Management group, the Services, Operations and Technology group, the Client Acquisition team, and the Business Development and Analysis team. Mr. Saperstein joined Merrill Lynch in November 2001. Prior to Merrill Lynch, Mr. Saperstein was a partner in the Financial Institutions group of McKinsey & Co. Additionally, he served as co-leader of both the North American Asset Management and Brokerage Practice and North American Recruiting. Mr. Saperstein graduated cum laude from Harvard Law School and summa cum laude from The Wharton School/College of Arts and Sciences at the University of Pennsylvania with a dual degree in Economics and Finance.

      Harry Handler, age 48, is a Director of the general partner. Mr. Handler has been a member of the NFA since August 1, 1985, and was an associated person of Morgan Stanley DW Inc. from February 1, 1984 to on or about April 1, 2007, when, because of the merger of Morgan Stanley DW Inc. into Morgan Stanley & Co. Incorporated, he became an associated person of Morgan Stanley & Co. Incorporated due to the transfer of his original registration as an associated person of Morgan Stanley DW Inc. Mr. Handler serves as an Executive Director at Morgan Stanley in the Global Wealth Management Group. Mr. Handler works in the Capital Markets Division as Equity Risk Officer. Additionally, Mr. Handler serves as Chairman of the Global Wealth Management Group’s Best Execution Committee and manages the Stock Lending business. In his prior position, Mr. Handler was a Systems Director in Information Technology, in charge of Equity and Fixed Income Trading Systems along with the Special Products, such as Unit Trusts, Managed Futures, and Annuities. Prior to his transfer to the Information Technology Area, Mr. Handler managed the Foreign Currency and Precious Metals Trading Desk of Dean Witter, a predecessor company to Morgan Stanley. He also held various positions in the Futures Division where he helped to build the Precious Metals Trading Operation of Dean Witter. Before joining Dean Witter, Mr. Handler worked at Mocatta Metals as an Assistant to the Chairman. His roles at Mocatta Metals included stints on the Futures Order Entry Desk and the Commodities Exchange Trading Floor. Additional work included building a computerized Futures Trading System and writing a history of the company. Mr. Handler graduated on the Dean’s List from the University of Wisconsin-Madison with a B.A. degree and a double major in History and Political Science.

      Richard D. Gueren, age 45, is a Director of the general partner. Mr. Gueren has been a member of the NFA since October 4, 2005, and was an associated person of Morgan Stanley DW Inc. from October 7, 2005 to on or about April 1, 2007, when, because of the merger of Morgan Stanley DW Inc. into Morgan Stanley & Co. Incorporated, he became an associated person of Morgan Stanley & Co. Incorporated due to the transfer of his original registration as an associated person of Morgan Stanley DW Inc. Mr. Gueren is Executive Director, Retail Options and Transactional Futures of Morgan Stanley. He is responsible for marketing the options and futures product to the firm’s approximately 600 offices and approximately 9,000 Financial Advisors/Investment Representatives. Mr. Gueren first joined Dean Witter in August 1986, as a Compliance Analyst and in October 1987 became a member of the Options Strategy/Trading team. In 1997, Dean Witter merged with Morgan Stanley. Mr. Gueren is the firm’s Senior Registered Options Principal. He is a member of several Morgan Stanley committees, including the firm’s National Error Committee and Best Execution Committee. He is an advisory member to the Credit & Risk Committee. Mr. Gueren is also an active member of several exchange and industry committees, including the Managing Directors committee for the Chicago Board Options Exchange, and the Retail Advisory committees for the American Stock Exchange, the Philadelphia Stock Exchange, the Pacific Stock Exchange,

and the International Securities Exchange. Mr. Gueren is also an Industry Arbitrator for the NASD and has been seated on numerous industry cases over the past eight years. He has also been asked to testify as an expert witness regarding options on numerous occasions. Mr. Gueren holds a Bachelor of Science in Economics from the University of Hartford.

      Michael P. McGrath, age 38, is a Director of the general partner. Mr. McGrath is a Managing Director and the Director of Product Development for Morgan Stanley’s Global Wealth Management Group. In this role, Mr. McGrath oversees the flow of new products and services being offered through Global Wealth Management in the United States. He coordinates the Firm’s New Product Committee as well as being a voting member on the committee. He is also a voting member of the Global Wealth Management Alternative Investments Due Diligence Committee, the Global Wealth Management Insurance Due Diligence Committee, and the Portfolio Architect Oversight Committee and is a member of the Global Advisor Research Due Diligence Committee. Mr. McGrath joined Morgan Stanley in 2004, after three years with Nuveen Investments, a publicly traded investment management company headquartered in Chicago, Illinois. At Nuveen, Mr. McGrath served as a Managing Director and oversaw the development of alternative investment products catering to the ultra-high net worth investor. Mr. McGrath received his BA degree from Saint Peters College in 1990 and his MBA in Finance from New York University in 1996.

      Jacques Chappuis, age 37, is a Director of the general partner. Mr. Chappuis is a Managing Director of Morgan Stanley and Head of Alternative Investments for the Global Wealth Management Group. Prior to joining Morgan Stanley in 2006, Mr. Chappuis was Head of Alternative Investments for Citigroup’s Global Wealth Management Group and prior to that a Managing Director at Citigroup Alternative Investments. Before joining Citigroup, Mr. Chappuis was a consultant at the Boston Consulting Group, where he focused on the financial services sector, and a corporate finance Associate at Bankers Trust Company. Mr. Chappuis received an MBA in Finance, with honors, from the Columbia University Graduate School of Business in 1998 and a BA in finance from Tulane University in 1991.

      Lee Horwitz, age 55, is the Chief Financial Officer of the general partner. Mr. Horwitz currently serves as an Executive Director within Morgan Stanley’s Financial Control Group. Mr. Horwitz joined Morgan Stanley in March 1984 and has held a variety of positions throughout Morgan Stanley’s organization during his tenure. Mr. Horwitz received a B.A. degree from Queens College and an MBA from Rutgers University. Mr. Horwitz is a Certified Public Accountant.

      The general partner and its officers and directors may, from time to time, trade futures, forwards, and options for their own proprietary accounts. The records of trading in such accounts will not be made available to you for inspection.

      As of the date of this prospectus, none of the directors or executive officers of the general partner beneficially own units of any partnership.

THE TRADING ADVISORS

      New investors and current limited partners of Charter WCM are advised that the general partner has entered into a management agreement with Winton Capital Management Limited to serve as the sole trading advisor of Charter WCM effective December 1, 2006. Winton replaced Millburn Ridgefield Corporation, the partnership’s previous trading advisor, whose management agreement was terminated September 30, 2006. Winton manages the partnership’s net assets pursuant to the same fees previously payable to Millburn, including the monthly management fee and monthly incentive fee. The partnership pays incentive fees to Winton based upon the performance of Winton beginning December 1, 2006, without regard to any losses incurred by the prior trading advisor. Pursuant to the terms of the management agreement, the general partner changed the name of the partnership from Morgan Stanley Charter Millburn L.P. to Morgan Stanley Charter WCM L.P. A description of Winton and its trading program begins on page 72.

      New investors and current limited partners are advised that the general partner entered into a management agreement with Aspect Capital Limited to serve as the sole trading advisor of Charter Aspect effective December 1, 2006. Aspect replaced VK Capital Inc., the partnership’s previous trading advisor and an affiliate of the general partner, whose management agreement was terminated September 15, 2006. Aspect manages the partnership’s net assets pursuant to the same fees payable to VK Capital Inc., except that the incentive fee changed from a quarterly incentive fee to a monthly incentive fee. The partnership pays incentive fees to Aspect based upon the performance of Aspect beginning December 1, 2006, without regard to any losses incurred by the prior trading advisor. Pursuant to the terms of the management agreement, the general partner changed the name of the partnership from Morgan Stanley Charter MSFCM L.P. to Morgan Stanley Charter Aspect L.P. A description of Aspect and its trading program begins on page 79.

Management Agreements

      Each trading advisor has entered into a management agreement with its respective partnership and the general partner. The term of the management agreement with Charter Graham will expire on December 31, 2007. The initial term of the management agreement with Charter WCM will expire on February 28, 2008. The initial term of the management agreement with Charter Aspect will expire on November 30, 2007. Each of the foregoing management agreements will renew annually unless terminated by the general partner or the trading advisor. The trading advisor is responsible for directing the investment and reinvestment in futures, forwards, and options of the partnership’s assets. Each management agreement will terminate if the partnership terminates, and may be terminated by the partnership at any month-end upon five days’ prior written notice to the trading advisor. Each partnership may also terminate its management agreement immediately for events that the general partner believes would have an immediate adverse effect on the partnership, such as a violation of a partnership’s trading policy. Each management agreement may also be terminated by the trading advisor for events that it deems would have a material adverse effect on its abilities to perform under the management agreement, such as the implementation of a new trading limitation not agreed to by the trading advisor.

Introduction to Trading Advisor Descriptions

      The biographies of the principals and brief summaries of the trading programs of the trading advisor for each partnership are set forth below. The success of each partnership is dependent upon the success of its trading advisor. However, in evaluating these descriptions, an investor should be aware that each trading advisor’s trading methods are proprietary and confidential, the trading advisor selected for a partnership may change, and even if the same trading advisor continues to trade for a partnership it may make substantial modifications to its trading programs. Investors will generally not be made aware of when a trading advisor makes a modification to its trading program.

      The descriptions of each trading advisor, its trading programs and its principals are general and are not intended to be exhaustive. It is not possible to provide a precise description of any trading advisor’s trading program. Furthermore, each trading advisor may refer to specific aspects of its trading programs, which aspects may also be applicable to other trading advisors that did not choose to make specific reference to these aspects of their own trading programs. As a consequence, contrasts in the following descriptions may not, in fact, indicate a substantive difference between the different programs involved. However, all non-proprietary information about a trading program that the trading advisor believes to be material has been included.

      A trading advisor’s registration with the CFTC or its membership in the National Futures Association should not be taken as an indication that any such agency has recommended or approved the trading advisor.

      Except as noted below, the trading advisors and their principals have no affiliation with any futures commission merchant, introducing broker, or principal thereof, and do not and will not participate in brokerage commissions, directly or indirectly. As of the date of this prospectus, none of the trading advisors or any principal of a trading advisor beneficially owns any units in any partnership.

Morgan Stanley Charter Graham L.P.

      The trading advisor for Charter Graham is Graham Capital Management, L.P. Graham is a Delaware limited partnership which was organized in May 1994. Graham’s main business address is Rock Ledge Financial Center, Rowayton, Connecticut, 06853. Graham has been registered with the CFTC as a commodity pool operator and commodity trading advisor since July 1994 and is a member of the National Futures Association in such capacities.

Principals

      KGT, Inc. is the general partner of Graham. KGT, Inc. is a Delaware corporation of which Kenneth G. Tropin is the President and sole shareholder.

      KGT Investment Partners, L.P. is the limited partner of Graham. KGT Investment Partners, L.P. is a Delaware limited partnership. Its general partner is KGT, Inc., and its principal investor is Mr. Tropin.

      Kenneth G. Tropin is the Chairman, the founder and a principal of Graham. Mr. Tropin has developed the majority of Graham’s core trading programs and he is responsible for the overall management of the organization, including the investment of its proprietary trading capital. Prior to founding Graham in 1994, Mr. Tropin served as President, Chief Executive Officer, and a Director of John W. Henry & Company, Inc., during which the assets under management grew from approximately $200 million to approximately $1.2 billion. Previously, Mr. Tropin was Senior Vice President at Dean Witter Reynolds, where he served as Director of Managed Futures and as President of Demeter Management Corporation and Dean Witter Futures and Currency Management Inc. Mr. Tropin has also served as Chairman of the Managed Funds Association and its predecessor organization, which he was instrumental in founding during the 1980’s.

      Paul Sedlack is Chief Executive Officer, the General Counsel and a principal of Graham. He oversees the operation of the finance and administration departments and is also responsible for all legal and compliance matters. Mr. Sedlack began his career at the law firm of Coudert Brothers in New York in 1986 and was resident in Coudert’s Singapore office from 1988 to 1989. Prior to joining Graham in June 1998, Mr. Sedlack was a Partner at the law firm of McDermott, Will & Emery in New York, focusing on securities and commodities laws pertaining to the investment management and related industries. Mr. Sedlack received a J.D. from Cornell Law School in 1986 and an M.B.A. in Finance in 1983 and B.S. in Engineering in 1982 from State University of New York at Buffalo.

      Michael S. Rulle Jr. is the President and a principal of Graham. As President of Graham, Mr. Rulle oversees Graham’s portfolio managers as well as the risk management department. Prior to joining Graham in February 2002, Mr. Rulle was President of Hamilton Partners Limited, a private investment company that deployed its capital in a variety of internally managed equity and fixed income alternative investment strategies on behalf of its sole shareholder, Stockton Reinsurance Limited, a Bermuda based insurance company. From 1994 to 1999, Mr. Rulle was Chairman and CEO of CIBC World Markets Corp., the U.S. broker-dealer formerly known as CIBC Oppenheimer Corp. Mr. Rulle served as a member of its Management Committee, Executive Board and Credit Committee and was Co-Chair of its Risk Committee. Business responsibilities included Global Financial Products, Asset Management, Structured Credit and Loan Portfolio Management. Prior to joining CIBC World Markets Corp., Mr. Rulle was a Managing Director of Lehman Brothers and a member of its Executive Committee and held positions of increasing responsibility since 1979. At Lehman, Mr. Rulle founded and headed the firm’s Derivative Division, which grew to a $600 million enterprise by 1994. Mr. Rulle received his M.B.A. from Columbia University in 1979, where he graduated first in his class, and he received his bachelor’s degree from Hobart College in 1972 with a concentration in political science.

      Robert E. Murray is the Chief Operating Officer and a principal at Graham and is responsible for the management and oversight of client services, systematic trading, and technology efforts. Prior to joining Graham, from 1984 until June 2003, Mr. Murray held positions of increasing responsibility at various Morgan Stanley entities (and predecessors), including Managing Director of the Strategic Products Group, Chairman of Demeter Management Corporation (a commodity pool operator that grew to $2.3 billion in assets under management during Mr. Murray’s tenure) and Chairman of Morgan Stanley Futures & Currency Management Inc. (a commodity trading advisor). During his time at Morgan Stanley, Mr. Murray was a principal of Demeter Management Corporation from June 21, 1995 to June 27, 2003, an associated person of Morgan Stanley DW Inc. (since merged into Morgan Stanley & Co. Incorporated) from March 20, 1997 to June 27, 2003, and a principal of VK Capital Inc. from August 19, 1993 to October 29, 2003. Mr. Murray is currently a member of the Board of Directors of the National Futures Association and serves on its Membership and Finance Committees. Mr. Murray has served as Vice Chairman and a Director of the Board of the Managed Funds Association. Mr. Murray received a Bachelor’s Degree in Finance from Geneseo State University in 1983.

      Thomas P. Schneider is an Executive Vice President, the Chief Trader and a principal of Graham. He is responsible for managing Graham’s systematic futures trading operations, including order execution, formulating policies and procedures, and developing and maintaining relationships with independent executing brokers and futures commission merchants. Mr. Schneider has also been an NFA arbitrator since 1989 and has served on the MFA’s Trading and Markets Committee. From June 1985 through September 1993, Mr. Schneider held positions of increasing responsibility at ELM Financial, Inc., a commodity trading advisor in Dallas, Texas, where he was ultimately Chief Trader, Vice President and Principal responsible for 24-hour trading execution, compliance and accounting. In January 1994, Mr. Schneider began working as Chief Trader for Chang Crowell Management Corporation, a commodity trading advisor in Norwalk, Connecticut, where he was responsible for streamlining operations for more efficient order execution, and for maintaining and developing relationships with over 15 futures commission merchants on a global basis. Mr. Schneider graduated from the University of Notre Dame in 1983 with a B.B.A. in Finance and received his Executive M.B.A. from the University of Texas at Austin in 1994.

      Robert G. Griffith is an Executive Vice President and a principal of Graham, responsible for evaluating and implementing research-related initiatives. Prior to joining Graham, Mr. Griffith’s company, Veridical Methods, Inc., provided computer programming and consulting services to such firms as GE Capital, Lehman Brothers and Morgan Guaranty Trust. He received his B.B.A. in Management Information systems from the University of Iowa in 1979.

      Fred J. Levin is the Chief Economist, a Senior Discretionary Trader and a principal of Graham specializing in fixed income markets with particular emphasis on short-term interest rates. Prior to joining Graham in March 1999, Mr. Levin was employed as director of research at Aubrey G.

Lanston & Co. Inc. From 1991 to 1998, Mr. Levin was the chief economist and a trader at Eastbridge Capital. From 1988 to 1991, Mr. Levin was the chief economist and a trader at Transworld Oil. From 1982 to 1988, Mr. Levin was the chief economist, North American Investment Bank at Citibank. From 1970 to 1982, Mr. Levin headed the domestic research department and helped manage the open market desk at the Federal Reserve Bank of New York. Mr. Levin received an M.A. in economics from the University of Chicago in 1968 and a B.S. from the University of Pennsylvania, Wharton School in 1964.

      Savvas Savvinidis, C.P.A., joined Graham in April 2003 as Chief Financial Officer and a principal. He was Chief Operating Officer of Agnos Group, L.L.C. from January 2001-February 2003 and had previously served as Director of Operations of Moore Capital Management, Inc., from October 1994 to June 2000, and of Argonaut Capital Management, Inc., from July 1993 to September 1994. From May 1988 to June 1993, he worked at Lehman Brothers and from July 1986 to April 1988, at the North American Investment Bank of Citibank. Upon graduating from St. John’s University with a B.S. in Accounting, Mr. Savvinidis started his career with Grant Thornton in 1984, where he received his CPA designation in 1986. He is a member of the New York Society of C.P.A.’s.

      Alex Mucelli is an Executive Vice President and a principal of Graham, specializing in institutional client relationships as well as the development of structured products and portable alpha initiatives. Prior to joining Graham in March 2006, Mr. Mucelli held the positions of Chief Operating Officer and Head of Client Services at Arden Asset Management, LLC, a New York based fund of hedge funds which, at the time of his departure, was a leading absolute return low volatility focused fund provider with a diverse institutionally focused product mix and approximately $10 billion under management. Prior to joining Arden in February 2003, Mr. Mucelli held various positions with Goldman Sachs & Co. from March 1994 to December 2002, including leadership roles within the firm’s sales and trading businesses, Goldman Sachs Wealth Management, and the Investment Banking Division. Mr. Mucelli received a B.A. in History from Hamilton College in 1986.

      William Pertusi is the Risk Manager and a principal of Graham, responsible for identifying, monitoring and acting upon financial risks relative to financial returns in Graham’s diverse trading strategies. Prior to joining Graham in April 2006, Mr. Pertusi held the positions of Director and Risk Manager at SAC Capital Advisors LLC from July 2004 to April 2006. Mr. Pertusi was an associated person of SAC Advisors from June 5, 2003 to June 28, 2006, and a principal of SAC Advisors from June 5, 2003 to May 26, 2005. From July 2002 to July 2004 he was employed as a Portfolio Manager at SAC specializing in mortgage backed securities. From March 1999 to July 2002, Mr. Pertusi held various positions with Lehman Brothers Inc. including Senior Vice President and Global Head of Content for e-Commerce. From January 1992 through February 1998 he worked at Lehman as Senior Vice President holding positions in sales, trading, and risk management. Mr. Pertusi was an associated person of Lehman Brothers from May 12, 1992 to February 6, 1998 and from May 3, 1999 to July 24, 2002. Mr. Pertusi worked at Credit Suisse First Boston as a Director from February 1998 through November 1998. He held the position of Vice President in fixed income sales at Salomon Brothers Inc. from June 1990 to January 1992, and Assistant Vice President in fixed income sales at The First Boston Corporation from June 1987 through June 1990. Mr. Pertusi received a B.S. in Electrical Engineering from Lehigh University in 1983, an M.B.A. from Harvard in 1987, and an M.S. in Mathematics from Fairfield University in 2006.

      Robert C. Hill is a discretionary trader and a principal of Graham, specializing in the energy commodity markets. Prior to joining Graham in April 2003, Mr. Hill worked as a consultant at Gerson Lehrman Group. From November 1999 to October 2002, he was employed as Director of Trading at Duke Energy. From March 1997 to October 1999, Mr. Hill was an energy trader at Louis Dreyfus Energy Corp. and from May 1994 to March 1997, he worked for Enterprise Products Company as a distribution coordinator for energy products. Mr. Hill received an M.B.A. in 1997 from the University of St. Thomas in Houston, TX and a B.A. in 1992 from Stephen F. Austin State University.

      Steven T. Aibel is a discretionary trader and a principal of Graham, specializing in global macro markets with a primary focus on foreign exchange. Prior to joining Graham in July 2003, Mr. Aibel worked as a proprietary trader at J.P. Morgan Chase from April 2002 to March 2003 trading foreign exchange. He began his career at Goldman Sachs and Co. in the precious metals area in 1988 until 1993, moving over to the foreign exchange area of Goldman Sachs and Co. until November 1994. Following work in the foreign exchange area of Lehman Brothers from then until June 1995, Mr. Aibel worked at Credit Suisse First Boston as a Deutsche Mark market maker from July 1995 until July 1997 and a proprietary foreign exchange trader from July 1997 until April 2000. Mr. Aibel was a partner at Monroe Capital from May 2000 to January 2001. He worked as a trading sector desk manager at Bank of America from March 2001 through April 2002. Mr. Aibel received an MBA in 1988 with a double major in Finance and International Business and a B.A. in 1987 in Finance, all from George Washington University.

      Xin-yun Zhang is a discretionary trader and a principal of Graham, specializing in fixed income. Prior to joining Graham in September 2003, Mr. Zhang worked at Tudor Investment Corp. from January 2000 to August 2003, where his trading focused on U.S. and Japanese government bonds. From October 1995 to January 2000, he was a fixed-income trader for Greenwich Capital. He worked in fixed-income research for Long-Term Capital Management from October 1993 to October 1995. He received a B.S. from Beijing University in 1983 and a Ph.D. in theoretical physics from University of California, San Diego in 1989, and was a post-doctoral research fellow at Rutgers University from 1989-1993.

      David Ciocca is a discretionary trader and a principal of Graham, specializing in equity futures. Prior to joining Graham in March 2002, Mr. Ciocca was employed as a portfolio manager at Niederhoffer Investments from April 2001 to February 2002, where he concentrated on the short-term modeling and trading of futures and options. From December 1998 to April 2001, Mr. Ciocca was a principal of DLC Capital Management, Inc., a registered investment advisor that focused on investment portfolio management, and trading strategy development. Mr. Ciocca has a Bachelor of Science in Engineering (1993) and a Master of Science in Finance (1998) from Rochester Institute of Technology, Rochester, New York.

      Leslie A. Falconio is a discretionary trader and a principal of Graham specializing in the U.S. fixed income markets with particular emphasis on relative value in the liquid rates markets, hedging strategies and derivatives. Prior to joining Graham in September of 2005, Ms. Falconio was a founding member of Silex Capital Partners, LP, from 2004 to 2005. For 2003, Ms. Falconio was a Senior Portfolio Manager at Soros Fund Management and was a principal of Soros from March 14, 2003 to May 1, 2003. From 1995 to 2002, Ms. Falconio was a Senior Portfolio Manager at OppenheimerFunds. From 1992 to 1995, Ms. Falconio was a Portfolio Manager at MetLife. From 1988 to 1990, Ms. Falconio was an auditor for Chase Bank. Ms. Falconio received an M.B.A. in Finance from the William E. Simon Graduate School of Business at the University of Rochester in 1992, and a B.S. in Finance and M.I.S. from the State University of New York at Buffalo in 1988.

      Eric C. Fill is a discretionary trader and a principal of Graham, specializing in foreign currency. Prior to joining Graham in March 2005, Mr. Fill was employed at Commerzbank Securities as a senior proprietary trader from April 2004 through November 2004. From October 1988 to April 2004, Mr. Fill was employed at Commerzbank New York. While at Commerzbank, he worked as a global macro proprietary trader (1996 to 2004) and a foreign exchange sales trader (1994 to 1996). Between 1991 and 1994, Mr. Fill ran the money market funding desk for Commerzbank Atlanta. From 1989 to 1991 he was a money market trader at Commerzbank New York. Mr. Fill graduated from the University of Rochester with a B.A. in Economics in 1988.

      Britton Holland is a discretionary trader and a principal of Graham, specializing in the energy commodity markets. Prior to joining Graham in March 2004, Mr. Holland worked as manager, financial trading at Duke Energy Corporation. From August 1998 to April 2002, he was employed in various groups at Duke Energy Corporation ranging from risk management to term deal origination before moving to financial trading. Mr. Holland received a B.A. in Economics in 1997 from the University of Texas in Austin, Texas.

      Peter Jepsen is a discretionary trader and a principal of Graham, specializing in global macro markets with a focus on fixed income and currencies. Prior to joining Graham in March 2006, Mr. Jepsen was employed as a portfolio manager at Exis Capital Management in New York from March 2002 to March 2006. From February 2001 to February 2002, he worked as a portfolio manager at Argonaut Capital Management in New York. Mr. Jepsen began his career at Bankers Trust/Deutsche Bank Asset Management in June 1993 where he worked on the international fixed income desk and thereafter the domestic fixed income desk until January 2001. Mr. Jepsen was a principal of BT Asset Management Inc. from September 22, 2000 to January 2, 2002. He qualified as a Chartered Financial Analyst in 1996. Mr. Jepsen graduated from Bucknell University in June 1993 where he received his B.A. in Economics.

      Raymond T. Murphy is a discretionary trader and principal of Graham specializing in statistical option volatility strategies relating to equity index and individual commodity markets. Mr. Murphy was registered with the NFA as a floor broker from September 16, 1993 to March 8, 2007 and from November 24, 1987 to June 27, 1990. Prior to joining Graham in September 2006, Mr. Murphy was president, from July 1992 through August 2006, of RTM Management, Inc., a consulting firm he founded concentrating on development and implementation of trading strategies and index development. Mr. Murphy was the primary architect of the Standard & Poor’s Commodity Indices and served as a consultant to Standard & Poor’s periodically between 2001 and 2005. From June 1986 and June 1992, Mr. Murphy was employed as a portfolio manager at Intermarket Management Inc. At various times during the period he worked at RTM Management, Inc., he was also an associated person of a registrant doing business as Carter Road LLC (from March 10, 2004 to December 1, 2006), where he was a senior trader; with Intermarket Brokerage LLC (from September 17, 2002 to March 10, 2004), where he was a programmer and analyst; and with Intermarket Asset Management LLC (from September 17, 2002 to December 5, 2003), where he was a senior trader and principal. Mr. Murphy received a B.S. in Finance from Fairfield University in 1982.

      Gina Palmieri is a discretionary trader and a principal of Graham specializing in U.S. fixed income markets with particular emphasis in structured finance credit sectors and fixed income hedging instruments. Prior to joining Graham in September of 2005, Ms. Palmieri was a founding partner of Silex Capital Partners, LP, from 2004 to 2005. From 1994 to 2002, Ms. Palmieri was a Senior Portfolio Manager at OppenheimerFunds. From 1992 to 1994, Ms. Palmieri was a structured products analyst and trader at MetLife. From 1986 to 1990, Ms. Palmieri was the Manager of SEC Reporting at ITT Hartford. From 1983 to 1985, Ms. Palmieri was a senior auditor at Coopers & Lybrand, during which time she also qualified as a Certified Public Accountant (CPA). Ms. Palmieri received an M.B.A. in Finance from The Wharton School at the University of Pennsylvania in 1992, and a B.S. in Accounting from the University of Connecticut at Storrs in 1983.

      Sri Viswanath is a discretionary trader and a principal of Graham, specializing in options and equity indices. Prior to joining Graham in December 2004, Mr. Viswanath worked as a portfolio manager at Welton Investment Corporation from December 2003 to November 2004. From July 1999 to November 2003, he worked for Neiderhoffer Investments as an investment manager; and from November 1998 to June 1999 Mr. Viswanath traded his own strategy. Prior to that, Mr. Viswanath worked as a portfolio manager at Core Capital Management from September 1997 through November 1998. From March 1996 to October 1997, he was the director of research at Logical Information Machines. From June 1993 to July 1995, he worked for Chemical Bank as an interest rate swap trader. Mr. Viswanath received his B.S. in Finance from Central Michigan University in 1989, and his M.B.A. from The University of Texas at Austin in 1993 and did graduate-level course work in finance at The University of Texas at Austin from August 1995 through October 1996.

      During the five years preceding the date of this prospectus, there have been no material administrative, civil or criminal actions, including actions pending, on appeal or concluded, against Graham or its principals.

      Graham and its principals may, from time to time, trade futures, forward, or options contracts for their own proprietary accounts. These accounts may take positions that are opposite, or ahead of, positions advocated for clients. Such trades may or may not be in accordance with the Graham trading programs described below. Although Graham maintains records of these trades, clients of Graham are not entitled to inspect these records except in certain limited circumstances. Graham may place block orders with a brokerage firm on behalf of multiple accounts, including accounts in which Graham or its principals have an interest. If Graham or its principals place the same trade orders for their accounts as they do for their clients in a single block order with a brokerage firm, the brokerage firm allocates the trade fill prices assigned to each account in a manner consistent with that firm’s policy. Unless an average price of split fills is allocated, split fills generally are allocated to accounts on a “high to low” basis—accounts are ranked based on commencement of trading, and the highest split fill prices are allocated to the highest-ranked accounts. Therefore, any advantage a high-ranked account enjoys on a sell order generally is offset by its disadvantage on the buy order.

The Graham Trading Programs

      Graham currently trades approximately 50% of Charter Graham’s assets pursuant to its Global Diversified Program, as described below, at 1.5 times the standard leverage it applies for such program and approximately 50% of Charter Graham’s assets pursuant to its K4 Program, as described below, at 1.5 times the standard leverage it applies for such program. Margin requirements over time at standard leverage are expected to average about 13% to 20% of equity for accounts traded by Graham; thus, Graham expects the margin requirements for Charter Graham over time to average about 20% to 30% of Charter Graham’s net assets. Increased leverage will alter risk exposure and may lead to greater profits and losses and trading volatility. See “Risk Factors—Trading and Performance Risks—The partnerships’ trading is highly leveraged, which accentuates the trading profit or trading loss on a trade” on page 11, and “Risk Factors—Trading Advisor Risks—Charter Graham’s use of an increased rate of leverage could affect performance” on page 15. Subject to the prior approval of the general partner, Graham may, at any time, trade a portion of the partnership’s assets pursuant to one or more of Graham’s other systematic programs and at an increased or reduced rate of leverage. In consultation with Graham, the general partner may, from time to time, reallocate the assets of a partnership among the trading programs offered by the trading advisor for the partnership.

      As of January 31, 2007, Graham was managing approximately $625.3 million of funds in the Global Diversified Program at Standard Leverage, approximately $398.3 million of funds in the Global Diversified Program at 150% Leverage, approximately $339.8 million of funds in the K4 Program at Standard Leverage, approximately $444 million of funds in the K4 Program at 150% Leverage, approximately $295 million of funds in the Graham Selective Trading Program at Standard Leverage, and approximately $5.4 billion of assets in all of its trading programs.

      Each Graham investment program is built around one or more of Graham’s trend-following trading systems. Graham’s trend systems are designed to participate selectively in potential profit opportunities that can occur during periods of price trends in a diverse number of U.S. and international markets. The trend systems establish positions in markets where the price action of a particular market signals the computerized systems used by Graham that a potential trend in prices is occurring. The trend systems are designed to analyze mathematically the recent trading characteristics of each market and statistically compare such characteristics to the historical trading patterns of the particular market. The trend systems also employ proprietary risk management and trade filter strategies that seek to benefit from sustained price trends while reducing risk and volatility exposure.

      In connection with its programs’ systematic trading, Graham may employ discretion in determining the leverage and timing of trades for new accounts and the market weighting and participation. In unusual or emergency market conditions, Graham may also utilize discretion in establishing positions or liquidating positions or otherwise reducing portfolio risk where Graham believes, in its sole discretion, that it is in the potential best interest of its clients to do so. While such actions are anticipated to occur very infrequently, no assurance can be given that Graham’s discretionary actions in these programs will enhance performance.

Global Diversified Program

      The Global Diversified Program features the first trend system that Graham developed, which began trading client accounts in 1995. It utilizes multiple computerized trading models and offers broad diversification in both financial and non-financial markets, trading in approximately 65 global markets. The Global Diversified Program’s trend system is primarily long-term in nature and is intended to generate significant returns over time with an acceptable degree of risk and volatility. The computer models on a daily basis analyze the recent price action, the relative strength and the risk characteristics of each market and compare statistically the quantitative results of this data to years of historical data on each market.

Graham Selective Trading Program

      The Graham Selective Trading Program features a Graham trend system developed in 1997, which utilizes an appreciably different trading system than other Graham trend systems. The Graham Selective Trading Program trend system uses a mathematical model to identify certain price patterns that have very specific characteristics indicating a high probability that a significant directional move will occur. Although the Graham Selective Trading Program trend system does not trade against the market trend, this model should be distinguished from a true trend-following strategy inasmuch as it will only participate in specific types of market moves that meet the restrictive criteria of the model, typically requiring a substantial increase in volatility.

K4 Program

      The K4 Program trend system was developed in 1998 and commenced trading operations in January 1999. Like the Graham Selective Trading Program trend system, the K4 Program trend system uses a mathematical model to identify certain price patterns that have very specific characteristics indicating that there is a high probability that a significant directional move will occur. The K4 Program trend system normally enters or exits a position only when a significant price and volatility spike takes place. It is designed to have a high percentage of winning trades and it normally maintains a neutral position in approximately 50% of the markets in the portfolio.

Multi-Trend Program

      The Multi-Trend Program provides access through one single investment to all three individual Graham investment programs, including the trend system and other component strategies of each investment program. The Multi-Trend Program allocates 33.3% of its assets equally to each of the Global Diversified Program, the Graham Selective Trading Program, and the K4 Program. As market conditions or other circumstances change, Graham may alter the weightings of the individual programs and add or subtract other programs to the Multi-Trend Program, as it deems appropriate.

      As part of each of its three investment programs, Graham utilizes the trend system or systems associated with the program as indicated above, but may also include shorter term trend systems as well as counter-trend trading systems and trading systems that do not seek to identify or follow price trends at all. Such systems generally are based on computerized mathematical models and rely primarily on technical rather than fundamental information as the basis for their trading decisions. Graham has combined several of these newer systems into the Graham High Frequency Program, an additional investment program that is now available for managed accounts. The Graham High Frequency Program was developed in 2005 and uses multiple systems designed to identify and profit generally from short-term (including intra-day) price action using a variety of algorithm-based trading techniques, including momentum, counter-trend and breakout strategies. Risk exposure is systematically and dynamically updated throughout the day to quickly adapt to changing market conditions and is controlled through the use of targets and stops to control downside volatility and trade size is adjusted to control liquidity risk. While the Graham High Frequency Program principally employs short-term strategies and Graham’s other trend systems principally employ long-term strategies, other included systems and strategies may include different time horizons as well. In addition, Graham may include as a part of any investment program discretionary trading strategies that, unlike Graham’s systematic trading strategies, determine trades subjectively on the basis of a Graham trader’s personal assessment of trading data and trading experience.

      Graham believes that the use of multiple trading systems and strategies for each account can diversify the management of a client’s capital, enhance performance and reduce volatility and risk. Counter-trend systems, non-trend systems and other strategies may add value attributable to their low correlation to Graham’s trend systems. Importantly, counter-trend systems, non-trend systems and other strategies may generate successful performance results in trading range type markets where there are few long-term trends.

      Graham also expects to develop additional trading systems and strategies and to modify the systems currently in use over time. Graham believes strongly in the importance of research and development activities and particularly in the development of new trading strategies. The decision to add or subtract systems or strategies from any investment program shall be at the sole discretion of Graham. Clients will not be informed of these changes as they occur.

Morgan Stanley Charter WCM L.P.

      Effective December 1, 2006, Winton Capital Management replaced Millburn Ridgefield Corporation as the trading advisor for Charter WCM (formerly known as Morgan Stanley Charter Millburn L.P.). Winton Capital Management Limited, organized in 1997, is a United Kingdom company. Winton became registered with the CFTC as a commodity trading advisor in January 1998 and is a member of the National Futures Association in such capacity. Winton has its principal office at 1-5 St. Mary Abbot’s Place, London W8 6LS, United Kingdom.

Principals

      David Winton Harding is a director and a principal of Winton. Mr. Harding founded Winton in February 1997. Having graduated from Cambridge University with a First Class Honors Degree, he began his career in the financial industry in 1982. Between September 1982 and December 1984, he held various positions as a UK Gilt trader and salesman at two UK stockbrokers: Wood MacKenzie and Johnson Matthey & Wallace. He then joined Sabre Fund Management Ltd., a CFTC-registered CTA located in London, as an assistant technical trader and researcher, and was later promoted to Director of Research. In December 1986, he moved to Brockham Securities Ltd. a privately owned sugar trading and managed futures company, to assist in the development and marketing of the firm’s futures fund management services.

      In February 1987, he left Brockham Securities Ltd and, together with colleagues Michael Adam and Martin Lueck, founded Adam, Harding and Lueck Ltd., a computer-driven, research based CTA. Adam, Harding and Lueck Ltd. became registered with the CFTC in February 1987. By 1989, this firm had grown into the UK’s largest CTA, with more than $50 million under management. At that time, the principals sold a 51% stake to E D & F Man Group Ltd., one of the largest distributors of futures funds internationally.

      Between 1989 and 1993, when assets under management rose to $300 million, Mr. Harding headed up Adam, Harding and Lueck Ltd.’s quantitative research team, supervising about 15 full-time research staff, supported by a software team of around a dozen programmers. This team developed a multiplicity of quantitative trading strategies in addition to Adam, Harding and Lueck Ltd.’s successful trend-following trading approach. During this time, he was also involved in the company’s international institutional marketing efforts, in particular in Europe, the Middle East, South East Asia, Japan and the U.S.

      In September 1994, E D & F Man Group Ltd. bought out the minority shares owned by Mr. Harding and the original partners, and Adam, Harding and Lueck Ltd. was consolidated into ED&F Man Group Ltd.’s fund management division. Mr. Harding then formed and headed up a new division of E D & F Man Group Ltd., called E D & F Man Group Ltd. Quantitative Research, leading a research team that developed quantitative trading models primarily for use by E D & F Man Group Ltd.’s fund management companies. Mr. Harding left E D & F Man Group Ltd. in August 1996 to begin preparations for the launch of Winton, which he formed in February 1997. As well as being the founding principal and managing director of Winton, Mr. Harding has been responsible for the development of the research department and in 2005 successfully set up an office in Oxford dedicated entirely to research and development.

      Osman Murgian is a founding director and a principal of Winton. Educated in Brighton College in England, Mr. Murgian was also one of the original shareholders and directors of Adam, Harding and Lueck Ltd. Mr. Murgian lives in Nairobi, Kenya, and is the owner of or an investor in a number of international businesses ranging from real estate to transportation. Mr. Murgian has a beneficial interest of more than 10% of Winton’s share capital. This interest is held by Saminvest (Jersey) Ltd. and Amalco Investments Ltd. both of which are investment holding companies owned by Mr. Murgian’s family foundation.

      Martin John Hunt is a director and a principal of Winton. Mr. Hunt began his career in the UK managed futures industry in October 1983, at which time he was employed as a trainee trader for a trading advisor, Futures Fund Management Ltd. In January 1986, he was appointed manager of the trading operations for Sabre Fund Management, also a trading advisor. In February 1988, he joined Adam, Harding and Lueck Ltd., then a newly established trading advisor, where he was responsible for the company’s trading operations. These trading operations were complex, and Mr. Hunt’s role was to ensure the efficient execution of the firm’s computer-generated futures and interbank orders on over $120 million of assets under management. These orders spanned more than 60 markets, 5 time zones and 15 exchanges worldwide.

      In August 1991, Mr. Hunt assumed responsibility for marketing and operations at Royston lnvestments, Ltd. which at the time was a CFTC-registered CTA. In March 1994, he established himself as an independent marketing and compliance consultant to firms in the UK managed futures industry. These consultancy activities continued until February 1997, when he was recruited by David Harding to handle the formation, structuring and subsequent day-to-day running of Winton. At Winton, Mr. Hunt supervises the company’s operations, as well as being directly involved in the marketing of Winton’s investment management approach worldwide. Mr. Hunt also has responsibility for the firm’s regulatory compliance and finance.

      Anthony Daniell, born in 1954, leads Winton’s sales and marketing team. After ten years in the British Army, which included gaining a civil engineering degree, Mr. Daniell began his career in the financial sector in March 1983 at David Allsopp and Partners, as an equity analyst following U.S. defense companies. He moved to Rowe and Pitman in April 1986 where he became co-head of U.S. equity sales. From March 1994 to December 2001 Mr. Daniell was co-head of emerging markets and then head of Latin American Equities. During this time Mr. Daniell was responsible for cash and derivative sales, trading and research and was promoted to managing director in January 1999. During the period April 1986 to December 2001, as a result of a series of mergers and acquisitions, Rowe and Pitman changed its name a number of times and ultimately became part of UBS. Mr. Daniell left UBS in December 2001. In January 2002 he started at Eday Ltd. began to assist Winton’s marketing. In October 2004 Mr. Daniell became a Winton employee and then became a director in October 2006.

      During the five years preceding the date of this prospectus, there have been no material administrative, civil or criminal actions, including actions pending, on appeal or concluded, against Winton or its principals.

      Winton and its principals may, from time to time, trade futures, forward, or options contracts for their own proprietary accounts. These accounts may take positions that are opposite to positions advocated for clients. Such trades may or may not be in accordance with the Winton trading programs described below. Although Winton maintains records of these trades, clients of Winton are not entitled to inspect these records except in certain limited circumstances.

      Description of the Diversified Trading Program

      Winton will trade assets in accordance with its Diversified Trading Program which has been trading since 1997. The Winton Diversified Trading Program uses a statistically-derived systematic model to trade a diversified portfolio of more than 100 futures and forward contracts. The contracts traded cover a global range and are widely diversified across the financial and commodity sectors. Winton expects the margin requirements for Charter WCM’s assets traded pursuant to Winton’s Diversified Trading Program to average about 20% of those assets.

      As of January 31, 2007, Winton Capital Management Limited was managing approximately $7.5 billion pursuant to its Diversified Trading Program and approximately $7.9 billion of client assets in all of its programs (notional funds included).

      Description of Trading Methods and Strategies

      Winton’s investment technique consists of trading a portfolio of more than 100 futures and forward contracts on major commodity exchanges and forward markets worldwide, employing a computerized, technical, trend-following trading system developed by its principals. This system tracks the daily price movements from these markets around the world, and carries out certain computations to determine each day how long or short the portfolio should be to maximize profit within a certain range of risk. If rising prices are anticipated, a long position will be established; a short position will be established if prices are expected to fall.

      The trading methods applied by Winton are proprietary, complex and confidential. As a result, the following discussion is of necessity general in nature and not intended to be exhaustive. Winton plans to continue the research and development of its trading methodology and, therefore, retains the right to revise any methods or strategy, including the technical trading factors used, the markets traded and/or the money management principles applied.

      A Technical Trend-Following System.   Technical analysis refers to analysis based on data intrinsic to a market, such as price and volume. This is to be contrasted with fundamental analysis which relies on factors external to a market, such as supply and demand. The Diversified Trading Program uses no fundamental factors.

      A trend-following system is one that attempts to take advantage of the observable tendency of the markets to trend, and to tend to make exaggerated movements in both upward and downward directions as a result of such trends. These exaggerated movements are largely explained as a result of the influence of crowd psychology or the herd instinct, amongst market participants.

      A trend-following system does not anticipate a trend. In fact, trend-following systems are frequently unprofitable for long periods of time in particular markets or market groups, and occasionally they are unprofitable for spells of more than a year, even in large portfolios. However, over a span of years, Winton believes such an approach, applied to a sufficiently diversified portfolio of markets, has proven to be consistently profitable.

      The Winton trading system has been developed by relating the probability of the size and direction of future price movements with certain indicators, derived from past price movements which characterize the degree of trending of each market at any time. Winton believes its application of advanced classical statistics to the understanding of market behavior provides it with an edge over other trend following systems. Winton believes this enables its system to suffer smaller losses during the inevitable whipsaw periods of market behavior and thus take better advantage of the significant trends when they occur, by focusing more resources on them.

      A Non Discretionary System.   Trade selection is not subject intervention by Winton’s principals and therefore is not subject to the influences of individual judgement. As a mechanical trading system, the Winton model embodies all the expert knowledge required to analyze market data and direct trades, thus eliminating the risk of basing a trading program on one indispensable person. Equally as important is the fact that mechanical systems can be tested in simulation for long periods of time and the model’s empirical characteristics can be measured.

      The system’s output is rigorously adhered to in trading the portfolio and intentionally no importance is given to any external or fundamental factors. While it may be seen as unwise to ignore information of obvious value, such as that pertaining to political or economic developments, Winton believes the disadvantage of this approach is far outweighed by the advantage of the discipline that rigorous adherence to such a system instills. Significant profits are often made by the Winton system, by holding on to positions for much longer than conventional wisdom would dictate. An individual taking trading decisions, and paying attention to day-to-day events, could easily be deflected from the chance of fully capitalizing on such trends, when not adhering to such a system.

      Markets Traded.   The Winton system trades in all the easily accessible and liquid U.S. and non-U.S. futures and forward contracts that it practically can. Forward markets include major currencies and base metals, the latter category being traded on the London Metal Exchange. Winton is constantly looking for new opportunities to add additional markets to the portfolio, thus further increasing the portfolio’s diversification.

      Diversification of Markets.   Taking positions in a variety of unrelated markets has been shown, over time, to decrease system volatility. By employing a sophisticated and systematic scheme for placing orders in a wide array of markets, Winton believes it can be demonstrated that there is a high expectation of an overall profit being realized after a sufficient period of time.

      The trading strategy and account management principles described here are factors upon which Winton will base its trading decisions. Such principles may be revised from time to time by Winton as it deems advisable or necessary. Accordingly, no assurance is given that all of these factors will be considered with respect to every trade or recommendation made or that consideration of any of these factors in a particular situation will lessen risk of loss or increase the potential for profits.

      Execution of Orders and Order Allocation

      Winton will select the type of order to be used in executing trades and may use any type of order permitted by the exchange on which the order is placed.

      Winton may place individual orders for each account or a block order for all accounts in which the same commodity interest is being cleared through the same futures commission merchant. In the latter instance, Winton will allocate trades to accounts using a proprietary algorithm. The aim of this algorithm is to achieve an average price for transactions as close as mathematically possible for each account. This takes the form of an optimization process where the objective is to minimize the variation in the average traded price for each account. On occasion, it may direct the futures commission merchant for the accounts to employ a neutral order allocation system to assign trades. Partial fills will be allocated in proportion to account size.

      Past Performance of Winton

      Set forth below are the following Capsules: Capsule A is the past performance history of Winton’s Diversified Trading Program and Capsule B is the pro forma performance capsule of the Winton Diversified Trading Program adjusted to reflect the fees, expenses and interest income of Charter WCM. The footnotes following Capsule B are an integral part of the Capsules.

      You are cautioned that the information set forth in the following Capsule performance summaries is not necessarily indicative of, and may have no bearing on, any trading results that may be attained by Winton or Charter WCM in the future, since past results are not a guarantee of future results. There can be no assurance that Winton or the partnership will make any profits at all, or will be able to avoid incurring substantial losses. You should also note that interest income may constitute a significant portion of a commodity pool’s total income and, in certain instances, may generate profits where there have been realized or unrealized losses from commodity trading.

      THERE IS NO ASSURANCE THAT CHARTER WCM’S TRADING PROGRAM WILL ACHIEVE ITS OBJECTIVE, AND CHARTER WCM’S ACTUAL INVESTMENT RESULTS MAY VARY SUBSTANTIALLY FROM ITS INVESTMENT OBJECTIVE.

      CHARTER WCM’S TRADING PROGRAM IS SPECULATIVE AND INVOLVES SUBSTANTIAL RISKS. THE USE OF FUTURES, FORWARDS AND OTHER INVESTMENT TECHNIQUES THAT WINTON MAY EMPLOY FROM TIME TO TIME CAN SUBSTANTIALLY INCREASE THE RISK TO WHICH CHARTER WCM’S INVESTMENT PORTFOLIO IS SUBJECT. ACCORDINGLY, CHARTER WCM’S ACTIVITIES COULD RESULT IN SUBSTANTIAL LOSSES.

CAPSULE A

Winton Capital Management Limited
Winton Diversified Trading Program

OCTOBER 1997 THROUGH JANUARY 2007

Name of commodity trading advisor: Winton Capital Management Limited
Name of program: Winton Diversified Trading Program
Inception of trading by commodity trading advisor: October 1997
Inception of trading in program: October 1997
Number of open accounts: 41
Aggregate assets overall: $7.8 billion
Aggregate assets in program: $7.4 billion
Worst monthly drawdown past five years: (12.03)% (March 2003)
Worst peak-to-valley drawdown past five years: (31.09)% (6 months, November 2001-May 2002)
2007 year to date return: 4.03%
2006 annual return: 15.83%
2005 annual return: 7.66%
2004 annual return: 20.31%
2003 annual return: 25.52%
2002 annual return: 12.86%

	Rate of Return (Computed on a compounded monthly basis)
Month	2007	2006	2005	2004	2003	2002	2001*	2000	1999	1998	1997
	%	%	%	%	%	%	%	%	%	%	%
January	4.03	3.93	(5.16)	2.65	5.30	(10.81)	4.58	(3.66)	(1.51)	1.50
February		(2.74)	5.72	11.93	11.95	(6.14)	0.57	1.75	3.55	3.27
March		3.88	4.70	(0.50)	(11.14)	11.44	7.48	(3.13)	(4.24)	8.02
April		5.68	(4.03)	(8.27)	2.07	(4.66)	(5.23)	1.53	10.09	(1.48)
May		(3.21)	6.49	(0.16)	10.18	(3.80)	(3.32)	(0.50)	(8.58)	8.53
June		(1.34)	2.85	(3.12)	(5.85)	7.32	(2.95)	(1.28)	5.31	3.23
July		(0.62)	(2.15)	0.88	(1.15)	4.79	0.72	(4.33)	(1.93)	1.35
August		4.58	7.66	2.64	0.69	5.48	0.02	2.82	(3.64)	11.06
September		(1.43)	(6.50)	4.78	0.71	7.42	4.48	(7.54)	(0.16)	4.52
October		1.43	(3.02)	3.37	5.46	(7.76)	12.45	2.50	(6.13)	(5.65)	(12.97)
November		3.10	7.05	6.38	(2.68)	(1.09)	(7.56)	7.10	13.12	1.18	9.96
December		2.03	(4.59)	(0.58)	10.00	13.46	(4.02)	16.04	9.20	9.19	8.34

Year	4.03	15.83	7.66	20.31	25.52	12.86	5.56	9.72	13.24	53.26	3.68

	(1 month)

* Note that performance prior to 2002 is not required to be disclosed under CFTC rules.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

CAPSULE B

PRO FORMA PERFORMANCE OF WINTON DIVERSIFIED PROGRAM
OCTOBER 1997 THROUGH JANUARY 2007

Name of commodity trading advisor: Winton Capital Management Limited
Name of program: Winton Diversified Trading Program
Inception of trading by commodity trading advisor: October 1997
Inception of trading in program: October 1997
Number of open accounts: 41
Aggregate assets overall: $7.8 billion
Aggregate assets in program: $7.4 billion
Worst monthly drawdown past five years: (13.57)% (March 2003)
Worst peak-to-valley drawdown past five years: (27.39)% (4 months, October 2001-February 2002)
2007 year to date return: 3.62%
2006 annual return: 12.53%
2005 annual return: 3.33%
2004 annual return: 17.06%
2003 annual return: 21.57%
2002 annual return: 13.29%

	Rates of Return
Month	2007	2006	2005	2004	2003	2002	2001*	2000	1999	1998	1997
	%	%	%	%	%	%	%	%	%	%	%
January	3.62	3.82	(5.51)	2.94	5.03	(11.00)	4.81	(3.28)	(1.65)	1.32
February		(3.26)	5.66	11.59	11.67	(6.31)	0.80	1.89	3.54	3.00
March		3.86	4.48	(0.79)	(13.57)	11.39	7.69	(3.17)	(4.70)	7.67
April		6.06	(4.37)	(8.93)	2.34	(4.79)	(5.49)	1.63	10.55	(1.86)
May		(4.18)	6.32	(0.45)	11.95	(3.93)	(3.44)	(0.58)	(9.83)	8.32
June		(1.95)	2.63	(3.46)	(7.27)	7.30	(3.00)	(1.21)	5.71	2.98
July		(1.00)	(2.48)	0.60	(1.50)	4.77	0.95	(4.33)	(2.11)	1.14
August		4.78	7.47	2.48	0.62	5.79	(0.52)	3.04	(3.69)	10.87
September		(2.03)	(7.74)	4.87	0.51	8.53	4.78	(7.52)	(0.32)	4.39
October		1.23	(3.36)	3.30	6.23	(8.29)	12.32	2.86	(6.06)	(6.02)	(13.10)
November		3.21	7.22	6.06	(3.48)	(1.41)	(8.90)	7.62	13.39	0.90	9.59
December		1.96	(5.25)	(0.92)	10.52	14.26	(4.42)	16.21	9.78	9.29	8.05

Compound Annual (Period) Rate of Return	3.62	12.53	3.33	17.06	21.57	13.29	3.65	11.71	12.38	49.22	2.90

	(1 month)

* Note that performance prior to 2002 is not required to be disclosed under CFTC rules.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

      Footnotes to Winton’s Capsule Performance Summaries

      “Inception of trading by commodity trading advisor” is the date on which Winton began trading client accounts.

      “Inception of trading in program” is the date on which Winton began trading client accounts pursuant to the program shown.

      “Number of open accounts” is the number of accounts directed by Winton pursuant to the program shown as of January 31, 2007.

      “Aggregate assets overall” is the aggregate amount of assets in non-proprietary accounts under the management of Winton as of January 31, 2007.

      “Aggregate assets in program” in the aggregate amount of assets in the program specified as of January 31, 2007.

      “Drawdown” means losses experienced by the trading program over a specified period. A small number of accounts in the portfolio composites have experienced monthly drawdowns and peak-to-valley drawdowns that are materially larger than the largest composite monthly drawdown and peak-to-valley drawdown. These variances result from factors such as small account size (i.e., accounts with net assets of less than the prescribed portfolio minimum, which therefore trade fewer contracts than the standard portfolio), intra-month account opening or closing, significant intra-month additions or withdrawals, and investment restrictions imposed by the client.

      “Worst monthly drawdown past five years” means greatest percentage decline in net asset value due to losses sustained by the trading program from the beginning to the end of a calendar month during the most recent five calendar years.

      “Worst peak-to-valley drawdown past five years” means greatest cumulative percentage decline in month-end net asset value of the trading program due to losses sustained by an account during a period in which the initial month-end net asset value of the trading program is not equaled or exceeded by a subsequent month-end net asset value of the program during the most recent five calendar years.

      “Compound annual and year-to-date/period rate of return” presented in the composite performance capsules for the period October 1997 to December 2003 are calculated based on the “Fully-Funded Subset” method as prescribed by the CFTC. The rate of return is calculated by dividing the sum of net performance of the qualifying Fully-Funded Subset by the beginning net assets of the qualifying Fully-Funded Subset, except in periods of significant additions or withdrawals to the accounts in the qualifying Fully-Funded Subset. In such instances, the Fully-Funded Subset is adjusted to exclude accounts with significant additions or withdrawals that would materially distort the rate of return pursuant to the Fully-Funded Subset method. Subsequent to December 2003, period rate of return % is calculated by dividing net performance by nominal account size. Additions and withdrawals are accounted for in accordance with the modified OAT (Only Accounts Traded) method as described in NFA Rule 2-34. Returns are then compounded to arrive at the year-to-date rate of return.

      Footnotes to Capsule B Pro Forma Performance Summary

      Capsule B above reflects pro forma rates of return, which are the result of the general partner making certain pro forma adjustments to the past performance record of client accounts managed pursuant to the Winton Diversified Trading Program, the trading program to be employed by Winton for Charter WCM. The pro forma adjustments are an attempt to approximately reflect Charter Winton’s brokerage, management and incentive fees and interest income, as opposed to the fees, expenses, interest income, applicable to the various accounts included in Capsule A above.

      Capsule B must be read in conjunction with the description of Winton and its trading program above. Furthermore, you must be aware that pro forma rates of return have certain inherent limitations: pro forma adjustments are only an approximate means of modifying historical records to reflect certain aspects of the economic terms of Charter WCM, constitute no more than mathematical adjustments to actual performance numbers, and give no effect whatsoever to such factors as possible changes in trading approach that might have resulted from the different fee structure, interest income and other factors applicable to Charter WCM as compared to Winton’s actual trading. The general partner believes that the method used above provides a fair representation of the pro forma effect of the different fees and interest income on the composite trading results.

      While the general partner believes that the information set forth in Capsule B is relevant to evaluating an investment in Charter WCM, no representation is, or could be, made that Capsule B presents what the results of Charter WCM would have been in the past or are likely to be in the future. Past results are not a guarantee of future results.

Morgan Stanley Charter Aspect L.P.

      Effective December 1, 2006, Aspect Capital Limited replaced VK Capital Inc. as the trading advisor for Charter Aspect (formerly known as Morgan Stanley Charter MSFCM L.P.). Aspect was established in 1997 by Martin Lueck, Anthony Todd, Eugene Lambert and Michael Adam, all of whom were involved in the development of Adam, Harding and Lueck Limited (now called ED&F Man Investment Products Limited). Aspect has now grown to a team of 103, with a strong focus on research and implementation. As of January 31, 2007, Aspect was managing approximately $4.5 billion overall, including approximately $3.6 billion in the Aspect Diversified Program, the trading program to be employed by Aspect for Charter Aspect.

      Aspect is a limited liability company registered in England and Wales (registration number 3491169), which is regulated in the United Kingdom by the Financial Services Authority. Since October 1999, Aspect has been a member of the National Futures Association, registration number 0296934, and has been registered with the CFTC as a commodity trading advisor and commodity pool operator. Aspect has also been registered with the National Futures Association as a principal of its commodity trading advisor subsidiary Aspect Capital Inc. (registration number 0346983) since August 2004. Aspect has also been registered with the Securities and Exchange Commission as an investment adviser since October 2003. The main business address of Aspect is Nations House, 103 Wigmore Street, London, W1U 1QS, England. Aspect’s telephone number in London is +44 20 7170 9700.

Principals

      The principals, directors and officers of Aspect that will make the trading decisions for Charter Aspect are Anthony Todd, Martin Lueck, Michael Adam, Robert Wakefield and Gavin Ferris. RMF Investment Management, a principal of Aspect, is a subsidiary of the Man Group plc. Man Group plc is a leading global provider of alternative investment products and solutions as well as one of the world’s largest futures brokers. Certain Man Group plc subsidiaries are registered with the CFTC as futures commission merchants and/or introducing brokers. Aspect may execute transactions for Charter Aspect with such Man Group plc entities, which will receive compensation in connection with such transactions. The compensation paid to such Man Group plc entities is negotiated to be at market rates. In addition to RMF Investment Management, the following persons are principals of Aspect.

      Martin Lueck, President of Aspect Capital Inc. Mr. Lueck co-founded Aspect in 1997, and has been an NFA-registered principal and associated person of Aspect from October 1999 to the present. Mr. Lueck has also been registered with the National Futures Association as a principal of Aspect’s CTA subsidiary, Aspect Capital Inc., since October 2004 and as an associated person of Aspect Capital Inc. since December 2004. From December 1995 to December 1997, Mr. Lueck developed a publishing business. From February 1987, when Mr. Lueck founded Adam, Harding and Lueck Limited together with Messrs. Adam and Harding, until September 1994, when Adam, Harding and Lueck Limited was sold to Man Group plc, Mr. Lueck was with Adam, Harding and Lueck Limited. He initially focused on trading system research before taking on responsibility for the further development of the proprietary software language which provided the platform for all of Adam, Harding and Lueck Limited’s product engineering and implementation. During the period from August 1989 to April 1996, Mr. Lueck was registered with the National Futures Association as a principal and associated person of Adam, Harding and Lueck Limited and ED&F Man Investment Products Limited. Mr. Lueck was a Director of Research at Brockham Securities Limited, a London based CTA, from October 1984 to February 1987 and an executive at Nomura International from January to October 1984. Mr. Lueck holds an M.A. in Physics from Oxford University.

      Anthony Todd, Chief Executive Officer. Mr. Todd is a co-founder and Chief Executive Officer of Aspect, and has been an NFA-registered principal and associated person of Aspect from October 1999 to the present. Mr. Todd also has been a principal by financial interest of Aspect Capital Inc. since April 14, 2005. Before establishing Aspect, Mr. Todd worked for five years (from

March 1992 to October 1997) at Adam, Harding and Lueck Limited initially as Director of Financial Engineering and Product Development, before moving to Switzerland as Director of Marketing and Institutional Sales. Prior to this role, Mr. Todd was a strategy consultant at Mars & Co., a Paris based consultancy, from September 1990 to March 1992. From July 1989 to July 1990, Mr. Todd studied at INSEAD, Boulevard De Constance, in France, and from 1982 to June 1989 he was with UBS in London as Assistant Director in the International Government Bond Group. Mr. Todd holds a B.A. in Physics from Oxford University and an M.B.A. from INSEAD.

      Robert Wakefield, Chief Operations Officer. Mr. Wakefield joined Aspect in May 2000 having spent six years, from June 1993 until September 1999, working for Tullett and Tokyo in London and New York on their institutional futures and options sales desk, and then for ED&F Man International from September 1999 to April 2000. His responsibilities were the building and servicing of a large, high volume, institutional client base executing futures, exchange traded options, bonds and equities. Mr. Wakefield has extensive experience in the mechanics of financial markets and Automated Trading Platforms. Mr. Wakefield has been an National Futures Association-registered principal of Aspect from January 2004 to the present.

      Michael Adam, Chief Investment Officer. Mr. Adam co-founded Aspect Capital in 1997, and has been an NFA-registered principal of Aspect from January 2004 to the present. Mr. Adam also has been a principal by financial interest of Aspect Capital Inc. since April 12, 2005. In 1994 Mr. Adam co-founded a software company, called Inventure, where he acted as Chairman until 1997, when he resigned to start Aspect. Inventure provided the foreign exchange option evaluation software, Fenics, and the trader analytical tool, Ranger, formerly developed for Paul Tudor Jones. From 1993 to 1994, Mr. Adam was Managing Director of Adam, Harding and Lueck Limited in London, which he co-founded with Martin Lueck and David Harding in February 1987. During the period from May 1989 to February 1995, Mr. Adam was registered with the National Futures Association as a principal and associated person of Adam, Harding and Lueck Limited and ED&F Man Investment Products Limited. From 1991 to 1993, Mr. Adam was Managing Director of Adam Harding & Lueck AG in Switzerland, with responsibility for building its brokerage, execution and administrative operations. Mr. Adam was a Director of Brockham Securities Limited from July 1982 to February 1987, with particular responsibility for the design and implementation of quantitative trading systems. Mr. Adam also currently serves as a non-executive Director of GFInet, a leading derivatives broker. Mr. Adam was awarded a scholarship to study Physics at Magdalen College, Oxford.

      James Walker, Chief Financial Officer. Mr. Walker, who joined Aspect in May 2004, drives the business development area and heads the finance function. Mr. Walker joined Aspect from 3i plc, where he worked first as an Investment Manager and then was promoted to Director. From September 1990 to July 1995, he was a Higher Executive Officer and later a Principal at the UK Department of Trade and Industry. From 1989 to 1990, he was a Sales Executive for Forward Trust Limited. Prior to that, he worked as a Sales Executive for Paperlink Limited. Mr. Walker holds a BA (Hons) in Economics from Kings’ College, Cambridge.

      John Wareham, Chief Commercial Officer. Mr. Wareham, who joined Aspect in September 2005, leads the company’s sales, marketing and client service teams. Mr. Wareham has more than fifteen years of senior-level experience in the financial markets. From November 2001 to September 2005, Mr. Wareham was globally responsible for the Foreign Exchange and Emerging Markets businesses at AIG Trading Group and AIG Financial Products. Prior to joining AIG, from April 2001 to November 2001, Mr. Wareham was the Chief Operating Officer for Atriax Ltd. From February 1995 until April 2001, Mr. Wareham was with Merrill Lynch, where he was responsible for a successful structured products business in a number of roles, including Global Head of FX Options Trading, Head of Private Client Strategies Group and Global Head of FX. Mr. Wareham worked for Goldman Sachs from February 1991 to February 1995 as a Senior FX Options Trader. Prior to Goldman Sachs, Mr. Wareham was with Morgan Stanley as a FX Options Trader from January 1987 until February 1991. From June 1986 to January 1987, Mr. Wareham was in Credit Analysis at Lehman Brothers, and he was a Trainee Credit Analyst in the Republic Bank of Dallas

NA from June 1985 to June 1986. Mr. Wareham holds a BSC (Economics) from the London School of Economics and a Masters in Philosophy from St. Antony’s College, University of Oxford.

      Simon Rockall, Corporate, Compliance and Legal Director. Mr. Rockall is Aspect’s Company Secretary and manages Aspect’s Corporate, Legal and Compliance areas. Mr. Rockall joined Aspect in August 2003 from GFI Group (independent provider of brokerage, software and data services) where from May 2001 he was Head of Corporate Development and Company Secretary for the European region of the business. He joined GFI following its acquisition of Fenics Software (provider of the de-facto market standard software for the pricing and analysis of FX Options) where he was Head of the Legal Group, Vice President and Group Company Secretary between September 1997 and May 2001, where he made a material contribution in a broad number of corporate transactions including the preparation of the business for a public listing on the LSE. Between September 1994 - September 1997 Mr. Rockall worked for Barclays Bank PLC on its high level Management Program. Mr. Rockall has a Law degree from Exeter University.

      Gavin Ferris, Chief Architect. Mr. Ferris joined Aspect in January 2006 and heads up the creation of Aspect’s next generation systematic architecture. Prior to joining Aspect, from October 2003, he was the Chief Executive Officer and co-founder of Crescent Technology Ltd, which designs statistical trading systems for hedge funds. Between May 2003 and October 2003 Mr. Ferris was the Chief Technology Officer for Crescent Asset Management Ltd, an Econometric Software Development company with oversight of all software development at the company. Between March 1997 and August 2003, he was the Chief Technology Officer, co-founder and Board Director of RadioScape, a world leader in digital signal processing. At RadioScape, Mr. Ferris was responsible for the oversight of all software development and had a significant role in developing key Intellectual Property. He held the position of lead software engineer of the core technology group, heading up the development of the Nile production management software system at DreamWorks SKG Feature animation production from July 1995 to February 1997. Mr. Ferris holds a 1st class degree and PhD from Cambridge University.

      During the five years preceding the date of this prospectus, there have been no material administrative, civil or criminal actions, including actions pending on appeal or concluded, against Aspect or its principals.

      Description of the Aspect Diversified Program

      Aspect will trade the assets of Charter Aspect pursuant to the Aspect Diversified Program. The Aspect Diversified Program is a broadly diversified global trading system that deploys multiple trading strategies that seek to identify and exploit directional moves in market behavior of a broad range of global financial instruments including (but not limited to) futures contracts in bonds, currencies, interest rates, equities, equity indices, debt securities and selected physical commodities. By maintaining comparatively small exposure to any individual market, the aim is to achieve real diversification.

      The core objectives of the Aspect Diversified Program are to:

• produce strong medium-term capital appreciation;

• seek and exploit profit opportunities in both rising and falling markets using a disciplined quantitative and systematic investment process;

• seek non-correlation with the broad bond and stock markets and thereby play a valuable role in enhancing the risk/return profile of traditional investment portfolios; and

• minimize risk by operating in a diverse range of markets and sectors using a consistent investment process that adheres to pre-defined and monitored risk limits and determines market exposure in accordance with factors including (but not limited to) market correlation, volatility, liquidity and the cost of market access.

      The investment approach that underpins the Aspect Diversified Program is proprietary. Aspect’s investment philosophy has remained consistent and involves a scientific approach to investment driven by Aspect’s belief that market behavior is not random but rather contains statistically measurable and predictable price movements and anomalies which, through sophisticated quantitative research and a disciplined approach, can be successfully identified and exploited for profit.

      The Aspect Diversified Program employs a fully automated system to collect, process and analyze market data (including current and historical price data) and identify and exploit directional moves (or “trends”) in market behavior, trading across a variety of frequencies to exploit trends over a range of timescales. Positions are taken according to the aggregate signal and are adjusted to control risk.

      The Aspect Diversified Program is a broadly diversified global trading system that deploys multiple trading strategies that seek to identify and exploit directional moves in market behavior of a broad range of global financial instruments including (but not limited to) bonds, currencies, interest rates, equities, equity indices, debt securities and selected physical commodities. By maintaining comparatively small exposure to any individual market, the aim is to achieve real diversification. The Aspect Diversified Program seeks to maintain positions in a variety of markets. Market concentration varies according to the strength of signals, volatility and liquidity, amongst other factors.

      Allocation Methodology

      Allocations to the strategy, markets and asset classes traded by the Aspect Diversified Program are reviewed on a regular basis using a robust and stable quantitative methodology which takes into account a range of factors that may include liquidity, risk and expected returns. The Aspect Diversified Program does not have any inherent preference for, or bias towards, any market, asset class or instrument but rather aims to maximize returns within liquidity constraints.

      Risk Management

      A fundamental principle of Aspect’s investment approach is the importance of a robust risk management framework. Aspect employs a value-at-risk methodology and other risk management procedures to monitor the risk of the Aspect Diversified Program within pre-defined guidelines. Additionally, Aspect has developed mechanisms to control risk at both an individual market and portfolio level. In order to monitor and respond to changes in the trading conditions in a market at all times, Aspect believes a high level of transparency is required. This transparency is achieved by generally investing in liquid instruments with real time pricing, although this may not be possible in all markets or all instruments.

      Research Commitment and Program Development

      Aspect’s commitment to developing market leading research means that it invests heavily in its research capability and that it is continually developing the Aspect Diversified Program and searching for new markets, instruments, asset classes and strategies to incorporate in it with the aim of improving risk/return characteristics, diversification and capacity. Subject to prior approval of the general partner for material changes, limited partners are advised that Aspect retains the right to develop and make certain changes to the Aspect Diversified Program.

      The Aspect Diversified Program is proprietary and highly confidential to Aspect. Accordingly, the description of the Aspect Diversified Program as contained herein is general only and is not intended to be exhaustive or absolute.

      THERE IS NO ASSURANCE THAT CHARTER ASPECT’S INVESTMENT PROGRAM WILL ACHIEVE ITS OBJECTIVE, AND CHARTER ASPECT’S ACTUAL INVESTMENT RESULTS MAY VARY SUBSTANTIALLY FROM ITS INVESTMENT OBJECTIVE.

      CHARTER ASPECT’S INVESTMENT PROGRAM IS SPECULATIVE AND INVOLVES SUBSTANTIAL RISKS. THE USE OF FUTURES, FORWARDS AND OTHER INVESTMENT TECHNIQUES THAT ASPECT MAY EMPLOY FROM TIME TO TIME CAN SUBSTANTIALLY

INCREASE THE RISK TO WHICH CHARTER ASPECT’S INVESTMENT PORTFOLIO IS SUBJECT. ACCORDINGLY, CHARTER ASPECT’S ACTIVITIES COULD RESULT IN SUBSTANTIAL LOSSES.

      Performance Information of Aspect

      The following summary performance information reflects (1) Capsule A: the results of a representative account traded pursuant to the Aspect Diversified Program from January 1999 through January 2007; and (2) Capsule B: the performance of such representative account adjusted to reflect the fees and expenses of Charter Aspect. The footnotes following Capsule B are an integral part of Capsules A and B.

      The account selected as the representative account in Capsule A is that of the largest account traded pursuant to the Aspect Diversified Program. This representative account is not, however, subject to the same fees and other expenses of Charter Aspect, and such fees and expenses are reflected only in the pro forma performance information displayed in Capsule B on page 86.

      You are cautioned that the information set forth in the following Capsule performance summaries is not necessarily indicative of, and may have no bearing on, any trading results that may be attained by Aspect or by Charter Aspect in the future, since past results are not a guarantee of future results. There can be no assurance that Aspect or Charter Aspect will make any profits at all, or will be able to avoid incurring substantial losses. You should also note that interest income may constitute a significant portion of a commodity pool’s total income and, in certain instances, may generate profits where there have been realized or unrealized losses from commodity trading.

CAPSULE A

REPRESENTATIVE ACCOUNT OF ASPECT DIVERSIFIED PROGRAM
JANUARY 1999 THROUGH JANUARY 2007

      The following summary performance information reflects results of the representative account traded pursuant to the Aspect Diversified Program as described above from January 1999 through January 2007.

Name of commodity trading advisor: Aspect Capital Limited
Name of program: Aspect Diversified Program
Inception of trading by commodity trading advisor: January 1998
Inception of trading in program: December 1998
Number of open accounts traded pursuant to the program: 34
Aggregate assets (excluding notional equity) in program: $2,795,810,509.96
Aggregate assets (including notional equity) in program: $3,615,352,706.00
Aggregate assets (excluding notional equity) overall: $3,511,556,940.13
Aggregate assets (including notional equity) overall: $4,525,245,999.00
Worst monthly drawdown: (9.73)% (February 2002)
Worst peak-to-valley drawdown: (21.5)% (11 months, February 2004 - January 2005)
2007 year to date return: 2.78%
2006 annual return: 12.84%
2005 annual return: 12.01%
2004 annual return: (7.72)%
2003 annual return: 20.59%
2002 annual return: 19.19%

	Monthly Rates of Return
Month	2007	2006	2005	2004	2003	2002	2001*	2000	1999
	%	%	%	%	%	%	%	%	%
January	2.78	2.47	(7.48)	1.90	3.72	(5.15)	0.87	1.64	(4.88)
February		(1.31)	4.09	6.78	8.35	(9.73)	0.35	(0.28)	2.86
March		5.31	1.44	(5.27)	(7.08)	4.81	10.48	(0.57)	(4.84)
April		5.10	(2.94)	(7.55)	(1.48)	(2.73)	(6.85)	(2.69)	7.26
May		(4.98)	4.61	(1.38)	10.49	2.52	(2.10)	3.72	(2.53)
June		0.49	4.47	(7.96)	(3.10)	11.29	0.41	(3.19)	(0.41)
July		(4.56)	(0.87)	(0.24)	2.17	8.47	3.52	(1.85)	(3.16)
August		(0.59)	4.24	0.80	(0.57)	1.63	2.72	3.43	(0.67)
September		0.37	0.58	0.67	1.94	7.16	10.13	(0.16)	(1.76)
October		4.79	(1.43)	3.33	2.46	(6.51)	5.25	3.62	(3.40)
November		0.23	5.80	5.17	(0.92)	(4.86)	(5.62)	8.12	7.66
December		5.52	(0.28)	(3.01)	4.13	13.90	(2.81)	11.73	5.66

Compound Rate of Return	2.78	12.84	12.01	(7.72)	20.59	19.19	15.79	24.93	0.65

	(1 month)

* Note that performance prior to 2002 is not required to be disclosed under CFTC rules.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

      Footnotes to Capsule Performance Summary

This number includes the assets of the representative account traded pursuant to the Aspect Diversified Program, including accounts other than the representative account.

      “Name of commodity trading advisor” is the name of the commodity trading advisor that directed the accounts included in the capsule.

      “Name of program” is the name of the trading program used to derive the performance included in the capsule.

      “Inception of trading by commodity trading advisor” is the date on which Aspect began directing client accounts.

      “Inception of trading in program” is the date Aspect began directing client accounts pursuant to the Aspect Diversified Program shown.

      “Number of accounts traded pursuant to the program” is the number of accounts currently traded pursuant to the Aspect Diversified Program.

      “Aggregate assets (excluding notional equity) in program” is the aggregate amount of actual assets under the management of the advisor in the Aspect Diversified Program shown as of the end of the period covered by the capsule. This number excludes “notional” equity.

      “Aggregate assets (including notional equity) in program” is the aggregate amount of total equity under the management of Aspect in the Aspect Diversified Program shown as of the end of the period covered by the capsule. This number includes “notional” equity.

      “Aggregate assets (excluding notional equity) overall” is the aggregate amount of actual assets under the management of the advisor overall as of the end of the period covered by the capsule. This number excludes “notional” equity.

      “Aggregate assets (including notional equity) overall” is the aggregate amount of total equity under the management of Aspect in all of its trading programs as of the end of the period covered by the capsule. This number includes “notional” equity.

      “Worst monthly drawdown” is the largest percentage loss that would have occurred in the account during any calendar month and includes the month and year of such drawdown.

      “Worst peak-to-valley drawdown” is the largest calendar month to calendar month loss experienced by the account for the period presented from any calendar month-end to any subsequent calendar month-end and includes the month(s) and year(s) in which it occurred.

      “Monthly Rates of Return” for each month is the net performance divided by beginning equity, subject to certain adjustments.

      “Compound Rate of Return” is calculated by multiplying on a compound basis each of the monthly rates of return and not by adding or averaging such monthly rates of return. For periods of less than one year, the results are year-to-date.

CAPSULE B

PRO FORMA PERFORMANCE OF ASPECT DIVERSIFIED PROGRAM
JANUARY 1999 THROUGH JANUARY 2007

Name of commodity trading advisor: Aspect Capital Limited
Name of program: Aspect Diversified Program
Inception of trading by commodity trading advisor: January 1998
Inception of trading in program: December 1998
Number of open accounts traded pursuant to the program: 34
Aggregate assets (excluding notional equity) in program: $2,795,810,509.96
Aggregate assets (including notional equity) in program: $3,615,352,706.00
Aggregate assets (excluding notional equity) overall: $3,511,556,940.13
Aggregate assets (including notional equity) overall: $4,525,245,999.00
Worst monthly drawdown: (10.26)% (February 2002)
Worst peak-to-valley drawdown: (25.88)% (11 months, February 2004-January 2005)
2007 year to date return: 2.96%
2006 annual return: 8.13%
2005 annual return: 5.57%
2004 annual return: (12.97)%
2003 annual return: 15.28%
2002 annual return: 14.21%

	Monthly Rates of Return
Month	2007	2006	2005	2004	2003	2002	2001*	2000	1999
	%	%	%	%	%	%	%	%	%
January	2.96	1.98	(8.00)	1.51	3.38	(5.67)	0.56	1.56	(5.40)
February		(1.81)	3.61	6.41	7.98	(10.26)	(0.06)	(0.78)	2.37
March		5.14	0.94	(5.79)	(7.60)	4.32	10.29	(1.08)	(5.36)
April		5.90	(3.44)	(8.07)	(1.98)	(3.24)	(7.37)	(3.21)	6.78
May		(5.50)	4.12	(1.88)	10.32	2.02	(2.60)	3.25	(3.04)
June		(0.01)	3.98	(8.48)	(3.60)	10.82	(0.09)	(3.70)	(0.92)
July		(5.07)	(1.37)	(0.74)	1.68	7.99	3.03	(2.35)	(3.67)
August		(1.15)	3.75	0.31	(1.07)	1.31	2.23	2.94	(1.17)
September		(0.12)	0.08	0.17	1.54	7.90	10.62	(0.66)	(2.27)
October		4.33	(1.93)	2.83	2.52	(7.02)	4.90	3.57	(3.91)
November		(0.27)	5.32	4.68	(1.42)	(5.37)	(6.13)	9.69	7.19
December		5.26	(0.78)	(3.52)	3.87	13.80	(3.32)	12.63	5.35

Compound Annual (Period) Rate of Return	2.96	8.13	5.57	(12.97)	15.28	14.21	10.83	22.58	(5.07)

	(1 month)

* Note that performance prior to 2002 is not required to be disclosed under CFTC rules.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

      Footnotes to Capsule B Pro Forma Performance Summary

      Capsule B above reflects pro forma rates of return, which are the result of the general partner making certain pro forma adjustments to the gross trading results of a representative account (as provided by Aspect) traded pursuant to the Aspect Diversified Program to be used in Charter Aspect. The pro forma adjustments are an attempt to approximately reflect Charter Aspect’s brokerage, management and incentive fees as opposed to the fees and expenses, applicable to the representative account included in Capsule A above. The pro forma capsule reflects the actual interest earned by the representative account, not the interest income to be earned by Charter Aspect.

      Capsule B must be read in conjunction with the description of Aspect and its trading program above. Furthermore, you must be aware that pro forma rates of return have certain inherent limitations: pro forma adjustments are only an approximate means of modifying historical records to reflect certain aspects of the economic terms of Charter Aspect, constitute no more than mathematical adjustments to actual performance numbers, and give no effect whatsoever to such factors as possible changes in trading approach that might have resulted from the different fee structure, and other factors applicable to Charter Aspect as compared to the representative account traded pursuant to the Aspect Diversified Program. The general partner believes that the method used above provides a fair representation of the pro forma effect of the different fees, and expenses on the representative trading results.

      While the general partner believes that the information set forth in Capsule B is relevant to evaluating an investment in Charter Aspect, no representation is or could be made that Capsule B presents what the results of Charter Aspect would have been in the past or are likely to be in the future. Past results are not a guarantee of future results.

EXCHANGE RIGHT

      If the conditions described below are satisfied, you may redeem your units in any partnership as of the last day of any calendar month and use the proceeds to purchase units of any of the other Charter Series partnerships. However, a Charter Series exchange will only be permitted as of the sixth month-end after you first became an investor in a Charter Series partnership, and as of the last day of each month thereafter. Each unit you purchase in a Charter Series exchange will be issued and sold at a price per unit equal to 100% of the net asset value of a unit as of the close of business on the exchange date. Any units you redeem in a Charter Series exchange will not be subject to a redemption charge. Units you acquire in a Charter Series exchange will be subject to redemption charges, but will be deemed to have the same purchase date as the units you exchanged for purposes of determining the applicability of any redemption charges. Thus, for example, if you hold units of Charter Graham for twelve months, exchange those units for units of Charter WCM, then redeem any of those units fifteen months later, you will not have to pay a redemption charge, because those units will be deemed to have been held for 27 months.

      When you request a Charter Series exchange, additional conditions must be satisfied. First, the partnership from which you are redeeming must have assets sufficient to discharge its liabilities and redeem units. In order to effect a Charter Series exchange, you must send a subscription and exchange agreement to a Morgan Stanley & Co. Incorporated branch office, and that agreement must be forwarded by the branch office and received by the general partner by 3:00 p.m., New York City time, on the applicable exchange date. In that agreement you must acknowledge that you are still eligible to purchase units on the exchange date. You must exchange a minimum of 100 units in a Charter Series exchange, unless you are liquidating your entire interest in a partnership. A form of subscription and exchange agreement is annexed to this prospectus as Exhibit B, and additional copies of the subscription and exchange agreement may be obtained by written request to the general partner or from a local Morgan Stanley & Co. Incorporated branch office.

      In order to effect a Charter Series exchange, each partnership must have a sufficient number of units registered and qualified for sale under federal and applicable state securities laws pursuant to a current prospectus. While each partnership currently has a sufficient number of registered units to effect series exchanges, it is under no obligation to do so. Therefore, the general partner cannot assure you that any units will be available for sale on an exchange date. Furthermore, states may impose significant burdens on, or alter the requirements for, qualifying units for sale. In that event, the general partner may not continue qualifying units for sale in those states, and residents of those states would not be eligible for a Charter Series exchange. In addition, certain states may impose more restrictive suitability and/or investment requirements than those set forth in the form of subscription and exchange agreement. Any such restrictions may limit the ability of residents of those states to effect a Charter Series exchange. In the event that not all subscription and exchange agreements can be processed because an insufficient number of units is available for sale on an exchange date, the general partner will allocate units in a manner it determines in its sole discretion. The general partner has not yet determined how it will allocate units in the event there are an insufficient number of units available on an exchange date.

      Units of any new partnership in the Charter Series may be offered to investors pursuant to exercise of the Charter Series exchange right. Before purchasing units of a new partnership, you will be required to receive a copy of a prospectus and any supplement to this prospectus describing the new partnership and its units, and you will be required to execute a new subscription agreement to purchase units of that partnership.

      Since a Charter Series exchange is equivalent to a redemption and an immediate reinvestment of the proceeds of the redemption, you should carefully review the portions of this prospectus describing redemptions and the tax consequences before effecting a Charter Series exchange.

REDEMPTIONS

      Once you are an investor in a Charter Series partnership for at least six months, you may redeem all or part of your units, regardless of when such units were purchased. Redemptions may only be made in whole units, with a minimum of 100 units required for each redemption, unless you are redeeming your entire interest in a partnership. The general partner will redeem your units in the order in which they were purchased.

      Redemptions will only be effective as of the last day of the month in which a request for redemption in proper form has been timely received by the general partner. A “request for redemption” is a letter in the form specified by the general partner that must be sent by you to a local Morgan Stanley & Co. Incorporated branch office in time for it to be forwarded and received by the general partner no later than 3:00 p.m., New York City time, on the date of the applicable monthly closing. A form of request for redemption is annexed to the limited partnership agreement, which agreement is annexed to this prospectus as Exhibit A. Additional copies of the request for redemption may be obtained by written request to the general partner or a local Morgan Stanley & Co. Incorporated branch office.

      If you redeem units, you will receive 100% of the net asset value of each unit redeemed as of the redemption date, less any applicable redemption charges. Since you must deliver written notice to your Morgan Stanley & Co. Incorporated financial advisor who must forward the notice so that it will be received by the general partner no later than 3:00 p.m., New York City time, on the date of the applicable monthly closing, you will not know the actual amount you are to receive prior to the redemption date. The “net asset value” of a unit is an amount equal to the partnership’s net assets allocated to capital accounts represented by units, divided by the number of units outstanding. “Net Assets” means the total assets of a partnership, including all cash and cash equivalents (valued at cost), accrued interest and amortization of original issue discount, and the market value of all open futures, forward, and options positions and other assets of the partnership, less the total liabilities of the partnership, including, but not limited to, all brokerage, management, and incentive fees, and ordinary administrative expenses, transaction fees and costs, if any, and extraordinary expenses, determined in accordance with generally accepted accounting principles consistently applied under the accrual basis of accounting. The market value of a futures contract traded on a U.S. exchange means the settlement price on the exchange on which that futures contract is traded on the day net assets are being determined. However, if a futures contract could not have been liquidated on that day because of the operation of daily limits or other rules of the exchange or otherwise, the settlement price on the first subsequent day on which the futures contract could be liquidated will be the market value of that futures contract for that day. The market value of a forward contract or a futures contract traded on a non-U.S. exchange or market means its market value as determined by the general partner on a basis consistently applied for each different variety of forward contract or futures interest.

      If you redeem units on or prior to the last day of the twelfth month from the date of their purchase, those units will be subject to a redemption charge equal to 2% of their net asset value on the redemption date. If you redeem units after the last day of the twelfth month and on or prior to the last day of the twenty-fourth month from the date of their purchase, those units will be subject to a redemption charge equal to 1% of their net asset value on the redemption date. If you redeem units after the last day of the twenty-fourth month from the date of purchase, those units will not be subject to a redemption charge. All redemption charges will be paid to Morgan Stanley & Co. Incorporated and will not be shared with the financial advisor or additional selling agent who sold the units.

      Your units will be exempt from redemption charges under the following circumstances:

      • If you redeem units at the first redemption date following notice of an increase in brokerage, management, or incentive fees, those units will not be subject to redemption charges.

      • If you redeem units in a Charter Series exchange, the units you redeem will not be subject to redemption charges and, for purposes of determining the applicability of future redemption charges, the units you acquire will be deemed to have the same purchase date as the units you exchanged.

      • If you redeem units of any other partnerships for which Demeter serves as the general partner, the units you redeem from the other limited partnership in the exchange will be subject to any applicable redemption charges, but the Charter Series units you acquire will not be subject to redemption charges.

      • If you redeem units and use all or a portion of the proceeds of the redemption in a Non-Series Exchange to purchase an interest in another limited partnership for which Demeter serves as general partner you will not be subject to a redemption charge with respect to the proceeds used to purchase the interest in the other partnerships.

      • If you redeem units and have either paid a redemption charge with respect to the units or held the units for at least twenty-four months, you will not be subject to redemption charges with respect to any newly-purchased units, provided the new units are purchased within twelve months of and in an amount no greater than the net proceeds of the prior redemption, and the units are held for at least six months from the date of purchase. In that event, you will still be subject to the minimum purchase and suitability requirements.

      The general partner will endeavor to pay redemptions within ten business days after the redemption date. A partnership may be forced to liquidate open futures, forward, and options positions to satisfy redemptions in the event it does not have sufficient cash on hand that is not required as margin on open positions, and may delay payment to limited partners requesting redemption of units of the proportionate part of the net asset value of the units represented by the sums for which sufficient cash is not available. See “Risk Factors—Partnership and Offering Risks—Restricted investment liquidity in the units” on page 14. When you redeem units, payment will be made by credit to your customer account with Morgan Stanley & Co. Incorporated, or by check mailed to you if your account is closed. Your right to redeem units is contingent upon the redeeming partnership having assets sufficient to discharge its liabilities on the redemption date, and timely receipt by the general partner of your request for redemption as described above.

      The terms and conditions applicable to redemptions in general, other than those prohibiting redemptions before the sixth month-end following the closing at which you first became an investor in a Charter Series partnership, and providing that redemptions may only be made as of the end of a calendar month, will also apply to redemptions effected on “special redemption dates.” See “The Limited Partnership Agreements—Books and Records; Reports to Limited Partners” beginning on page 99.

THE COMMODITY BROKERS

Morgan Stanley & Co. Incorporated, and Morgan Stanley & Co. International Limited

      Morgan Stanley & Co. Incorporated, a Delaware corporation, acts as the partnerships’ commodity broker. In such capacity, Morgan Stanley & Co. Incorporated holds each partnership’s funds in customer segregated or secured accounts, and acts as a clearing commodity broker for the partnerships. Morgan Stanley & Co. Incorporated also acts as the partnerships’ foreign currency forward counterparty. Morgan Stanley & Co. International Limited serves as the clearing commodity broker for trades that take place on the London Metal Exchange. Morgan Stanley & Co. Incorporated monitors each partnership’s futures positions for any errors in trade prices or trade fill. Morgan Stanley & Co. Incorporated serves as the commodity broker and foreign exchange counterparty for all but one of the other commodity pools for which Demeter serves as general partner and commodity pool operator. Morgan Stanley & Co. International Limited serves as the clearing commodity broker for the trades of such pools that take place on the London Metal Exchange.

      Morgan Stanley & Co. Incorporated is a financial services company which provides to its individual, corporate, and institutional clients services as a broker in securities, futures, and options, a dealer in corporate, municipal and government securities, an investment adviser, and an agent in the sale of life insurance and various other products and services. Morgan Stanley & Co. Incorporated has its main business office at 2000 Westchester Avenue, Purchase, New York 10577. Morgan Stanley & Co. Incorporated is a member firm of the New York Stock Exchange, the American Stock Exchange, the Chicago Board Options Exchange, and other major securities exchanges. Morgan Stanley & Co. Incorporated is registered with the CFTC as a futures commission merchant and is a member of the National Futures Association in such capacity. Morgan Stanley & Co. Incorporated is also registered with the SEC as a broker-dealer and is a member of the NASD. Morgan Stanley & Co. Incorporated and its affiliates currently service clients through a network of approximately 600 offices with approximately 9,000 financial advisors servicing individual and institutional client accounts.

      Morgan Stanley & Co. International Limited, a United Kingdom corporation, acts as the partnerships’ clearing commodity broker solely with regard to any trading on the London Metal Exchange. Morgan Stanley & Co. International Limited has its main business office at 25 Cabot Square, Canary Wharf, London E14 4QA, England, is regulated by the United Kingdom Securities and Futures Authority as a member firm, and is a member of the London Metal Exchange and other securities and commodities exchanges worldwide.

      Morgan Stanley, the parent company of Morgan Stanley & Co., and Morgan Stanley & Co. International Limited, is a worldwide financial services firm, employing, directly and through its subsidiaries, more than 53,000 people worldwide in offices throughout the United States and 30 foreign countries. Morgan Stanley is a publicly-traded company listed on the New York Stock Exchange; its common stock had a market value of approximately $79.9 billion at November 30, 2006. At that date, Morgan Stanley had leading market positions in its three primary businesses (securities, asset management and credit services), and it ranked among the top asset managers globally, with approximately $693 billion in assets under management.

Brokerage Arrangements

      The partnerships’ brokerage arrangements with Morgan Stanley & Co. Incorporated and Morgan Stanley & Co. International Limited are discussed in “Conflicts of Interest—The brokerage arrangements with affiliates of the general partner were not negotiated at arm’s-length or reviewed by any independent party for fairness” beginning on page 16, “Conflicts of Interest—Customer agreements with the commodity brokers permit actions which could result in losses or lost profit opportunity” beginning on page 18, and “Description of Charges—Commodity Brokers” beginning on page 22.

      The general partner will review at least annually the brokerage arrangements of each partnership to ensure that those arrangements are fair, reasonable, and competitive, and represent the best price and services available, taking into consideration:

      • the size of the partnership;

      • the futures, forward, and options trading activity;

      • the services provided by the commodity broker or any affiliate thereof to the partnership;

      • the cost incurred by the commodity broker or its affiliates in organizing and operating the partnership and offering units;

      • the overall costs to the partnership;

      • any excess interest and compensating balance benefits to the commodity broker from assets held thereby; and

      • if the general partner does not receive any direct compensation from the partnership for its services as general partner, the risks incurred by the general partner as general partner of the partnership.

      Each customer agreement sets forth a standard of liability for the commodity broker and provides for indemnities of the commodity broker. See “Fiduciary Responsibility and Liability” beginning on page 19.

LITIGATION

      At any given time, the commodity brokers, the general partner, and their respective affiliates, are involved in numerous legal actions, some of which seek significant damages.

      During the five years preceding the date of this prospectus, there have been, other than as described below, no material administrative, civil or criminal actions pending, on appeal or concluded against the commodity brokers, the general partner, or any of their principals, which the general partner believes would be material to an investor’s decision to invest in the partnerships or that would be required to be disclosed for purposes of Part 4 of the Regulations of the CFTC, except as described below.

      Morgan Stanley DW Inc. served as one of the partnerships’ commodity brokers until on or about March 31, 2007. Effective on or about April 1, 2007, Morgan Stanley DW Inc. was merged into Morgan Stanley & Co. Incorporated, which has assumed all of the responsibilities of Morgan Stanley DW Inc. and has become the partnerships’ primary commodity broker. For purposes of clarity however, Morgan Stanley DW Inc.’s litigation disclosure will be retained, in relevant part, until the fifth anniversary of the date of each specific disclosure item relating to Morgan Stanley DW Inc.

      In the normal course of business, Morgan Stanley DW is involved in numerous legal actions, including arbitrations, class actions, and other litigation. Certain of the legal actions include claims for substantial compensatory and/or punitive damages or claims for indeterminate amounts of damages. Morgan Stanley DW is also involved, from time to time, in investigations and proceedings by governmental and/or regulatory agencies or self-regulatory organizations, certain of which have resulted and may result in adverse judgments, fines or penalties. The number of these investigations and proceedings has increased in recent years with regard to many financial services institutions, including Morgan Stanley DW.

      On July 14, 2003, the Massachusetts Securities Division filed an administrative complaint alleging that Morgan Stanley DW filed false information in response to an inquiry from the Massachusetts Securities Division pertaining to mutual fund sales practices. On August 11, 2003, the Massachusetts Securities Division filed an administrative complaint, alleging that Morgan Stanley DW failed to make disclosures of incentive compensation for proprietary and partnered mutual fund transactions. On November 25, 2003, the Massachusetts Securities Division filed an administrative complaint, alleging that a former branch manager engaged in securities fraud and dishonest conduct in promoting the sales of proprietary mutual funds. On May 24, 2004, the presiding hearing officer granted Morgan Stanley DW’s motion to dismiss all claims relating to Morgan Stanley DW differential compensation practices and its receipt of remuneration from third-party fund families, holding that these practices did not violate any state law or regulation. Regarding the Massachusetts Securities Division’s complaint filed on July 14, 2003, Morgan Stanley DW waived its right to a hearing and agreed to pay an administrative fine of $25,000 on September 27, 2004. Regarding the Massachusetts Securities Division’s complaints filed on August 11, 2003 and November 25, 2003, hearings were concluded on December 20, 2004. On March 27, 2005 the hearing officer issued two decisions dismissing all charges against Morgan Stanley DW and the branch manager. On April 7, 2005, the Massachusetts Securities Division filed a Motion for Reconsideration of the hearing officer’s decisions to dismiss all charges against Morgan Stanley DW and the branch manager. On August 24, 2005, the hearing officer denied the Massachusetts Securities Division’s motion for reconsideration as to the branch manager, not having yet ruled upon the motion as to Morgan Stanley DW.

      On September 15, 2003, Morgan Stanley DW and one of its officers entered into a settlement with the NASD pursuant to a Letter of Acceptance, Waiver and Consent. The Letter of Acceptance, Waiver and Consent alleges violations of applicable NASD rules in connection with various sales contests conducted from October 1999 to December 2002. Under the terms of the settlement, Morgan Stanley DW and its officer neither admitted nor denied the allegations of the Letter of Acceptance, Waiver and Consent and accepted a censure and the imposition of monetary fines in the amounts of $2 million and $250,000, respectively.

      On November 17, 2003, Morgan Stanley DW consented, without admitting or denying the findings, to the entry of an order by the Securities and Exchange Commission that resolved the Securities and Exchange Commission’s investigations into certain practices relating to Morgan Stanley DW’s offer and sale of shares of certain registered investment companies from January 1, 2000 to the date of the order. Pursuant to the order, Morgan Stanley DW will: (a) distribute for the benefit of certain customers who purchased shares of mutual funds through Morgan Stanley DW pursuant to the marketing arrangements between Morgan Stanley DW and certain mutual fund complexes the amount of $50 million; (b) place on its website disclosures relating to certain marketing programs pursuant to which it offered and sold certain mutual funds; (c) prepare a Mutual Fund Bill of Rights that discloses, among other things, the differences in fees and expenses associated with the purchase of different classes or proprietary mutual fund shares; (d) prepare a plan by which certain customers’ proprietary Class B shares can be converted to Class A shares; (e) retain an independent consultant to review, among other things, the adequacy of Morgan Stanley DW’s disclosures with respect to such marketing programs and other matters in connection with Morgan Stanley DW’s offer and sale of shares of mutual funds and compliance with the order; and (f) adopt the recommendations of the independent consultant.

      In fiscal 2004, Morgan Stanley DW discovered irregularities in the accounts of certain clients of Carlos Soto, a former registered representative in its San Juan, Puerto Rico branch. Mr. Soto stated that, with respect to certain clients, he had raised some funds by making misrepresentations, issuing false account statements and diverting some funds to accounts he controlled. Morgan Stanley DW promptly notified regulators and law enforcement. On February 11 and 13, 2004, respectively, the U.S. District Court for District of Puerto Rico granted requests for temporary restraining orders freezing Mr. Soto’s assets. On February 19, 2004, Mr. Soto was arrested by federal authorities. On February 20, 2004, in the Securities and Exchange Commission matter, the Court granted a preliminary injunction freezing Mr. Soto’s assets, and on November 8, 2004, the Securities and Exchange Commission barred Mr. Soto from any association with any broker or dealer. On December 9, 2004, Morgan Stanley DW reached a final settlement with the New York Stock Exchange to resolve this matter (see December 2004 matter). Morgan Stanley DW is continuing to assist other regulators in their investigations of Mr. Soto’s activities and to resolve customer claims concerning those activities. On November 29, 2004, the U.S. District Court for the District of Puerto Rico presiding in Mr. Soto’s criminal proceeding issued a preliminary order of forfeiture with respect to Mr. Soto’s assets. Morgan Stanley DW and others have filed petitions in that proceeding with respect to such assets. On January 25, 2005, the United States Attorney’s Office moved to dismiss the third-party petitions. On February 18, 2005, Morgan Stanley DW filed a Joint Motion for Entry of an Agreed Order of Restitution with the U.S. District Court for the District of Puerto Rico. Judgment in Mr. Soto’s criminal case was entered on August 18, 2005. Mr. Soto filed a notice of appeal of same on August 19, 2005.

      On June 17, 2004, the New Hampshire Bureau of Securities Regulation filed a petition for relief against Morgan Stanley DW alleging, among other things, that a former representative solicited certain customers to purchase certain unregistered, non-exempt securities, that certain managers promoted the sale of proprietary mutual funds and other products by the use of certain “sales contests” and that Morgan Stanley DW failed to disclose the alleged material fact of such contests. On April 7, 2005, Morgan Stanley DW entered into a consent agreement with the New Hampshire Bureau of Securities Regulation. Morgan Stanley DW agreed to a $425,000 fine, a cease and desist order, to pay $10,000 for the cost of investigation, and to comply with a variety of undertakings, including requirements to retain an independent consultant to review certain compliance and policy procedures, provide rescission with respect to certain transactions, and notify New Hampshire residents of certain rights with respect to arbitration agreements.

      In December 2004, the New York Stock Exchange brought an administrative action (relating to the Carlos Soto matter noted above and misconduct by a separate former employee of the firm) against Morgan Stanley DW and its affiliate Morgan Stanley & Co. Incorporated alleging violations by Morgan Stanley DW and/or Morgan Stanley & Co. Incorporated of (1) New York Stock Exchange Rule 342 by failing to provide for appropriate supervision of certain business activities and by failing to provide for proper implementation of adequate systems and procedures to ensure adequate supervision of certain customer accounts; (2) New York Stock Exchange Rule 405 by failing to use due diligence concerning accounts handled by two registered representatives; and (3) New York Stock Exchange Rule 440 and Regulation 240.17A-3 of the Securities Exchange Act by failing to maintain complete and accurate books and records related to this matter. Without admitting or denying guilt, Morgan Stanley DW and Morgan Stanley & Co. Incorporated consented to a censure and a fine of $6 million which was accepted by a hearing panel of the New York Stock Exchange on December 9, 2004.

      In 2004, the New York Stock Exchange brought an administrative action against Morgan Stanley DW and Morgan Stanley & Co. Incorporated alleging violations by Morgan Stanley DW Inc. and/or Morgan Stanley & Co. Incorporated of (1) New York Stock Exchange Rules 401 and 476(a)(6) by failing to ensure delivery of prospectuses in connection with certain sales of securities; (2) New York Stock Exchange Rule 476(a)(11) by failing to timely and accurately file daily program trade reports; (3) New York Stock Exchange Rule 440b and SEC Regulation 10a-1 of the Securities Exchange Act by erroneously executing certain sell orders on a minus tick for securities in which Morgan Stanley DW held a short position; (4) New York Stock Exchange Rule 351 by failing to timely submit RE-3 in connection with certain matters; (5) New York Stock Exchange Rule 345 and Securities Exchange Act Regulations 17f-2 and 17a-3(12)(i) by hiring certain individuals subject to statutory disqualification and failing to file fingerprint cards for certain non-registered employees; (6) New York Stock Exchange Rule 123c by failing to comply with requirements concerning certain market-on-close and limit-on-close orders; (7) New York Stock Exchange Rule 472, 342.16 and 342.17 concerning supervision of certain incoming and/or outgoing communications; and (8) New York Stock Exchange Rule 342(a) and (b) by failing to reasonably supervise certain activities. Morgan Stanley DW and Morgan Stanley & Co. Incorporated resolved the action by consenting, without admitting or denying guilt, to a censure, a fine of $13 million and a rescission offer to those clients who should have received a prospectus during the period from June 2003 to September 2004. A hearing panel of the New York Stock Exchange accepted this settlement on December 9, 2004.

      In an acceptance, waiver and consent dated August 1, 2005, the National Association of Securities Dealers, Inc. found that Morgan Stanley DW violated the National Association of Securities Dealers, Inc.’s rules 3010 and 2110 by failing to establish and maintain a supervisory system, including written procedures, reasonably designed to review and monitor its fee-based brokerage business between January 2001 and December 2003. Without admitting or denying the allegations, Morgan Stanley DW consented to the described sanctions and findings. The firm was censured and fined $1.5 million, and agreed to the payment of restitution to 3,549 customers in the total amount of approximately $4,640,582, plus interest from December 31, 2003 until August 1, 2005.

      Morgan Stanley & Co. Incorporated is a wholly-owned subsidiary of Morgan Stanley, a Delaware holding company. Morgan Stanley files periodic reports with the Securities and Exchange Commission as required by the Securities Exchange Act of 1934, which include current descriptions of material litigation and material proceedings and investigations, if any, by governmental and/or regulatory agencies or self-regulatory organizations concerning Morgan Stanley and its subsidiaries, including Morgan Stanley & Co. Incorporated. As a consolidated subsidiary of Morgan Stanley, Morgan Stanley & Co. Incorporated does not file its own periodic reports with the Securities and Exchange Commission that contain descriptions of material litigation, proceedings and investigations. As a result, we refer you to the “Legal Proceedings” section of Morgan Stanley’s Securities and Exchange Commission 10-K filings for 2005, 2004, 2003, 2002, 2001 and 2000.

      In addition to the matters described in those filings, in the normal course of business, each of Morgan Stanley and Morgan Stanley & Co. Incorporated has been named, from time to time, as a defendant in various legal actions, including arbitrations, class actions, and other litigation, arising in connection with its activities as a global diversified financial services institution. Certain of the legal actions include claims for substantial compensatory and/or punitive damages or claims for indeterminate amounts of damages. Each of Morgan Stanley and Morgan Stanley & Co. Incorporated is also involved, from time to time, in investigations and proceedings by governmental and/or regulatory agencies or self-regulatory organizations, certain of which may result in adverse judgments, fines or penalties. The number of these investigations and proceedings has increased in recent years with regard to many financial services institutions, including Morgan Stanley and Morgan Stanley & Co. Incorporated.

      In connection with Morgan Stanley & Co. Incorporated’s role as either lead or co-lead underwriter in several initial public offerings, Morgan Stanley & Co. Incorporated has been exposed to both regulatory and civil proceedings. On January 25, 2005, Morgan Stanley & Co. Incorporated announced a settlement with the Securities and Exchange Commission regarding allegations that it violated Rule 101 of Regulation M by attempting to induce certain customers that received shares in initial public offerings to place purchase orders for additional shares in the aftermarket. Under the terms of the settlement, Morgan Stanley & Co. Incorporated agreed, without admitting or denying the allegations, to the entry of a judgment enjoining it from violating Rule 101 of Regulation M and the payment of a $40 million civil penalty. The court approved the settlement on February 4, 2005.

      On May 16, 2005, the jury in the litigation captioned Coleman (Parent) Holdings, Inc. v. Morgan Stanley & Co., Inc. returned a verdict in favor of Coleman (Parent) Holdings, Inc. with respect to its claims against Morgan Stanley & Co. Incorporated and awarded Coleman (Parent) Holdings, Inc. $604 million in compensatory damages. On May 18, 2005, the jury awarded Coleman (Parent) Holdings, Inc. an additional $850 million in punitive damages. On June 23, 2005, the state court of Palm Beach County, Florida entered its final judgment, awarding Coleman (Parent) Holdings, Inc. $208 million for prejudgment interest and deducting $84 million from the award because of the settlements of related claims Coleman (Parent) Holdings, Inc. entered into with others, resulting in a total judgment against Morgan Stanley & Co. Incorporated of $1,578 million. On June 27, 2005, Morgan Stanley & Co. Incorporated filed its notice of appeal and posted a bond which automatically stayed execution of the judgment pending appeal. On June 28, 2006 the District Court of Appeal for the Fourth District of Florida heard oral argument on the company’s appeal from the judgment of the trial court. On March 21, 2007, the District Court of Appeal for the Fourth District of Florida issued an opinion reversing the trial court’s award for compensatory and punitive damages and remanding the matter to the trial court for entry of judgment for Morgan Stanley. The opinion will become final upon disposition of any timely filed motions for rehearing.

      On May 12, 2006, the U.S. District Court for the District of Columbia entered Final Judgment effecting a settlement Morgan Stanley & Co. Incorporated had reached with the SEC, the New York Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. relating to Morgan Stanley & Co. Incorporated’s production of email in the research analyst and initial public offering investigations from December 2000 through at least July 2005. The complaint, filed by the Securities and Exchange Commission in the U.S. District Court for the District of Columbia on May 10, 2006, alleges that Morgan Stanley & Co. Incorporated did not timely produce emails in response to those matters because it did not diligently search for back-up tapes containing responsive emails until 2005, and because it overwrote back-up tapes potentially containing responsive email until at least December 2002. Without admitting or denying the allegations of the complaint, Morgan Stanley & Co. Incorporated consented to (1) a permanent injunction barring future violations of Section 17(b) of the Securities Exchange Act of 1934, which requires, among other things, that Morgan Stanley & Co. Incorporated respond promptly to SEC subpoenas and requests, and the relevant regulations promulgated thereunder and (2) the payment of a $15 million civil penalty, $5 million of which will be paid to the National Association of Securities Dealers, Inc. and the New York Stock Exchange, Inc.

      On May 31, 2006, Morgan Stanley & Co. Incorporated and Morgan Stanley DW consented, without admitting or denying the findings, to the entry of an order in which they were censured by the SEC for allegedly violating Section 17(a)(2) of the Securities Act of 1933 by managing auctions for auction rate securities in ways that were not adequately disclosed or that did not conform to disclosed procedures. The order required that Morgan Stanley & Co. Incorporated and Morgan Stanley DW cease and desist from committing or causing any violations and any future violations of Section 17(a)(2) of the Securities Act of 1933, the payment of a civil money penalty of $1.5 million and to comply with certain additional undertakings.

      On June 27, 2006, Morgan Stanley & Co. Incorporated and Morgan Stanley DW consented, without admitting or denying the findings, to the entry of an order in which they were censured by the SEC for allegedly violating Section 15(f) of the Securities Act of 1934 and Section 204A of the Investment Advisers Act of 1940 and paid a civil money penalty of $10 million. The SEC found that Morgan Stanley & Co. Incorporated and Morgan Stanley DW failed to maintain and enforce written policies and procedures reasonably designed to prevent the misuse of material nonpublic information by them or persons associated with them. The SEC alleged that Morgan Stanley & Co. Incorporated and Morgan Stanley DW failed to: (1) conduct any surveillance of a number of accounts and securities; (2) provide adequate guidance to personnel charged with conducting surveillance; (3) have adequate controls in place with respect to certain aspects of watch list maintenance. The SEC’s findings covered different areas from the 1997 through 2006 time period. The order also required that Morgan Stanley & Co. Incorporated and Morgan Stanley DW comply with certain undertakings as described in SEC’s order, which include retaining a qualified independent consultant to conduct a comprehensive review of their policies, practices and procedures relating to Section 15(f) of the Securities Exchange Act of 1934 and Section 204A of the Investment Advisors Act of 1940 to determine the adequacy of such policies, practices and procedures and make appropriate recommendations.

THE LIMITED PARTNERSHIP AGREEMENTS

      This section of the prospectus summarizes all material provisions of the limited partnership agreement of each partnership that are not discussed elsewhere in the prospectus. A form of the limited partnership agreements is annexed to this prospectus as Exhibit A. Each limited partnership agreement is identical, except as noted otherwise below or in Exhibit A.

Nature of the Partnerships

      Each partnership was formed under Delaware law on July 15, 1998, except that Charter Aspect was formed on October 22, 1993. The fiscal year of each partnership begins on January 1 of each year and ends on the following December 31.

      The units that you purchase and pay for in this offering will be fully paid and nonassessable. You may be liable to a partnership for liabilities that arose before the date of a redemption or Charter Series exchange. Your liability, however, will not exceed the sum of your unredeemed capital contribution, undistributed profits, if any, any distributions and amounts received upon a redemption or deemed received on a Charter Series exchange, together with interest on any such amount. However, a partnership will not make a claim against you for any amounts received in connection with a redemption of units or a Charter Series exchange unless the net assets of the partnership are insufficient to discharge the liabilities of the partnership that arose before any distributions were made to you. The general partner will be liable for all obligations of a partnership to the extent that assets of the partnership are insufficient to pay those obligations.

Management of Partnership Affairs

      You will not participate in the management or operations of a partnership. Under each limited partnership agreement, the general partner is solely responsible for managing the partnership.

      The general partner may use a partnership’s funds only to operate the business of that partnership. The general partner may hire an affiliate to perform services for the partnership if the general partner determines that the affiliate is qualified to perform the services, and can perform those services under competitive terms that are fair and reasonable. Any agreement with an affiliate must be for a term not in excess of one year and be terminable by the partnership without penalty upon 60 days’ prior written notice.

      Other responsibilities of the general partner include:

      • determining whether a partnership will make a distribution;

      • administering redemptions and series exchanges;

      • preparing monthly and annual reports;

      • preparing and filing tax returns required for each partnership;

      • signing documents on behalf of each partnership and its limited partners pursuant to powers of attorney; and

      • supervising the liquidation of a partnership, if necessary.

Sharing of Profits and Losses

      You will have a capital account in each partnership in which you invest, with an initial balance equal to the amount you paid for units of the partnership. The general partner also has a capital account. Each partnership’s net assets will be calculated monthly, and your capital account will be adjusted as necessary to reflect any increases or decreases that may have occurred since the preceding month. The general partner and limited partners will share profits and losses in proportion to the size of their respective capital accounts. For a description of the federal tax allocations, see “Material Federal Income Tax Considerations—Partnership Taxation—Allocation of Partnership Profits and Losses” beginning on page 108.

Restrictions on Transfers or Assignments

      While you may transfer or assign your units, the transferee or assignee may not become a limited partner without the written consent of the general partner. You may only withdraw capital or profits from a partnership by redeeming units. The general partner may withdraw any portion of its interest in a partnership that exceeds the amount required under the limited partnership agreement without prior notice to or consent of the limited partners. In addition, the general partner may withdraw or assign its entire interest in a partnership if it gives 120 days’ prior written notice to the limited partners. If a majority of limited partners elect a new general partner or partners to continue the business of the partnership, the withdrawing general partner must pay all reasonable expenses incurred by the partnership in connection with its withdrawal.

      Any transfer or assignment of units by you will take effect at the end of the month in which the transfer or assignment is made, subject to the following conditions. A partnership is not required to recognize a transfer or assignment until it has received at least 30 days’ prior written notice from the limited partner. The notice must be signed by the limited partner and include the address and social security or taxpayer identification number of the transferee or assignee and the number of units transferred or assigned. A transfer or assignment of less than all units held by you cannot occur if as a result either party to the transfer or assignment would own fewer than the minimum number of units required for an investment in the partnership (subject to certain exceptions relating to gifts, death, divorce, or transfers to family members or affiliates). The general partner will not permit a transfer or assignment of units unless it is satisfied that the transfer or assignment would not be in violation of Delaware law or applicable federal, state, or foreign securities laws; and notwithstanding such transfer or assignment, the partnership will continue to be classified as a partnership rather than as an association taxable as a corporation under the Internal Revenue Code of 1986, as amended. No transfer or assignment of units will be effective or recognized by a partnership if the transfer or assignment would result in the termination of that partnership for federal income tax purposes, and any attempt to transfer or assign units in violation of the limited partnership agreement will be ineffective. The limited partner must pay all costs, including any attorneys’ and accountants’ fees, related to a transfer or assignment.

Amendments; Meetings

      Each limited partnership agreement may be amended by the general partner and by limited partners owning more than 50% of the units of that partnership. In addition, the general partner may make certain amendments to a limited partnership agreement without the consent of the limited partners, including any amendment that is not adverse to the limited partners or is required by the staff of the SEC, the CFTC, any other federal agency, any state “Blue Sky” official, or other governmental official, or to comply with applicable law. However, no amendment may be made to a limited partnership agreement without the consent of all partners affected if that amendment would reduce the capital account of any partner, modify the percentage of profits, losses, or distributions to which any partner is entitled, or change or alter the provisions of the limited partnership agreement relating to amendments requiring the consent of all partners.

      Upon written request to the general partner delivered either in person or by certified mail, you or your authorized attorney or agent may obtain a list of the names and addresses of, and units owned by, all limited partners in your partnership, provided that you pay reasonable duplicating and postage costs. Limited partners owning at least 10% of the units of a partnership may request a meeting to consider any matter upon which limited partners may vote. Upon receipt of such a request, the general partner must call a meeting of that partnership, by written notice sent by certified mail or delivered in person within 15 days of the request. The meeting must be held at least 30 but not more than 60 days after the mailing by the general partner of notice of the meeting. The notice must specify the date, a reasonable place and time, and the purpose of the meeting.

      At any meeting of the limited partners, the following actions may be taken upon the affirmative vote of limited partners owning more than 50% of the units:

      • amend the limited partnership agreement;

      • dissolve the partnership;

      • remove and replace the general partner;

      • elect a new general partner or general partners if the general partner terminates or liquidates or elects to withdraw from the partnership, or becomes insolvent, bankrupt or is dissolved;

      • terminate any contract with the general partner or any of its affiliates on 60 days’ prior written notice; and

      • approve the sale of all or substantially all of the assets of the partnership.

      Any of the foregoing actions may also be taken by limited partners without a meeting, without prior notice, and without a vote, by means of written consents signed by limited partners owning the required number of units. Notice of any actions taken by written consent must be given to non-consenting limited partners within seven business days.

Books and Records; Reports to Limited Partners

      The books and records of each partnership are maintained at its principal office for at least five years. You or your authorized attorney or agent will have the right during normal business hours to inspect and copy the books and records of each partnership of which you are a limited partner. Alternatively, you may request that copies of the books and records be sent to you, provided that you pay all reasonable reproduction and distribution costs. The partnership will retain copies of subscription documentation in connection with purchases and exchanges of units for at least six years.

      Within 30 days after the close of each calendar month, the general partner will distribute such financial and other information with respect to each partnership as the CFTC and National Futures Association require, together with information concerning any material change in the brokerage commissions or fees payable by the partnerships to any commodity broker. You will also receive within 90 days after the close of each fiscal year an annual report containing audited financial statements for the partnerships. Annual reports will provide a detailed statement of any transactions with the general partner or its affiliates and of fees, commissions, and any compensation paid or accrued to the general partner or its affiliates. By March 15 of each year, the partnership will send you the tax information necessary for you to prepare your federal income tax return. The net asset value of each partnership’s units, which is estimated daily by the general partner, will be promptly supplied to you upon written request.

      A written notice, including a description of limited partners’ redemption and voting rights, will be mailed to the limited partners of a partnership within seven business days if any of the following events occur:

      • the net asset value of a unit decreases by at least 50% from the net asset value of that unit as of the end of the immediately preceding month;

      • the limited partnership agreement is materially amended;

      • there is any change in trading advisors or any material change in a management agreement;

      • there is any change in commodity brokers or any material change in the compensation arrangements with a commodity broker;

      • there is any change in general partners or any material change in the compensation arrangements with a general partner;

      • there is any change in the partnership’s fiscal year;

      • there is any material change in the partnership’s trading policies as specified in the limited partnership agreement; or

      • the partnership ceases to trade futures, forwards, and options.

      If you receive a notice as to a 50% decrease in net asset value per unit, that notice will also advise you that a “special redemption date” will take place when limited partners may redeem their units in the same manner as described under “Redemptions” beginning on page 89 for regular redemption dates. Further, following the close of business on the date of the 50% decrease giving rise to that notice, the partnership will liquidate all existing positions as promptly as reasonably practicable, and will suspend all futures, forward, and options trading through the special redemption date. The general partner will then determine whether to reinstitute futures, forward, and options trading or to terminate the partnership.

      In addition, subject to limits imposed under certain state guidelines incorporated in the limited partnership agreements, no increase in any of the management, incentive, or brokerage fees payable by the partnerships, or any of the caps on fees, may take effect until the first business day following a redemption date. In the event of such an increase:

      • notice of the increase will be mailed to limited partners at least five business days prior to the last date on which a “request for redemption” must be received by the general partner with respect to the applicable redemption date;

      • the notice will describe the redemption and voting rights of limited partners; and

      • units redeemed at the first redemption date following the notice will not be subject to any redemption charges.

      Each limited partner expressly agrees that in the event of his death, he waives on behalf of himself and his estate the furnishing of any inventory, accounting, or appraisal of the assets of the partnership and any right to an audit or examination of the books of the partnership.

      The foregoing does not limit the ability of the estate of a deceased limited partner to inspect and copy the partnership’s books and records, or obtain copies upon payment of reasonable reproduction and distribution costs, to the same extent as any limited partner in accordance with Section 8(e) of the limited partnership agreement.

PLAN OF DISTRIBUTION

General

      Morgan Stanley & Co. Incorporated is offering units pursuant to a selling agreement with the partnerships and the general partner. This offering is being conducted in accordance with the provisions of Rule 2810 of the Conduct Rules of the NASD. With the approval of the general partner, Morgan Stanley & Co. Incorporated may appoint additional selling agents to make offers and sales of the units. These additional selling agents may include any securities broker or dealer which is a member in good standing of the NASD, as well as any non-U.S. bank, dealer, institution or person ineligible for membership in the NASD that agrees not to make any offers or sales of units within the U.S. or its territories, possessions, or areas subject to its jurisdiction, or to U.S. citizens or residents. Any such non-NASD member must also agree to comply with applicable provisions of the Conduct Rules of the NASD in making offers and sales of units.

      Morgan Stanley & Co. Incorporated is offering the units on a “best efforts” basis without any agreement by Morgan Stanley & Co. Incorporated to purchase units. The general partner may in the future register additional units of any partnership with the SEC. There is no maximum amount of funds which may be contributed to a partnership. The general partner may in the future subdivide or combine outstanding units of any partnership, in its discretion, provided that any subdivision or combination will not affect the net asset value of any limited partner’s interest in the partnership.

      Each partnership has agreed to indemnify its trading advisors, the general partner and any additional sellers in connection with the offer and sale of units. See “Fiduciary Responsibility and Liability” beginning on page 19.

Continuing Offering

      Units of each continuously-offered partnership are being offered for sale at monthly closings held on the last day of each month. Units will be offered and sold at the net asset value of a unit of the partnership on the date of the monthly closing. Since you must subscribe for units prior to the month-end closing date, you will not know the actual per unit purchase price until after the monthly closing has occurred. The sale amount will be delivered to the partnership that sold the unit.

Escrow Arrangements

      During the continuing offering, if your subscription is not immediately rejected by the general partner, your subscription funds will be transferred to, and held in escrow by, The Bank of New York, New York, New York. The subscription funds held in escrow will be invested in the escrow agent’s interest-bearing money market account, and will earn the interest rate then paid by the bank on that account. If the general partner accepts your subscription, at the applicable month-end closing the escrow agent will pay your subscription funds to the appropriate partnership and pay any interest earned on those funds to Morgan Stanley & Co. Incorporated. Morgan Stanley & Co. Incorporated in turn will credit your Morgan Stanley & Co. Incorporated customer account with the interest. If the general partner rejects your subscription, the escrow agent will promptly pay the rejected subscription funds and any interest earned to Morgan Stanley & Co. Incorporated, and Morgan Stanley & Co. Incorporated will then credit your Morgan Stanley & Co. Incorporated customer account with those amounts, and the funds will be immediately available for investment or withdrawal. If you closed your Morgan Stanley & Co. Incorporated customer account, any subscription returned and interest earned will be paid by check. Interest will be earned on subscription funds from the day of deposit with the escrow agent to the day that funds are either paid to the appropriate partnerships in the case of accepted subscriptions or paid to Morgan Stanley & Co. Incorporated in the case of rejected subscriptions. At all times during the continuing offering, and prior to each monthly closing, subscription funds will be in the possession of the escrow agent, and at no time will the general partner hold or take possession of the funds.

Compensation to Morgan Stanley & Co. Incorporated Employees and Additional Selling Agents

      In the case of units purchased for cash, qualified employees of Morgan Stanley & Co. Incorporated have the option to receive from Morgan Stanley & Co. Incorporated (payable solely from its own funds) a gross sales credit equal to 3% of the net asset value per unit as of the monthly closing for each unit sold by them and issued at the monthly closing, plus a gross sales credit of up to 84% of the brokerage fees received by Morgan Stanley & Co. Incorporated from the partnership each month that are attributable to outstanding units sold by them, commencing after the twelfth month following the monthly closing at which a unit is issued. Alternatively, qualified employees of Morgan Stanley & Co. Incorporated may forego the initial sales credit of 3% of the net asset value per unit and immediately commence receiving a gross sales credit of up to 84% of the brokerage fees received by Morgan Stanley & Co. Incorporated from the partnership each month that are attributable to outstanding units sold by them.

      In the case of units purchased pursuant to a Charter Series exchange or Non-Series Exchange, qualified employees of Morgan Stanley & Co. Incorporated will not receive the initial gross sales credit of 3%. However, in the case of a Charter Series exchange or Non-Series Exchange, Morgan Stanley & Co. Incorporated employees will receive a gross sales credit of up to 84% of the brokerage fees received by Morgan Stanley & Co. Incorporated from the partnership each month that are attributable to such outstanding units, as follows:

      • in the case of a Charter Series exchange where the Morgan Stanley & Co. Incorporated employee elected to receive the initial gross sales credit of 3% in connection with the initial purchase of the units redeemed, the Morgan Stanley & Co. Incorporated employee will receive the monthly gross sales credit commencing after the twelfth month following the date the units being redeemed were purchased; and

      • in the case of a Charter Series exchange where the Morgan Stanley & Co. Incorporated employee elected not to receive the initial gross sales credit of 3% in connection with the initial purchase of the units redeemed, or in the case of a Non-Series Exchange, the Morgan Stanley & Co. Incorporated employee will receive the monthly gross sales credit commencing with the first month after the units are issued.

      In the case of an investor who previously redeemed units in a Charter Series or non-Charter Series partnership and paid a redemption charge or held those units for at least 24 months, and invests in the Charter Series within 12 months of the redemption of old units, the Morgan Stanley & Co. Incorporated employee will not receive the initial gross sales credit of 3% but will receive a monthly gross sales credit of up to 84% of the brokerage fees received by Morgan Stanley & Co. Incorporated from the partnership each month that are attributable to such units commencing with the first month after the units are issued.

      In the case of an investor who purchases units in a Non-Series Exchange with the proceeds from the redemption of an interest in another limited partnership for which Demeter serves as general partner, the Morgan Stanley & Co. Incorporated employee who sold the units will not receive the initial gross sales credit of 3% but will receive a monthly gross sales credit of up to 84% of the brokerage fees received by Morgan Stanley & Co. Incorporated from the partnership each month that are attributable to such units commencing the first month after the units are issued.

      In all cases, qualified Morgan Stanley & Co. Incorporated employees will receive continuing compensation until the applicable partnership terminates or the unit is redeemed, whichever comes first.

      No part of this compensation will be paid by a partnership and, accordingly, net assets will not be reduced as a result of such compensation.

      Each person receiving continuing compensation must be a Morgan Stanley & Co. Incorporated employee at the time of receipt of payment and must be registered as an associated person with the CFTC and be a member of the National Futures Association in such capacity only after either having passed the Series 3 or Series 31 examination or having been “grandfathered” as an associated person qualified to do commodity brokerage under the Commodity Exchange Act and the CFTC’s regulations. These employees must also perform additional services, including:

      • inquiring of the general partner from time to time, at the request of limited partners, as to the net asset value of each partnership’s units;

      • inquiring of the general partner, at the request of limited partners, regarding the futures, forward, and options markets and the activities of the partnerships;

      • responding to questions of limited partners with respect to the monthly account statements, annual reports, financial statements and annual tax information furnished periodically to limited partners;

      • providing advice to limited partners as to when and whether to make additional investments or to redeem or exchange units;

      • assisting limited partners in the redemption or exchange of units; and

      • providing such other services as limited partners from time to time may reasonably request.

      The additional compensation paid by Morgan Stanley & Co. Incorporated may be deemed to be underwriting compensation. In addition, certain officers and directors of the general partner may receive compensation as employees of Morgan Stanley & Co. Incorporated based, in part, on the amount of brokerage fees paid by the partnerships to Morgan Stanley & Co. Incorporated. The selling agreement among Morgan Stanley & Co. Incorporated, the general partner, and the partnerships provides that such compensation may only be paid by Morgan Stanley & Co. Incorporated as long as these services are provided. Any limited partner may telephone, write or visit a financial advisor at a Morgan Stanley & Co. Incorporated branch office to avail himself of these services.

      The aggregate of all compensation paid to employees of Morgan Stanley & Co. Incorporated from the initial 3% gross sales credit and the redemption charges received by Morgan Stanley & Co. Incorporated will not exceed 10% of the proceeds of the sale of units.

      Morgan Stanley & Co. Incorporated may compensate any qualified additional selling agent for each unit sold by it by paying a selling commission, from Morgan Stanley & Co. Incorporated’s own funds, as determined by Morgan Stanley & Co. Incorporated and the additional selling agent, but not to exceed 3% of the net asset value of the unit sold. Additional selling agents who are properly registered as futures commission merchants or introducing brokers with the CFTC and are members of the National Futures Association in such capacity may also receive from Morgan Stanley & Co. Incorporated, payable from Morgan Stanley & Co. Incorporated’s own funds, continuing compensation for providing to limited partners the continuing services described above. This additional compensation paid by Morgan Stanley & Co. Incorporated may be up to 28% of the brokerage fees generated by outstanding units sold by additional selling agents and received by Morgan Stanley & Co. Incorporated as commodity broker for the partnership (except for employees of affiliates of Morgan Stanley & Co. Incorporated, who will be compensated at the same rate as employees of Morgan Stanley & Co. Incorporated). Additional selling agents may pay all or a portion of this additional compensation to their employees who have sold units and provide continuing services to limited partners if the employees are properly registered with the CFTC and are members of the National Futures Association. Additional compensation paid by Morgan Stanley & Co. Incorporated may be deemed to be underwriting compensation.

      At such time as the brokerage fees payable by the partnerships are reduced, the amounts payable to employees as described above may be reduced.

SUBSCRIPTION PROCEDURE

      The minimum initial subscription for most subscribers is $20,000. However, in the case of eligible subscribers purchasing units pursuant to a Non-Series Exchange, the $20,000 minimum initial subscription will be satisfied if the proceeds of the redemption of the units redeemed would have equaled at least $20,000 as of the last day of the month immediately preceding the closing at which the units are purchased, irrespective of whether the actual proceeds from such redemption are less than $20,000 when the units are redeemed.

      Such minimum initial subscription may be for units of one partnership, or may be divided among two or more partnerships, provided that the minimum initial subscription for any one partnership is:

      • in the case of a cash purchase, $5,000;

      • in the case of a Non-Series Exchange, the proceeds from the redemption of 5 units from commodity pools other than the Spectrum Series of partnerships, or 500 units from one, or any combination, of the Spectrum Series of partnerships.

      If you already own units in a partnership and you wish to make an additional investment in the same partnership or make an investment in any other Charter Series partnership, you may subscribe for units at a monthly closing with a minimum investment of:

      • in the case of a cash purchase, $1,000;

      • in the case of a Charter Series exchange, you must exchange a minimum of 100 units, unless you are liquidating your entire interest in a partnership; and

      • in the case of a Non-Series Exchange, the proceeds from the redemption of 1 unit from commodity pools other than the Spectrum Series of partnerships, or 100 units from one, or any combination, of the Spectrum Series of partnerships.

      In order to make your first purchase of units of a partnership, other than by means of an exchange, you must complete, sign, and deliver to Morgan Stanley & Co. Incorporated a subscription agreement which will authorize the general partner and Morgan Stanley & Co. Incorporated to transfer the full subscription amount from your Morgan Stanley & Co. Incorporated customer account to the partnerships’ escrow account. If your subscription agreement is received by Morgan Stanley & Co. Incorporated and not immediately rejected, you must have the appropriate amount in your Morgan Stanley & Co. Incorporated customer account on the first business day following the date that your subscription agreement is received by Morgan Stanley & Co. Incorporated. Morgan Stanley & Co. Incorporated will deduct the subscription amount from your customer account and transfer funds into escrow with the escrow agent on that date. If you do not have a Morgan Stanley & Co. Incorporated customer account or an account with an affiliate of Morgan Stanley & Co. Incorporated, or do not have sufficient funds in your existing Morgan Stanley & Co. Incorporated customer account, you should make appropriate arrangements with your Morgan Stanley & Co. Incorporated financial advisor, or contact your local Morgan Stanley & Co. Incorporated branch office. Do not mail any payment to the general partner, as it will be returned to you for proper placement with the Morgan Stanley & Co. Incorporated branch office where your account is maintained.

      In the case of a Charter Series exchange or a Non-Series Exchange, you must complete, sign, and deliver to your Morgan Stanley & Co. Incorporated financial advisor a subscription agreement, which will authorize the general partner to redeem all or a portion of your interest in a partnership or another commodity pool for which the general partner serves as general partner and commodity pool operator, subject to terms of the applicable limited partnership agreement, and to use the proceeds, after deducting any applicable redemption charges, to purchase units in one or more of the partnerships.

      In accordance with an NASD rule, Morgan Stanley & Co. Incorporated will not subscribe for units on your behalf if it has discretionary authority over your customer account, unless it gets prior written approval from you.

      If you subscribe by check, units will be issued subject to the collection of the funds represented by the check. If your check is returned unpaid, Morgan Stanley & Co. Incorporated will notify the general partner, and the relevant partnership will cancel the units issued to you represented by the check. Any losses or profits sustained by the partnership allocable to the cancelled units will be allocated among the remaining partners. In the limited partnership agreements, each limited partner agrees to reimburse a partnership for any expense or loss (including any trading loss) incurred in connection with the issuance and cancellation of any units issued to the limited partner.

      Subscriptions for units are generally irrevocable by subscribers. However, you may revoke your subscription agreement and receive a full refund of the subscription amount and any accrued interest, or revoke the redemption of units in the other commodity pool in the case of an exchange, by delivering written notice to your Morgan Stanley & Co. Incorporated financial advisor who must forward the notice so that it will be received by the general partner no later than 3:00 p.m., New York City time, on the date of the applicable monthly closing. There may be other rescission rights under applicable federal and state securities laws. The general partner may reject any subscription, in whole or in part, in its sole discretion.

      A sample form of the subscription agreement is annexed to this prospectus as Exhibit B. A separate copy of the subscription agreement accompanies this prospectus or you may obtain one, after delivery of this prospectus, from a local Morgan Stanley & Co. Incorporated branch office. You will not receive any certificate evidencing units, but you will be sent confirmations of purchases in Morgan Stanley & Co. Incorporated’s customary form.

      Once you are an investor in a partnership, you may make additional cash purchases of units of that partnership without executing a new subscription agreement by completing a subscription agreement update form, a sample of which is annexed to this prospectus as Exhibit C, and by contacting your Morgan Stanley & Co. Incorporated financial advisor and authorizing your financial advisor to deduct the additional amount you want to invest from your Morgan Stanley & Co. Incorporated customer account. Those amounts will be held in escrow and applied towards the purchase of units in the same manner as initial purchases described above. However, if a new prospectus has been issued since the date of your original subscription agreement you will be required to complete a new subscription update form. Further, your Morgan Stanley & Co. Incorporated financial advisor will be required to confirm to the general partner that the information you provided, and the representations and warranties you made, in your original subscription agreement, including, in particular, that you satisfy applicable minimum financial suitability requirements, are still true and correct. You may not use the subscription procedure described in this paragraph to purchase additional units in a partnership by way of an exchange or to purchase units of a partnership in which you are not currently an investor; in either of those cases, you must execute a new subscription agreement.

CERTAIN ERISA CONSIDERATIONS

      If you are a fiduciary with respect to a U.S. employee benefit plan or trust within the meaning of and subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (any such plan, an “ERISA Plan”) or an individual retirement account or a Keogh plan subject solely to the provisions of Section 4975 of the Internal Revenue Code of 1986, as amended, you should consider, among other things, the matters described below before determining whether the purchase of units is appropriate. References to ERISA include parallel references to the Internal Revenue Code.

      ERISA imposes certain general and specific responsibilities on persons who are fiduciaries with respect to an ERISA Plan, including prudence, diversification, avoidance of prohibited transactions and compliance with other standards. In determining whether a particular investment is appropriate for an ERISA Plan, U.S. Department of Labor regulations provide that a fiduciary of an ERISA Plan must give appropriate consideration to, among other things, the role that the investment plays in the ERISA Plan’s portfolio, taking into consideration whether the investment is designed reasonably to further the ERISA Plan’s purposes, the risk and return factors of the potential investment, the portfolio’s composition with regard to diversification, the liquidity and current return of the total portfolio relative to the anticipated cash flow needs of the ERISA Plan, the projected return of the total portfolio relative to the ERISA Plan’s funding objectives, and the limitation on the rights of unitholders to redeem all or any part of their units or to transfer their units. Before purchasing units, a fiduciary should determine whether such an investment is consistent with its fiduciary responsibilities and the foregoing regulations.

      The Department of Labor has published a regulation, certain aspects of which have been modified by the recently enacted Pension Protection Act of 2006, describing when the underlying assets of an entity into which certain benefit plan investors (as defined in the Department of Labor regulation) invest constitute “plan assets” for purposes of ERISA. If the assets of an investing ERISA Plan, individual retirement account or Keogh plan were to be treated, for purposes of the fiduciary responsibility provisions of Title I of ERISA and/or Section 4975 of the Internal Revenue Code, as including an undivided interest in each of the underlying assets of a partnership, an investment in units would in general be an inappropriate investment for the ERISA Plan, individual retirement account or Keogh plan. The Department of Labor regulation provides that assets of an entity will not be deemed to constitute “plan assets” of a plan that purchases an equity security of the entity, if the equity security is a “publicly-offered security.” A “publicly-offered security” is one that is:

• freely transferable;

• held by more than 100 investors independent of the issuer and of each other; and

• either registered under Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934, or sold to the plan as part of a public offering of such securities pursuant to an effective registration statement under the Securities Act of 1933, where the security is then timely registered under Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934.

      The units currently meet, and it is expected that the units will continue to meet, the “publicly-offered security”criteria of the Department of Labor regulation.

      The general partner believes, based upon the advice of its legal counsel, that income earned by the partnership will not constitute “unrelated business taxable income” under Section 512 of the Internal Revenue Code to ERISA Plans, individual retirement accounts, Keogh plans and other tax-exempt entities. Although the Internal Revenue Service has issued favorable private letter rulings to taxpayers in somewhat similar circumstances, other taxpayers may not use or cite such rulings as precedent. If you have investment discretion on behalf of an ERISA Plan, an individual retirement account or a Keogh plan, you should consult a professional tax adviser regarding the application of the foregoing matters to the purchase of units.

      Units may not be purchased with the assets of an ERISA Plan, an individual retirement account or Keogh plan if the general partner, Morgan Stanley & Co. Incorporated, any additional selling agents, any trading advisor, or any of their respective affiliates either:

• has investment discretion with respect to the investment of such plan assets;

• has authority or responsibility to give or regularly gives investment advice with respect to such plan assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of such plan; or

• is an employer maintaining or contributing to such plan.

      Subscribing for units does not create an ERISA Plan, individual retirement account or Keogh plan. If you are considering the purchase of units on behalf of an ERISA Plan, individual retirement account or Keogh plan, you must first ensure that such plan has been properly established in accordance with ERISA and/or the Internal Revenue Code and the regulations and administrative rulings thereunder, and that such plan has been adequately funded. Then, after all of the considerations discussed above have been taken into account, the trustee or custodian of such plan who decides to or is instructed to do so may subscribe for units in one or more of the partnerships, subject to the applicable minimum subscription requirement per partnership.

      The offering of units to and acceptance of subscriptions on behalf of ERISA Plans, individual retirement accounts or Keogh plans is in no respect a representation by the general partner, Morgan Stanley & Co. Incorporated, any additional selling agents, any partnership or any trading advisor that the investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

Introduction

      The general partner has been advised by counsel, Cadwalader, Wickersham & Taft LLP, that in its opinion, the following summary correctly describes the material federal income tax consequences to a U.S. taxpayer who invests in a partnership. The opinions appearing in this section are the opinions of Cadwalader, Wickersham & Taft LLP, except as otherwise specifically noted. The following summary is based upon the Internal Revenue Code of 1986, rulings thereon, regulations promulgated thereunder, and existing interpretations thereof, any of which could be changed at any time and which changes could be retroactive. The federal income tax summary and the state and local income tax summary that follow, in general, relate only to the tax implications of an investment in the partnerships by individuals who are citizens or residents of the U.S. Except as indicated below or under “Certain ERISA Considerations,” the summaries do not address the tax implications of an investment in the partnerships by corporations, partnerships, trusts, or other non-individuals. Moreover, the summaries are not intended as a substitute for careful tax planning, particularly since certain of the tax consequences of owning an interest in the partnerships may not be the same for all taxpayers, such as non-individuals or non-U.S. persons, or in light of an investor’s personal investment circumstances. A complete discussion of all U.S. federal, state, and local tax aspects of an investment in each partnership is beyond the scope of the following summary, and prospective investors are urged to consult their own tax advisors on these matters.

Partnership Status

      The general partner has been advised by its legal counsel, Cadwalader, Wickersham & Taft LLP, that in its opinion under current U.S. federal income tax law, each partnership will be classified as a partnership and not as an association (or a publicly traded partnership) taxable as a corporation. This opinion is based upon the facts set forth in this prospectus, including that a principal activity of each partnership consists of buying and selling futures, options, and forward contracts, and at least 90% of the partnership’s gross income during each year consists of gains from such trading and interest income. No ruling has been requested from the Internal Revenue Service with respect to classification of each partnership and the general partner does not intend to request such a ruling.

      If a partnership were treated as an association (or a publicly traded partnership) taxable as a corporation, income or loss of the partnership would not be passed through to its partners, and the partnership would be subject to tax on its income at the rates applicable to corporations without deductions for any distributions to its partners. In addition, all or a portion of any distributions by such partnership to its partners could be taxable to the partners as dividends or capital gains. The discussion that follows assumes that each partnership will be treated as a partnership for federal income tax purposes.

Partnership Taxation

      Partners, rather than a Partnership, are Subject to Federal Income Tax.   None of the partnerships will pay federal income tax. Except as provided below with respect to certain nonresident aliens, each limited partner will report his distributive share of all items of partnership income, gain, loss, deduction, and credit for the partnership’s taxable year ending within or with the partner’s taxable year. A limited partner must report and pay tax on his share of partnership income for a particular year whether or not he has received any distributions from the partnership in that year. The characterization of an item of profit or loss will usually be determined at the partnership level.

      Syndication Expenses.   None of the partnerships nor any partner thereof will be entitled to any deduction for syndication expenses (i.e., those amounts paid or incurred in connection with issuing and marketing units). There is a risk that some of the brokerage fees paid to the commodity broker could be treated as a nondeductible payment by the partnerships of syndication expenses.

      Allocation of Partnership Profits and Losses.   In general, each limited partnership allocates items of ordinary income and expense pro rata among the partners based upon their respective capital accounts as of the end of the month in which such items are accrued. Net recognized capital gain or loss is generally allocated among all partners based upon their respective capital accounts. However, recognized capital gain or loss is allocated first to partners who have redeemed units in the partnership during a taxable year to the extent of the difference between the amount received on the redemption and the allocation account as of the date of redemption attributable to the redeemed units. Any remaining recognized capital gain or loss is next allocated among all those partners whose capital accounts differ from their allocation accounts based on the respective differences for each partner.

      The special allocation of each partnership’s gain or loss upon a redemption of units, which retains the same character as in the hands of each partnership, may alter the character of a redeeming limited partner’s income (by reducing the amount of long-term capital gain recognized upon receipt of redemption proceeds) and may accelerate the recognition of income by such limited partner.

      These allocations are designed to reconcile tax allocations to economic allocations. However, the general partner cannot assure you that the Internal Revenue Service will not challenge such allocations, including each partnership’s tax allocations in respect of redeemed units.

      If the allocation provided by each limited partnership is not respected by the Internal Revenue Service for U.S. federal income tax purposes, the amount of income or loss allocated to the partners for U.S. federal income tax purposes may be increased or reduced or the character of the income or loss may be modified.

Cash Distributions and Redemptions

      Because of the special allocation of partnership gain or loss upon a redemption of units, the amounts received upon the partial or complete redemption of a limited partner’s units normally will not result in additional taxable income or loss to the limited partner. However, distributions by a partnership and amounts received upon the partial or complete redemption of a limited partner’s units will be taxable to the limited partners to the extent cash distributions by a partnership or amounts received upon redemption by a limited partner exceed such partner’s adjusted tax basis in his units. Such excess will be taxable to him as though it were a gain from a sale of the units. A loss will be recognized upon a redemption of units only if, following the redemption of all of a limited partner’s units, the partner has any tax basis in his units remaining. In such case, the limited partner will recognize loss to the extent of the remaining basis. See “Redemptions.” Generally, if a limited partner is not a “dealer” with respect to his interest in the partnership and he has held his interest in the partnership for more than one year, the gain or loss would be long-term capital gain or loss.

Gain or Loss on Trading Activity

      Nature of Partnership Income.  Each partnership does not expect to hold its futures, forwards, or options for sale to customers. For U.S. federal income tax purposes substantially all of the profit and loss generated by each partnership from its trading activities is expected to be capital gain and loss, which in turn may be either short-term, long-term, or a combination thereof. Nevertheless, certain foreign currency transactions could result in ordinary gain or loss, as discussed below. Further, interest paid to a partnership will be taxable currently to the limited partners as ordinary income. Thus, during taxable years in which little or no profit is generated from trading activities, a limited partner may still have interest income.

      Mark-to-Market.  Section 1256 contracts held at the end of a partnership’s taxable year will be treated as having been sold for the fair market value on the last day of the taxable year, and gain or loss will be taken into account for the year. Gain or loss with respect to a Section 1256 contract is generally treated as short-term capital gain or loss to the extent of 40% of the gain or loss, and long-term capital gain or loss to the extent of 60% of the gain or loss. Section 1256 contracts include regulated futures contracts which are futures contracts traded on regulated U.S. and certain non-U.S. exchanges; foreign currency contracts that are traded in the interbank market and relate to currencies for which positions are also traded through regulated futures contracts; and U.S. and certain non-U.S. exchange-traded options on commodities, including options on regulated futures contracts, debt securities, and stock indices. While the partnerships expect that a majority of their trading activities will be conducted in Section 1256 contracts, the partnerships also expect that a portion of their trading activities will be conducted in contracts that do not presently qualify as Section 1256 contracts, such as positions in futures contracts on most non-U.S. exchanges and foreign currency forward contracts that do not relate to currencies for which positions are also traded through regulated futures contracts.

      Subject to certain limitations, a limited partner, other than a corporation, estate, or trust, may elect to carry back net Section 1256 contract losses to each of the three preceding years. Net Section 1256 contract losses carried back to prior years may only be used to offset net Section

1256 contract gains. Generally, such losses are carried back as 40% short-term capital losses and 60% long-term capital losses. Capital assets not marked to market under Section 1256, such as any non-currency forward contracts, are not subject to the 60/40 tax regime for Section 1256 contracts, and gain or loss on sale generally will be long-term only if such property has been held for more than one year.

      Gain or Loss on Non-Section 1256 Contracts. Except as described below with respect to “Section 988 transactions” entered into by a “qualified fund” or as a result of a “mixed straddle account” election, gain or loss with respect to contracts that are not Section 1256 contracts will be taken into account for tax purposes only when realized.

      Straddles. If a partnership incurs a loss upon the disposition of any position which is part of a “straddle” (i.e., two or more offsetting positions), recognition of that loss for tax purposes will be deferred until the partnership recognizes the gain in the offsetting position of the straddle (or successor position, or offsetting position to the successor position). Interest and other carrying charges allocable to positions which are part of a straddle must be capitalized, rather than deducted currently. Certain modified “short sale” rules may apply to positions held by a partnership so that what might otherwise be characterized as long-term capital gain would be characterized as short-term capital gain or potential short-term capital loss as long-term capital loss.

      For purposes of applying the above rules restricting the deductibility of losses with respect to offsetting positions, if a limited partner takes into account gain or loss with respect to a position held by the partnership, the limited partner will be treated as holding the partnership’s position, except to the extent otherwise provided in regulations. Accordingly, positions held by a partnership may limit the deductibility of realized losses sustained by a limited partner with respect to positions held for his own account, and positions held by a limited partner for his own account may limit his ability to deduct realized losses sustained by a partnership. Thus, straddles may not be used to defer gain from one taxable year to the next. Reporting requirements generally require taxpayers to disclose all unrecognized gains with respect to positions held at the end of the taxable year. The above principle, whereby a limited partner may be treated as holding partnership positions, may also apply to require a limited partner to capitalize (rather than deduct) interest and carrying charges allocable to property held by him.

      Where the positions of a straddle are comprised of both Section 1256 and non-Section 1256 contracts, a partnership will be subject to the mixed straddle rules of the Internal Revenue Code of 1986 and the regulations promulgated thereunder. The appropriate tax treatment of any gains and losses from trading in mixed straddles will depend on what elections a partnership makes. Each partnership has elected, and intends to maintain, one or more mixed straddle accounts. The mixed straddle account rules require a daily marking to the market of all open positions and a netting of gains and losses each day. As a result of a partnership electing to establish one or more mixed straddle accounts, the general partner expects, although it cannot assure, that all trading positions of a partnership in respect of commodities (other than financials and currencies) will be treated as marked-to-market on a daily basis. The annual net gain or loss from the mixed straddle accounts will be recognized in each taxable year of each partnership.

      The Treasury Regulations governing mixed straddle accounts require a daily marking-to-market of all positions and a daily (as well as annual) netting of gains and losses. No more than 50% of total annual account net gain for the taxable year can be treated as long-term capital gain and not more than 40% of total annual account net loss for the taxable year can be treated as short-term capital loss.

      In the event any offsetting positions are not included in the mixed straddle accounts which may be established by a partnership, such offsetting positions will be subject to the other straddle rules described above, including deferral of loss to the extent of any unrecognized gain in offsetting positions held at the close of a partnership’s taxable year. In addition, long-term capital gain may be re-characterized as short-term capital gain and short-term capital loss as long-term capital loss.

      Taxation of Foreign Currency Transactions. Certain of the trading activities of a partnership will be “Section 988 transactions.” Section 988 transactions include entering into or acquiring any forward contract, futures contract or similar instrument if the amount paid or received is denominated in terms of a nonfunctional currency or is determined by reference to the value of one or more nonfunctional currencies. In general, foreign currency gain or loss on Section 988 transactions is characterized as ordinary income or loss except that gain or loss on regulated futures contracts or non-equity options on foreign currencies which are Section 1256 contracts is characterized as capital gain or loss. If a partnership engages in Section 988 transactions which are not Section 1256 contracts of the type described in the preceding sentence and if a partnership is otherwise eligible, the general partner may elect to have a partnership be treated as a qualified fund. Each partnership has made such an election. Pursuant to this election, each partnership intends to treat gain or loss with respect to substantially all of the partnership’s transactions with a foreign currency component (other than foreign currency contracts which are Section 1256 contracts) as short-term capital gain or loss, and the contracts themselves as subject to the mark-to-market system of taxation. It is possible that the Internal Revenue Service might assert that certain of these contracts should be taken into account for tax purposes only when realized. If a partnership so elects but fails to meet the requirements of electing qualified fund status in a taxable year, (i) a net loss recognized by the partnership in such taxable year with respect to all forward contracts, futures contracts and options with respect to foreign currency trades by the partnership will be characterized as a capital loss, and (ii) a net gain recognized by the partnership in such taxable year with respect to certain contracts will be characterized as ordinary income.

Taxation of Limited Partners

      Limitations on Deductibility of Partnership Losses. The amount of partnership loss, including capital loss, which a limited partner will be entitled to take into account for U.S. federal income tax purposes is limited to the tax basis of his units, except in the case of certain limited partners including individuals and closely-held C corporations, for which he is “at risk” with respect to the units as of the end of the partnership’s taxable year in which such loss occurred.

      Generally, a limited partner’s initial tax basis will be the amount paid for each unit. A limited partner’s adjusted tax basis will be his initial tax basis reduced by the limited partner’s share of partnership distributions, losses, and expenses and increased by his share of partnership income and gains. The amount for which a limited partner is “at risk” with respect to his units in a partnership is generally equal to his tax basis for the units, less: any amounts borrowed in connection with his acquisition of the units for which he is not personally liable and for which he has pledged no property other than his units; any amounts borrowed from persons who have a proprietary interest in the partnership; and any amounts borrowed for which the limited partner is protected against loss through guarantees or similar arrangements.

      Because of the limitations imposed upon the deductibility of capital losses referred to below, a limited partner’s share of a partnership’s net capital losses, if any, will not materially reduce his U.S. federal income tax on his ordinary income. In addition, certain expenses of a partnership might be deductible by a limited partner only as itemized deductions and, therefore, will not reduce the U.S. federal taxable income of a limited partner who does not itemize his deductions. Furthermore, an individual who is subject to the alternative minimum tax for a taxable year may not realize any tax benefit from such itemized deductions.

      Limitations on Deductibility of Passive Losses. The partnerships’ income will not be treated as a “passive activity” for purposes of the limitation on the deduction of passive activity losses.

      Limited Deduction of Certain Expenses. Certain miscellaneous itemized deductions, such as expenses incurred to maintain property held for investment, are deductible only to the extent that they exceed 2% of the adjusted gross income of an individual, trust, or estate. The amount of certain itemized deductions allowable to individuals is further reduced by an amount equal to the lesser of (i) 3% of the individual’s adjusted gross income in excess of a certain threshold amount and (ii) 80% of such itemized deductions. This further limitation on itemized deductions is reduced for taxable years beginning after December 31, 2005 and before January 1, 2010, and does not apply for taxable years beginning after December 31, 2009 and before January 1, 2011. For taxable years beginning after December 31, 2010, this limitation is again applicable, without reduction. Moreover, such investment expenses are miscellaneous itemized deductions that are not deductible by a non-corporate taxpayer in calculating its alternative minimum tax liability. Based upon the current and contemplated activities of the partnerships, the general partner has been advised by its legal counsel that, in such counsel’s opinion, expenses incurred by the partnerships in their futures, forward, and options trading businesses should not be subject to the 2% “floor” or the 3% phaseout, except to the extent that the Internal Revenue Service promulgates regulations that so provide. However, that advice is not binding on a court or the Internal Revenue Service, and the Internal Revenue Service could assert, and a court could agree, that such expenses of the partnerships (including incentive fees) are investment expenses which are subject to these limitations. In that case, individuals could not deduct investment advisory expenses in calculating their alternative minimum tax.

      Tax Liability Will Exceed Distributions.   Under federal tax laws, a limited partner must report and pay tax on his share of any partnership income each year, even though the general partner does not intend to make any distributions from the partnerships.

      Tax on Capital Gains and Losses.   In general, for individuals, trusts, and estates, “long-term capital gains” are currently taxed at a maximum marginal tax rate of 15% for gains recognized in taxable years beginning on or before December 31, 2010. “Short-term capital gains” and other ordinary income generally are currently taxed at a maximum marginal tax rate of 35%. Corporate taxpayers are currently subject to a maximum marginal tax rate of 35% on all capital gains and income.

      The excess of capital losses over capital gains is deductible by an individual against ordinary income on a one-for-one basis, subject to an annual limitation of $3,000 ($1,500 in the case of a married individual filing a separate return). Accordingly, a partnership could incur significant losses, but a limited partner would still be required to pay taxes on the limited partner’s share of the partnership’s interest income. Excess capital losses may be carried forward.

      Net losses from Section 1256 contracts are treated as 60% long-term capital loss and 40% short-term capital loss. Such losses may, at the individual taxpayer’s election, be carried back to each of the preceding three years and applied against gains from Section 1256 contracts.

      Alternative Minimum Tax. The alternative minimum tax for individuals is imposed on “alternative minimum taxable income” in excess of certain exemption amounts. Alternative minimum taxable income consists of taxable income determined with certain adjustments and increased by the amount of items of tax preference. Alternative minimum taxable income may not be offset by certain interest deductions, including (in certain circumstances) interest incurred to purchase or carry units in the partnerships. Corporations are also subject to an alternative minimum tax. The extent to which the alternative minimum tax will be imposed will depend on the overall tax situation of each limited partner at the end of such taxable year.

      Limitation on Deductibility of Interest on Investment Indebtedness.   Interest paid or accrued on indebtedness properly allocable to property held for investment is investment interest. Such interest is generally deductible by non-corporate taxpayers only to the extent it does not exceed net investment income. A limited partner’s distributive share of net partnership income and any gain from the disposition of units will be treated as investment income, except that a limited partner’s net capital gain from the disposition of units is not investment income unless the limited partner waives the benefit of the preferential tax rate on such gain. It is not clear whether a limited partner’s distributive share of partnership net capital gain constitutes investment income where such gain is taxed at the maximum rate for capital gains. Interest expense incurred by a limited partner to acquire his units generally will be investment interest. Any investment interest disallowed as a deduction in a taxable year solely by reason of the limitation above is treated as investment interest paid or accrued in the succeeding taxable year.

      Taxation of Non-U.S. Limited Partners. A nonresident alien individual, non-U.S. corporation, or non-U.S. partnership (a “non-U.S. limited partner”) generally should not be deemed to be engaged in a U.S. trade or business solely by virtue of an investment in the partnerships; provided that such non-U.S. limited partner is not a “dealer” in commodities and, in the case of an individual, does not have certain present or former connections with the U.S. (e.g., is not present in the U.S. more than 182 days during his or her taxable year, or, in certain limited circumstances, a prior taxable year) and provided further, that such non-U.S. limited partner is not engaged in a trade or business within the U.S. during the taxable year or, in certain limited circumstances, a prior taxable year to which income, gain, or loss from the partnerships is treated as “effectively connected.” Capital gains earned by the partnerships and allocated to such a non-U.S. limited partner will, as a general rule, not be subject to U.S. federal income taxation or withholding, but may be subject to taxation by the jurisdiction in which the non-U.S. limited partner is resident, organized or operating. In the event that a partnership were found to be engaged in a U.S. trade or business, a non-U.S. limited partner would be required to file a U.S. income tax return for such year and pay tax at full U.S. rates. In the case of a non-U.S. limited partner which is a non-U.S. corporation, an additional 30% “branch profits” tax might be imposed. Furthermore, in such event the partnerships would be required to withhold taxes from the income or gain allocable to such a non-U.S. limited partner under Section 1446 of the Code.

      A non-U.S. limited partner is not subject to U.S. tax on certain interest income, including income attributable to (i) original issue discount on Treasury bills that have a maturity of 183 days or less or (ii) commercial bank deposits, provided, in either case, that such non-U.S. limited partner is not engaged in a trade or business within the U.S. during a taxable year. Additionally, a non-U.S. limited partner not engaged in a trade or business within the U.S. is generally not subject to U.S. tax on interest income (other than certain so-called “contingent interest”) attributable to obligations issued after July 18, 1984 that are in registered form if the non-U.S. limited partner timely provides the relevant partnership with a correct, complete and executed IRS Form W-8BEN.

      Prospective non-U.S. limited partners who are engaged in a U.S. trade or business or who act as dealers in commodities may be subject to U.S. income tax and should consult their tax advisors before investing in a partnership.

      The estate of a deceased non-U.S. limited partner may be liable for U.S. estate tax and may be required to obtain an estate tax release from the Internal Revenue Service in order to transfer the units of such non-U.S. limited partner.

      Non-U.S. persons should consult their own tax advisors before deciding whether to invest in the partnerships.

      Tax Elections.   The Internal Revenue Code of 1986 provides for optional adjustments to the basis of partnership property upon distributions of partnership property to a partner (Section 734) and transfers of units, including transfers by reason of death (Section 743), provided that a partnership election has been made pursuant to Section 754. As a result of the complexities and added expense of the tax accounting required to implement such an election, the general partner does not presently intend to make such an election for any of the partnerships. Therefore, any benefits which might be available to the partners by reason of such an election will be foreclosed. In addition, Sections 734 and 743 of the Code provide for mandatory adjustments to the basis of partnership property if a partnership distributes property to a partner and the basis of the property would have been reduced by more than $250,000 had a Section 754 election been in effect, or a partner assigns or otherwise transfers (including by reason of death) all or part of its interest in a partnership at a time when the partnership’s basis in its assets exceeds the fair market value of those assets by more than $250,000.

      Tax Returns and Information.   The partnerships will file their information returns using the accrual method of accounting. Within 75 days after the close of each partnership’s taxable year, the partnership will furnish each limited partner, and any assignee of the units of any limited partner, copies of the partnership’s Schedule K-1 indicating the limited partner’s distributive share of tax items and any additional information as is reasonably necessary to permit the limited partners to prepare their own federal and state tax returns.

      Partnership’s Taxable Year.   Each partnership has the calendar year as its taxable year.

      Unrelated Business Taxable Income of Employee Benefit Plan Limited Partners and Other Tax-Exempt Investors.   Income allocated to a limited partner which is an employee benefit plan or other tax-exempt entity should not be subject to tax under Section 511 of the Internal Revenue Code of 1986, provided that the units purchased by such plans and entities are not “debt-financed.”

      However, if a partnership were to purchase physical commodities with borrowed funds (whether upon delivery under a futures or forward contract or otherwise) and to sell those commodities at a gain, the gain would likely constitute unrelated business income. The partnerships are entitled to engage in such leveraged purchases of physical commodities. Tax exempt investors should see “Certain ERISA Considerations” above.

Tax Audits

      All partners are required under the Internal Revenue Code of 1986 to report all the partnership items on their own returns consistently with the treatment by a partnership, unless they file a statement with the Internal Revenue Service disclosing the inconsistencies. Adjustments in tax liability with respect to partnership items will be made at the partnership level. The general partner will represent each partnership during any audit and in any dispute with the Internal Revenue Service. Each limited partner will be informed by the general partner of the commencement of an audit of a partnership. In general, the general partner may enter into a settlement agreement with the Internal Revenue Service on behalf of, and binding upon, limited partners owning less than a 1% profits interest if the partnership has more than 100 partners. However, prior to settlement, such a limited partner may file a statement with the Internal Revenue Service stating that the general partner does not have the authority to settle on behalf of the limited partner. If the audit of a partnership results in an adjustment, all partners may be required to pay additional taxes, interest, and penalties.

      The period for assessing a deficiency against a partner in a partnership with respect to a partnership item is the later of three years after the partnership files its return or, if the name and address of the partner does not appear on the partnership return, one year after the Internal Revenue Service is furnished with the name and address of the partner. In addition, the general partner may consent on behalf of each partnership to the extension of the period for assessing a deficiency with respect to a partnership item. As a result, a limited partner’s U.S. federal income tax return may be subject to examination and adjustment by the Internal Revenue Service for a partnership item more than three years after it has been filed.

      All of the foregoing statements are based upon the existing provisions of the Internal Revenue Code of 1986 and the regulations promulgated thereunder and the existing administrative and judicial interpretations thereof. The general partner cannot assure you that legislative, administrative, or judicial changes will not occur which will modify such statements.

      The foregoing statements are not intended as a substitute for careful tax planning, particularly since certain of the U.S. federal income tax consequences of purchasing units may not be the same for all taxpayers. The partnerships’ tax returns could be audited by the Internal Revenue Service and adjustments to the returns could be made as a result of such audits. If an audit results in adjustment, limited partners may be required to file amended returns and their returns may be audited. Accordingly, prospective purchasers of units are urged to consult their tax advisers with specific reference to their own tax situation under federal law and the provisions of applicable state, local, and non-U.S. laws before subscribing for units.

STATE AND LOCAL INCOME TAX ASPECTS

      In addition to the U.S. federal income tax consequences for individuals described under “Material Federal Income Tax Considerations” above, the partnerships and their limited partners may be subject to various state and local taxes. Certain of these taxes could, if applicable, have a significant effect on the amount of tax payable in respect of an investment in the partnerships. A limited partner’s distributive share of the realized profits of a partnership may be required to be included in determining his reportable income for state or local tax purposes. Furthermore, state and local tax laws may not reflect recent changes made to the U.S. federal income tax law and, therefore, may be inconsistent with the U.S. federal income treatment of gains and losses arising from the partnerships’ transactions in Section 1256 contracts. Accordingly, prospective limited partners should consult with their own tax advisers concerning the applicability of state and local taxes to an investment in the partnerships.

      The general partner has been advised by its legal counsel, Cadwalader, Wickersham & Taft LLP, that in such counsel’s opinion, the partnerships should not be liable for New York City unincorporated business tax. Limited partners who are nonresidents of New York State will not be liable for New York State personal income tax on such partners’ income from the partnerships, but may be liable for such tax to the extent such limited partners’ allocable share of income attributable to the partnerships’ transactions involves tangible personal property. Likewise, limited partners who are nonresidents of New York City will not be liable for New York City earnings tax on such partners’ income from the partnerships. New York City residents may be subject to New York City personal income tax on the partners’ income from the partnerships. No ruling from the New York State Department of Taxation and Finance or the New York City Department of Finance has been, or will be, requested regarding such matters.

LEGAL MATTERS

      Legal matters in connection with the units being offered hereby, including the discussion of the material federal income tax considerations relating to the acquisition, ownership, and disposition of units, have been passed upon for each partnership and the general partner by Cadwalader, Wickersham & Taft LLP, One World Financial Center, New York, New York 10281. Cadwalader, Wickersham & Taft LLP also has acted as counsel for Morgan Stanley & Co. Incorporated in connection with the offering of units. Cadwalader, Wickersham & Taft LLP may advise the general partner with respect to its responsibilities as general partner of, and with respect to matters relating to, the partnerships.

EXPERTS

      The statements of financial condition as of December 31, 2006 and 2005, including the schedules of investments as of December 31, 2006 and 2005, and the related statements of operations, changes in partners’ capital, and cash flows for each of the three years in the period ended December 31, 2006, for Morgan Stanley Charter Campbell L.P., Morgan Stanley Charter Aspect L.P., (formerly Morgan Stanley Charter MSFCM L.P.), Morgan Stanley Charter Graham L.P. and Morgan Stanley Charter WCM L.P., (formerly Morgan Stanley Charter Millburn L.P.), and the statements of financial condition of Demeter Management Corporation as of November 30, 2006 and 2005 included in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports appearing herein, and are included in reliance upon such reports of such firm given upon their authority as experts in accounting and auditing. Deloitte & Touche LLP also acts as an independent registered public accounting firm for Morgan Stanley.

WHERE YOU CAN FIND MORE INFORMATION

      The partnerships filed registration statements relating to the units registered with the SEC. This prospectus is part of the registration statements, but the registration statements include additional information.

      You may read any of the registration statements, or obtain copies by paying prescribed charges, at the SEC’s public reference rooms located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. For further information on the public reference rooms, please call the SEC at 1-800-SEC-0330. The registration statements are also available to the public from the SEC’s Web site at “http://www.sec.gov.”

PART TWO
STATEMENT OF ADDITIONAL INFORMATION
Morgan Stanley Charter Series
April 2, 2007

      This prospectus is in two parts: a Disclosure Document and a Statement of Additional Information. These parts are bound together and may not be distributed separately.

THE FUTURES, OPTIONS, AND FORWARD MARKETS
Futures Contracts

      Futures contracts are standardized contracts made on a domestic or non-U.S. exchange that call for the future delivery of specified quantities of various commodities at a specified price, time, and place. The following are some of the commodities traded on an exchange:

• agricultural and tropical (soft) commodities	• energy products	• industrial goods
• currencies	• financial instruments	• metals

      The futures markets have undergone dramatic changes during the past three decades. According to statistics provided by the Futures Industry Association, in 1980 and 2006 activity in futures markets was divided as follows:

	1980		2006*
	%		%
Agricultural Products	64	Interest Rates	53
Metals	16	Stock Indices	23
Interest Rates	14	Agricultural Products	9
Currencies	5	Energy Products	7
Lumber and Energy Products	1	Metals	4
		Currencies**	4

      * Data as of December 31, 2006.

      ** Activity reported with regard to Currencies does not include trading activity which takes place on the interbank forward currency market.

      A market participant can make a futures contract to buy or sell a commodity. The contractual obligations may be satisfied either by taking or making, as the case may be, physical delivery of an approved grade of the commodity or by making an offsetting sale or purchase of an equivalent but opposite futures contract on the same, or a mutually offsetting, exchange prior to the designated date of delivery.

      For example, if we sell one contract of December 2007 wheat on a commodity exchange, we may fulfill the contract at any time prior to the December 2007 delivery date by purchasing one contract of December 2007 wheat on the same exchange.

      The difference between the price at which the futures contract is sold or purchased and the price paid for the offsetting purchase or sale, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Certain futures contracts, such as those for stock or other financial or economic indices approved by the CFTC or Eurodollar contracts, settle in cash (irrespective of whether any attempt is made to offset such contracts) rather than delivery of any physical commodity.

Options on Futures

      An option on a futures contract or on a physical commodity gives the buyer of the option the right to take a position of a specified amount at a specified price of a specific commodity (the “striking,” “strike,” or “exercise” price) in the underlying futures contract or commodity.

      The buyer of a “call” option acquires the right to take a long position (i.e., the obligation to take delivery of a specified amount at a specified price of a specific commodity) in the underlying futures contract or commodity.

      The buyer of a “put” option acquires the right to take a short position (i.e., the obligation to make delivery of a specified amount at a specified price of a specific commodity) in the underlying futures contract or commodity.

      The purchase price of an option is referred to as its “premium.” The seller (or “writer”) of an option is obligated to take a futures position at a specified price opposite to the option buyer if the option is exercised. Thus, the seller of a call option must stand ready to sell (take a short position in the underlying futures contract) at the striking price if the buyer should exercise the option. The seller of a put option, on the other hand, must stand ready to buy (take a long position in the underlying futures contract) at the striking price.

      A call option on a futures contract is said to be “in-the-money” if the striking price is below current market levels, and “out-of-the-money” if the striking price is above current market levels. Conversely, a put option on a futures contract is said to be “in-the-money” if the striking price is above current market levels, and “out-of-the-money” if the striking price is below current market levels.

      Options have limited life spans, usually tied to the delivery or settlement date of the underlying futures contract. An option that is out-of-the-money and not offset by the time it expires becomes worthless. Options usually trade at a premium above their intrinsic value (i.e., the difference between the market price for the underlying futures contract and the striking price), because the option trader is speculating on (or hedging against) future movements in the price of the underlying contract. As an option nears its expiration date, the market and intrinsic value typically move into parity. The difference between an option’s intrinsic and market values is referred to as the “time value” of the option. See “Risk Factors—Trading and Performance Risks—Options trading can be more volatile than futures trading” on page 11.

Forward Contracts

      Contracts for the future delivery of certain commodities may also be made through banks or dealers pursuant to what are commonly referred to as “forward contracts.” A forward contract is a contractual right to purchase or sell a specified quantity of a commodity at or before a specified date in the future at a specified price and, therefore, it is similar to a futures contract. In forward contract trading, a bank or dealer generally acts as principal in the transaction and includes its anticipated profit (the “spread” between the “bid” and the “asked” prices), and in some instances a mark-up, in the prices it quotes for forward contracts. Unlike futures contracts, forward contracts are not standardized contracts; rather, they are the subject of individual negotiation between the parties involved. Because there is no clearinghouse system applicable to forward contracts, forward contracts are not fungible, and there is no direct means of “offsetting” a forward contract by purchase of an offsetting position on the same exchange as one can a futures contract. In recent years, the terms of forward contracts have become more standardized and in some instances such contracts now provide a right of offset or cash settlement as an alternative to making delivery on the contract. See “Risk Factors—Trading and Performance Risks— The unregulated nature of the forward markets creates counterparty risks that do not exist in futures trading on exchanges” beginning on page 12.

Hedgers and Speculators

      The two broad classes of persons who trade futures, forward, and options contracts are “hedgers” and “speculators.” Commercial interests, including farmers, that market or process commodities, and financial institutions that market or deal in commodities, including interest rate sensitive instruments, foreign currencies, and stocks, which are exposed to currency, interest rate, and stock market risks, may use the futures markets for hedging. Hedging is a protective procedure designed to minimize losses that may occur because of price fluctuations occurring, for example, between the time a processor makes a contract to buy or sell a raw or processed commodity at a certain price and the time he must perform the contract. The futures markets enable the hedger to shift the risk of price fluctuations to the speculator. The speculator risks his capital with the hope of making profits from price fluctuations in futures, forward, and options contracts. Speculators rarely take delivery of commodities, but rather close out their positions by entering into offsetting purchases or sales of futures, forward, and options contracts. Since the speculator may take either a long or short position in the futures, forward, and options markets, it is possible for him to make profits or incur losses regardless of whether prices go up or down. The partnerships will trade for speculative rather than for hedging purposes.

Futures Exchanges

      Futures exchanges provide centralized market facilities for trading futures contracts and options (but not forward contracts). Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Among the principal exchanges in the U.S. are the Chicago Board of Trade, the Chicago Mercantile Exchange, the New York Mercantile Exchange, and the New York Board of Trade.

      Each futures exchange in the U.S. has an associated “clearinghouse.” Once trades between members of an exchange have been confirmed, the clearinghouse becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader’s open position in the market. Thereafter, each party to a trade looks only to the clearinghouse for performance. The clearinghouse generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute; this fund acts as an emergency buffer that enables the clearinghouse to meet its obligations with regard to the “other side” of an insolvent clearing member’s contracts. Clearinghouses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, a central function of the clearinghouses is to ensure the integrity of trades, and members effecting futures transactions on an organized exchange need not worry about the solvency of the party on the opposite side of the trade; their only remaining concerns are the respective solvencies of their commodity broker and the clearinghouse.

      Non-U.S. futures exchanges differ in certain respects from their U.S. counterparts. In contrast to U.S. exchanges, certain non-U.S. exchanges are “principals’ markets,” where trades remain the liability of the traders involved, and the exchange does not become substituted for any party. See “Regulations” beginning on page 120 and “Risk Factors—Trading and Performance Risks—Trading on non-U.S. exchanges presents greater risks to each partnership than trading on U.S. exchanges” on page 12.

Speculative Position Limits

      The CFTC and U.S. futures exchanges have established limits, referred to as “speculative position limits” or “position limits,” on the maximum net long or net short speculative position that any person or group of persons (other than a hedger, which the partnerships are not) may hold, own, or control in certain futures or options contracts. Among the purposes of speculative position limits is to prevent a “corner” on a market or undue influence on prices by any single trader or group of traders. The CFTC has jurisdiction to establish position limits with respect to all commodities and has established position limits for all agricultural commodities. In addition, the CFTC requires each U.S. exchange to submit position limits for commodities traded on such exchange for approval by the CFTC. However, position limits do not apply to some futures contracts. Position limits do not apply to forward contract trading or generally to trading on non-U.S. commodity exchanges. See “Risk Factors—Trading and Performance Risks—The partnerships are subject to speculative position limits” on page 13.

Daily Limits

      Most U.S. futures exchanges (but generally not foreign exchanges or banks or dealers in the case of forward contracts) limit the amount of fluctuation in futures or options contract prices during a single trading day by regulation. These regulations specify what are referred to as “daily price fluctuation limits” or more commonly “daily limits.” The daily limits establish the maximum amount that the price of a futures or options contract may vary either up or down from the previous day’s settlement price. Once the daily limit has been reached in a particular futures or options market, no trades may be made at a price beyond the limit. See “Risk Factors—Trading and Performance Risks—Market illiquidity may cause less favorable trade prices” on page 12.

Regulations

      Futures exchanges in the U.S. are subject to regulation under the Commodity Exchange Act by the CFTC, the governmental agency having responsibility for regulation of futures exchanges and trading on those exchanges.

      The CFTC also regulates the activities of “commodity trading advisors” and “commodity pool operators” and has adopted regulations with respect to certain of such persons’ activities. The CFTC requires a commodity pool operator (such as the general partner) to keep accurate, current, and orderly records with respect to each pool it operates. The CFTC may suspend the registration of a commodity pool operator if the CFTC finds that the operator has violated the Commodity Exchange Act or regulations thereunder and in certain other circumstances. Suspension, restriction, or termination of the general partner’s registration as a commodity pool operator would prevent it, until such time (if any) as such registration were to be reinstated, from managing, and might result in the termination of, the partnerships. The Commodity Exchange Act gives the CFTC similar authority with respect to the activities of commodity trading advisors, such as the trading advisors. If the registration of a trading advisor as a commodity trading advisor were to be terminated, restricted, or suspended, the trading advisor would be unable, until such time (if any) as such registration were to be reinstated, to render trading advice to the relevant partnership. The partnerships themselves are not registered with the CFTC in any capacity.

      The Commodity Exchange Act requires all “futures commission merchants,” such as Morgan Stanley & Co. Incorporated, to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified books and records open to inspection by the staff of the CFTC. The partnerships have no present intention of using any introducing brokers in their trading.

      The Commodity Exchange Act also gives the states certain powers to enforce its provisions and the regulations of the CFTC.

      You are afforded certain rights for reparations under the Commodity Exchange Act. You may also be able to maintain a private right of action for certain violations of the Commodity Exchange

Act. The CFTC has adopted rules implementing the reparation provisions of the Commodity Exchange Act which provide that any person may file a complaint for a reparations award with the CFTC for violation of the Commodity Exchange Act against a floor broker, futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, and their respective associated persons.

      Pursuant to authority in the Commodity Exchange Act, the National Futures Association has been formed and registered with the CFTC as a “registered futures association.” At the present time, the National Futures Association is the only non-exchange self-regulatory organization for commodities professionals. National Futures Association members are subject to National Futures Association standards relating to fair trade practices, financial condition, and consumer protection. As the self-regulatory body of the commodities industry, the National Futures Association promulgates rules governing the conduct of commodity professionals and disciplines those professionals who do not comply with such standards. The CFTC has delegated to the National Futures Association responsibility for the registration of commodity trading advisors, commodity pool operators, futures commission merchants, introducing brokers, and their respective associated persons and floor brokers. The general partner, Morgan Stanley & Co. Incorporated, and the trading advisors are all members of the National Futures Association (the partnerships themselves are not required to become members of the National Futures Association).

      The CFTC has no authority to regulate trading on non-U.S. commodity exchanges and markets. See “Risk Factors—Trading and Performance Risks—Trading on non-U.S. exchanges presents greater risks to each partnership than trading on U.S. exchanges” on page 12.

Margins

      “Initial” or “original” margin is the minimum amount of funds that a futures trader must deposit with his commodity broker in order to initiate futures trading or to maintain an open position in futures contracts. “Maintenance” margin is the amount (generally less than initial margin) to which a trader’s account may decline before he must deliver additional margin. A margin deposit is like a cash performance bond. It helps assure the futures trader’s performance of the futures contracts he purchases or sells. Futures contracts are customarily bought and sold on margins that represent a very small percentage (ranging upward from less than 2%) of the purchase price of the underlying commodity being traded. Because of such low margins, price fluctuations occurring in the futures markets may create profits and losses that are greater, in relation to the amount invested, than are customary in other forms of investment or speculation. The minimum amount of margin required in connection with a particular futures contract is set by the exchange on which such contract is traded, and may be modified from time to time by the exchange during the term of the contract. See “Risk Factors—Trading and Performance Risks—The partnerships’ trading is highly leveraged, which accentuates the trading profit or trading loss on a trade,” on page 11.

      Brokerage firms, such as Morgan Stanley & Co. Incorporated and Morgan Stanley & Co. International Limited, carrying accounts for traders in futures contracts may not accept lower, and generally require higher, amounts of margin as a matter of policy in order to afford further protection for themselves. The commodity brokers presently intend to require each partnership to make margin deposits equal to the exchange minimum levels for all futures contracts.

      Margin requirements are computed each day by a trader’s commodity broker. When the market value of a particular open futures contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker. If the margin call is not met within a reasonable time, the broker may close out the trader’s position. With respect to a partnership’s trading, that partnership, and not its limited partners personally or any other partnership, will be subject to margin calls.

POTENTIAL ADVANTAGES

      Developing a comprehensive financial plan entails evaluating options and acting upon those options. In this fast-paced and ever-changing financial environment, selecting from the broad array of investments available can be difficult and time-consuming. Astute investors often turn to professional money managers for the expertise and guidance needed to map out a successful investment strategy. Morgan Stanley, a global leader in financial management, has developed the Charter Series of partnerships to provide professional money management in the futures, options, and forward markets.

      An investment in a partnership is speculative and involves a high degree of risk. The general partner and Morgan Stanley & Co. Incorporated believe that managed futures investments (such as the partnerships) can provide you with the potential for long-term capital appreciation (with commensurate risk), but are appropriate only for the aggressive growth portion of an investor’s comprehensive financial plan. See “Risk Factors” beginning on page 11. Taking the risks into consideration, this investment does offer the following potential advantages.

Investment Diversification

      If you are not prepared to make a significant investment or spend substantial time trading various futures, forwards, and options, you may still participate in these markets through an investment in a Charter Series partnership, obtaining diversification from more traditional investments in stocks, bonds, and real estate. The general partner believes, on the basis of past experience, that the profit potential of a partnership does not depend upon favorable general economic conditions, and that a partnership is as likely to be profitable during periods of declining stock, bond, and real estate markets as at any other time; conversely, a partnership may be unprofitable during periods of generally favorable economic conditions.

      Managed futures investments can serve to diversify your portfolio and smooth overall portfolio volatility. This concept has been explored in Modern Portfolio Theory, which was originally developed in the 1950s by Nobel Laureates William Sharpe and Harold Markowitz. These two pioneers developed a framework for efficiently diversifying assets within a portfolio. They suggested that investing in any asset class with positive returns and low correlation to other assets improves the overall risk/reward characteristics of the entire portfolio. In 1983, Dr. John H. Lintner of Harvard University focused on the concepts of Modern Portfolio Theory in a study about portfolio diversification. Specifically, Modern Portfolio Theory was utilized to evaluate the addition of a managed futures component to a diversified portfolio comprised of 60% stocks and 40% bonds. The results of Lintner’s work demonstrated that by including a variety of assets, such as commodities, in a hypothetical portfolio, an investor may lower the portfolio’s overall volatility or risk. Lintner’s findings were further supported by the works of Dr. Thomas Schneeweis of the University of Massachusetts, Amherst, in his 1999 study, “The Benefits of Managed Futures.” Dr. Schneeweis concluded that “while ... the correlation between managed futures and most traditional investments is approximately zero, when asset returns are segmented according to whether the traditional asset rose or fell, managed futures are often negatively correlated in months when traditional asset returns are negative while being positively correlated when traditional asset returns are positive.”

      The partnerships’ combined benefits of growth potential (with commensurate risk) and diversification can potentially reduce the overall volatility of your portfolio, while increasing profits. By combining asset classes, you may create a portfolio mix that provides the potential to offer the greatest possible return within acceptable levels of volatility. Whether you are able to lower the overall volatility of your portfolio with managed futures investments will depend in part on the characteristics of your portfolio. Depending on these characteristics, the addition of a managed futures investment could increase or decrease the overall volatility and risk of your portfolio. While past performance is no guarantee of future results, managed futures investments, such as the partnerships, may profit (with commensurate risk) from futures, forward, and options market moves, with the potential to enhance your overall portfolio.

      The trading advisor’s speculative trading techniques will be the primary factor in a partnership’s success or failure. You should note that there are always two parties to a futures, forward, or option contract; consequently, for any gain achieved by one party on a contract, a corresponding loss is suffered. Therefore, due to the nature of futures, forward, and options trading, only 50% of contract interests held by all market participants can experience gain at any one time. Brokerage commissions and other costs of trading may reduce or eliminate any gain that would otherwise be achieved.

      The first step toward a sound financial future is to establish your investment objectives. Based on your financial goals, requirements, and investment preferences, your Morgan Stanley & Co. Incorporated financial advisor can help you determine the combination of asset classes as well as the type of trading advisor that most suits your investment profile.

      Asset allocation is the next critical step to help you achieve your investment objectives. Asset allocation refers to the division of investment dollars over a variety of asset classes in order to reduce overall volatility through portfolio diversification, while increasing the long-term performance potential of an investment portfolio. A fully diversified portfolio should contain cash, income, growth, and aggressive growth investments.

      Managed futures investments are designed to fit into a diversified portfolio as aggressive growth vehicles with the potential for long-term capital appreciation (with commensurate risk). As part of a well-balanced and fully diversified portfolio, managed futures can offer significant benefits.

      The table below is an empirical example of how different assets can react to business cycles. In each case, the asset class is represented by a recognized industry index for that asset.

ANNUAL RETURNS OF VARIOUS ASSET CLASSES OVER TIME

	U.S. Stocks (S&P 500 Index)	U.S. Treasury Bonds (Lehman Brothers Treasury Bond Index)	U.S. Corporate Bonds (Citigroup Corporate Bond Index)	Non-U.S. Stocks (MSCI EAFE Index)	Global Stocks (MSCI World Index)	Managed Futures (Barclay CTA Index)	Public Managed Futures Funds (CISDM Public CPO Asset Weighted Index)
	%	%	%	%	%	%	%
1980	32.5	(2.8)	(0.3)	24.4	27.7	63.7	N/A
1981	(4.9)	1.1	2.7	(1.0)	(3.3)	23.9	N/A
1982	21.5	41.1	37.2	(0.9)	11.3	16.7	N/A
1983	22.6	1.8	8.9	24.6	23.3	23.8	N/A
1984	6.3	14.7	16.1	7.9	5.8	8.7	1.4
1985	31.7	32.0	25.0	56.7	41.8	25.5	21.9
1986	18.7	24.1	17.0	69.9	42.8	3.8	(14.4)
1987	5.3	(2.7)	2.1	24.9	16.8	57.3	43.1
1988	16.6	9.2	9.5	28.6	23.9	21.8	7.3
1989	31.7	18.9	14.0	10.8	17.2	1.8	4.7
1990	(3.1)	4.6	7.3	(23.2)	(16.5)	21.0	14.2
1991	30.5	17.9	18.5	12.5	19.0	3.7	10.0
1992	7.6	7.8	8.9	(11.8)	(4.7)	(0.9)	(1.4)
1993	10.1	16.4	12.1	32.9	23.1	10.4	10.7
1994	1.3	(6.9)	(3.5)	8.1	5.6	(0.7)	(7.7)
1995	37.6	30.7	21.7	11.6	21.3	13.7	13.9
1996	23.0	(0.4)	3.3	6.4	14.0	9.1	9.8
1997	33.4	14.9	10.2	2.1	16.2	10.9	7.6
1998	28.6	13.5	8.6	20.3	24.8	7.0	7.9
1999	21.0	(8.7)	(1.6)	27.3	25.3	(1.2)	(1.4)
2000	(9.1)	20.1	9.3	(14.0)	(12.9)	7.9	4.7
2001	(11.9)	4.6	10.9	(21.2)	(16.5)	0.8	(0.1)
2002	(22.1)	17.2	9.4	(15.7)	(19.6)	12.4	14.3
2003	28.7	2.1	8.7	39.2	33.8	8.7	11.6
2004	10.9	8.0	5.6	20.7	15.3	3.3	1.5
2005	4.9	6.7	1.9	14.0	10.0	1.7	0.9
2006	15.8	0.9	4.6	26.9	20.6	3.6	6.8
2007*	1.5	(0.8)	0.1	0.7	1.2	1.0	2.6

* Through January 31, 2007.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Notes to “Annual Returns of Various Asset Classes Over Time” Table:

      For the analyses used in this table, the performance of independent indices has been used to represent the seven asset classes: U.S. stocks, U.S. Treasury bonds, U.S. corporate bonds, international stocks, global stocks, managed futures, and public managed futures funds. The respective indices used are the Standard and Poor’s 500 Stock Index, the Lehman Brothers Treasury Bond Index, the Citigroup Corporate Bond Index, the Morgan Stanley Capital International (“MSCI”) EAFE Index, the MSCI World Index, the Barclay CTA Index, and the CISDM Public CPO Asset Weighted Index.

      The S&P 500 Stock Index and the Citigroup Corporate Bond Index are compiled assuming dividends and interest are re-invested.

      The S&P 500 Index is based on a portfolio of 500 stocks (consisting of 22.3% Financials, 15.1% Information Technology, 12.0% Health Care, 10.8% Industrials, 10.6% Consumer Discretionary, 9.8% Energy, 9.3% Consumer Staples, 3.6% Utilities, 3.5% Telecommunication Services and 3.0% Materials). The weights of the stocks in the portfolio reflect the stocks’ total market capitalization as of December 31, 2006. The S&P 500 Index accounts for approximately 75% coverage of U.S. equities as of December 31, 2006. Total return provides investors with a price-plus-gross cash dividend return. Gross cash dividends are applied on the ex-date of the dividend.

      The Lehman Brothers Treasury Bond Index consists of all existing U.S. Treasury bond issues.

      The Citigroup Corporate Bond Index is a benchmark of investment grade fixed rate corporate issues with maturities of at least one year and in minimum outstanding amounts of $100 million. The corporate issues encompass such industry sectors as Manufacturing, Service, Energy, Consumer, Transportation, Industrial-Other, Utility, and Finance.

      The MSCI EAFE Index is comprised of approximately 1,000 companies, representing a market structure of 21 European and Pacific based countries covering 59 industries as of January 31, 2007. The index is used to represent international equities.

      The MSCI World Index is comprised of more than 1,500 companies, representing a market structure of 23 countries around the world as of January 31, 2007. The index is used to represent global equities, including U.S. and Canadian markets.

      The Barclay CTA Index provides a benchmark of performance of commodity trading advisors. In order to qualify for inclusion in the Barclay CTA Index, a commodity trading advisor must meet the following criteria: (1) the commodity trading advisor must have four years of prior performance history; and (2) in cases where a commodity trading advisor who is in the Barclay CTA Index introduces an additional program, this additional program is added to the Index only after its second year of trading. In 2007, there were 439 commodity trading advisor programs included in the calculation of the Barclay CTA Index. Monthly returns for the Barclay CTA Index reflect the composite fee structure of the representative commodity trading advisors, and therefore, may be higher or lower than those fees applicable to any one particular managed futures fund. Accordingly, the Barclay CTA Index is not representative of any specific Morgan Stanley managed futures fund.

      The CISDM Public CPO Asset Weighted Index averages managed futures fund performance for public funds. CISDM indices are dollar, or equity weighted to reflect performance. To qualify for inclusion in CISDM’s fund indices, an investment product must appear in CISDM’s fund performance tables. CISDM imposes no minimum size restriction on the funds and/or pools that it tracks. As of January 31, 2007 there were 113 public funds included in the calculation of the CISDM Public CPO Asset Weighted Index.

      The S&P 500 Index, Citigroup Corporate Bond Index and MSCI EAFE Index performance data for stocks, corporate bonds, and international stocks, respectively, are provided by PerTrac Financial Solutions, LLC, Memphis, TN. The MSCI World Index performance data for global stocks are provided by Morgan Stanley Capital International Inc., New York, NY. The Lehman

Brothers Treasury Bond Index and the Barclay CTA Index performance data for U.S. Treasury bonds and managed futures, respectively, are provided by the Barclay Trading Group Ltd., Fairfield, IA. The CISDM Public CPO Asset Weighted Index performance data for managed futures is provided by the Center for International Securities and Derivatives Markets, Isenberg School of Management, the University of Massachusetts, Amherst, MA. Performance of any of these indices (which, by definition, are averages of many individual investments) may not be representative of any specific investment within that index’s asset class.

      Indexes are unmanaged and returns are shown for illustrative purposes only. It is not possible to invest directly in an index. Generally, an aggressive investment that seeks the highest possible gains will have a greater degree of risk, whereas a conservative investment that offers safety of principal tends to provide lower returns over time. Keep in mind that while all investing involves risk, stocks tend to experience greater volatility and carry greater risks than bonds. The income and principal payments of U.S. government bonds are backed by the full faith and credit of the U.S. government. Other investments are not insured, and your proceeds from the resale of stocks, from the resale, early redemption, or repayment at maturity of bonds, or from the redemption of interests in a managed futures fund, may be more or less than what you originally paid for them. International investing may subject the portfolio to additional risks including currency, political, economic, and market risks.

      Managed futures investments are speculative, involve a high degree of risk, use significant leverage, have substantial charges, are generally less liquid than the other investments represented by the indices herein, and are suitable only for the risk capital portion of an investor’s portfolio.

      The managed futures data discussed reflect the fee structures of trading advisors managing individual accounts and does not reflect fee structures of commodity pools, which are typically higher. The comparison of the S&P 500 Index and the Barclay CTA Index is for illustrative purposes only. The Barclay CTA Index attempts to provide a benchmark of representative performance of the money managers within the managed futures industry. The Barclay CTA Index is comprised of over 439 money managers, all of which have at least four years of prior performance history. The Barclay CTA Index is unweighted and rebalanced at the beginning of each year. Accordingly, the Barclay CTA Index is not a proxy for, or otherwise representative of, any specific Morgan Stanley managed futures fund.

      Furthermore, the S&P 500 Index and the Barclay CTA Index reflect the volatility and risk of loss characteristics of a broadly diversified equity portfolio and universe of commodity trading advisors, respectively. The performance results of any Morgan Stanley & Co. Incorporated managed futures fund will be different from the performance of the Barclay CTA Index.

      The futures and forward markets are fundamentally different from the securities markets in that for every gain in futures and forward trading, there is an equal and offsetting loss. If a managed futures fund does not perform in a manner non-correlated with the general financial markets or does not perform successfully, investors will obtain no diversification benefits by investing in such fund.

      The performance information of the asset classes above does not reflect the effect of fees identical to those to be paid by the partnerships, including management, incentive, and brokerage fees. Past performance is not necessarily indicative of future results. Note that while the Barclay CTA Index and the CISDM Public CPO Asset Weighted Index reflect results net of actual fees and expenses, the Barclay CTA Index includes accounts with trading advisors and fee structures that differ from public managed futures funds (such as the partnerships), and the CISDM Public CPO Asset Weighted Index includes funds with trading advisors and fee structures that differ from the partnerships. Also, the partnerships’ trading strategies may be different from the trading strategies employed by the trading advisors included in the Barclay CTA Index and the public managed futures funds included in the CISDM Public CPO Asset Weighted Index. Accordingly, while the Barclay CTA Index is believed to be representative of managed futures in general, and the CISDM Public CPO Asset Weighted Index is believed to be representative of public managed futures funds in general, the performance of the partnerships may differ from the performance reflected in such indices.

Correlation to Traditional Investments

      Managed futures have historically demonstrated the ability to perform independently of traditional investments, such as stocks and bonds. This is referred to as non-correlation, or the potential for managed futures to perform when traditional markets such as stocks and bonds may experience difficulty performing. Of course, managed futures funds will not automatically be profitable during unfavorable periods for these traditional investments, and vice versa. The degree of non-correlation of any given managed futures fund will vary, particularly as a result of market conditions, and some funds will have a significantly lesser degree of non-correlation (i.e., greater correlation) with stocks and bonds than others. To the extent the performance of managed futures and the performance of traditional markets are non-correlated, managed futures may or may not perform as well when the traditional markets are performing well.

      The factors that influence the stock and bond markets can affect the futures markets in different ways and to varying degrees. In this connection, an article in the June 8, 1998 issue of Business Week, “Commodities Are Cheap—Time to Leap?” discusses the risks and potential rewards of investing in managed futures funds, noting the low correlation of their performance to stocks and bonds.

      Correlation measures how closely related two data series are, in this case, returns on asset classes. More specifically, the correlation coefficient measures the direction and extent of the linear relationship between two data series. Correlation coefficient values range from 1 to -1. A value greater than 0 implies a positive linear relationship (positive correlation). A value less than 0 implies an inverse linear relationship (negative correlation). A value of 0 implies no linear relationship (no correlation). The following tables and charts were prepared by the general partner to illustrate the correlation coefficient of each partnership’s performance results to those of the S&P 500 Index and the Citigroup Corporate Bond Index for the periods specified. A pro forma of the trading program for Charter WCM and a pro forma of the trading program for Charter Aspect were included because each partnership will have a new trading advisor effective December 1, 2006 and the performance history of each partnership is based on the trading performance of prior trading advisors. The performance results of the pro forma used for Charter WCM were prepared by the general partner based on the composite performance results of the trading advisor in trading assets pursuant to the Winton Diversified Trading Program to be used in Charter WCM. The pro forma reflects adjustments made for the interest income, brokerage, management and incentive fees payable by Charter WCM, and was made in the same manner as the pro forma performance results of the Winton Diversified Trading Program on page 77 in Capsule B. The performance results of the pro forma used for Charter Aspect were prepared by the general partner based upon the gross trading results of a representative account (as provided by Aspect), an account traded pursuant to the Aspect Diversified Program to be used in Charter Aspect. The pro forma reflects adjustments made for the brokerage, management and incentive fees payable by Charter Aspect, and was made in the same manner as the pro forma performance results of the representative account of the representative account on page 86 in Capsule B. The charts also show the number of months the monthly returns of the partnerships were positive or negative with, or different from, the monthly returns of these two indices. Investors are cautioned that the performance information set forth in the following charts is not necessarily indicative of, and may have no bearing on, any trading results that may be attained by a partnership in the future.

Charter Graham
Correlation Analysis

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Charter WCM
Correlation Analysis

The Correlation Analysis for Charter WCM (formerly known as Morgan Stanley Charter Millburn L.P.) reflects the Correlation Analysis calculated for this partnership during the period in which Millburn Ridgefield Corporation served as trading advisor to Charter WCM. Effective December 1, 2006, Winton Capital Management Limited replaced Millburn Ridgefield Corporation as the trading advisor to Charter WCM. Therefore, the Correlation Analysis for Charter WCM in the future may differ materially from the Correlation Analysis disclosures provided above.

Pro Forma for Charter WCM
Correlation Analysis

The performance results of the pro forma used for Charter WCM were based on the composite performance results of the trading advisor in trading assets pursuant to the Winton Diversified Trading Program to be used in Charter WCM. The pro forma reflects adjustments made for the interest income, brokerage, management and incentive fees payable by Charter WCM, and was made in the same manner as the pro forma performance results of the Winton Diversified Trading Program on page 77 in Capsule B.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Charter Aspect
Correlation Analysis

The Correlation Analysis for Charter Aspect (formerly known as Morgan Stanley Charter MSFCM L.P.) reflects the Correlation Analysis calculated for this partnership during the period in which VK Capital Inc. served as trading advisor to Charter Aspect. Effective December 1, 2006, Aspect Capital Limited replaced VK Capital Inc. as the trading advisor to Charter Aspect. Therefore, the Correlation Analysis for Charter Aspect in the future may differ materially from the Correlation Analysis disclosures provided above.

Pro Forma for
Charter Aspect
Correlation Analysis

The performance results of the pro forma used for Charter Aspect were prepared by the general partner based upon the gross trading results of a representative account (as provided by Aspect), an account traded pursuant to the Aspect Diversified Program to be used in Charter Aspect. The pro forma reflects adjustments made for the brokerage, management and incentive fees payable by Charter Aspect, and was made in the same manner as the pro forma performance results of the representative account on page 86 in Capsule B.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

      The following chart was prepared by the general partner to illustrate the performance of managed futures against that of stocks from January 1980 through January 31, 2007, using the recognized market indices of each asset. The notes below are an integral part of the following chart.

# Managed Futures vs. Stock
## 12-Month Holding Period Performanc

70.00%
60.00%
50.00%
40.00%
30.00%
20.00%
10.00%
0.00%
-10.00%
-20.00%
-30.00%
-40.00%
Stocks
Managed Futures
12/80
12/81
12/82
12/83
12/84
12/85
12/86
12/87
12/88
12/89
12/90
12/91
12/92
12/93
12/94
12/95
12/96
12/97
12/98
12/99
12/00
12/01
12/02
12/03
12/04
12/05
12/06

Data: January 1980 through January 2007

**PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.**

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Notes to “Managed Futures vs. Stocks” Table:

      Stocks are represented by the S&P 500 Index, provided by PerTrac Financial Solutions, LLC, Memphis, TN; managed futures are represented by the Barclay CTA Index, provided by Barclay Trading Group Ltd., Fairfield, IA. Each bar represents the asset class performance derived from successive 12-month hypothetical holding periods or windows. (A 12-month holding period is defined as a period of 12 consecutive months, i.e., from January 1989 to December 1989; the next would be from February 1989 to January 1990, etc.) Performance of any of these indices (which, by definition, are averages of many individual investments) may not be representative of any specific investment within that index’s asset class.

      By overlaying returns, investors can see the potential benefits of a diversified portfolio that includes both traditional and alternative investments. There are many times when both the managed futures and stock indices showed positive performance. Obviously, though, there is no investment that only appreciates. There are 40 periods when managed futures showed negative returns, while stocks experienced 58 periods of negative returns during the studied time frame. While not a guarantee of future results, this chart illustrates the non-correlated aspect of managed futures. This non-correlation enables investors with managed futures to potentially lower the overall volatility of their portfolios.

      The managed futures data discussed reflect the fee structures of trading advisors managing individual accounts and does not reflect fee structures of commodity pools, which are typically higher. The comparison of the S&P 500 Index and the Barclay CTA Index is for illustrative purposes only. The Barclay CTA Index attempts to provide a benchmark of representative performance of the money managers within the managed futures industry. The Barclay CTA Index is comprised of over 439 money managers, all of which have at least four years of prior performance history. The Barclay CTA Index is unweighted and rebalanced at the beginning of each year. Accordingly, the Barclay CTA Index is not a proxy for, or otherwise representative of, any specific Morgan Stanley managed futures fund.

      Furthermore, the S&P 500 Index and the Barclay CTA Index reflect the volatility and risk of loss characteristics of a broadly diversified equity portfolio and universe of commodity trading advisors, respectively. The performance results of any Morgan Stanley managed futures fund will be different from the performance of the Barclay CTA Index.

      The futures and forward markets are fundamentally different from the securities markets in that for every gain in futures and forward trading, there is an equal and offsetting loss. If a managed futures fund does not perform in a manner non-correlated with the general financial markets or does not perform successfully, investors will obtain no diversification benefits by investing in such fund.

      The performance information of the asset classes above does not reflect the effect of fees identical to those to be paid by the partnerships, including management, incentive, and brokerage fees. Past performance is not necessarily indicative of future results. Note that while the Barclay CTA Index reflects results net of actual fees and expenses, it includes accounts with trading advisors and fee structures that differ from public managed futures funds (such as the partnerships). Also, the partnerships’ trading strategies may be different from the trading strategies employed by the trading advisors included in the Barclay CTA Index. Accordingly, while the Barclay CTA Index is believed to be representative of managed futures in general, the performance of public managed futures funds as a subclass, or individually (in particular, the partnerships), may differ.

      The diversification story supporting managed futures is compelling, as the chart below shows. Since 1980, stocks have declined more than 10% on five occasions, with the average decline of 24.2%. Managed futures has had an average rate of return of 19.2% during those five periods. Since 1980, bonds have declined more than 10% on two occasions, with the average decline of 13.0%. Managed futures has had an average rate of return of 38.0% during those two periods.

Managed Futures vs. Stocks

Managed Futures vs. Bonds

Data: January 1980 - January 2007. Monthly returns for the S&P 500 Index and the Citigroup Corporate Bond Index provided by PerTrac Financial Solutions, LLC (Memphis, TN) and monthly returns for the Barclay CTA Index provided by Barclay Trading Group Ltd. (Fairfield, IA). Managed futures investments do not replace equities or bonds but rather act as a complement to help smooth overall portfolio returns. Managed Futures data reflects the fee structure of commodity trading advisors managing individual accounts and does not reflect fee structures of commodity pools, which are typically higher.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

      The following chart was prepared by the general partner to illustrate the risk/return characteristics of a portfolio consisting of different combinations of domestic stocks, corporate bonds, international equities, and/or managed futures, based on the performance of recognized market indices of each asset over the period January 1980 through January 2007. The notes below are an integral part of the following chart.

Improved Portfolio Efficiency
January 1980 through January 2007
U.S. Stocks/Bonds/International Equities/Managed Futures

Notes to “Improved Portfolio Efficiency”:

      Stocks are represented by the S&P 500 Index, corporate bonds are represented by the Citigroup Corporate Bond Index, and international equities are represented by the MSCI EAFE Index, each provided by PerTrac Financial Solutions, LLC, Memphis, TN; managed futures are represented by the Barclay CTA Index, provided by the Barclay Trading Group Ltd., Fairfield, IA. Performance of any of these indices (which, by definition, are averages of many individual investments) may not be representative of any specific investment within that index’s asset class.

      The performance information of the asset classes above does not reflect the effect of fees identical to those to be paid by the partnerships, including management, incentive, and brokerage fees. Past performance is no guarantee of future results. Note that while the Barclay CTA Index reflects results net of actual fees and expenses, it includes accounts with trading advisors and fee structures that differ from public managed futures funds (such as the partnerships). Also, the partnerships’ trading strategies may be different from the trading strategies employed by the trading advisors included in the Barclay CTA Index. Accordingly, while the Barclay CTA Index is believed to be representative of managed futures in general, the performance of public managed futures funds as a subclass, or individually (in particular, the partnerships), may differ.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Professional Management

      Professional money management is one of the most significant benefits a managed futures investment can offer. A professional trading advisor has several advantages over an individual investor.

      • Capitalization — Trading advisors are well capitalized, and capable of managing market volatility.

      • Discipline — Trading advisors employ established, disciplined approaches to futures trading, as well as strict money management policies and techniques.

      • Planned Strategy — Trading advisors research and design trading strategies that seek to provide long-term profit potential.

      • Risk Control — Trading advisors offer a full time commitment to risk control, based upon calculated risk management strategies and years of research and experience.

      • Research and Development — Trading advisors are committed to ongoing research and development, in an effort to continuously improve upon existing systems and technology in order to keep pace with industry developments and potentially capitalize on market opportunities as they occur.

      In considering the advantages of utilizing a professional trading advisor, you also should consider the fees a trading advisor will be paid to manage a partnership’s account. The monthly management fee for each partnership is 1/12 of 2.0% of the partnership’s average month-end net assets and the monthly incentive fee is 20.0% of trading profits.

The Trading Advisor Selection Process

      The trading advisor for each partnership was chosen by the general partner based upon a strict selection process, including such criteria as performance history, experience, personnel, and due diligence. The performance history and trading experience of the trading advisors chosen for each partnership span a range of 9 to 12 years, and each trading advisor employs experienced personnel. Additionally, the general partner monitors daily each trading advisor’s activities on behalf of a partnership and periodically conducts on-site due diligence visits to remain abreast of each trading advisor’s continuing efforts toward research and development. This selection process is described below.

      In order for a trading advisor to be selected by the general partner, a qualitative and quantitative due diligence process is undertaken, considering the factors described below. The general partner’s primary objective in the selection process is to allocate assets to trading advisors with well-established performance histories and whom it believes have the potential to continue to be successful in the future.

      Monitoring is an important second phase in the due diligence process. The general partner has invested significant resources into its proprietary Fund Management System, a comprehensive computerized management system. This sophisticated system produces daily control reports generated from actual trading data and enables the general partner to closely monitor the activity and performance of trading advisors relative to their historical profile.

      Monitoring also occurs on a periodic basis by discussing with the trading advisors their performance relative to profile and peer trading advisors, recent market conditions, and trading opportunities. Ongoing research and development, and continued on-site due diligence visits are conducted. While the due diligence process cannot guarantee future success, the general partner believes the process can provide the basis for sound decision-making and can increase the potential for future success.

Trading Advisor Evaluation and Selection

Screening	Trading advisors are screened from a pool of approximately 800.
Evaluation	Trading advisors are categorized and evaluated based on quantitative and qualitative factors.
Selection	Trading advisors are selected based on quantitative and qualitative analysis.
Monitoring	Daily and periodic monitoring and reporting takes place on an ongoing basis.

      Trading advisors are analyzed by a combination of quantitative measures and qualitative factors, including:

Quantitative Measures

• Review of historic performance returns

• Review of performance versus managed futures industry

• Review of risk, including standard deviation of monthly returns and worst decline periods

• Scrutiny of performance in key periods

• Leverage policies of trading advisors

• Correlation analysis of trading advisor returns versus managed futures industry indices and other asset class indices

Qualitative Factors

• Experience of staff responsible for development and management of trading approach

• Development of trading advisor’s profile

• Consistency of trading approach

• On-site office visit to trading advisor headquarters

• Ongoing commitment to research and
development

• Flexibility to expand in order to meet demands of growth in assets

Futures, Forwards, and Options Traded

      Adding managed futures investments to a traditional portfolio of stocks and bonds can provide qualified investors with access to major world economic markets. At any given time, managed futures investments can participate in a broad array of markets, selected from among approximately 100 global futures and forward markets on approximately 40 exchanges worldwide.

MAJOR FUTURES MARKETS TRADED

      Markets traded may include, but are not limited to, the following:

AGRICULTURALS	FOREIGN EXCHANGE	STOCK INDICES	INTEREST RATES
Cocoa
Coffee
Corn
Cotton
Feeder cattle
Lean hogs
Live cattle
Lumber
Oats
Orange juice
Pork bellies
Rapeseed
Red beans
Rough rice
Rubber
Soybean meal
Soybean oil
Soybeans
Sugar
Wheat
METALS
Aluminum
Copper
Gold
Lead
Nickel
Palladium
Platinum
Silver
Tin
Zinc	Australian dollar
Brazilian real
British pound
Canadian dollar
Chilean peso
Chinese yuan
Colombian peso
Czech koruna
Euro
Hong Kong dollar
Hungarian forint
Icelandic krona
Indian rupee
Indonesian rupiah
Israeli shekel
Japanese yen
Korean won
Mexican peso
New Zealand dollar
Norwegian krone
Philippine peso
Polish zloty
Russian ruble
Singapore dollar
South African rand
Swedish krona
Swiss franc
Taiwan dollar
Turkish lira
U.S. dollar
ENERGIES
Brent crude oil
Crude oil
Gas oil
Gasoline
Heating oil
Kerosene
Natural gas
AEX
ASX AOI
CAC 40
Canada S&P 60
DAX
Dow 30
Euro Stoxx 50
European Mid-Cap
FTSE 100
Hang Seng
H-Shares
IBEX 35
MIB 30
NASDAQ 100
Nikkei 225
OMX 30
Russell 2000
SAF All Shares
S&P 500
S&P Mid Cap 400
Singapore Free
S&P/MIB
SPI 200
STOXX 600
Taiwan Stock Index
Topix Stock Index
Australian Bank Bill
Australian Government Bond
Australian T-Bond
British Government Bond
British Long Gilt
British Short Sterling
Canadian Bankers
  Acceptances
Canadian Government
   Bond
European Bond
Euribor
Eurodollar
Euroyen
Japanese Government
  Bond
New Zealand Bank Bill
New Zealand
   Government Bond
Swiss Government
  Bond
U.S. Treasury Bond
U.S. Treasury Notes

      Each partnership normally trades a portfolio of diverse futures, forwards, and options, but may trade a greater or lesser number of futures, forwards, and options from time to time. Each limited partner will obtain greater diversification in futures, forwards, and options traded than would be possible trading individually, unless substantially more than the minimum investment described herein were committed to the futures, forward, and options markets.

Exchange Right

      At the sixth month-end after a person first becomes a limited partner in any Charter Series partnership, and each calendar month thereafter, a limited partner may shift his investment among the partnerships. This permits a limited partner to select one or more continuously-offered partnerships which best suit his investment needs and objectives, which may change from time to time. A limited partner is not required to pay any redemption charges in connection with a Charter Series exchange or a Non-Series Exchange.

Diversified Professional Trading Management

      Trading decisions for each partnership will be made by a trading advisor retained by the general partner. The trading approaches employed on behalf of each partnership by its trading advisor are not available for investments as small as the required minimum investment in each partnership. A limited partner can diversify his professional trading management by dividing his investment among two or all three of the partnerships. For example, an investor owning units of all three continuously-offered partnerships in the Charter Series would have the benefit of having his investment managed by three different trading advisors.

Limited Liability

      Unlike an individual who invests directly in futures, forwards, and options, an investor in a partnership cannot be individually subject to margin calls and cannot lose more than the amount of his unredeemed capital contribution, his share of undistributed profits, if any, and, under certain circumstances, any distributions and amounts received upon redemption, or deemed received on an exchange of units, and interest thereon.

Interest Income

      Many commodity brokers permit accounts above a certain size to deposit margin for futures, forwards, and options in the form of interest-bearing obligations, such as U.S. Treasury bills, rather than cash, thus enabling the account to earn interest on funds being used for futures trading, or such brokers pay interest at U.S. Treasury bill rates on a portion of the cash deposited in the account. Each partnership deposits its assets in separate commodity trading accounts with the commodity brokers. The commodity brokers will credit each partnership with interest income on the partnership’s funds on deposit with the commodity brokers at each month-end. Generally, an individual trader would not receive any interest on the funds in his commodity account unless he committed substantially more than the minimum investment required for the partnerships. While the partnerships are credited with interest by Morgan Stanley & Co. Incorporated on the respective percentage of their assets deposited as margin as described above, the form of margin posted, whether cash or interest-bearing obligations (such as U.S. Treasury bills), does not reduce the risks inherent in the trading of futures, forwards, and options.

Administrative Convenience

      The partnerships are structured so as to provide limited partners with numerous services designed to alleviate the administrative details involved in engaging directly in futures, forward, and options trading, including monthly and annual financial reports (showing, among other things, the net asset value of a unit, trading profits or losses, and expenses), and all tax information relating to the partnerships necessary for limited partners to complete their U.S. federal income tax returns.

SUPPLEMENTAL PERFORMANCE INFORMATION

      The tables on the following pages contain summary performance information and certain other data for each partnership, supplementing the information in Part I of this prospectus.

      The pro forma performance results for Charter WCM were prepared by the general partner, based on the composite performance results provided by Winton of trading assets pursuant to the Winton Diversified Trading Program to be used in Charter WCM. The pro forma reflects adjustments made for the interest income, brokerage, management and incentive fees payable by Charter WCM, and was made in the same manner as the pro forma performance results of the Winton Diversified Trading Program on page 77 in Capsule B. The pro forma performance results for Charter Aspect were prepared by the general partner, based upon the gross trading results of a representative account (as provided by Aspect), an account traded pursuant to the Aspect Diversified Program to be used in Charter Aspect. The pro forma reflects adjustments made for the brokerage, management and incentive fees payable by Charter Aspect, and was made in the same manner as the pro forma performance results of the representative account on page 86 in Capsule B.

This document is not a prospectus and does not constitute an offer to sell nor a solicitation to buy any security. The offering of units in a Morgan Stanley Charter Series Partnership can only be made by a formal prospectus. Managed futures investments are speculative, involve a high degree of risk, use significant leverage, are generally illiquid, have substantial charges, are subject to conflicts of interest, and are suitable only for the investment risk capital portion of an investor’s portfolio. Before investing in a Morgan Stanley Charter Series Partnership and in order to make an informed decision, you should read the Morgan Stanley Charter Series prospectus carefully for complete information, including charges, expenses and risks. Any person subscribing to a managed futures investment must be able to bear the risks involved and must meet the specific suitability requirements relating to such investment. This document must be accompanied or preceded by a Charter Series Prospectus.

Charter Graham Statistics

Trading Advisor:	Graham Capital Management, L.P.

Began Trading:	March 1, 1999

Net Assets in Fund:	$408.9 Million

Minimum Investment:	$20,000

Monthly Management Fee:	1/12 of 2.00% of Beg. Net Assets

Monthly Brokerage Fee:	1/12 of 6.00% of Beg. Net Assets

Monthly Incentive Fee:	20% of Monthly Trading Profits

Investment Style:	Technical

Risk Analysis

03/99 - 01/07

Compounded Annual Rate of Return:	8.57%

Standard Deviation of Monthly Returns:	6.29%

Annualized Standard Deviation:	21.79%

Sharpe Ratio:*	0.21

Largest Decline Period (2/04 - 4/05):	-27.20%

Average Recovery (No. of months):	10.62

Average Monthly Loss:	-4.50%

Standard Deviation of Monthly Loss:	3.46%

% of Losing Months:	44.79%

Average Monthly Gain:	5.23%

Standard Deviation of Monthly Gain:	4.33%

% of Winning Months:	55.21%

* Sharpe Ratio is the compounded annual rate of return minus the risk-free U.S. Treasury Bill rate, divided by the annualized standard deviation.

Average Sector Participation

Trading Strategy

Graham Capital Management (“Graham”) relies on technical information as the basis for its systematic trading decisions. Graham seeks to, over time, anticipate market events using multiple quantitative mathematical models to determine its systematic trading activities. The objective of the trading systems is to identify positions in markets where the price action of a particular market signals the computerized systems used by Graham that a potential trend in price is occurring. The systems are designed to mathematically analyze the recent trading characteristics of each market and statistically compare such characteristics to the long-term historical trading pattern of a particular market. As a result of this analysis, the programs will utilize proprietary risk management and trade filter strategies which are intended to enable the systems to benefit from sustained price trends while protecting the account from unacceptable levels of risk and volatility exposure. One of the most important objectives of Graham’s programs is to strategically reduce leverage in markets where it has achieved significant profits prior to substantial price reversal using proprietary techniques designed to reduce volatility, without diluting net returns. The owners and employees of Graham have a significant amount invested in Graham’s trading programs.

Charter Graham’s use of higher leverage for the partnership as compared to other accounts could result in increased gain or loss and trading volatility as compared to such other accounts.

Futures Markets Traded

Markets traded may include, but are not limited to, the following:

Agriculturals Cocoa Coffee Corn Cotton Lean hogs Live cattle Soybean meal Sugar Wheat Energies Brent crude Crude oil Heating oil Natural gas	Foreign Exchange
Australian dollar
Brazilian real
British pound
Canadian dollar
Chilean Peso
Columbian Peso
Czech koruna
Euro
Hong Kong dollar
Indian rupee
Indonesian rupiah
Israeli shekel
Japanese yen
Korean Won
Mexican peso
New Zealand dollar
Norwegian krone
Polish zloty
Russian ruble
South African rand
Swedish krona
Swiss franc
Taiwanese dollar
Turkish lira
U.S. dollar
Interest Rates
Australian Government Bonds
British Government Bonds
European Bonds
Eurodollar
Japanese Government Bonds
Swiss Government Bonds
U.S. Treasury Bonds
U.S. Treasury Notes
Metals Aluminum Copper Gold Nickel Zinc Stock Indices CAC 40 DAX DOW 30 Euro Stoxx 50 FTSE 100 Hang Seng IBEX 35 NASDAQ 100 Nikkei 225 Russell 2000 S&P 500 Topix

PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS.

Morgan Stanley Charter Graham L.P.

Annual Performance

1999	2000	2001	2002	2003	2004	2005	2006	2007
2.90%	21.96%	9.72%	36.82%	16.14%	1.28%	-16.06%	4.62%	-1.44%
(10 months)								(1 month)

Rolling 12-Month Performance vs. CISDM Public CPO Asset Weighted Index

Historical Performance Comparison (2/28/99 = $10)

Correlation Analysis (3/99 - 01/07)

Note: The closer the value to zero, the lower the correlation to the indices compared.

	Charter Graham	CISDM	S&P	CITI	EAFE

Charter Graham	1.00	0.87	-0.25	0.16	-0.15

CISDM Public CPO Asset Weighted Index (“CISDM”)		1.00	-0.19	0.23	-0.07

S & P 500 Index (“S&P”)			1.00	-0.06	0.83

Citigroup Corporate Bond Index (“CITI”)				1.00	-0.02

MSCI EAFE Index (“EAFE”)					1.00

The S&P 500 Index (S&P), Citigroup Corporate Bond Index (CITI) and MSCI EAFE Index (EAFE) performance data for stocks, corporate bonds, and international stocks, respectively, are provided by PerTrac Financial Solutions, LLC, Memphis, TN. The CISDM Public CPO Asset Weighted Index performance data for managed futures programs is provided by the Center for International Securities and Derivatives Markets (“CISDM”), Isenberg School of Management, the University of Massachusetts, Amherst, MA. The CISDM Public CPO Asset Weighted Index provides a dollar-weighted average for managed futures fund performance which is calculated net of expenses. The S&P 500 Index — Total Return is based on a portfolio of 500 stocks. Total return provides investors with a price-plus-gross cash dividend return. The Citigroup Corporate Bond Index is a benchmark of investment grade fixed rate corporate issues with maturities of at least one year and in minimum outstanding amounts of $100 million. The Morgan Stanley Capital International EAFE Index (Europe, Australia, Far East) is a free float-adjusted market capitalization index that is designed to measure developed market equity performance, excluding the U.S. and Canada. As of February 2007, the MSCI EAFE Index consisted of 21 developed market country indices. For a detailed discussion of the differences between each of the indices listed, prospective investors should carefully review the Notes to ‘Annual Returns of Various Asset Classes Over Time‘ Table, contained within the “Potential Advantages” section of Part Two of the Charter Series Prospectus.

PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS.

This document is not a prospectus and does not constitute an offer to sell nor a solicitation to buy any security. The offering of units in a Morgan Stanley Charter Series Partnership can only be made by a formal prospectus. Managed futures investments are speculative, involve a high degree of risk, use significant leverage, are generally illiquid, have substantial charges, are subject to conflicts of interest, and are suitable only for the investment risk capital portion of an investor’s portfolio. Before investing in a Morgan Stanley Charter Series Partnership and in order to make an informed decision, you should read the Morgan Stanley Charter Series prospectus carefully for complete information, including charges, expenses and risks. Any person subscribing to a managed futures investment must be able to bear the risks involved and must meet the specific suitability requirements relating to such investment. The “Charter WCM Pro Forma” information was prepared by the general partner based upon the actual performance of Winton’s Diversified Trading Program, adjusted for the brokerage, management and incentive fees and interest income of Charter WCM. You can review the Pro Forma Capsule of the Winton Diversified Trading Program and the accompanying notes in Part I of the prospectus under “The Trading Advisors — Winton Capital Management Limited”. For actual historical performance information of Charter WCM, the performance capsule and the accompanying notes are included in Part I of the prospectus under “The Charter Series — Performance Records”. This document must be accompanied or preceded by a Charter Series Prospectus.

Charter WCM Statistics

Trading Advisor:	Winton Capital Management (Began Trading on December 1, 2006)

Fund Inception:	March 1, 1999

Net Assets in Fund:	$52.1 Million

Minimum Investment:	$20,000

Monthly Management Fee:	1/12 of 2.00% of Beg. Net Assets

Monthly Brokerage Fee:	1/12 of 6.00% of Beg. Net Assets

Monthly Incentive Fee:	20% of Monthly Trading Profits

Investment Style:	Technical
Risk Analysis	Charter WCM Actual**	Charter WCM Pro Forma***

	03/99 - 01/07	03/99 - 01/07

Compounded Annual Rate of Return:	0.73%	12.16%

Standard Deviation of Monthly Returns:	5.35%	6.23%

Annualized Standard Deviation:	18.53%	21.57%

Sharpe Ratio:*	-0.18	0.38

Largest Decline Period (02/03 - 08/04) & (10/01 - 02/02) (respectively):	-29.70%	-27.39%

Average Recovery (No. of months):	6.87	2.93

Average Monthly Loss:	-4.29%	-4.31%

Standard Deviation of Monthly Loss:	3.13%	3.08%

% of Losing Months:	44.79%	46.32%

Average Monthly Gain:	3.84%	5.86%

Standard Deviation of Monthly Gain:	3.69%	3.97%

% of Winning Months:	55.21%	53.68%

* Sharpe Ratio is the compounded annual rate of return minus the risk-free U.S. Treasury Bill rate, divided by the annualized standard deviation.

Average Sector Participation

as of January 31, 2007

Trading Strategy of Winton:
Effective December 1, 2006

The Winton trading program engages in the speculative trading of futures and forward contracts on the global markets. The trading system tracks the daily price movements from the markets around the world and carries out certain computations to determine each day how long or short the portfolio should be to maximize profit within a certain range of risk.

The Winton trading system has been developed by relating the probability of the size and direction of future price movements with certain oscillators derived from past price performance which characterize the degree of trending of each market at any time. While this is, to some degree, true of all trend-following systems, the unique edge possessed by the Winton system lies in the quality of the analysis underlying the relationship. This enables the trading system to suffer smaller losses during the inevitable whipsaw periods of market behavior and thus take better advantage of the significant trends when they occur, by focusing more resources on them.

Futures Markets Traded

Markets traded may include, but are not limited to, the following:

Agriculturals Cocoa Coffee Corn Cotton Feeder cattle Lean hogs Live cattle Soybean meal Soybean oil Soybeans Sugar Wheat Energies Brent crude Crude oil Gas oil Gasoline Heating oil Natural gas	Foreign Exchange
Australian dollar
Brazilian real
British pound
Canadian dollar
Czech koruna
Euro
Hungarian forint
Japanese yen
Mexican peso
New Zealand dollar
Polish zloty
South African rand
Swedish krona
Swiss franc
U.S. dollar
Interest Rates
Australian Treasury Bonds
British Government Bonds
Canadian Government Bonds
Eurodollar
European Bonds
Japanese Government Bonds
New Zealand Government Bonds
Swiss Government Bonds
U.S. Treasury Bonds
U.S. Treasury Notes
Metals
Aluminum
Copper
Gold
Lead
Nickel
Platinum
Silver
Tin
Zinc
Stock Indices
AEX
CAC 40
Canada S&P 60
DAX
DOW 30
Euro Stoxx 50
FTSE 100
Hang Seng
IBEX 35
NASDAQ 100
Nikkei 225
Russell 2000
S&P Mid Cap 400
S&P 500
S&P/MIB
SPI 200
Taiwan

**The performance prior to December 1, 2006, shown above for Charter WCM (formerly known as Morgan Stanley Charter Millburn L.P.) reflects the performance achieved by Millburn Ridgefield Corporation, which served as trading advisor to Charter WCM from March 1999 to September 2006. Performance on or after December 1, 2006, reflects the performance achieved by Winton Capital Management Limited, which replaced Millburn Ridgefield Corporation as the trading advisor to Charter WCM.

***The performance results of the pro forma used for Charter WCM were prepared by the general partner based on the composite performance results of the trading advisor in trading assets pursuant to the Winton Diversified Trading Program to be used in Charter WCM. The pro forma reflects adjustments made for interest income, brokerage, management and incentive fees payable by Charter WCM, and was made in the same manner as the pro forma performance results of the Winton Diversified Trading Program on page 77 in Capsule B.

PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS.

Morgan Stanley Charter WCM L.P.

Annual Performance

	1999	2000	2001	2002	2003	2004	2005	2006	2007
Charter WCM Actual**	-7.20%	12.07%	-11.25%	21.13%	-0.63%	-5.31%	-0.57%	-2.39%	3.72%
	(10 months)								(1 month)
	1999	2000	2001	2002	2003	2004	2005	2006	2007
Charter WCM Pro Forma***	10.36%	11.71%	3.65%	13.29%	21.57%	17.06%	3.33%	12.53%	3.62%
	(10 months)								(1 month)

Rolling 12-Month Performance vs. CISDM Public CPO Asset Weighted Index

Historical Performance Comparison (2/28/99 = $10)

Correlation Analysis (3/99 - 01/07)

Note: The closer the value to zero, the lower the correlation to the indices compared.

	Charter WCM Actual**	Charter WCM Pro Forma***	CISDM	S&P	CITI	EAFE

Charter WCM Actual**	1.00	0.68	0.85	-0.18	0.19	-0.02

Charter WCM Pro Forma***		1.00	0.72	-0.02	0.25	0.09

CISDM Public CPO Asset Weighted Index (“CISDM”)			1.00	-0.19	0.23	-0.07

S&P 500 Index (“S&P”)				1.00	-0.06	0.83

Citigroup Corporate Bond Index (“CITI”)					1.00	-0.02

MSCI EAFE Index (“EAFE”)						1.00

The S&P 500 Index (S&P), Citigroup Corporate Bond Index (CITI) and MSCI EAFE Index (EAFE) performance data for stocks, corporate bonds, and international stocks, respectively, are provided by PerTrac Financial Solutions, LLC, Memphis, TN. The CISDM Public CPO Asset Weighted Index performance data for managed futures programs is provided by the Center for International Securities and Derivatives Markets (“CISDM”), Isenberg School of Management, the University of Massachusetts, Amherst, MA. The CISDM Public CPO Asset Weighted Index provides a dollar-weighted average for managed futures fund performance which is calculated net of expenses. The S&P 500 Index - Total Return is based on a portfolio of 500 stocks. Total return provides investors with a price-plus-gross cash dividend return. The Citigroup Corporate Bond Index is a benchmark of investment grade fixed rate corporate issues with maturities of at least one year and in minimum outstanding amounts of $100 million. The Morgan Stanley Capital International EAFE Index (Europe, Australia, Far East) is a free float-adjusted market capitalization index that is designed to measure developed market equity performance, excluding the U.S. and Canada. As of February 2007, the MSCI EAFE Index consisted of 21 developed market country indices. For a detailed discussion of the differences between each of the indices listed, prospective investors should carefully review the Notes to “Annual Returns of Various Asset Classes Over Time” Table, contained within the “Potential Advantages” section of Part Two of the Charter Series Prospectus.

**The performance prior to December 1, 2006, shown above for Charter WCM (formerly known as Morgan Stanley Charter Millburn L.P.) reflects the performance achieved by Millburn Ridgefield Corporation, which served as trading advisor to Charter WCM from March 1999 to September 2006. Performance on or after December 1, 2006, reflects the performance achieved by Winton Capital Management Limited, which replaced Millburn Ridgefield Corporation as the trading advisor to Charter WCM.

***The performance results of the pro forma used for Charter WCM were prepared by the general partner based on the composite performance results of the trading advisor in trading assets pursuant to the Winton Diversified Trading Program to be used in Charter WCM. The pro forma reflects adjustments made for interest income, brokerage, management and incentive fees payable by Charter WCM, and was made in the same manner as the pro forma performance results of the Winton Diversified Trading Program on page 77 in Capsule B.

PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS.

This document is not a prospectus and does not constitute an offer to sell nor a solicitation to buy any security. The offering of units in a Morgan Stanley Charter Series Partnership can only be made by a formal prospectus. Managed futures investments are speculative, involve a high degree of risk, use significant leverage, are generally illiquid, have substantial charges, are subject to conflicts of interest, and are suitable only for te investment risk capital portion of an investor’s portfolio. Before investing in a Morgan Stanley Charter Series Partnership and in order to make an informed decision, you should read the Morgan Stanley Charter Series prospectus carefully for complete information, including charges, expenses and risks. Any person subscribing to a managed futures investment must be able to bear the risks involved and must meet the specific suitability requirements relating to such investment. The “Charter Aspect Pro Forma” information was prepared by the general partner based upon the gross trading results of a representative account (as provided by Aspect), traded pursuant to Aspect’s Diversified Program, adjusted by the general partner for the brokerage management and incentive fees of Charter Aspect. You can review the Pro Forma Capsule of the representative account and the accompanying notes in Part I of the prospectus under “The Trading Advisors — Aspect Capital Limited”. For actual historical performance information of Charter Aspect, the performance capsule and the accompanying notes are included in Part I of the prospectus under “The Charter Series — Performance Records”. This document must be accompanied or preceded by a Charter Series Prospectus.

Charter Aspect Statistics

Trading Advisor:	Aspect Capital Limited (Began Trading December 1, 2006)

Fund Inception:	March 1, 1994

Net Assets in Fund:	$ 128.8 Million

Minimum Investment:	$20,000

Monthly Management Fee:	1/12 of 2.00% of Beg. Net Assets

Monthly Brokerage Fee:	1/12 of 6.00% of Beg. Net Assets

Monthly Incentive Fee:	20% of Quarterly Trading Profits

Investment Style:	Technical

Risk Analysis

	Charter Aspect Actual**	Charter Aspect Pro Forma***

	03/94 - 01/07	01/99 - 01/07

Compounded Annual Rate of Return:	4.57%	7.07%

Standard Deviation of Monthly Returns:	6.22%	5.06%

Annualized Standard Deviation:	21.56%	17.53%

Sharpe Ratio:*	0.03	0.18

Largest Decline Period: (02/03 - 04/05) & (02/04 - 01/05):	-45.45%	-25.88%

Average Recovery (No. of Months):	7.60	7.13

Average Monthly Loss:	-4.62%	-3.38%

Standard Deviation of Monthly Loss:	3.12%	2.65%

% of Losing Months:	44.87%	49.48%

Average Monthly Gain:	4.77%	4.69%

Standard Deviation of Monthly Gain:	4.72%	3.38%

% of Winning Months:	55.13%	50.52%

* Sharpe Ratio is the compounded annual rate of return minus the risk-free U.S. Treasury Bill rate, divided by the annualized standard deviation.

Average Sector Participation (As of January 31, 2007)

Trading Strategy of Aspect: Effective December 1, 2006

The Aspect Diversified Program is a broadly diversified global trading system that deploys multiple trading strategies that seek to identify and exploit directional moves in market behavior of a broad range of global financial instruments including currencies, interest rates, equity indices and selected physical commodities. By maintaining comparatively small exposure to any individual market, the aim is to achieve real diversification.

The trading program seeks to maintain positions in a variety of markets. Market concentration varies according to the strength of signals, volatility and liquidity, amongst other factors. The program employs a fully automated system to collect, process and analyze market data and identify and exploit directional moves in market behavior, trading across a variety of frequencies to exploit trends over a range of timescales. Positions are taken according to the aggregate signal and are adjusted to control risk.

Futures Markets Traded

Markets traded may include, but are not limited to, the following:

Agriculturals Cocoa Coffee Corn Cotton Feeder cattle Lean Hogs Live cattle Oats Orange juice Rapeseed Soybeans Soybean meal Soybean oil Sugar Wheat Energies Brent crude Crude oil Heating oil Gasoline Natural gas	Foreign Exchange
Australian dollar
British pound
Canadian dollar
Czech koruna
Euro
Hungarian forint
Japanese yen
Norwegian krone
Singapore dollar
South African rand
Swedish krona
Swiss franc
U.S. dollar
Interest Rates
Australian Treasury Bonds
British Government Bonds
Canadian Government Bonds
European Bonds
Eurodollar
Japanese Government Bonds
U.S. Treasury Bonds
U.S. Treasury Notes
Metals
Aluminum
Copper
Gold
Lead
Nickel
Platinum
Silver
Zinc
Stock Indices
CAC 40
Canada S&P 60
DAX
DOW 30
EuroStoxx 50
FTSE 100
Hang Seng
IBEX 35
Nasdaq 100
Nikkei 225
OMX 30
Russell 2000
S&P Mid Cap 400
S&P 500
S&P/MIB
SPI 200
Taiwan

**The performance prior to December 1, 2006, shown above for Charter Aspect (formerly known as Morgan Stanley Charter MSFCM L.P.) reflects the performance achieved by VK Capital Inc., which served as trading advisor to Charter Aspect from March 1994 to September 2006. Performance on or after December 1, 2006, reflects the performance achieved by Aspect Capital Limited, which replaced VK Capital Inc. as the trading advisor to Charter Aspect.

***The performance results of the pro forma used for Charter Aspect were prepared by the general partner based upon the gross trading results of a representative account (as provided by Aspect), an account traded pursuant to the Aspect Diversified Program to be used in Charter Aspect. The pro forma reflects adjustments made for brokerage, management and incentive fees payable by Charter Aspect, and was made in the same manner as the pro forma performance results of the representative account traded pursuant to the Aspect Diversified Program on page 86 in Capsule B. The performance results for the pro forma used for Charter Aspect is calculated from January 1999 (the first full month of trading for the representative account traded pursuant to the Aspect Diversified Program) through December 2006.

PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS.

Morgan Stanley Charter Aspect L.P.

Annual Performance

	1994	1995	1996	1997	1998	1999	2000	2001	2002	2003	2004	2005	2006	2007
Charter Aspect Actual**	-7.32%	21.88%	3.97%	26.22%	5.07%	-9.21%	23.77%	-3.31%	29.08%	-5.13%	-5.60%	-19.58%	10.49%	2.42%
	(10 months)													(1 month)
						1999	2000	2001	2002	2003	2004	2005	2006	2007
Charter Aspect Pro Forma***						-5.07%	22.58%	10.83%	14.21%	15.28%	-12.97%	5.57%	8.13%	2.96%
														(1 month)

Rolling 12-Month Performance vs. CISDM Public CPO Asset Weighted Index

Historical Performance Comparison (02/28/94 = $10)

Correlation Analysis (03/94 - 01/07)

Note: The closer the value to zero, the lower the correlation to the indices compared.

	Charter Aspect Actual**	Charter Aspect Pro Forma***	CISDM	S&P	CITI	EAFE

Charter Aspect Actual**	1.00	0.69	0.81	-0.06	0.22	0.01

Charter Aspect Pro Forma***		1.00	0.80	-0.25	0.16	-0.11

CISDM Public CPO Asset Weighted Index (“CISDM”)			1.00	-0.12	0.26	-0.05

S&P 500 Index (“S&P”)				1.00	0.16	0.76

Citigroup Corporate Bond Index (“CITI”)					1.00	0.02

MSCI EAFE Index (“EAFE”)						1.00

* The “Correlation Analysis” for Charter Aspect Pro Forma is calculated from January 1999 (the inception of the Pro Forma Analysis) through January 2007.

The S&P 500 Index (S&P), Citigroup Corporate Bond Index (CITI) and MSCI EAFE Index (EAFE) performance data for stocks, corporate bonds, and international stocks, respectively, are provided by PerTrac Financial Solutions, LLC, Memphis, TN. The CISDM Public CPO Asset Weighted Index performance data for managed futures programs is provided by the Center for International Securities and Derivatives Markets (‘CISDM‘), Isenberg School of Management, the University of Massachusetts, Amherst, MA. The CISDM Public CPO Asset Weighted Index provides a dollar-weighted average for managed futures fund performance which is calculated net of expenses. The S&P 500 Index - Total Return is based on a portfolio of 500 stocks. Total return provides investors with a price-plus-gross cash dividend return. The Citigroup Corporate Bond Index is a benchmark of investment grade fixed rate corporate issues with maturities of at least one year and in minimum outstanding amounts of $100 million. The Morgan Stanley Capital International EAFE Index (Europe, Australia, Far East) is a free float-adjusted market capitalization index that is designed to measure developed market equity performance, excluding the U.S. and Canada. As of February 2007, the MSCI EAFE Index consisted of 21 developed market country indices. For a detailed discussion of the differences between each of the indices listed, prospective investors should carefully review the Notes to “Annual Returns of Various Asset Classes Over Time” Table, contained within the “Potential Advantages” section of Part Two of the Charter Series Prospectus.

**The performance prior to December 1, 2006, shown above for Charter Aspect (formerly known as Morgan Stanley Charter MSFCM L.P.) reflects the performance achieved by VK Capital Inc., which served as trading advisor to Charter Aspect from March 1994 to September 2006. Performance on or after December 1, 2006, reflects the performance achieved by Aspect Capital Limited, which replaced VK Capital Inc. as the trading advisor to Charter Aspect.

***The performance results of the pro forma used for Charter Aspect were prepared by the general partner based upon the gross trading results of a representative account (as provided by Aspect), an account traded pursuant to the Aspect Diversified Program to be used in Charter Aspect. The pro forma reflects adjustments made for brokerage, management and incentive fees payable by Charter Aspect, and was made in the same manner as the pro forma performance results of the representative account traded pursuant to the Aspect Diversified Program on page 86 in Capsule B. The performance results for the pro forma used for Charter Aspect is calculated from January 1999 (the first full month of trading for the representative account traded pursuant to the Aspect Diversified Program) through January 2007.

PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS.

      The following charts were prepared by the general partner to illustrate the change in fund assets from their inception of trading through January 31, 2007 to reflect each partnership’s performance and net additions of capital.

Charter Graham
Fund Asset History

Charter WCM
Fund Asset History

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Charter Aspect
Fund Asset History

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

      The following charts were prepared by the general partner to illustrate the monthly performance, and in the case of Charter WCM and Charter Aspect, the pro forma performance results, on a net asset value per unit basis, of each partnership versus that of the CISDM Public CPO Fund Index from inception of trading through January 31, 2007. The CISDM Public CPO Asset Weighted Index represents the dollar-weighted average performance of public managed futures funds. To qualify for inclusion in the CISDM Public CPO Asset Weighted Index, an investment product must appear in CISDM’s fund performance tables. CISDM imposes no minimum size restrictions on the public managed futures funds that it tracks. As of January 31, 2007 there were 113 public managed futures funds included in the calculation of the CISDM Public CPO Asset Weighted Index, 16 of which are Morgan Stanley public managed futures funds.

Charter Graham vs. CISDM Public CPO Asset Weighted Index
Historical Performance Comparison

Data: March 1999 through January 2007.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Charter WCM vs. CISDM Public CPO Asset Weighted Index
Historical and Pro Forma Performance Comparison

* The performance prior to December 1, 2006, shown above for Charter WCM (formerly known as Morgan Stanley Charter Millburn L.P.) reflects the performance achieved by Millburn Ridgefield Corporation, which served as trading advisor to Charter WCM from March 1999 to September 2006. Performance on or after December 1, 2006, reflects the performance achieved by Winton Capital Management Limited, which replaced Millburn Ridgefield Corporation as the trading advisor to Charter WCM.

** The performance results of the pro forma used for Charter WCM were based on the composite performance results of the trading advisor in trading assets pursuant to the Winton Diversified Trading Program to be used in Charter WCM. The pro forma reflects adjustments made for the interest income, brokerage, management and incentive fees payable by Charter WCM, and was made in the same manner as the pro forma performance results of the Winton Diversified Trading Program on page 77 in Capsule B.

Data: March 1999 through January 2007.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Charter Aspect vs. CISDM Public CPO Asset Weighted Index
Historical and Pro Forma Performance Comparison

* The performance prior to December 1, 2006, shown above for Charter Aspect (formerly known as Morgan Stanley Charter MSFCM L.P.) reflects the performance achieved by VK Capital Inc., which served as trading advisor to Charter Aspect from March 1994 to September 2006. Performance on or after December 1, 2006, reflects the performance achieved by Aspect Capital Limited, which replaced VK Capital Inc. as the trading advisor to Charter Aspect. The historical performance analysis for Charter Aspect is from March 1994 through January 2007.

** The performance results of the pro forma used for Charter Aspect were prepared by the general partner based upon the gross trading results of a representative account (as provided by Aspect), an account traded pursuant to the Aspect Diversified Program to be used in Charter Aspect. The pro forma reflects adjustments made for the brokerage, management and incentive fees payable by Charter Aspect, and was made in the same manner as the pro forma performance results of the representative account on page 86 in Capsule B. The historical performance analysis for Charter Aspect Pro Forma is calculated from January 1999 (Inception of the Pro Forma Analysis) through January 2007.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

      The following charts were prepared by the general partner to illustrate the performance, and in the case of Charter WCM and Charter Aspect the pro forma performance results, on a rate of return basis, of each partnership versus that of the CISDM Public CPO Asset Weighted Index, from each partnership’s inception of trading through January 31, 2007.

Charter Graham vs. CISDM Public CPO Asset Weighted Index
Historical Performance Comparison (Rate of Return)

Data: March 1999 through January 2007.

All returns, with the exception of year-to-date returns and quarter-to-date returns, are annualized.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Charter WCM vs. CISDM Public CPO Asset Weighted Index
Historical and Pro Forma Performance Comparison (Rate of Return)

* The performance prior to December 1, 2006, shown above for Charter WCM (formerly known as Morgan Stanley Charter Millburn L.P.) reflects the performance achieved by Millburn Ridgefield Corporation, which served as trading advisor to Charter WCM from March 1999 to September 2006. Performance on or after December 1, 2006, reflects the performance achieved by Winton Capital Management Limited, which replaced Millburn Ridgefield Corporation as the trading advisor to Charter WCM.

** The performance results of the pro forma used for Charter WCM were based on the composite performance results of the trading advisor in trading assets pursuant to the Winton Diversified Trading Program to be used in Charter WCM. The pro forma reflects adjustments made for the interest income, brokerage, management and incentive fees payable by Charter WCM, and was made in the same manner as the pro forma performance results of the Winton Diversified Trading Program on page 77 in Capsule B.

Data: March 1999 through January 2007.

All returns, with the exception of year-to-date returns and quarter-to-date returns, are annualized.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Charter Aspect vs. CISDM Public CPO Asset Weighted Index
Historical and Pro Forma Performance Comparison (Rate of Return)

* The performance prior to December 1, 2006, shown above for Charter Aspect (formerly known as Morgan Stanley Charter MSFCM L.P.) reflects the performance achieved by VK Capital Inc., which served as trading advisor to Charter Aspect from March 1994 to September 2006. Performance on or after December 1, 2006, reflects the performance achieved by Aspect Capital Limited, which replaced VK Capital Inc. as the trading advisor to Charter Aspect. The historical performance analysis is from March 1994 through January 2007.

** The performance results of the pro forma used for Charter Aspect were prepared by the general partner based upon the gross trading results of a representative account (as provided by Aspect), an account traded pursuant to the Aspect Diversified Program to be used in Charter Aspect. The pro forma reflects adjustments made for the brokerage, management and incentive fees payable by Charter Aspect, and was made in the same manner as the pro forma performance results of the representative account on page 86 in Capsule B. The historical performance analysis for Charter Aspect Pro Forma is calculated from January 1999 (Inception of the Pro Forma Analysis) through January 2007.

All returns, with the exception of year-to-date returns and quarter-to-date returns, are annualized.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

      The following historical performance charts were prepared by the general partner to illustrate certain period performance and statistical information relating to the partnerships, from their inception of trading through January 31, 2007. The pro forma performance results used for Charter WCM were prepared by the general partner based on the Winton Diversified Trading Program and were calculated from inception of trading of the Winton Diversified Trading Program through January 31, 2007.

      The pro forma performance results used for Charter Aspect were prepared by the general partner based upon a representative account traded pursuant to the Aspect Diversified Program and were calculated from inception of trading of the representative account through January 31, 2007.

Charter Graham
Historical Performance

Month	Monthly Return		NAV/Unit	Qrtly Return		Annual Return	12 Mo. Holding Period		24 Mo. Holding Period
Beginning NAV per Unit			10.00
Mar-99	(8	.00)%	9.20	(8	.00)%
Apr-99	4.24%		9.59
May-99	(5	.94)%	9.02
Jun-99	6.65%		9.62	4.57%
Jul-99	(2	.60)%	9.37
Aug-99	4.70%		9.81
Sep-99	1.22%		9.93	3.22%
Oct-99	(6	.04)%	9.33
Nov-99	1.82%		9.50
Dec-99	8.32%		10.29	3.63%		2.90%
Jan-00	2.53%		10.55
Feb-00	(2	.37)%	10.30				3.00%
Mar-00	0.29%		10.33	0.39%			12.28%
Apr-00	(4	.94)%	9.82				2.40%
May-00	(3	.97)%	9.43				4.55%
Jun-00	(5	.51)%	8.91	(13	.75)%		(7	.38)%
Jul-00	(1	.80)%	8.75				(6	.62)%
Aug-00	7.09%		9.37				(4	.49)%
Sep-00	(1	.60)%	9.22	3.48%			(7	.15)%
Oct-00	2.93%		9.49				1.71%
Nov-00	16.54%		11.06				16.42%
Dec-00	13.47%		12.55	36.12%		21.96%	21.96%
Jan-01	(1	.99)%	12.30				16.59%
Feb-01	3.41%		12.72				23.50%		27.20%
Mar-01	8.41%		13.79	9.88%			33.49%		49.89%
Apr-01	(10	.66)%	12.32				25.46%		28.47%
May-01	0.81%		12.42				31.71%		37.69%
Jun-01	(0	.64)%	12.34	(10	.51)%		38.50%		28.27%
Jul-01	(3	.57)%	11.90				36.00%		27.00%
Aug-01	6.05%		12.62				34.69%		28.64%
Sep-01	14.82%		14.49	17.42%			57.16%		45.92%
Oct-01	9.18%		15.82				66.70%		69.56%
Nov-01	(13	.72)%	13.65				23.42%		43.68%
Dec-01	0.88%		13.77	(4	.97)%	9.72%	9.72%		33.82%
Jan-02	1.60%		13.99				13.74%		32.61%
Feb-02	(3	.22)%	13.54				6.45%		31.46%
Mar-02	(3	.18)%	13.11	(4	.79)%		(4	.93)%	26.91%
Apr-02	(8	.09)%	12.05				(2	.19)%	22.71%
May-02	5.31%		12.69				2.17%		34.57%
Jun-02	13.87%		14.45	10.22%			17.10%		62.18%
Jul-02	15.92%		16.75				40.76%		91.43%
Aug-02	6.87%		17.90				41.84%		91.04%
Sep-02	7.09%		19.17	32.66%			32.30%		107.92%
Oct-02	(7	.25)%	17.78				12.39%		87.36%
Nov-02	(3	.32)%	17.19				25.93%		55.42%
Dec-02	9.60%		18.84	(1	.72)%	36.82%	36.82%		50.12%
Jan-03	8.39%		20.42				45.96%		66.02%
Feb-03	8.62%		22.18				63.81%		74.37%
Mar-03	(9	.65)%	20.04	6.37%			52.86%		45.32%
Apr-03	0.50%		20.14				67.14%		63.47%
May-03	9.19%		21.99				73.29%		77.05%
Jun-03	(7	.14)%	20.42	1.90%			41.31%		65.48%
Jul-03	(1	.86)%	20.04				19.64%		68.40%
Aug-03	2.45%		20.53				14.69%		62.68%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Charter Graham
Historical Performance (continued)

Month	Monthly Return		NAV/Unit	Qrtly Return		Annual Return		12 Mo. Holding Period		24 Mo. Holding Period
Sep-03	(11	.15)%	18.24	(10	.68)%			(4	.85)%	25.88%
Oct-03	10.03%		20.07					12.88%		26.86%
Nov-03	2.24%		20.52					19.37%		50.33%
Dec-03	6.63%		21.88	19.96%		16.14%		16.14%		58.90%
Jan-04	1.14%		22.13					8.37%		58.18%
Feb-04	8.13%		23.93					7.89%		76.74%
Mar-04	(0	.67)%	23.77	8.64%				18.61%		81.31%
Apr-04	(10	.18)%	21.35					6.01%		77.18%
May-04	(3	.98)%	20.50					(6	.78)%	61.54%
Jun-04	(4	.88)%	19.50	(17	.96)%			(4	.51)%	34.95%
Jul-04	(5	.28)%	18.47					(7	.83)%	10.27%
Aug-04	(0	.22)%	18.43					(10	.23)%	2.96%
Sep-04	2.50%		18.89	(3	.13)%			3.56%		(1	.46)%
Oct-04	6.56%		20.13					0.30%		13.22%
Nov-04	5.71%		21.28					3.70%		23.79%
Dec-04	4.14%		22.16	17.31%		1.28%		1.28%		17.62%
Jan-05	(9	.70)%	20.01					(9	.58)%	(2	.01)%
Feb-05	(1	.60)%	19.69					(17	.72)%	(11	.23)%
Mar-05	(1	.93)%	19.31	(12	.86)%			(18	.76)%	(3	.64)%
Apr-05	(9	.79)%	17.42					(18	.41)%	(13	.51)%
May-05	1.38%		17.66					(13	.85)%	(19	.69)%
Jun-05	5.04%		18.55	(3	.94)%			(4	.87)%	(9	.16)%
Jul-05	(2	.16)%	18.15					(1	.73)%	(9	.43)%
Aug-05	0.28%		18.20					(1	.25)%	(11	.35)%
Sep-05	3.74%		18.88	1.78%				(0	.05)%	3.51%
Oct-05	(0	.48)%	18.79					(6	.66)%	(6	.38)%
Nov-05	1.54%		19.08					(10	.34)%	(7	.02)%
Dec-05	(2	.52)%	18.60	(1	.48)%	(16	.06)%	(16	.06)%	(14	.99)%
Jan-06	1.40%		18.86					(5	.75)%	(14	.78)%
Feb-06	(0	.80)%	18.71					(4	.98)%	(21	.81)%
Mar-06	2.83%		19.24	3.44%				(0	.36)%	(19	.06)%
Apr-06	6.55%		20.50					17.68%		(3	.98)%
May-06	(3	.07)%	19.87					12.51%		(3	.07)%
Jun-06	(1	.21)%	19.63	2.03%				5.82%		0.67%
Jul-06	(2	.65)%	19.11					5.29%		3.47%
Aug-06	(2	.62)%	18.61					2.25%		0.98%
Sep-06	1.45%		18.88	(3	.82)%			0.00%		(0	.05)%
Oct-06	0.79%		19.03					1.28%		(5	.46)%
Nov-06	1.37%		19.29					1.10%		(9	.35)%
Dec-06	0.88%		19.46	3.07%		4.62%		4.62%		(12	.18)%
Jan-07	(1	.44)%	19.18	(1	.44)%	(1	.44)%	1.70%		(4	.15)%
Compounded Annual ROR:				8.57%
Standard Deviation of Monthly Returns:				6.29%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Charter WCM
Historical Performance

The performance prior to December 1, 2006, shown below for Charter WCM (formerly known as Morgan Stanley Charter Millburn L.P.) reflects the performance achieved by Millburn Ridgefield Corporation, which served as trading advisor to Charter WCM from March 1999 to September 2006. Performance on or after December 1, 2006, reflects the performance achieved by Winton Capital Management Limited, which replaced Millburn Ridgefield Corporation as the trading advisor to Charter WCM.

Month	Monthly Return		NAV/Unit	Qrtly Return		Annual Return		12 Mo. Holding Period		24 Mo. Holding Period
Beginning NAV per Unit			10.00
Mar-99	(0	.50)%	9.95	(0	.50)%
Apr-99	5.03%		10.45
May-99	(3	.54)%	10.08
Jun-99	5.16%		10.60	6.53%
Jul-99	(3	.77)%	10.20
Aug-99	0.98%		10.30
Sep-99	0.19%		10.32	(2	.64)%
Oct-99	(12	.69)%	9.01
Nov-99	1.44%		9.14
Dec-99	1.53%		9.28	(10	.08)%	(7	.20)%
Jan-00	2.16%		9.48
Feb-00	(1	.79)%	9.31					(6	.90)%
Mar-00	(5	.26)%	8.82	(4	.96)%			(11	.36)%
Apr-00	0.68%		8.88					(15	.02)%
May-00	(2	.25)%	8.68					(13	.89)%
Jun-00	(4	.72)%	8.27	(6	.24)%			(21	.98)%
Jul-00	(1	.45)%	8.15					(20	.10)%
Aug-00	3.07%		8.40					(18	.45)%
Sep-00	(2	.26)%	8.21	(0	.73)%			(20	.45)%
Oct-00	4.02%		8.54					(5	.22)%
Nov-00	4.45%		8.92					(2	.41)%
Dec-00	16.59%		10.40	26.67%		12.07%		12.07%
Jan-01	0.58%		10.46					10.34%
Feb-01	(2	.29)%	10.22					9.77%		2.20%
Mar-01	9.69%		11.21	7.79%				27.10%		12.66%
Apr-01	(6	.69)%	10.46					17.79%		0.10%
May-01	1.63%		10.63					22.47%		5.46%
Jun-01	(3	.01)%	10.31	(8	.03)%			24.67%		(2	.74)%
Jul-01	(6	.21)%	9.67					18.65%		(5	.20)%
Aug-01	2.69%		9.93					18.21%		(3	.59)%
Sep-01	(3	.42)%	9.59	(6	.98)%			16.81%		(7	.07)%
Oct-01	4.69%		10.04					17.56%		11.43%
Nov-01	(10	.16)%	9.02					1.12%		(1	.31)%
Dec-01	2.33%		9.23	(3	.75)%	(11	.25)%	(11	.25)%	(0	.54)%
Jan-02	1.30%		9.35					(10	.61)%	(1	.37)%
Feb-02	(4	.49)%	8.93					(12	.62)%	(4	.08)%
Mar-02	0.67%		8.99	(2	.60)%			(19	.80)%	1.93%
Apr-02	(4	.56)%	8.58					(17	.97)%	(3	.38)%
May-02	4.31%		8.95					(15	.80)%	3.11%
Jun-02	14.97%		10.29	14.46%				(0	.19)%	24.43%
Jul-02	7.19%		11.03					14.06%		35.34%
Aug-02	1.36%		11.18					12.59%		33.10%
Sep-02	6.80%		11.94	16.03%				24.50%		45.43%
Oct-02	(9	.38)%	10.82					7.77%		26.70%
Nov-02	(4	.90)%	10.29					14.08%		15.36%
Dec-02	8.65%		11.18	(6	.37)%	21.13%		21.13%		7.50%
Jan-03	4.65%		11.70					25.13%		11.85%
Feb-03	6.75%		12.49					39.87%		22.21%
Mar-03	(11	.05)%	11.11	(0	.63)%			23.58%		(0	.89)%
Apr-03	0.18%		11.13					29.72%		6.41%
May-03	11.59%		12.42					38.77%		16.84%
Jun-03	(5	.23)%	11.77	5.94%				14.38%		14.16%
Jul-03	1.44%		11.94					8.25%		23.47%
Aug-03	1.68%		12.14					8.59%		22.26%
Sep-03	(0	.58)%	12.07	2.55%				1.09%		25.86%
Oct-03	(8	.95)%	10.99					1.57%		9.46%
Nov-03	(2	.82)%	10.68					3.79%		18.40%
Dec-03	4.03%		11.11	(7	.95)%	(0	.63)%	(0	.63)%	20.37%
Jan-04	1.26%		11.25					(3	.85)%	20.32%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Charter WCM
Historical Performance (continued)

The performance prior to December 1, 2006, shown below for Charter WCM (formerly known as Morgan Stanley Charter Millburn L.P.) reflects the performance achieved by Millburn Ridgefield Corporation, which served as trading advisor to Charter WCM from March 1999 to September 2006. Performance on or after December 1, 2006, reflects the performance achieved by Winton Capital Management Limited, which replaced Millburn Ridgefield Corporation as the trading advisor to Charter WCM.

Month	Monthly Return		NAV/Unit	Qrtly Return		Annual Return		12 Mo. Holding Period		24 Mo. Holding Period
Feb-04	3.64%		11.66					(6	.65)%	30.57%
Mar-04	(1	.80)%	11.45	3.06%				3.06%		27.36%
Apr-04	(11	.09)%	10.18					(8	.54)%	18.65%
May-04	(2	.16)%	9.96					(19	.81)%	11.28%
Jun-04	(4	.72)%	9.49	(17	.12)%			(19	.37)%	(7	.77)%
Jul-04	(5	.27)%	8.99					(24	.71)%	(18	.50)%
Aug-04	(2	.34)%	8.78					(27	.68)%	(21	.47)%
Sep-04	1.03%		8.87	(6	.53)%			(26	.51)%	(25	.71)%
Oct-04	6.88%		9.48					(13	.74)%	(12	.38)%
Nov-04	9.81%		10.41					(2	.53)%	1.17%
Dec-04	1.06%		10.52	18.60%		(5	.31)%	(5	.31)%	(5	.90)%
Jan-05	(4	.47)%	10.05					(10	.67)%	(14	.10)%
Feb-05	0.00%		10.05					(13	.81)%	(19	.54)%
Mar-05	(3	.78)%	9.67	(8	.08)%			(15	.55)%	(12	.96)%
Apr-05	(5	.07)%	9.18					(9	.82)%	(17	.52)%
May-05	1.31%		9.30					(6	.63)%	(25	.12)%
Jun-05	4.09%		9.68	0.10%				2.00%		(17	.76)%
Jul-05	(0	.31)%	9.65					7.34%		(19	.18)%
Aug-05	1.24%		9.77					11.28%		(19	.52)%
Sept-05	4.81%		10.24	5.79%				15.45%		(15	.16)%
Oct-05	(4	.00)%	9.83					3.69%		(10	.56)%
Nov-05	6.61%		10.48					0.67%		(1	.87)%
Dec-05	(0	.19)%	10.46	2.15%		(0	.57)%	(0	.57)%	(5	.85)%
Jan-06	6.50%		11.14					10.85%		(0	.98)%
Feb-06	(1	.44)%	10.98					9.25%		(5	.83)%
Mar-06	2.82%		11.29	7.93%				16.75%		(1	.40)%
Apr-06	4.69%		11.82					28.76%		16.11%
May-06	(7	.61)%	10.92					17.42%		9.64%
Jun-06	(2	.29)%	10.67	(5	.49)%			10.23%		12.43%
Jul-06	(4	.03)%	10.24					6.11%		13.90%
Aug-06	(1	.56)%	10.08					3.17%		14.81%
Sep-06	(0	.40)%	10.04	(5	.90)%			(1	.95)%	13.19%
Oct-06	0.40%		10.08					2.54%		6.33%
Nov-06	0.50%		10.13					(3	.34)%	(2	.69)%
Dec-06	0.79%		10.21	1.69%		(2	.39)%	(2	.39)%	(2	.95)%
Jan-07	3.72%		10.59	3.72%		3.72%		(4	.94)%	5.37%
Compounded Annual ROR:				0.73%
Standard Deviation of Monthly Returns:				5.35%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Pro Forma for Charter WCM
Based on Winton Diversified Trading Program

The performance results of the pro forma used for Charter WCM were prepared by the general partner based on the composite performance results of the trading advisor in trading assets pursuant to the Winton Diversified Trading Program to be used in Charter WCM. The pro forma reflects adjustments made for the interest income, brokerage, management and incentive fees payable by Charter WCM, and was made in the same manner as the pro forma performance results of the Winton Diversified Trading Program on page 77 in Capsule B.

Month	Monthly Return		NAV/Unit	Qrtly Return		Annual Return	12 Mo. Holding Period		24 Mo. Holding Period
Beginning NAV per Unit
Sep-97			10.00
Oct-97	(13	.10)%	8.69
Nov-97	9.59%		9.52
Dec-97	8.05%		10.29	2.90%		2.90%
Jan-98	1.32%		10.43
Feb-98	3.00%		10.74
Mar-98	7.67%		11.56	12.36%
Apr-98	(1	.86)%	11.35
May-98	8.32%		12.29
Jun-98	2.98%		12.66	9.47%
Jul-98	1.14%		12.80
Aug-98	10.87%		14.19
Sep-98	4.39%		14.82	17.06%			48.17%
Oct-98	(6	.02)%	13.92				60.24%
Nov-98	0.90%		14.05				47.53%
Dec-98	9.29%		15.36	3.63%		49.22%	49.22%
Jan-99	(1	.65)%	15.10				44.85%
Feb-99	3.54%		15.64				45.61%
Mar-99	(4	.70)%	14.90	(2	.95)%		28.88%
Apr-99	10.55%		16.47				45.18%
May-99	(9	.83)%	14.85				20.85%
Jun-99	5.71%		15.70	5.38%			24.06%
Jul-99	(2	.11)%	15.37				20.07%
Aug-99	(3	.69)%	14.80				4.30%
Sep-99	(0	.32)%	14.76	(6	.02)%		(0	.41)%	47.57%
Oct-99	(6	.06)%	13.86				(0	.45)%	59.52%
Nov-99	13.39%		15.72				11.88%		65.05%
Dec-99	9.78%		17.26	16.94%		12.38%	12.38%		67.69%
Jan-00	(3	.28)%	16.69				10.52%		60.08%
Feb-00	1.89%		17.01				8.75%		58.36%
Mar-00	(3	.17)%	16.47	(4	.58)%		10.50%		42.41%
Apr-00	1.63%		16.73				1.58%		47.48%
May-00	(0	.58)%	16.64				12.00%		35.36%
Jun-00	(1	.21)%	16.44	(0	.18)%		4.67%		29.85%
Jul-00	(4	.33)%	15.72				2.30%		22.83%
Aug-00	3.04%		16.20				9.45%		14.15%
Sep-00	(7	.52)%	14.98	(8	.83)%		1.54%		1.13%
Oct-00	2.86%		15.41				11.18%		10.69%
Nov-00	7.62%		16.59				5.52%		18.06%
Dec-00	16.21%		19.28	28.64%		11.71%	11.71%		25.53%
Jan-01	4.81%		20.20				21.05%		33.78%
Feb-01	0.80%		20.36				19.75%		30.24%
Mar-01	7.69%		21.93	13.77%			33.19%		47.17%
Apr-01	(5	.49)%	20.73				23.85%		25.82%
May-01	(3	.44)%	20.01				20.29%		34.73%
Jun-01	(3	.00)%	19.41	(11	.48)%		18.11%		23.63%
Jul-01	0.95%		19.60				24.63%		27.50%
Aug-01	(0	.52)%	19.50				20.32%		31.69%
Sep-01	4.78%		20.43	5.23%			36.33%		38.43%
Oct-01	12.32%		22.94				48.87%		65.51%
Nov-01	(8	.90)%	20.90				26.02%		32.98%
Dec-01	(4	.42)%	19.98	(2	.20)%	3.65%	3.65%		15.78%
Jan-02	(11	.00)%	17.78				(11	.99)%	6.54%
Feb-02	(6	.31)%	16.66				(18	.20)%	(2	.04)%
Mar-02	11.39%		18.56	(7	.12)%		(15	.39)%	12.69%
Apr-02	(4	.79)%	17.67				(14	.76)%	5.57%
May-02	(3	.93)%	16.97				(15	.19)%	2.02%
Jun-02	7.30%		18.21	(1	.85)%		(6	.19)%	10.80%
Jul-02	4.77%		19.08				(2	.64)%	21.34%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Pro Forma for Charter WCM
Based on Winton Diversified Trading Program (continued)

The performance results of the pro forma used for Charter WCM were prepared by the general partner based on the composite performance results of the trading advisor in trading assets pursuant to the Winton Diversified Trading Program to be used in Charter WCM. The pro forma reflects adjustments made for the interest income, brokerage, management and incentive fees payable by Charter WCM, and was made in the same manner as the pro forma performance results of the Winton Diversified Trading Program on page 77 in Capsule B.

Month	Monthly Return		NAV/Unit	Qrtly Return		Annual Return	12 Mo. Holding Period		24 Mo. Holding Period
Aug-02	5.79%		20.19				3.54%		24.58%
Sep-02	8.53%		21.91	20.29%			7.24%		46.20%
Oct-02	(8	.29)%	20.09				(12	.43)%	30.36%
Nov-02	(1	.41)%	19.81				(5	.24)%	19.42%
Dec-02	14.26%		22.63	3.31%		13.29%	13.29%		17.41%
Jan-03	5.03%		23.77				33.69%		17.66%
Feb-03	11.67%		26.54				59.35%		30.35%
Mar-03	(13	.57)%	22.94	1.37%			23.64%		4.62%
Apr-03	2.34%		23.48				32.90%		13.28%
May-03	11.95%		26.29				54.87%		31.34%
Jun-03	(7	.27)%	24.37	6.24%			33.84%		25.56%
Jul-03	(1	.50)%	24.01				25.83%		22.51%
Aug-03	0.62%		24.16				19.68%		23.91%
Sep-03	0.51%		24.28	(0	.38)%		10.84%		18.86%
Oct-03	6.23%		25.79				28.38%		12.42%
Nov-03	(3	.48)%	24.90				25.69%		19.11%
Dec-03	10.52%		27.52	13.32%		21.57%	21.57%		37.73%
Jan-04	2.94%		28.32				19.16%		59.30%
Feb-04	11.59%		31.61				19.07%		89.73%
Mar-04	(0	.79)%	31.36	13.96%			36.68%		68.99%
Apr-04	(8	.93)%	28.56				21.62%		61.64%
May-04	(0	.45)%	28.43				8.15%		67.49%
Jun-04	(3	.46)%	27.44	(12	.48)%		12.60%		50.70%
Jul-04	0.60%		27.61				15.00%		44.70%
Aug-04	2.48%		28.29				17.12%		40.17%
Sep-04	4.87%		29.67	8.12%			22.20%		35.44%
Oct-04	3.30%		30.65				18.83%		52.56%
Nov-04	6.06%		32.51				30.58%		64.12%
Dec-04	(0	.92)%	32.21	8.55%		17.06%	17.06%		42.32%
Jan-05	(5	.51)%	30.44				7.45%		28.04%
Feb-05	5.66%		32.16				1.74%		21.14%
Mar-05	4.48%		33.60	4.31%			7.15%		46.44%
Apr-05	(4	.37)%	32.13				12.51%		36.84%
May-05	6.32%		34.16				20.16%		29.96%
Jun-05	2.63%		35.06	4.35%			27.74%		43.84%
Jul-05	(2	.48)%	34.19				23.83%		42.40%
Aug-05	7.47%		36.74				29.86%		52.10%
Sep-05	(7	.74)%	33.90	(3	.31)%		14.25%		39.61%
Oct-05	(3	.36)%	32.76				6.88%		27.01%
Nov-05	7.22%		35.13				8.05%		41.09%
Dec-05	(5	.25)%	33.28	(1	.82)%	3.33%	3.33%		20.96%
Jan-06	3.82%		34.55				13.53%		21.99%
Feb-06	(3	.26)%	33.43				3.95%		5.76%
Mar-06	3.86%		34.72	4.31%			3.33%		10.71%
Apr-06	6.06%		36.82				14.60%		28.94%
May-06	(4	.18)%	35.28				3.28%		24.11%
Jun-06	(1	.95)%	34.59	(0	.35)%		(1	.33)%	26.05%
Jul-06	(1	.00)%	34.25				0.17%		24.04%
Aug-06	4.78%		35.89				(2	.34)%	26.83%
Sep-06	(2	.03)%	35.16	1.63%			3.71%		18.48%
Oct-06	1.23%		35.59				8.63%		16.11%
Nov-06	3.21%		36.73				4.57%		12.99%
Dec-06	1.96%		37.45	6.53%		12.53%	12.53%		16.27%
Jan-07	3.62%		38.81	3.62%		3.62%	12.32%		27.52%
Compounded Annual ROR:				15.64%
Standard Deviation of Monthly Returns:				6.23%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Charter Aspect
Historical Performance

The performance prior to December 1, 2006, shown below for Charter Aspect (formerly known as Morgan Stanley Charter MSFCM L.P.) reflects the performance achieved by VK Capital Inc., which served as trading advisor to Charter Aspect from March 1994 to September 2006. Performance on or after December 1, 2006, reflects the performance achieved by Aspect Capital Limited, which replaced VK Capital Inc. as the trading advisor to Charter Aspect.

Month	Monthly Return		NAV/Unit	Qrtly Return		Annual Return		12 Mo. Holding Period		24 Mo. Holding Period
Beginning NAV per Unit			10.00
Mar-94	2.28%		10.23	2.28%
Apr-94	(2	.36)%	9.99
May-94	2.58%		10.24
Jun-94	2.15%		10.46	2.31%
Jul-94	(4	.57)%	9.99
Aug-94	(5	.22)%	9.46
Sep-94	(1	.44)%	9.33	(10	.86)%
Oct-94	4.96%		9.79
Nov-94	1.72%		9.96
Dec-94	(6	.95)%	9.27	(0	.65)%	(7	.32)%
Jan-95	(12	.87)%	8.07
Feb-95	11.47%		9.00					(9	.99)%
Mar-95	28.77%		11.59	25.06%				13.32%
Apr-95	4.41%		12.10					21.18%
May-95	1.21%		12.25					19.56%
Jun-95	(2	.60)%	11.93	2.92%				14.00%
Jul-95	0.48%		11.99					20.03%
Aug-95	3.58%		12.41					31.17%
Sep-95	(4	.93)%	11.80	(1	.06)%			26.53%
Oct-95	(1	.79)%	11.59					18.39%
Nov-95	(4	.17)%	11.11					11.54%
Dec-95	1.68%		11.30	(4	.30)%	21.88%		21.88%
Jan-96	2.85%		11.62					43.87%
Feb-96	(11	.64)%	10.27					14.05%		2.65%
Mar-96	0.89%		10.36	(8	.31)%			(10	.65)%	1.25%
Apr-96	3.90%		10.76					(11	.08)%	7.75%
May-96	(4	.67)%	10.26					(16	.24)%	0.14%
Jun-96	(1	.55)%	10.10	(2	.48)%			(15	.34)%	(3	.49)%
Jul-96	5.97%		10.70					(10	.71)%	7.18%
Aug-96	(2	.48)%	10.44					(15	.93)%	10.27%
Sep-96	4.88%		10.95	8.38%				(7	.26)%	17.34%
Oct-96	8.88%		11.92					2.82%		21.72%
Nov-96	7.53%		12.82					15.37%		28.68%
Dec-96	(8	.37)%	11.74	7.29%		3.97%		3.97%		26.71%
Jan-97	10.03%		12.92					11.23%		60.02%
Feb-97	6.10%		13.71					33.56%		52.32%
Mar-97	(8	.05)%	12.61	7.34%				21.72%		8.76%
Apr-97	(5	.89)%	11.86					10.25%		(1	.97)%
May-97	0.36%		11.91					16.06%		(2	.79)%
Jun-97	0.42%		11.96	(5	.15)%			18.38%		0.23%
Jul-97	15.17%		13.77					28.65%		14.88%
Aug-97	(3	.21)%	13.33					27.70%		7.36%
Sep-97	4.51%		13.93	16.50%				27.25%		18.01%
Oct-97	(4	.59)%	13.29					11.50%		14.64%
Nov-97	6.81%		14.19					10.75%		27.77%
Dec-97	4.43%		14.82	6.42%		26.22%		26.22%		31.23%
Jan-98	(1	.65)%	14.58					12.82%		25.49%
Feb-98	(2	.21)%	14.26					3.98%		38.88%
Mar-98	(0	.69)%	14.16	(4	.49)%			12.31%		36.70%
Apr-98	(5	.90)%	13.32					12.29%		23.80%
May-98	6.70%		14.21					19.39%		38.57%
Jun-98	(0	.81)%	14.10	(0	.41)%			17.92%		39.60%
Jul-98	(4	.53)%	13.46					(2	.24)%	25.77%
Aug-98	15.33%		15.52					16.48%		48.74%
Sep-98	1.62%		15.78	11.89%				13.26%		44.12%
Oct-98	1.57%		16.02					20.58%		34.45%
Nov-98	(5	.12)%	15.20					7.11%		18.62%
Dec-98	2.44%		15.57	(1	.28)%	5.07%		5.07%		32.62%
Jan-99	(5	.38)%	14.74					1.08%		14.04%
Feb-99	1.34%		14.93					4.76%		8.93%
Mar-99	(3	.27)%	14.45	(7	.25)%			2.04%		14.60%
Apr-99	2.78%		14.85					11.45%		25.15%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Charter Aspect
Historical Performance (continued)

The performance prior to December 1, 2006, shown below for Charter Aspect (formerly known as Morgan Stanley Charter MSFCM L.P.) reflects the performance achieved by VK Capital Inc., which served as trading advisor to Charter Aspect from March 1994 to September 2006. Performance on or after December 1, 2006, reflects the performance achieved by Aspect Capital Limited, which replaced VK Capital Inc. as the trading advisor to Charter Aspect.

Month	Monthly Return		NAV/Unit	Qrtly Return		Annual Return		12 Mo. Holding Period		24 Mo. Holding Period
May-99	(4	.36)%	14.20					(0	.10)%	19.27%
Jun-99	0.54%		14.28	(1	.17)%			1.26%		19.41%
Jul-99	(0	.47)%	14.21					5.56%		3.19%
Aug-99	5.00%		14.92					(3	.89)%	11.95%
Sep-99	0.14%		14.94	4.66%				(5	.29)%	7.27%
Oct-99	(9	.69)%	13.49					(15	.79)%	1.54%
Nov-99	2.39%		13.82					(9	.12)%	(2	.66)%
Dec-99	2.35%		14.14	(5	.36)%	(9	.21)%	(9	.21)%	(4	.60)%
Jan-00	(0	.68)%	14.04					(4	.69)%	(3	.66)%
Feb-00	(0	.66)%	13.95					(6	.58)%	(2	.13)%
Mar-00	4.72%		14.61	3.33%				1.14%		3.20%
Apr-00	2.15%		14.92					0.52%		12.03%
May-00	2.34%		15.27					7.56%		7.45%
Jun-00	(4	.32)%	14.61	0.03%				2.37%		3.65%
Jul-00	(7	.75)%	13.48					(5	.12)%	0.16%
Aug-00	3.32%		13.93					(6	.64)%	(10	.28)%
Sep-00	(1	.33)%	13.74	(5	.96)%			(8	.02)%	(12	.89)%
Oct-00	1.29%		13.92					3.16%		(13	.13)%
Nov-00	4.31%		14.52					5.10%		(4	.49)%
Dec-00	20.52%		17.50	27.34%		23.77%		23.77%		12.37%
Jan-01	(4	.29)%	16.75					19.27%		13.67%
Feb-01	0.42%		16.82					20.56%		12.63%
Mar-01	7.07%		18.01	2.91%				23.27%		24.68%
Apr-01	(7	.72)%	16.62					11.36%		11.94%
May-01	5.96%		17.61					15.30%		24.01%
Jun-01	(2	.10)%	17.24	(4	.28)%			17.97%		20.76%
Jul-01	(0	.93)%	17.08					26.69%		20.21%
Aug-01	4.68%		17.88					28.37%		19.84%
Sep-01	(1	.29)%	17.65	2.38%				28.43%		18.13%
Oct-01	7.54%		18.98					36.36%		40.67%
Nov-01	(7	.80)%	17.50					20.52%		26.67%
Dec-01	(3	.31)%	16.92	(4	.14)%	(3	.31)%	(3	.31)%	19.66%
Jan-02	1.65%		17.20					2.69%		22.47%
Feb-02	(2	.27)%	16.81					(0	.06)%	20.49%
Mar-02	(0	.06)%	16.80	(0	.71)%			(6	.72)%	14.99%
Apr-02	1.07%		16.98					2.17%		13.77%
May-02	6.71%		18.12					2.90%		18.64%
Jun-02	11.37%		20.18	20.12%				17.05%		38.09%
Jul-02	3.77%		20.94					22.60%		55.33%
Aug-02	3.39%		21.65					21.09%		55.44%
Sep-02	3.19%		22.34	10.70%				26.57%		62.56%
Oct-02	(8	.59)%	20.42					7.59%		46.70%
Nov-02	0.64%		20.55					17.43%		41.53%
Dec-02	6.28%		21.84	(2	.24)%	29.08%		29.08%		24.80%
Jan-03	12.73%		24.62					43.14%		46.99%
Feb-03	11.70%		27.50					63.59%		63.50%
Mar-03	(9	.78)%	24.81	13.60%				47.68%		37.76%
Apr-03	2.98%		25.55					50.47%		53.73%
May-03	3.48%		26.44					45.92%		50.14%
Jun-03	(12	.78)%	23.06	(7	.05)%			14.27%		33.76%
Jul-03	1.91%		23.50					12.23%		37.59%
Aug-03	(4	.64)%	22.41					3.51%		25.34%
Sep-03	(5	.27)%	21.23	(7	.94)%			(4	.97)%	20.28%
Oct-03	(5	.84)%	19.99					(2	.11)%	5.32%
Nov-03	(0	.30)%	19.93					(3	.02)%	13.89%
Dec-03	3.96%		20.72	(2	.40)%	(5	.13)%	(5	.13)%	22.46%
Jan-04	(0	.14)%	20.69					(15	.96)%	20.29%
Feb-04	7.10%		22.16					(19	.42)%	31.83%
Mar-04	(5	.01)%	21.05	1.59%				(15	.16)%	25.30%
Apr-04	(9	.98)%	18.95					(25	.83)%	11.60%
May-04	(3	.69)%	18.25					(30	.98)%	0.72%
Jun-04	(8	.16)%	16.76	(20	.38)%			(27	.32)%	(16	.95)%
Jul-04	(4	.89)%	15.94					(32	.17)%	(23	.88)%
Aug-04	4.33%		16.63					(25	.79)%	(23	.19)%
Sep-04	0.54%		16.72	(0	.24)%			(21	.24)%	(25	.16)%
Oct-04	7.95%		18.05					(9	.70)%	(11	.61)%
Nov-04	4.32%		18.83					(5	.52)%	(8	.37)%
Dec-04	3.88%		19.56	16.99%		(5	.60)%	(5	.60)%	(10	.44)%
Jan-05	(7	.72)%	18.05					(12	.76)%	(26	.69)%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Charter Aspect
Historical Performance (continued)

The performance prior to December 1, 2006, shown below for Charter Aspect (formerly known as Morgan Stanley Charter MSFCM L.P.) reflects the performance achieved by VK Capital Inc., which served as trading advisor to Charter Aspect from March 1994 to September 2006. Performance on or after December 1, 2006, reflects the performance achieved by Aspect Capital Limited, which replaced VK Capital Inc. as the trading advisor to Charter Aspect.

Month	Monthly Return		NAV/Unit	Qrtly Return		Annual Return		12 Mo. Holding Period		24 Mo. Holding Period
Feb-05	(4	.71)%	17.20					(22	.38)%	(37	.45)%
Mar-05	(3	.95)%	16.52	(15	.54)%			(21	.52)%	(33	.41)%
Apr-05	(9	.20)%	15.00					(20	.84)%	(41	.29)%
May-05	8.40%		16.26					(10	.90)%	(38	.50)%
Jun-05	1.91%		16.57	0.30%				(1	.13)%	(28	.14)%
Jul-05	(5	.49)%	15.66					(1	.76)%	(33	.36)%
Aug-05	2.30%		16.02					(3	.67)%	(28	.51)%
Sep-05	(0	.62)%	15.92	(3	.92)%			(4	.78)%	(25	.01)%
Oct-05	(4	.27)%	15.24					(15	.57)%	(23	.76)%
Nov-05	5.97%		16.15					(14	.23)%	(18	.97)%
Dec-05	(2	.60)%	15.73	(1	.19)%	(19	.58)%	(19	.58)%	(24	.08)%
Jan-06	2.16%		16.07					(10	.97)%	(22	.33)%
Feb-06	(3	.05)%	15.58					(9	.42)%	(29	.69)%
Mar-06	6.16%		16.54	5.15%				0.12%		(21	.43)%
Apr-06	14.15%		18.88					25.87%		(0	.37)%
May-06	(4	.03)%	18.12					11.44%		(0	.71)%
Jun-06	(7	.78)%	16.71	1.03%				0.84%		(0	.30)%
Jul-06	(4	.73)%	15.92					1.66%		(0	.13)%
Aug-06	2.95%		16.39					2.31%		(1	.44)%
Sep-06	1.34%		16.61	(0	.60)%			4.33%		(0	.66)%
Oct-06	0.36%		16.67					9.38%		(7	.65)%
Nov-06	0.48%		16.75					3.72%		(11	.05)%
Dec-06	3.76%		17.38	4.64%		10.49%		10.49%		(11	.15)%
Jan-07	2.42%		17.80	2.42%		2.42%		10.77%		(1	.39)%
Compounded Annual ROR:				4.57%
Standard Deviation of Monthly Returns:				6.22%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Pro Forma for Charter Aspect
Based on Aspect Diversified Program

The performance results of the pro forma used for Charter Aspect were prepared by the general partner based upon the gross trading results of a representative account (as provided by Aspect), an account traded pursuant to the Aspect Diversified Program to be used in Charter Aspect. The pro forma reflects adjustments made for the brokerage, management and incentive fees payable by Charter Aspect, and was made in the same manner as the pro forma performance results of the representative account on page 86 in Capsule B.

Month	Monthly Return		NAV/Unit	Qrtly Return		Annual Return		12 Mo. Holding Period		24 Mo. Holding Period
Beginning NAV per Unit
Dec-98			15.57
Jan-99	(5	.40)%	14.73
Feb-99	2.37%		15.08
Mar-99	(5	.36)%	14.27	(8	.35)%
Apr-99	6.78%		15.24
May-99	(3	.04)%	14.77
Jun-99	(0	.92)%	14.64	2.58%
Jul-99	(3	.67)%	14.10
Aug-99	(1	.17)%	13.94
Sep-99	(2	.27)%	13.62	(6	.96)%
Oct-99	(3	.91)%	13.09
Nov-99	7.19%		14.03
Dec-99	5.35%		14.78	8.52%		(5	.07)%
Jan-00	1.56%		15.01					1.92%
Feb-00	(0	.78)%	14.89					(1	.22)%
Mar-00	(1	.08)%	14.73	(0	.32)%			3.25%
Apr-00	(3	.21)%	14.26					(6	.41)%
May-00	3.25%		14.72					(0	.34)%
Jun-00	(3	.70)%	14.18	(3	.75)%			(3	.13)%
Jul-00	(2	.35)%	13.85					(1	.81)%
Aug-00	2.94%		14.25					2.28%
Sep-00	(0	.66)%	14.16	(0	.15)%			3.96%
Oct-00	3.57%		14.66					12.05%
Nov-00	9.69%		16.09					14.66%
Dec-00	12.63%		18.12	27.96%		22.58%		22.57%
Jan-01	0.56%		18.22					21.37%		23.70%
Feb-01	(0	.06)%	18.21					22.26%		20.77%
Mar-01	10.29%		20.08	10.84%				36.31%		40.74%
Apr-01	(7	.37)%	18.60					30.45%		22.09%
May-01	(2	.60)%	18.12					23.05%		22.64%
Jun-01	(0	.09)%	18.10	(9	.86)%			27.67%		23.67%
Jul-01	3.03%		18.65					34.71%		32.28%
Aug-01	2.23%		19.07					33.78%		36.82%
Sep-01	10.62%		21.09	16.51%				48.97%		54.86%
Oct-01	4.90%		22.13					50.88%		69.06%
Nov-01	(6	.13)%	20.77					29.12%		48.05%
Dec-01	(3	.32)%	20.08	(4	.79)%	10.83%		10.83%		35.86%
Jan-02	(5	.67)%	18.94					3.97%		26.19%
Feb-02	(10	.26)%	17.00					(6	.64)%	14.15%
Mar-02	4.32%		17.74	(11	.68)%			(11	.69)%	20.37%
Apr-02	(3	.24)%	17.16					(7	.76)%	20.33%
May-02	2.02%		17.51					(3	.37)%	18.90%
Jun-02	10.82%		19.40	9.40%				7.17%		36.83%
Jul-02	7.99%		20.95					12.32%		51.32%
Aug-02	1.31%		21.23					11.32%		48.92%
Sep-02	7.90%		22.90	18.05%				8.59%		61.76%
Oct-02	(7	.02)%	21.30					(3	.75)%	45.22%
Nov-02	(5	.37)%	20.15					(2	.97)%	25.28%
Dec-02	13.80%		22.94	0.14%		14.21%		14.21%		26.59%
Jan-03	3.38%		23.71					25.16%		30.14%
Feb-03	7.98%		25.60					50.60%		40.60%
Mar-03	(7	.60)%	23.66	3.15%				33.40%		17.80%
Apr-03	(1	.98)%	23.19					35.13%		24.65%
May-03	10.32%		25.58					46.12%		41.19%
Jun-03	(3	.60)%	24.66	4.24%				27.11%		36.22%
Jul-03	1.68%		25.08					19.68%		34.43%
Aug-03	(1	.07)%	24.81					16.86%		30.09%
Sep-03	1.54%		25.19	2.14%				9.97%		19.41%
Oct-03	2.52%		25.82					21.25%		16.70%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Pro Forma for Charter Aspect
Based on Aspect Diversified Program (continued)

The performance results of the pro forma used for Charter Aspect were prepared by the general partner based upon the gross trading results of a representative account (as provided by Aspect), an account traded pursuant to the Aspect Diversified Program to be used in Charter Aspect. The pro forma reflects adjustments made for the brokerage, management and incentive fees payable by Charter Aspect, and was made in the same manner as the pro forma performance results of the representative account on page 86 in Capsule B.

Month	Monthly Return		NAV/Unit	Qrtly Return		Annual Return		12 Mo. Holding Period		24 Mo. Holding Period
Nov-03	(1	.42)%	25.46					26.31%		22.55%
Dec-03	3.87%		26.44	4.97%		15.28%		15.28%		31.67%
Jan-04	1.51%		26.84					13.20%		41.69%
Feb-04	6.41%		28.56					11.55%		68.00%
Mar-04	(5	.79)%	26.91	1.77%				13.74%		51.72%
Apr-04	(8	.07)%	24.74					6.68%		44.15%
May-04	(1	.88)%	24.27					(5	.12)%	38.63%
Jun-04	(8	.48)%	22.21	(17	.45)%			(9	.93)%	14.49%
Jul-04	(0	.74)%	22.05					(12	.06)%	5.24%
Aug-04	0.31%		22.12					(10	.84)%	4.20%
Sep-04	0.17%		22.16	(0	.26)%			(12	.04)%	(3	.27)%
Oct-04	2.83%		22.78					(11	.76)%	6.98%
Nov-04	4.68%		23.85					(6	.30)%	18.34%
Dec-04	(3	.52)%	23.01	3.86%		(12	.97)%	(12	.97)%	0.33%
Jan-05	(8	.00)%	21.17					(21	.13)%	(10	.71)%
Feb-05	3.61%		21.93					(23	.20)%	(14	.33)%
Mar-05	0.94%		22.14	(3	.78)%			(17	.72)%	(6	.42)%
Apr-05	(3	.44)%	21.38					(13	.58)%	(7	.81)%
May-05	4.12%		22.26					(8	.29)%	(12	.99)%
Jun-05	3.98%		23.14	4.54%				4.19%		(6	.15)%
Jul-05	(1	.37)%	22.83					3.52%		(8	.97)%
Aug-05	3.75%		23.68					7.08%		(4	.53)%
Sep-05	0.08%		23.70	2.41%				6.98%		(5	.90)%
Oct-05	(1	.93)%	23.25					2.03%		(9	.98)%
Nov-05	5.32%		24.48					2.65%		(3	.82)%
Dec-05	(0	.78)%	24.29	2.49%		5.57%		5.57%		(8	.13)%
Jan-06	1.98%		24.77					17.02%		(7	.70)%
Feb-06	(1	.81)%	24.32					10.90%		(14	.83)%
Mar-06	5.14%		25.58	5.28%				15.52%		(4	.95)%
Apr-06	5.90%		27.08					26.69%		9.49%
May-06	(5	.50)%	25.60					14.99%		5.45%
Jun-06	(0	.01)%	25.59	0.07%				10.58%		15.21%
Jul-06	(5	.07)%	24.29					6.43%		10.18%
Aug-06	(1	.15)%	24.01					1.40%		8.58%
Sep-06	(0	.12)%	23.98	(6	.28)%			1.19%		8.26%
Oct-06	4.33%		25.02					7.64%		9.83%
Nov-06	(0	.27)%	24.96					1.93%		4.63%
Dec-06	5.26%		26.27	9.51%		8.13%		8.13%		14.15%
Jan-07	2.96%		27.04	2.96%		2.96%		9.17%		27.75%
Compounded Annual ROR:				7.07%
Standard Deviation of Monthly Returns:				5.06%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

GLOSSARY OF TERMS

      The following glossary may assist prospective investors in understanding certain terms used in this prospectus:

      Charter Series exchange.   A redemption of units in a Charter Series partnership with the proceeds used to purchase units of one or more of the other partnerships in the Charter Series.

      Clearing broker.   The entity responsible for assuring that futures and options trades are properly processed and recorded or “cleared” by the clearinghouse affiliated with the exchange on which the trades took place.

       Commodity broker.   The entity responsible for holding the client’s funds deposited with it as margin for trades and, if the commodity broker is also a clearing broker, for assuring that futures and options trades for a client are properly processed and recorded or “cleared” by the clearinghouse affiliated with the exchange on which the trade took place. In the U.S., commodity brokers are registered under the Commodity Exchange Act as futures commission merchants.

      Commodity pool.   A partnership, trust or similar form of collective investment vehicle which consolidates funds from investors for the purpose of trading in commodity futures, forward, and options contracts.

       Commodity pool operator.   Any person or entity that solicits funds in connection with the sale of interests in a commodity pool or that manages the operations of a commodity pool. A commodity pool operator must register under the Commodity Exchange Act.

      Cross rate.   The trading of one foreign currency against another foreign currency.

      Daily price fluctuation limit.   The maximum permitted fluctuation imposed by commodity exchanges in the price of a commodity futures contract for a given commodity that can occur on an exchange on a given day in relation to the previous day’s settlement price, which maximum permitted fluctuation is subject to change from time to time by the exchange. These limits generally are not imposed on option contracts or outside the U.S.

      Delivery.   The process of satisfying a futures contract or a forward contract by transferring ownership of a specified quantity and grade of a commodity, product or instrument to the purchaser of the contract.

      Forward contract.   A cash market transaction in which the buyer and seller agree to the purchase and sale of a specific quantity of a commodity, product, instrument or currency for delivery at some future time under such terms and conditions as the two may agree upon.

      Fundamental analysis.   The analysis of fundamental market information such as supply and demand levels, weather, economic indicators and geopolitical events.

      Futures contract.   A contract providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity, product, instrument, or indices at a specified price and delivery point, or for cash settlement. A market participant can make a futures contract to buy or sell the underlying commodity, product, instrument, or index. The contractual obligations may be satisfied either by taking or making, as the case may be, physical delivery of the commodity, product, instrument, or index or by making an offsetting sale or purchase of an equivalent but opposite futures contract on the same, or a mutually offsetting, exchange prior to the designated date of delivery.

      Long contract or long position.   A contract to accept delivery (i.e., to buy) a specified amount of a commodity, product, instrument, or index at a future date at a specified price.

      Margin.   A good faith deposit with a broker to assure fulfillment of a purchase or sale of a futures, forward or options contract. Margins on these contracts do not usually involve the payment of interest.

      Margin call.   A demand for additional funds after the initial good faith deposit required to maintain a customer’s account in compliance with the requirements of a particular commodity exchange or of a commodity broker.

      Non-Series Exchange.   The use of proceeds from the redemption of interests from another commodity pool for which Demeter acts as general partner and commodity pool operator to acquire units in one or more of the Charter Series partnerships.

      Open position.   A contractual commitment arising under a long contract or a short contract that has not been extinguished by an offsetting trade or by delivery.

      Option on a futures contract.   A contract that gives the purchaser of the option, in exchange for a one-time payment known as premium, the right, but not the obligation, to buy or sell a futures contract at a specified price within a specified period of time. The seller of an option on a futures contract receives the premium payment and has the obligation to buy or sell the futures contract, if the option is exercised, at the specified price within the specified period of time.

      Parameters.   A value that can be freely assigned in a trading system in order to vary the timing of signals.

      Short contract or short position.   A contract to make delivery of (sell) a specified amount of a commodity, product, instrument or index at a future date at a specified price.

      Speculative position limit.   The maximum number of speculative futures or option contracts in any one commodity (on one exchange), imposed by the CFTC or a U.S. commodity exchange, that can be held or controlled at one time by one person or a group of persons acting together. These limits generally are not imposed for trading on markets or exchanges outside the U.S.

      Support.   A previous low. A price level under the market where buying interest is sufficiently strong to overcome selling pressure.

      Trading advisor.   Any person or entity that provides advice as to the purchase or sale of futures or options contracts. A commodity trading advisor must register under the Commodity Exchange Act.

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Limited Partners and the General Partner of
   Morgan Stanley Charter Campbell L.P.
   Morgan Stanley Charter Aspect L.P. (formerly Morgan Stanley Charter MSFCM L.P.)
   Morgan Stanley Charter Graham L.P.
   Morgan Stanley Charter WCM L.P. (formerly Morgan Stanley Charter Millburn L.P.)

We have audited the accompanying statements of financial condition of Morgan Stanley Charter Campbell L.P., Morgan Stanley Charter Aspect L.P. (formerly Morgan Stanley Charter MSFCM L.P.), Morgan Stanley Charter Graham L.P., and Morgan Stanley Charter WCM L.P. (formerly Morgan Stanley Charter Millburn L.P.) (collectively, the “Partnerships”), including the schedules of investments, as of December 31, 2006 and 2005, and the related statements of operations, changes in partners’ capital, and cash flows for each of the three years in the period ended December 31, 2006. These financial statements are the responsibility of the Partnerships’ management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Morgan Stanley Charter Campbell L.P., Morgan Stanley Charter Aspect L.P. (formerly Morgan Stanley Charter MSFCM L.P.), Morgan Stanley Charter Graham L.P., and Morgan Stanley Charter WCM L.P. (formerly Morgan Stanley Charter Millburn L.P.) at December 31, 2006 and 2005, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1, in 2006 and 2005, the Partnerships modified their classification of cash within the statements of cash flows.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of the Partnerships’ internal control over financial reporting as of December 31, 2006, based on the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report (not presented herein) dated February 28, 2007 expressed an unqualified opinion on management’s assessment of the effectiveness of the Partnerships’ internal control over financial reporting and an unqualified opinion on the effectiveness of the Partnerships’ internal control over financial reporting.

New York, New York
February 28, 2007

MORGAN STANLEY CHARTER CAMPBELL L.P.

STATEMENTS OF FINANCIAL CONDITION

	December 31,
	2006	2005
	$	$
ASSETS
Equity in futures interests trading accounts:
Unrestricted cash	355,636,882	360,451,084
Restricted cash	37,612,693	38,241,731

Total Cash	393,249,575	398,692,815

Net unrealized gain (loss) on open contracts (MS&Co.)	23,915,253	(13,123,062)
Net unrealized gain (loss) on open contracts (MSIL)	(205,700)	172,596

Total net unrealized gain (loss) on open contracts	23,709,553	(12,950,466)
Net option premiums	125,257	—

Total Trading Equity	417,084,385	385,742,349
Subscriptions receivable	—	13,754,739
Interest receivable (Morgan Stanley DW)	1,680,668	1,136,822

Total Assets	418,765,053	400,633,910

LIABILITIES AND PARTNERS’ CAPITAL
LIABILITIES
Redemptions payable	8,950,399	4,715,179
Accrued brokerage fees (Morgan Stanley DW)	1,930,134	1,979,943
Accrued management fees	852,475	874,475

Total Liabilities	11,733,008	7,569,597

PARTNERS’ CAPITAL
Limited Partners (30,763,739.696 and 30,609,700.729 Units, respectively)	402,578,194	388,854,021
General Partner (340,349.055 and 331,424.599 Units, respectively)	4,453,851	4,210,292

Total Partners’ Capital	407,032,045	393,064,313

Total Liabilities and Partners’ Capital	418,765,053	400,633,910

NET ASSET VALUE PER UNIT	13.09	12.70

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER ASPECT L.P.

STATEMENTS OF FINANCIAL CONDITION

	December 31,
	2006	2005
	$	$
ASSETS
Equity in futures interests trading accounts:
Unrestricted cash	109,366,402	132,225,920
Restricted cash	13,269,522	9,763,163

Total Cash	122,635,924	141,989,083

Net unrealized gain on open contracts (MS&Co.)	5,039,041	2,962,664
Net unrealized gain (loss) on open contracts (MSIL)	(240,275)	4,458,024

Total net unrealized gain on open contracts	4,798,766	7,420,688

Total Trading Equity	127,434,690	149,409,771
Subscriptions receivable	2,103,254	1,025,580
Interest receivable (Morgan Stanley DW)	484,328	486,775

Total Assets	130,022,272	150,922,126

LIABILITIES AND PARTNERS’ CAPITAL
LIABILITIES
Redemptions payable	4,093,636	5,017,050
Incentive fee payable	1,017,989	—
Accrued brokerage fees (Morgan Stanley DW)	607,673	764,078
Accrued management fees	202,558	254,693

Total Liabilities	5,921,856	6,035,821

PARTNERS’ CAPITAL
Limited Partners (7,064,097.616 and 9,108,599.482 Units, respectively)	122,749,550	143,289,197
General Partner (77,740.841 and 101,524.841 Units, respectively)	1,350,866	1,597,108

Total Partners’ Capital	124,100,416	144,886,305

Total Liabilities and Partners’ Capital	130,022,272	150,922,126

NET ASSET VALUE PER UNIT	17.38	15.73

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER GRAHAM L.P.

STATEMENTS OF FINANCIAL CONDITION

	December 31,
	2006	2005
	$	$
ASSETS
Equity in futures interests trading accounts:
Unrestricted cash	362,441,363	396,726,923
Restricted cash	54,560,197	29,685,072

Total Cash	417,001,560	426,411,995

Net unrealized gain (loss) on open contracts (MS&Co.)	12,852,858	(1,496,739)
Net unrealized gain (loss) on open contracts (MSIL)	(314,794)	4,355,496

Total net unrealized gain on open contracts	12,538,064	2,858,757

Total Trading Equity	429,539,624	429,270,752
Subscriptions receivable	3,317,475	8,958,985
Interest receivable (Morgan Stanley DW)	1,824,393	1,331,130

Total Assets	434,681,492	439,560,867

LIABILITIES AND PARTNERS’ CAPITAL
LIABILITIES
Redemptions payable	11,873,932	15,313,368
Accrued brokerage fees (Morgan Stanley DW)	2,123,827	2,194,515
Accrued management fees	707,942	731,505

Total Liabilities	14,705,701	18,239,388

PARTNERS’ CAPITAL
Limited Partners (21,346,676.377 and 22,414,234.236 Units, respectively)	415,478,418	416,811,790
General Partner (231,068.501 and 242,510.501 Units, respectively).	4,497,373	4,509,689

Total Partners’ Capital	419,975,791	421,321,479

Total Liabilities and Partners’ Capital	434,681,492	439,560,867

NET ASSET VALUE PER UNIT	19.46	18.60

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER WCM L.P.

STATEMENTS OF FINANCIAL CONDITION

	December 31,
	2006	2005
	$	$
ASSETS
Equity in futures interests trading accounts:
Unrestricted cash	35,032,684	40,758,493
Restricted cash	6,797,768	6,129,461

Total Cash	41,830,452	46,887,954

Net unrealized gain on open contracts (MS&Co.)	1,298,984	326,059
Net unrealized gain (loss) on open contracts (MSIL)	(204,195)	59,761

Total net unrealized gain on open contracts	1,094,789	385,820

Total Trading Equity	42,925,241	47,273,774
Subscriptions receivable	3,743,732	268,850
Interest receivable (Morgan Stanley DW)	171,558	137,932

Total Assets	46,840,531	47,680,556

LIABILITIES AND PARTNERS’ CAPITAL
LIABILITIES
Redemptions payable	2,204,674	1,234,240
Accrued brokerage fees (Morgan Stanley DW)	212,164	236,081
Accrued management fees	70,721	78,694
Accrued incentive fee payable	41,912	—

Total Liabilities	2,529,471	1,549,015

PARTNERS’ CAPITAL
Limited Partners (4,294,874.399 and 4,363,058.843 Units, respectively)	43,835,717	45,625,125
General Partner (46,572.535 and 48,427.701 Units, respectively)	475,343	506,416

Total Partners’ Capital	44,311,060	46,131,541

Total Liabilities and Partners’ Capital	46,840,531	47,680,556

NET ASSET VALUE PER UNIT	10.21	10.46

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER CAMPBELL L.P.

STATEMENT OF OPERATIONS

	For the Years Ended December 31,
	2006	2005	2004
	$	$	$
INVESTMENT INCOME
Interest income (Morgan Stanley DW)	19,614,906	9,391,904	2,467,486

EXPENSES
Brokerage fees (Morgan Stanley DW)	24,753,539	20,072,049	12,094,851
Management fees	10,932,810	8,702,588	5,128,216
Incentive fee	—	—	4,265,659

Total Expenses	35,686,349	28,774,637	21,488,726

NET INVESTMENT LOSS	(16,071,443)	(19,382,733)	(19,021,240)

TRADING RESULTS
Trading profit (loss):
Realized	(11,170,042)	63,703,297	28,264,123
Net change in unrealized	36,660,019	(11,953,244)	(6,209,755)

Total Trading Results	25,489,977	51,750,053	22,054,368

NET INCOME	9,418,534	32,367,320	3,033,128

Net Income Allocation:
Limited Partners	9,310,154	32,018,766	3,001,427
General Partner	108,380	348,554	31,701
Net Income Per Unit:
Limited Partners	0.39	1.12	0.44
General Partner	0.39	1.12	0.44

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER ASPECT L.P.

STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2006	2005	2004
	$	$	$
INVESTMENT INCOME
Interest income (Morgan Stanley DW)	6,351,353	5,375,673	2,427,231

EXPENSES
Brokerage fees (Morgan Stanley DW)	6,530,451	11,086,249	12,088,626
Management fees	2,176,817	3,612,872	3,868,362
Incentive fee	1,017,989	—	—

Total Expenses	9,725,257	14,699,121	15,956,988

NET INVESTMENT LOSS	(3,373,904)	(9,323,448)	(13,529,757)

TRADING RESULTS
Trading profit (loss):
Realized	20,452,188	(29,379,015)	(2,374,993)
Net change in unrealized	(2,621,922)	(5,603,030)	6,112,856

	17,830,266	(34,982,045)	3,737,863
Proceeds from Litigation Settlement	—	3,661	2,880

Total Trading Results	17,830,266	(34,978,384)	3,740,743

NET INCOME (LOSS)	14,456,362	(44,301,832)	(9,789,014)

Net Income (Loss) Allocation:
Limited Partners	14,299,103	(43,833,268)	(9,674,111)
General Partner	157,259	(468,564)	(114,903)
Net Income (Loss) Per Unit:
Limited Partners	1.65	(3.83)	(1.16)
General Partner	1.65	(3.83)	(1.16)

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER GRAHAM L.P.

STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2006	2005	2004
	$	$	$
INVESTMENT INCOME
Interest income (Morgan Stanley DW)	19,833,324	12,691,490	4,414,059

EXPENSES
Brokerage fees (Morgan Stanley DW)	25,529,062	26,821,717	22,233,723
Management fees	8,509,689	8,756,858	7,114,792
Incentive fee	—	—	5,135,381

Total Expenses	34,038,751	35,578,575	34,483,896

NET INVESTMENT LOSS	(14,205,427)	(22,887,085)	(30,069,837)

TRADING RESULTS
Trading profit (loss):
Realized	23,818,303	(57,942,853)	58,748,074
Net change in unrealized	9,679,307	2,618,843	(16,226,752)

Total Trading Results	33,497,610	(55,324,010)	42,521,322

NET INCOME (LOSS)	19,292,183	(78,211,095)	12,451,485

Net Income (Loss) Allocation:
Limited Partners	19,081,838	(77,357,066)	12,333,083
General Partner	210,345	(854,029)	118,402
Net Income (Loss) Per Unit:
Limited Partners	0.86	(3.56)	0.28
General Partner	0.86	(3.56)	0.28

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER WCM L.P.

STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2006	2005	2004
	$	$	$
INVESTMENT INCOME
Interest income (Morgan Stanley DW)	2,148,805	1,376,905	727,529

EXPENSES
Brokerage fees (Morgan Stanley DW)	2,296,027	3,215,858	3,804,604
Management fees	765,342	1,048,673	1,217,473
Incentive fee	41,912	—	—

Total Expenses	3,103,281	4,264,531	5,022,077

NET INVESTMENT LOSS	(954,476)	(2,887,626)	(4,294,548)

TRADING RESULTS
Trading profit (loss):
Realized	(731,319)	4,735,942	913,379
Net change in unrealized	708,969	(2,911,685)	(1,078,871)

Total Trading Results	(22,350)	1,824,257	(165,492)

NET LOSS	(976,826)	(1,063,369)	(4,460,040)

Net Loss Allocation:
Limited Partners	(966,683)	(1,059,720)	(4,419,596)
General Partner	(10,143)	(3,649)	(40,444)
Net Loss Per Unit:
Limited Partners	(0.25)	(0.06)	(0.59)
General Partner	(0.25)	(0.06)	(0.59)

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER SERIES
STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL

For the Years Ended December 31, 2006, 2005, and 2004

	Units of Partnership Interest	Limited Partners	General Partner	Total
		$	$	$
Morgan Stanley Charter Campbell L.P.
Partners’ Capital, December 31, 2003	9,989,868.793	110,098,161	1,230,037	111,328,198
Offering of Units	15,066,314.126	173,974,554	1,650,000	175,624,554
Net income	—	3,001,427	31,701	3,033,128
Redemptions	(1,268,894.870)	(14,485,166)	—	(14,485,166)

Partners’ Capital, December 31, 2004	23,787,288.049	272,588,976	2,911,738	275,500,714
Offering of Units	12,577,705.709	150,307,643	950,000	151,257,643
Net income	—	32,018,766	348,554	32,367,320
Redemptions	(5,423,868.430)	(66,061,364)	—	(66,061,364)

Partners’ Capital, December 31, 2005	30,941,125.328	388,854,021	4,210,292	393,064,313
Offering of Units	6,727,952.165	86,512,830	360,000	86,872,830
Net income	—	9,310,154	108,380	9,418,534
Redemptions	(6,564,988.742)	(82,098,811)	(224,821)	(82,323,632)

Partners’ Capital, December 31, 2006	31,104,088.751	402,578,194	4,453,851	407,032,045

For the Years Ended December 31, 2006, 2005, and 2004

	Units of Partnership Interest	Limited Partners	General Partner	Total
		$	$	$
Morgan Stanley Charter Aspect L.P.
Partners’ Capital, December 31, 2003	8,374,102.250	171,628,106	1,846,434	173,474,540
Offering of Units	4,820,781.793	91,495,743	710,000	92,205,743
Net loss	—	(9,674,111)	(114,903)	(9,789,014)
Redemptions	(1,659,259.354)	(30,209,585)	—	(30,209,585)

Partners’ Capital, December 31, 2004	11,535,624.689	223,240,153	2,441,531	225,681,684
Offering of Units	1,372,452.207	22,743,972	—	22,743,972
Net loss	—	(43,833,268)	(468,564)	(44,301,832)
Redemptions	(3,697,952.573)	(58,861,660)	(375,859)	(59,237,519)

Partners’ Capital, December 31, 2005	9,210,124.323	143,289,197	1,597,108	144,886,305
Offering of Units	863,480.025	14,587,304	—	14,587,304
Net income	—	14,299,103	157,259	14,456,362
Redemptions	(2,931,765.891)	(49,426,054)	(403,501)	(49,829,555)

Partners’ Capital, December 31, 2006	7,141,838.457	122,749,550	1,350,866	124,100,416

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER SERIES
STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL

For the Years Ended December 31, 2006, 2005, and 2004

	Units of Partnership Interest	Limited Partners	General Partner	Total
		$	$	$
Morgan Stanley Charter Graham L.P.
Partners’ Capital, December 31, 2003	12,370,561.267	267,851,230	2,858,562	270,709,792
Offering of Units	10,495,671.792	219,363,280	2,170,000	221,533,280
Net income	—	12,333,083	118,402	12,451,485
Redemptions	(1,368,456.859)	(28,256,679)	—	(28,256,679)

Partners’ Capital, December 31, 2004	21,497,776.200	471,290,914	5,146,964	476,437,878
Offering of Units	6,774,055.862	126,736,962	480,000	127,216,962
Net loss	—	(77,357,066)	(854,029)	(78,211,095)
Redemptions	(5,615,087.325)	(103,859,020)	(263,246)	(104,122,266)

Partners’ Capital, December 31, 2005	22,656,744.737	416,811,790	4,509,689	421,321,479
Offering of Units	4,357,310.697	84,188,382	—	84,188,382
Net income	—	19,081,838	210,345	19,292,183
Redemptions	(5,436,310.556)	(104,603,592)	(222,661)	(104,826,253)

Partners’ Capital, December 31, 2006	21,577,744.878	415,478,418	4,497,373	419,975,791

For the Years Ended December 31, 2006, 2005, and 2004

	Units of Partnership Interest	Limited Partners	General Partner	Total
		$	$	$
Morgan Stanley Charter WCM L.P.
Partners’ Capital, December 31, 2003	5,840,215.439	64,188,800	687,198	64,875,998
Offering of Units	2,031,792.936	21,322,002	60,000	21,382,002
Net loss	—	(4,419,596)	(40,444)	(4,460,040)
Redemptions	(2,111,461.350)	(21,209,420)	—	(21,209,420)

Partners’ Capital, December 31, 2004	5,760,547.025	59,881,786	706,754	60,588,540
Offering of Units	589,614.840	5,806,303	—	5,806,303
Net loss	—	(1,059,720)	(3,649)	(1,063,369)
Redemptions	(1,938,675.321)	(19,003,244)	(196,689)	(19,199,933)

Partners’ Capital, December 31, 2005	4,411,486.544	45,625,125	506,416	46,131,541
Offering of Units	1,273,546.608	13,270,384	50,000	13,320,384
Net loss	—	(966,683)	(10,143)	(976,826)
Redemptions	(1,343,586.218)	(14,093,109)	(70,930)	(14,164,039)

Partners’ Capital, December 31, 2006	4,341,446.934	43,835,717	475,343	44,311,060

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER CAMPBELL L.P.

STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2006	2005	2004
	$	$	$
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	9,418,534	32,367,320	3,033,128
Noncash item included in net income:
Net change in unrealized	(36,660,019)	11,953,244	6,209,755
(Increase) decrease in operating assets:
Restricted cash	629,038	(10,755,484)	(18,927,514)
Net option premiums	(125,257)	—	—
Interest receivable (Morgan Stanley DW)	(543,846)	(699,562)	(366,414)
Increase (decrease) in operating liabilities:
Accrued brokerage fees (Morgan Stanley DW)	(49,809)	607,474	864,031
Accrued management fees	(22,000)	292,549	366,349
Accrued incentive fee	—	—	(9,503)

Net cash provided by (used for) operating activities	(27,353,359)	33,765,541	(8,830,168)

CASH FLOWS FROM FINANCING ACTIVITIES
Cash received from offering of Units	100,627,569	151,835,689	171,067,686
Cash paid for redemptions of Units	(78,088,412)	(64,666,231)	(11,991,071)

Net cash provided by financing activities	22,539,157	87,169,458	159,076,615

Net increase (decrease) in unrestricted cash	(4,814,202)	120,934,999	150,246,447
Unrestricted cash at beginning of period	360,451,084	239,516,085	89,269,638

Unrestricted cash at end of period	355,636,882	360,451,084	239,516,085

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER ASPECT L.P.
STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2006	2005	2004
	$	$	$
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	14,456,362	(44,301,832)	(9,789,014)
Noncash item included in net income (loss):
Net change in unrealized	2,621,922	5,603,030	(6,112,856)
(Increase) decrease in operating assets:
Restricted cash	(3,506,359)	12,412,773	(5,457,466)
Interest receivable (Morgan Stanley DW)	2,447	(142,089)	(222,227)
Increase (decrease) in operating liabilities:
Accrued incentive fee	1,017,989	—	—
Accrued brokerage fees (Morgan Stanley DW)	(156,405)	(365,305)	288,773
Accrued management fees	(52,135)	(106,710)	92,407

Net cash provided by (used for) operating activities	14,383,821	(26,900,133)	(21,200,383)

CASH FLOWS FROM FINANCING ACTIVITIES
Cash received from offering of Units	13,509,630	26,817,698	95,673,242
Cash paid for redemptions of Units	(50,752,969)	(58,958,439)	(28,296,818)

Net cash provided by (used for) financing activities	(37,243,339)	(32,140,741)	67,376,424

Net increase (decrease) in unrestricted cash	(22,859,518)	(59,040,874)	46,176,041
Unrestricted cash at beginning of period	132,225,920	191,266,794	145,090,753

Unrestricted cash at end of period	109,366,402	132,225,920	191,266,794

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER GRAHAM L.P.

STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2006	2005	2004
	$	$	$
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	19,292,183	(78,211,095)	12,451,485
Noncash item included in net income (loss):
Net change in unrealized	(9,679,307)	(2,618,843)	16,226,752
(Increase) decrease in operating assets:
Restricted cash	(24,875,125)	58,163,783	(44,045,645)
Interest receivable (Morgan Stanley DW)	(493,263)	(552,167)	(582,869)
Increase (decrease) in operating liabilities:
Accrued brokerage fees (Morgan Stanley DW)	(70,688)	(141,612)	1,065,884
Accrued management fees	(23,563)	(16,055)	341,082

Net cash used for operating activities	(15,849,763)	(23,375,989)	(14,543,311)

CASH FLOWS FROM FINANCING ACTIVITIES
Cash received from offering of Units	89,829,892	133,523,099	220,274,157
Cash paid for redemptions of Units	(108,265,689)	(94,800,218)	(25,636,027)

Net cash provided by (used for) financing activities	(18,435,797)	38,722,881	194,638,130

Net increase (decrease) in unrestricted cash	(34,285,560)	15,346,892	180,094,819
Unrestricted cash at beginning of period	396,726,923	381,380,031	201,285,212

Unrestricted cash at end of period	362,441,363	396,726,923	381,380,031

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER WCM L.P.

STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2006	2005	2004
	$	$	$
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	(976,826)	(1,063,369)	(4,460,040)
Noncash item included in net loss:
Net change in unrealized	(708,969)	2,911,685	1,078,871
(Increase) decrease in operating assets:
Restricted cash	(668,307)	(1,016,681)	1,879,904
Interest receivable (Morgan Stanley DW)	(33,626)	(45,889)	(46,444)
Increase (decrease) in operating liabilities:
Accrued brokerage fees (Morgan Stanley DW)	(23,917)	(79,350)	(3,746)
Accrued management fees	(7,973)	(22,244)	(1,199)
Accrued incentive fee	41,912	—	—

Net cash provided by (used for) operating activities	(2,377,706)	684,152	(1,552,654)

CASH FLOWS FROM FINANCING ACTIVITIES
Cash received from offering of Units	9,845,502	6,637,841	23,001,426
Cash paid for redemptions of Units	(13,193,605)	(19,655,621)	(21,120,813)

Net cash provided by (used for) financing activities	(3,348,103)	(13,017,780)	1,880,613

Net increase (decrease) in unrestricted cash	(5,725,809)	(12,333,628)	327,959
Unrestricted cash at beginning of period	40,758,493	53,092,121	52,764,162

Unrestricted cash at end of period	35,032,684	40,758,493	53,092,121

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER CAMPBELL L.P.

SCHEDULES OF INVESTMENTS

Partnership Net Assets at December 31, 2006: $407,032,045

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	(3,998,724)	(0.98)	(154,300)	(0.04)	(4,153,024)
Equity	4,657,094	1.14	—	—	4,657,094
Foreign currency	(2,899,408)	(0.71)	16,812,492	4.13	13,913,084
Interest rate	(429,351)	(0.11)	10,622,441	2.61	10,193,090

Grand Total:	(2,670,389)	(0.66)	27,280,633	6.70	24,610,244

Unrealized Currency Loss					(900,691)

Total Net Unrealized Gain per Statement of Financial Condition					23,709,553

Partnership Net Assets at December 31, 2005: $393,064,313

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	(3,105,740)	(0.79)	—	—	(3,105,740)
Equity	(222,463)	(0.06)	(84,893)	(0.02)	(307,356)
Foreign currency	(6,119,861)	(1.56)	(4,804,870)	(1.22)	(10,924,731)
Interest rate	106,175	0.03	2,415,862	0.61	2,522,037

Grand Total:	(9,341,889)	(2.38)	(2,473,901)	(0.63)	(11,815,790)

Unrealized Currency Loss					(1,134,676)

Total Net Unrealized Loss per Statement of Financial Condition					(12,950,466)

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER ASPECT L.P.

SCHEDULES OF INVESTMENTS

Partnership Net Assets at December 31, 2006: $124,100,416

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	(387,481)	(0.31)	1,895,345	1.53	1,507,864
Equity	695,962	0.56	—	—	695,962
Foreign currency	1,204,942	0.97	597,818	0.48	1,802,760
Interest rate	(137,111)	(0.11)	922,709	0.74	785,598

Grand Total:	1,376,312	1.11	3,415,872	2.75	4,792,184

Unrealized Currency Gain					6,582

Total Net Unrealized Gain per Statement of Financial Condition					4,798,766

Partnership Net Assets at December 31, 2005: $144,886,305

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	4,260,768	2.94	(292,043)	(0.20)	3,968,725
Equity	1,100,792	0.76	—	—	1,100,792
Foreign currency	2,914,320	2.01	332,578	0.23	3,246,898
Interest rate	(147,334)	(0.10)	(7,256)	(0.01)	(154,590)

Grand Total:	8,128,546	5.61	33,279	0.02	8,161,825

Unrealized Currency Loss					(741,137)

Total Net Unrealized Gain per Statement of Financial Condition					7,420,688

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER GRAHAM L.P.

SCHEDULES OF INVESTMENTS

Partnership Net Assets at December 31, 2006: $419,975,791

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	79,650	0.02	680,903	0.16	760,553
Equity	3,642,736	0.87	—	—	3,642,736
Foreign currency	5,610,658	1.34	642,240	0.15	6,252,898
Interest rate	(3,101,026)	(0.75)	4,738,934	1.13	1,637,908

Grand Total:	6,232,018	1.48	6,062,077	1.44	12,294,095

Unrealized Currency Gain					243,969

Total Net Unrealized Gain per Statement of Financial Condition					12,538,064

Partnership Net Assets at December 31, 2005: $421,321,479

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	5,608,515	1.33	(1,541,659)	(0.37)	4,066,856
Equity	1,298,208	0.31	63,750	0.02	1,361,958
Foreign currency	(1,529,914)	(0.36)	3,258,728	0.77	1,728,814
Interest rate	292,861	0.07	(715,950)	(0.17)	(423,089)

Grand Total:	5,669,670	1.35	1,064,869	0.25	6,734,539

Unrealized Currency Loss					(3,875,782)

Total Net Unrealized Gain per Statement of Financial Condition					2,858,757

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER WCM L.P.

SCHEDULES OF INVESTMENTS

Partnership Net Assets at December 31, 2006: $44,311,060

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	(296,275)	(0.67)	410,666	0.93	114,391
Equity	737,505	1.66	—	—	737,505
Foreign currency	65,403	0.15	531,873	1.20	597,276
Interest rate	(583,619)	(1.31)	227,255	0.51	(356,364)

Grand Total:	(76,986)	(0.17)	1,169,794	2.64	1,092,808

Unrealized Currency Gain					1,981

Total Net Unrealized Gain per Statement of Financial Condition					1,094,789

Partnership Net Assets at December 31, 2005: $46,131,541

Futures and Forward Contracts:	Long Unrealized Gain/(Loss)	Percentage of Net Assets	Short Unrealized Gain/(Loss)	Percentage of Net Assets	Net Unrealized Gain/(Loss)
	$	%	$	%	$
Commodity	971,789	2.11	(217,221)	(0.47)	754,568
Equity	272,504	0.59	—	—	272,504
Foreign currency	(1,330,719)	(2.88)	(267,908)	(0.58)	(1,598,627)
Interest rate	102,950	0.22	202,282	0.44	305,232

Grand Total:	16,524	0.04	(282,847)	(0.61)	(266,323)

Unrealized Currency Gain					652,143

Total Net Unrealized Gain per Statement of Financial Condition					385,820

The accompanying notes are an integral part of these financial statements.

MORGAN STANLEY CHARTER SERIES

NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization — Morgan Stanley Charter Campbell L.P. (“Charter Campbell”), Morgan Stanley Charter Aspect L.P. (“Charter Aspect”) (formerly Morgan Stanley Charter MSFCM L.P.), Morgan Stanley Charter Graham L.P. (“Charter Graham”), and Morgan Stanley Charter WCM L.P. (“Charter WCM”) (formerly Morgan Stanley Charter Millburn L.P.) (individually, a “Partnership”, or collectively, the “Partnerships”) are limited partnerships organized to engage primarily in the speculative trading of futures contracts, options on futures and forward contracts, and forward contracts on physical commodities and other commodity interests, including, but not limited to, foreign currencies, financial instruments, metals, energy, and agricultural products (collectively, “Futures Interests”).

The general partner for each Partnership is Demeter Management Corporation (“Demeter”). The non-clearing commodity broker is Morgan Stanley DW Inc. (“Morgan Stanley DW”). The clearing commodity brokers are Morgan Stanley & Co. Incorporated (“MS&Co.”) and Morgan Stanley & Co. International Limited (“MSIL”). MS&Co. acts as the counterparty on all of the foreign currency forward contracts for each Partnership. In 2007, Morgan Stanley intends to merge Morgan Stanley DW into MS&Co. Upon completion of the merger, the surviving entity, MS&Co. will be the Partnerships’ principal U.S. commodity broker-dealer. Effective January 2006, for Charter Campbell, Morgan Stanley Capital Group Inc. (“MSCG”) acts as the counterparty on all of the options on foreign currency forward contracts.

Prior to September 15, 2006, the trading advisor for Charter MSFCM L.P. was VK Capital Inc. (“VK Capital”). Demeter, Morgan Stanley DW, MS&Co,. MSIL, MSCG, and VK Capital are wholly-owned subsidiaries of Morgan Stanley.

Effective September 15, 2006, Demeter terminated the management agreement between Charter MSFCM and VK Capital. Consequently, VK Capital has ceased all futures interests trading on behalf of Charter MSFCM as of September 15, 2006.

Also, effective September 30, 2006, Demeter terminated the management agreement between Charter Millburn and Millburn Ridgefield Corporation (“Millburn”). Consequently, Millburn ceased all futures interests trading on behalf of Charter Millburn as of September 30, 2006.

Effective October 16, 2006, Demeter entered into a management agreement with Aspect Capital Limited (“Aspect”) to serve as the sole trading advisor to Charter Aspect effective December 1, 2006.

Effective October 13, 2006, Demeter entered into a management agreement with Winton Capital Management Limited (“Winton”) to serve as the sole trading advisor to Charter WCM effective December 1, 2006.

For the period from September 15, 2006 to December 1, 2006 for Charter Aspect and the period from September 30, 2006 to December 1, 2006 for Charter WCM, all of Charter Aspect’s assets and Charter WCM’s assets were paid interest at the rate specified in the then-current Charter Series prospectus, with a limited partner’s share of interest credited to its Units. No management, brokerage, or incentive fees were charged during this interim period, given the absence of futures interests trading by Charter Aspect and Charter WCM.

Demeter is required to maintain a 1% minimum interest in the equity of each Partnership and income (losses) are shared by Demeter and the limited partners based on their proportional ownership interests.

Use of Estimates — The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, which require management to make

MORGAN STANLEY CHARTER SERIES

NOTES TO FINANCIAL STATEMENTS—(Continued)

estimates and assumptions that affect the reported amounts in the financial statements and related disclosures. Management believes that the estimates utilized in the preparation of the financial statements are prudent and reasonable. Actual results could differ from those estimates.

Revenue Recognition — Futures Interests are open commitments until settlement date, at which time they are realized. They are valued at market on a daily basis and the resulting net change in unrealized gains and losses is reflected in the change in unrealized trading profit (loss) on open contracts from one period to the next on the Statement of Operations. Monthly, Morgan Stanley DW credits each Partnership with interest income on 100% of its average daily funds held at Morgan Stanley DW. In addition, Morgan Stanley DW credits each Partnership with 100% of the interest income Morgan Stanley DW receives from MS&Co. and MSIL with respect to such Partnership’s assets deposited as margin. The interest rates used are equal to that earned by Morgan Stanley DW on its U.S. Treasury bill investments. For purposes of such interest payments, Net Assets do not include monies owed to the Partnerships on forward contracts and other Futures Interests.

      The Partnerships’ functional currency is the U.S. dollar; however, they transact business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the date of the Statements of Financial Condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in income currently.

Net Income (Loss) per Unit — Net income (loss) per unit of limited partnership interest (“Unit(s)”) is computed using the weighted average number of Units outstanding during the period.

New Accounting Developments. In July 2006, the Financial Accounting Standards Board (“FASB”) issued interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement 109” (“FIN 48”). FIN 48 clarifies the accounting for income taxes by prescribing the minimum recognition threshold a tax position must meet before being recognized in the financial statements. FIN 48 is effective for fiscal years beginning after December 15, 2006. The impact to the Partnerships’ Financial Statements, if any, is currently being assessed.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. SFAS No. 157 is effective for the Partnerships as of January 1, 2008. The impact to the Partnerships’ Financial Statements, if any, is currently being assessed.

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (“SAB No. 108”) to provide guidance on how the effects of the carryover or reversal of prior year unrecorded misstatements should be considered in quantifying a current year misstatement. SAB No. 108 requires a company to apply an approach that considers the amount by which the current year income statement is misstated (“rollover approach”) and an approach that considers the cumulative amount by which the current year balance sheet is misstated (“iron-curtain approach”). Prior to the issuance of SAB No. 108, many companies applied either the rollover or iron-curtain approach for purposes of assessing materiality of misstatements. SAB No. 108 is effective for the Partnerships as of January 1, 2007. Upon adoption, SAB No. 108 allows a one-time cumulative effect adjustment against Partners’ Capital for those prior year misstatements that were not material under the Partnership’s prior approach, but that are deemed material under the SAB No. 108 approach. Demeter does not expect the adoption of SAB No. 108 to have a material impact on the Partnerships’ Financial Statements.

MORGAN STANLEY CHARTER SERIES

NOTES TO FINANCIAL STATEMENTS—(Continued)

Equity in Futures Interests Trading Accounts — The Partnerships’ asset “Equity in futures interests trading accounts,” reflected on the Statements of Financial Condition, consists of (A) cash on deposit with Morgan Stanley DW, MS&Co., and MSIL to be used as margin for trading (B) net unrealized gains or losses on open contracts, which are valued at market and calculated as the difference between original contract value and market value; and (C) net option premiums, which represent the net of all monies paid and/or received for such option premiums.

The Partnerships, in their normal course of business, enter into various contracts with MS&Co. and MSIL acting as their commodity brokers. Pursuant to brokerage agreements with MS&Co. and MSIL, to the extent that such trading results in unrealized gains or losses, these amounts are offset and reported on a net basis on the Partnerships’ Statements of Financial Condition.

The Partnerships have offset the fair value amounts recognized for forward contracts executed with the same counterparty as allowable under the terms of their master netting agreements with MS&Co., the sole counterparty on such contracts. The Partnerships have consistently applied their right to offset.

Brokerage and Related Transaction Fees and Costs — Each Partnership currently pays a flat-rate monthly brokerage fee of 1/12 of 6.00% of the Partnership’s Net Assets as of the first day of each month (a 6.00% annual rate). Such fees currently cover all brokerage fees, transaction fees and costs, and ordinary administrative and offering expenses.

Subsequent to September 15, 2006 for Charter Aspect and subsequent to September 30, 2006 for Charter WCM, no brokerage fees were paid until December 1, 2006, given the absence of futures interests trading.

From August 1, 2002 to June 30, 2005, each Partnership paid a flat-rate monthly brokerage fee of 1/12 of 6.25% of the Partnership’s Net Assets as of the first day of each month (a 6.25% annual rate).

Operating Expenses — The Partnerships incur monthly management fees and may incur an incentive fee. All common administrative and continuing offering expenses including legal, auditing, accounting, filing fees, and other related expenses are borne by Morgan Stanley DW through the brokerage fees paid by the Partnerships.

Continuing Offering — Units of each Partnership except Charter Campbell are offered at a price equal to 100% of the Net Asset Value per Unit at monthly closings held as of the last day of each month. Effective September 30, 2006, Subscriptions for Units of Charter Aspect and Charter WCM were not accepted until November 30, 2006 month-end closing when Aspect and Winton commenced trading. No selling commissions or charges related to the continuing offering of Units are paid by the limited partners or the Partnerships. Morgan Stanley DW pays all such costs.

Effective May 1, 2006, Charter Campbell no longer accepts any subscriptions for Units in the Partnership.

Redemptions — Limited partners may redeem some or all of their Units at 100% of the Net Asset Value per Unit as of the end of the last day of any month that is at least six months after the closing at which a person first becomes a limited partner. The Request for Redemption must be delivered to a limited partner’s local Morgan Stanley Branch Office in time for it to be forwarded and received by Demeter no later than 3:00 p.m., New York City time, on the last day of the month in which the redemption is to be effective. Redemptions must be made in whole Units, with a minimum of 100 Units required for each redemption, unless a limited partner is redeeming his entire interest in a particular Partnership.

MORGAN STANLEY CHARTER SERIES

NOTES TO FINANCIAL STATEMENTS—(Continued)

Units redeemed on or prior to the last day of the twelfth month from the date of purchase will be subject to a redemption charge equal to 2% of the Net Asset Value of a Unit on the Redemption Date. Units redeemed after the last day of the twelfth month and on or prior to the last day of the twenty-fourth month from the date of purchase will be subject to a redemption charge equal to 1% of the Net Asset Value of a Unit on the Redemption Date. Units redeemed after the last day of the twenty-fourth month from the date of purchase will not be subject to a redemption charge. The foregoing redemption charges are paid to Morgan Stanley DW.

Exchanges — On the last day of the first month which occurs more than six months after a person first becomes a limited partner in each Partnership, and at the end of each month thereafter, limited partners may exchange their Units among Charter Aspect, Charter Graham, and Charter WCM (subject to certain restrictions outlined in the Limited Partnership Agreements) without paying additional charges.

Effective September 30, 2006, Charter Aspect and Charter WCM did not accept any exchanges of Units from any other Charter Series of Funds until the November 30, 2006 month-end closing when Aspect and Winton commenced trading.

Effective May 1, 2006, Charter Campbell no longer accepts any exchanges of Units from any other Charter Series Fund for Units of Charter Campbell.

Distributions — Distributions, other than redemptions of Units, are made on a pro-rata basis at the sole discretion of Demeter. No distributions have been made to date. Demeter does not intend to make any distributions of the Partnerships’ profits.

Income Taxes — No provision for income taxes has been made in the accompanying financial statements, as partners are individually responsible for reporting income or loss based upon their respective share of each Partnership’s revenues and expenses for income tax purposes.

Dissolution of the Partnerships — Charter Aspect will terminate on December 31, 2025 and Charter Campbell, Charter Graham, and Charter WCM will terminate on December 31, 2035 or at an earlier date if certain conditions occur as defined in each Partnership’s Limited Partnership Agreement.

Litigation Settlement — Charter Aspect received notification of a preliminary entitlement to payment from the Sumitomo Copper Litigation Settlement Administrator, and Charter Aspect received settlement award payments in the amount of $2,880 during July 2004 and $3,661 during November 2005. Any amounts received are accounted for in the period received, for the benefit of the limited partners at the date of receipt.

Reclassifications — Certain prior year amounts relating to cash balances were reclassified on the Statements of Cash Flows to conform to 2006 and 2005 presentation. Such reclassifications have no impact on the Partnerships’ reported net income (loss).

2. RELATED PARTY TRANSACTIONS

Each Partnership pays brokerage fees to Morgan Stanley DW as described in Note 1. Each Partnership’s cash is on deposit with Morgan Stanley DW, MS&Co., and MSIL in futures interests trading accounts to meet margin requirements as needed. Morgan Stanley DW pays interest on these funds as described in Note 1.

MORGAN STANLEY CHARTER SERIES

NOTES TO FINANCIAL STATEMENTS—(Continued)

3. TRADING ADVISORS

Demeter, on behalf of each Partnership, retains certain commodity trading advisors to make all trading decision for the Partnerships. The trading advisors for each Partnership at December 31, 2006 were as follows:

Morgan Stanley Charter Campbell L.P.
   Campbell & Company, Inc.

Morgan Stanley Charter Aspect L.P.
   Aspect Capital Limited,
      effective December 1, 2006

Morgan Stanley Charter Graham L.P.
   Graham Capital Management, L.P.

Morgan Stanley Charter WCM L.P.
   Winton Capital Management Limited,
      effective December 1, 2006

Compensation to the trading advisors by the Partnerships consists of a management fee and an incentive fee as follows:

Management Fee — Charter Aspect, Charter Graham, and Charter WCM each pay its trading advisor a flat-rate monthly fee equal to 1/12 of 2% (a 2% annual rate) of the Partnership’s Net Assets under management by each trading advisor as of the first day of each month.

Effective as of September 15, 2006 for Charter Aspect and September 30, 2006 for Charter WCM, no management fees were paid until December 1, 2006 when Aspect and Winton commenced trading.

Charter Campbell pays its trading advisor a flat-rate monthly fee equal to 1/12 of 2.65% (a 2.65% annual rate) of the Partnership’s Net Assets under management as of the first day of each month.

Incentive Fee — Each Partnership’s incentive fee is equal to 20% of trading profits, paid on a monthly basis.

Effective as of September 15, 2006 for Charter Aspect and September 30, 2006 for Charter WCM, no incentive fees were paid until December 1, 2006 when Aspect and Winton commenced trading.

Trading profits represent the amount by which profits from futures, forwards, and options trading exceed losses after brokerage and management fees are deducted. When a trading advisor experiences losses with respect to Net Assets as of the end of a calendar month, the trading advisor must recover such losses before that trading advisor is eligible for an incentive fee in the future.

Charter Aspect and Charter WCM will pay incentive fees to Aspect and Winton, respectively, based upon the performance of each trading advisor beginning December 1, 2006 without regard to any losses incurred by the prior trading advisor(s).

4. FINANCIAL INSTRUMENTS

The Partnerships trade Futures Interests. Futures and forwards represent contracts for delayed delivery of an instrument at a specified date and price. Risk arises from changes in the value of these contracts and the potential inability of counterparties to perform under the terms of the contracts. There are numerous factors which may significantly influence the market value of these contracts, including interest rate volatility.

MORGAN STANLEY CHARTER SERIES

NOTES TO FINANCIAL STATEMENTS—(Continued)

The market value of exchange-traded contracts is based on the settlement price quoted by the exchange on the day with respect to which market value is being determined. If an exchange-traded contract could not have been liquidated on such day due to the operation of daily limits or other rules of the exchange, the settlement price shall be the settlement price on the first subsequent day on which the contract could be liquidated. The market value of off-exchange-traded contracts is based on the fair market value quoted by the counterparty.

The Partnerships’ contracts are accounted for on a trade-date basis and marked to market on a daily basis. Each Partnership accounts for its derivative investments in accordance with the provisions of Statement of Financial Accounting Standard No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS No. 133”). SFAS No. 133 defines a derivative as a financial instrument or other contract that has all three of the following characteristics:

(1) One or more underlying notional amounts or payment provisions;

(2) Requires no initial net investment or a smaller initial net investment than would be required relative to changes in market factors;

(3) Terms require or permit net settlement.

Generally, derivatives include futures, forward, swaps or options contracts, or other financial instruments with similar characteristics such as caps, floors, and collars.

The net unrealized gains (losses) on open contracts at December 31, reported as a component of “Equity in futures interests trading accounts” on the Statements of Financial Condition, and their longest contract maturities were as follows:

Charter Campbell

	Net Unrealized Gains/ (Losses) on Open Contracts			Longest Maturities
Year	Exchange- Traded	Off- Exchange- Traded	Total	Exchange- Traded	Off- Exchange- Traded
	$	$	$
2006	9,796,471	13,913,082	23,709,553	Sep. 2007	Mar. 2007
2005	(2,025,735)	(10,924,731)	(12,950,466)	Sep. 2006	Mar. 2006

Charter Aspect

	Net Unrealized Gains on Open Contracts			Longest Maturities
Year	Exchange- Traded	Off- Exchange- Traded	Total	Exchange- Traded	Off- Exchange- Traded
	$	$	$
2006	2,996,006	1,802,760	4,798,766	Mar. 2008	Jan. 2007
2005	4,575,616	2,845,072	7,420,688	Sep. 2006	Mar. 2006

Charter Graham

	Net Unrealized Gains on Open Contracts			Longest Maturities
Year	Exchange- Traded	Off- Exchange- Traded	Total	Exchange- Traded	Off- Exchange- Traded
	$	$	$
2006	5,466,119	7,071,945	12,538,064	Jun. 2008	Mar. 2007
2005	786,903	2,071,854	2,858,757	Jun. 2007	Mar. 2006

MORGAN STANLEY CHARTER SERIES

NOTES TO FINANCIAL STATEMENTS—(Continued)

Charter WCM

	Net Unrealized Gains/ (Losses) on Open Contracts			Longest Maturities
Year	Exchange- Traded	Off- Exchange- Traded	Total	Exchange- Traded	Off- Exchange- Traded
	$	$	$
2006	1,094,789	—	1,094,789	Jun. 2008	—
2005	1,984,446	(1,598,626)	385,820	Oct. 2006	Mar. 2006

The Partnerships have credit risk associated with counterparty nonperformance. As of the date of the financial statements, the credit risk associated with the instruments in which the Partnerships trade is limited to the amounts reflected in the Partnerships’ Statements of Financial Condition.

The Partnerships also have credit risk because Morgan Stanley DW, MS&Co., MSIL and/or MSCG, act as the futures commission merchants or the counterparties, with respect to most of the Partnerships’ assets. Exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts are marked to market on a daily basis, with variations in value settled on a daily basis. Morgan Stanley DW, MS&Co., and MSIL, each as a futures commission merchant for each Partnership’s exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts, are required, pursuant to regulations of the Commodity Futures Trading Commission, to segregate from their own assets, and for the sole benefit of their commodity customers, all funds held by them with respect to exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts, including an amount equal to the net unrealized gains (losses) on all open exchange-traded futures, exchange-traded forward, and exchange-traded futures-styled options contracts, which funds, in the aggregate, totaled $403,046,046 and $396,667,080 for Charter Campbell, $125,631,930 and $146,564,699 for Charter Aspect, $422,467,679 and $427,198,898 for Charter Graham, and $42,925,241 and $48,872,400 for Charter WCM at December 31, 2006 and 2005, respectively. With respect to each Partnership’s off-exchange-traded forward currency contracts and forward currency options contracts, there are no daily settlements of variation in value, nor is there any requirement that an amount equal to the net unrealized gains (losses) on such contracts be segregated. However, each Partnership is required to meet margin requirements equal to the net unrealized loss on open forward currency contracts in the Partnership accounts with the counterparty, which is accomplished by daily maintenance of the cash balance in a custody account held at Morgan Stanley DW for the benefit of MS&Co. With respect to those off-exchange-traded forward currency contracts, the Partnerships are at risk to the ability of MS&Co., the sole counterparty on all such contracts, to perform. With respect to those off-exchange-traded forward currency option contracts, the Partnerships are at risk to the ability of MSCG, the sole counterparty on all such contracts, to perform. Each Partnership has a netting agreement with the counterparties. These agreements, which seek to reduce both the Partnerships’ and the counterparties’ exposure on off- exchange-traded forward currency contracts, should materially decrease the Partnerships’ credit risk in the event of MS&Co.’s or MSCG’s bankruptcy or insolvency.

MORGAN STANLEY CHARTER SERIES

NOTES TO FINANCIAL STATEMENTS—(Continued)

5. FINANCIAL HIGHLIGHTS

Charter Campbell

	2006		2005		2004
PER UNIT OPERATING PERFORMANCE:
NET ASSET VALUE, JANUARY 1:	$12.70		$11.58		$11.14

NET OPERATING RESULTS:
Interest Income	0.60		0.34		0.14
Expenses	(1.09)		(1.04)		(1.24)
Realized Profit (Loss)	(0.24)		2.25		1.90
Unrealized Profit (Loss)	1.12		(0.43)		(0.36)

Net Income	0.39		1.12		0.44

NET ASSET VALUE, DECEMBER 31:	$13.09		$12.70		$11.58

FOR THE CALENDAR YEAR:
RATIOS TO AVERAGE NET ASSETS:
Net Investment Loss	(3	.9)%	(5	.7)%	(9	.2)%
Expenses before Incentive Fees	8.6%		8.5%		8.3%
Expenses after Incentive Fees	8.6%		8.5%		10.4%
Net Income	2.3%		9.6%		1.5%
TOTAL RETURN BEFORE INCENTIVE FEES	3.1%		9.7%		6.2%
TOTAL RETURN AFTER INCENTIVE FEES	3.1%		9.7%		3.9%
INCEPTION-TO-DATE RETURN	30.9%
COMPOUND ANNUALIZED RETURN	6.5%

MORGAN STANLEY CHARTER SERIES

NOTES TO FINANCIAL STATEMENTS—(Continued)

Charter Aspect

	2006		2005		2004
PER UNIT OPERATING PERFORMANCE:
NET ASSET VALUE, JANUARY 1:	$15.73		$19.56		$20.72

NET OPERATING RESULTS:
Interest Income	0.79		0.50		0.23
Expenses	(1.21)		(1.36)		(1.52)
Realized Profit (Loss)	2.40		(2.45)		(0.45)
Unrealized Profit (Loss)	(0.33)		(0.52)		0.58
Proceeds from Litigation Settlement	—		0.00		0.00

Net Income (Loss)	1.65		(3.83)		(1.16)

NET ASSET VALUE, DECEMBER 31:	$17.38		$15.73		$19.56

FOR THE CALENDAR YEAR:
RATIOS TO AVERAGE NET ASSETS:
Net Investment Loss	(2	.5)%	(5	.4)%	(6	.8)%
Expenses before Incentive Fees	6.5%		8.5%		8.1%
Expenses after Incentive Fees	7.3%		8.5%		8.1%
Net Income (Loss)	10.9%		(25	.5)%	(4	.9)%
TOTAL RETURN BEFORE INCENTIVE FEES	11.3%		(19	.6)%	(5	.6)%
TOTAL RETURN AFTER INCENTIVE FEES	10.5%		(19	.6)%	(5	.6)%
INCEPTION-TO-DATE RETURN	73.8%
COMPOUND ANNUALIZED RETURN	4.4%

MORGAN STANLEY CHARTER SERIES

NOTES TO FINANCIAL STATEMENTS—(Continued)

Charter Graham

	2006		2005		2004
PER UNIT OPERATING PERFORMANCE:
NET ASSET VALUE, JANUARY 1:	$18.60		$22.16		$21.88

NET OPERATING RESULTS:
Interest Income	0.90		0.55		0.25
Expenses	(1.54)		(1.54)		(1.96)
Realized Profit (Loss)	1.06		(2.68)		2.91
Unrealized Profit (Loss)	0.44		0.11		(0.92)

Net Income (Loss)	0.86		(3.56)		0.28

NET ASSET VALUE, DECEMBER 31:	$19.46		$18.60		$22.16

FOR THE CALENDAR YEAR:
RATIOS TO AVERAGE NET ASSETS:
Net Investment Loss	(3	.3)%	(5	.3)%	(8	.1)%
Expenses before Incentive Fees	8.0%		8.2%		7.9%
Expenses after Incentive Fees	8.0%		8.2%		9.2%
Net Income (Loss)	4.5%		(18	.1)%	3.3%
TOTAL RETURN BEFORE INCENTIVE FEES	4.6%		(16	.1)%	2.6%
TOTAL RETURN AFTER INCENTIVE FEES	4.6%		(16	.1)%	1.3%
INCEPTION-TO-DATE RETURN	94.6%
COMPOUND ANNUALIZED RETURN	8.9%

MORGAN STANLEY CHARTER SERIES

NOTES TO FINANCIAL STATEMENTS—(Continued)

Charter WCM

	2006		2005		2004
PER UNIT OPERATING PERFORMANCE:
NET ASSET VALUE, JANUARY 1:	$10.46		$10.52		$11.11

NET OPERATING RESULTS:
Interest Income	0.51		0.26		0.12
Expenses	(0.73)		(0.81)		(0.84)
Realized Profit (Loss)	(0.20)		1.04		0.31
Unrealized Profit (Loss)	0.17		(0.55)		(0.18)

Net Loss	(0.25)		(0.06)		(0.59)

NET ASSET VALUE, DECEMBER 31:	$10.21		$10.46		$10.52

FOR THE CALENDAR YEAR:
RATIOS TO AVERAGE NET ASSETS:
Net Investment Loss	(2	.1)%	(5	.6)%	(7	.1)%
Expenses before Incentive Fees	6.8%		8.3%		8.3%
Expenses after Incentive Fees	6.9%		8.3%		8.3%
Net Loss	(2	.2)%	(2	.1)%	(7	.4)%
TOTAL RETURN BEFORE INCENTIVE FEES	(2	.3)%	(0	.6)%	(5	.3)%
TOTAL RETURN AFTER INCENTIVE FEES	(2	.4)%	(0	.6)%	(5	.3)%
INCEPTION-TO-DATE RETURN	2.1%
COMPOUND ANNUALIZED RETURN	0.3%

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholder of
   Demeter Management Corporation:

We have audited the accompanying statements of financial condition of Demeter Management Corporation (the “Company”), a wholly-owned subsidiary of Morgan Stanley, as of November 30, 2006 and 2005. These statements of financial condition are the responsibility of the Company’s management. Our responsibility is to express an opinion on these statements of financial condition based on our audits.

We conducted our audits in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of financial condition, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such statements of financial condition present fairly, in all material respects, the financial position of the Company at November 30, 2006 and 2005, in conformity with accounting principles generally accepted in the United States of America.

New York, New York
February 26, 2007

DEMETER MANAGEMENT CORPORATION
(A Wholly-Owned Subsidiary of Morgan Stanley)

STATEMENTS OF FINANCIAL CONDITION
November 30, 2006 and 2005

	November 30,
	2006	2005
	$	$
ASSETS
Investments in affiliated partnerships	34,589,190	36,862,075
Deferred income taxes	983,755	2,604,711

Total Assets	35,572,945	39,466,786

LIABILITIES AND STOCKHOLDER’S EQUITY
LIABILITIES:
Payable to Parent	25,992,736	29,828,632
Accrued expenses	8,705	21,398

Total Liabilities	26,001,441	29,850,030

STOCKHOLDER’S EQUITY:
Common stock, no par value:
Authorized 1,000 shares; outstanding 100 shares at stated value of $500 per share	50,000	50,000
Additional paid-in capital	330,100,000	330,100,000
Retained earnings	9,421,504	9,466,756

	339,571,504	339,616,756
Less: Notes receivable from Parent	(330,000,000)	(330,000,000)

Total stockholder’s equity	9,571,504	9,616,756

Total liabilities and stockholder’s equity	35,572,945	39,466,786

See notes to statements of financial condition.

DEMETER MANAGEMENT CORPORATION
(A Wholly-Owned Subsidiary of Morgan Stanley)
NOTES TO STATEMENTS OF FINANCIAL CONDITION
For the Years Ended November 30, 2006 and 2005

1. INTRODUCTION AND BASIS OF PRESENTATION

Demeter Management Corporation (“Demeter”) is a wholly-owned subsidiary of Morgan Stanley (“Morgan Stanley” or “Parent”).

Demeter manages the following commodity pools as sole general partner: Morgan Stanley Cornerstone Fund II, L.P., Morgan Stanley Cornerstone Fund III L.P., Morgan Stanley Cornerstone Fund IV, L.P., Morgan Stanley Diversified Futures Fund L.P., Morgan Stanley Diversified Futures Fund III L.P., Morgan Stanley Principal Plus Fund L.P., Morgan Stanley Principal Plus Fund Management L.P., Morgan Stanley Portfolio Strategy Fund L.P., Morgan Stanley Spectrum Currency L.P., Morgan Stanley Spectrum Global Balanced L.P., Morgan Stanley Spectrum Strategic L.P., Morgan Stanley Spectrum Technical L.P., Morgan Stanley Spectrum Select L.P., Morgan Stanley/Chesapeake L.P., Morgan Stanley/JWH Futures Fund L.P., Morgan Stanley Charter Campbell L.P., Morgan Stanley Charter Aspect L.P., Morgan Stanley Charter Graham L.P., Morgan Stanley Charter WCM L.P., Morgan Stanley Strategic Alternatives L.P., and Morgan Stanley/Mark J. Walsh & Company L.P.

Each of the commodity pools is a limited partnership organized to engage in the speculative trading of commodity futures contracts, forward contracts on foreign currencies, and other commodity interests.

Demeter is a trading manager for the following funds: Morgan Stanley Strategic Alternatives L.L.C., Morgan Stanley Japan Managed Futures L.L.C., and Morgan Stanley Alternative Managed Futures Limited.

Effective July 20, 2006, Dean Witter Portfolio Strategy Fund L.P., Dean Witter Principal Plus Fund L.P., Dean Witter Diversified Futures Fund Limited Partnership, and Dean Witter Diversified Futures Fund III L.P., changed their names to Morgan Stanley Portfolio Strategy Fund L.P., Morgan Stanley Principal Plus Fund L.P., Morgan Stanley Diversified Futures Fund L.P., and Morgan Stanley Diversified Futures Fund III L.P., respectively.

Effective July 21, 2006, Dean Witter Cornerstone Fund II, Dean Witter Cornerstone Fund III, and Dean Witter Cornerstone Fund IV, changed their names to Morgan Stanley Cornerstone Fund II L.P., Morgan Stanley Cornerstone Fund III L.P., and Morgan Stanley Cornerstone Fund IV L.P., respectively.

Effective October 5, 2006, Dean Witter Principal Plus Fund Management L.P. changed its name to Morgan Stanley Principal Plus Fund Management L.P.

Effective October 13, 2006, Morgan Stanley Charter Millburn L.P. changed its name to Morgan Stanley Charter WCM L.P.

Effective October 16, 2006, Morgan Stanley Charter Millburn L.P. changed its name to Morgan Stanley Charter Aspect L.P.

At July 31, 2006, Dean Witter World Currency Fund L.P. terminated trading in accordance with its Limited Partnership Agreement. The final distribution of its assets was made on August 14, 2006. The final dissolution of the partnership was completed on October 5, 2006.

In July, 2006, Demeter elected to withdraw as general partner from Dean Witter Diversified Futures Fund II L.P. and Dean Witter Multi-Market Portfolio L.P. which subsequently terminated trading as of August 31, 2006 in accordance with each partnership’s respective Limited Partnership Agreement. Final distributions for each partnership’s assets were made on November

DEMETER MANAGEMENT CORPORATION
(A Wholly-Owned Subsidiary of Morgan Stanley)
NOTES TO STATEMENTS OF FINANCIAL CONDITION— (Continued)
For the Years Ended November 30, 2006 and 2005

14, 2006. The final dissolution of each partnership was completed on December 29, 2006 and December 26, 2006, respectively.

The statements of financial condition are prepared in accordance with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts in the financial statements and related disclosures. Management believes that the estimates utilized in the preparation of the financial statements are prudent and reasonable. Actual results could differ from these estimates.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Income Taxes — Income taxes are provided for using the asset and liability method, under which deferred tax assets and liabilities are determined based upon the temporary differences between the financial statement and the income tax basis of assets and liabilities, using enacted tax rates and laws that will be in effect when such differences are expected to reverse.

New Accounting Developments — In July 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement 109” (“FIN 48”). FIN 48 clarifies the accounting for income taxes by prescribing the minimum recognition threshold a tax position must meet before being recognized in the financial statements. FIN 48 is effective for fiscal years beginning after December 15, 2006. The impact to Demeter’s Financial Statements, if any, is currently being assessed.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. SFAS No. 157 is effective for Demeter as of January 1, 2008. The impact to Demeter’s Financial Statements, if any, is currently being assessed.

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (“SAB No. 108”) to provide guidance on how the effects of the carryover or reversal of prior year unrecorded misstatement should be considered in quantifying a current year misstatement. SAB No. 108 requires a company to apply an approach that considers the amount by which the current year income statement is misstated (“rollover approach”) and an approach that considers the cumulative amount by which the current year balance sheet is misstated (“iron-curtain approach”). Prior to the issuance of SAB No. 108, many companies applied either the rollover or iron-curtain approach for purposes of assessing materiality of misstatements. SAB No. 108 is effective for Demeter as of January 1, 2007. Upon adoption, SAB No. 108 allows a one-time cumulative effect adjustment against retained earnings for those prior year misstatements that were not material under Demeter’s prior approach, but are deemed material under the SAB No. 108 approach. Demeter does not expect the adoption of SAB No. 108 to have a material impact on the Financial Statements.

3. INVESTMENTS IN AFFILIATED PARTNERSHIPS

The limited partnership agreement of each commodity pool or limited partnership requires Demeter to maintain a general partnership interest in each partnership, generally in an amount equal to, but not less than, 1 percent of the aggregate capital contributed to the limited partnership by all partners.

DEMETER MANAGEMENT CORPORATION
(A Wholly-Owned Subsidiary of Morgan Stanley)
NOTES TO STATEMENTS OF FINANCIAL CONDITION— (Continued)
For the Years Ended November 30, 2006 and 2005

The total assets, liabilities, and partners’ capital of all the commodity pools managed by Demeter at November 30, 2006 and 2005 were as follows:

	November 30,
	2006	2005
	$	$
Total assets	3,227,905,143	3,430,068,875
Total liabilities	75,368,674	100,506,360

Total partners’ capital	3,152,536,469	3,329,562,515

Demeter’s investment in such limited partnerships is valued using the Net Asset Value of the underlying partnerships, as defined in the limited partnership agreements of such limited partnerships, which approximates fair value.

4. PAYABLE TO PARENT

The Payable to Parent is primarily for net amounts due for the purchase and sale of partnership investments, for funding, as needed for Demeter to meet the net worth requirements described in Note 5, and for income tax and other payments made by Morgan Stanley on behalf of Demeter.

5. NET WORTH REQUIREMENT

At November 30, 2006 and 2005, Demeter held non-interest bearing notes from its Parent that were payable on demand. These notes were received in connection with additional capital contributions aggregating $330,000,000, at November 30, 2006 and 2005.

The limited partnership agreement of each commodity pool requires Demeter to maintain its net worth at an amount not less than 10% of the capital contributions by all partners in such pool and each other commodity pool in which Demeter is the general partner (15% or $250,000, whichever is less if the capital contributions to any limited partnership are less than $2,500,000).

In calculating this requirement, Demeter’s interests in each limited partnership and any amounts receivable from or payable to such partnerships are excluded from net worth. Notes receivable from Parent are included in net worth for purposes of this calculation. It is the Parent’s intent to ensure that Demeter maintains the net worth required by the limited partnership agreements.

6. INCOME TAXES

The Company is included in the consolidated federal income tax return filed by Morgan Stanley and certain other subsidiaries. Federal income taxes have been provided on a separate entity basis. The Company is included in various unitary and combined tax filings. Accordingly, state and local income taxes have been provided on separate entity income based upon unitary/combined effective tax rates.

In accordance with the terms of the Tax Allocation Agreement with Morgan Stanley, current taxes payable are due to Morgan Stanley. The Company accounts for its own deferred tax assets and liabilities. Deferred income taxes are primarily attributable to unrealized gains or losses related to partnership investments.

EXHIBIT A

TABLE OF CONTENTS TO FORM OF
AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT FOR
MORGAN STANLEY CHARTER [GRAHAM] [WCM] [ASPECT] L.P.

FORM OF AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT FOR
MORGAN STANLEY CHARTER [GRAHAM] [WCM] [ASPECT] L.P.

      Boldfaced captions and bracketed text reflect differences in Limited Partnership Agreements

Charter Graham only:

      This Agreement of Limited Partnership, made as of July 15, 1998 as amended and restated as of March 26, 2002, April 28, 2004, April 25, 2005, and April 2, 2007 by and among Demeter Management Corporation, a Delaware corporation (the “General Partner”), and the other parties who shall execute this Agreement, whether in counterpart, by separate instrument, or otherwise, as limited partners (collectively “Limited Partners”; the General Partner and Limited Partners may be collectively referred to herein as “Partners”). The definitions of capitalized terms used in this Agreement and not defined where used may be found by reference to the index of defined terms in Section 16.

Charter WCM only:

      This Agreement of Limited Partnership, made as of July 15, 1998 as amended and restated as of March 26, 2002, April 28, 2004, April 25, 2005, November 8, 2006, and April 2, 2007 by and among Demeter Management Corporation, a Delaware corporation (the “General Partner”), and the other parties who shall execute this Agreement, whether in counterpart, by separate instrument, or otherwise, as limited partners (collectively “Limited Partners”; the General Partner and Limited Partners may be collectively referred to herein as “Partners”). The definitions of capitalized terms used in this Agreement and not defined where used may be found by reference to the index of defined terms in Section 16.

Charter Aspect only:

      This Agreement of Limited Partnership, made as of October 22, 1993, as amended and restated as of October 31, 2000, March 26, 2002, April 25, 2005, November 8, 2006, and April 2, 2007 by and among Demeter Management Corporation, a Delaware corporation (the “General Partner”), and the other parties who shall execute this Agreement, whether in counterpart, by separate instrument, or otherwise, as limited partners (collectively “Limited Partners”; the General Partner and Limited Partners may be collectively referred to herein as “Partners”). The definitions of capitalized terms used in this Agreement and not defined where used may be found by reference to the index of defined terms in Section 16.

WITNESSETH:

      WHEREAS, the parties hereto desire to form a limited partnership for the purpose of engaging in the speculative trading of futures interests.

      NOW, THEREFORE, the parties hereto hereby agree as follows:

1.  Formation; Name.

      The parties hereto do hereby form a limited partnership under the Delaware Revised Uniform Limited Partnership Act, as amended and in effect on the date hereof (the “Act”). The name of the limited partnership is Morgan Stanley Charter [Graham] [WCM] [Aspect] L.P. (the “Partnership”). The General Partner may, without the approval of the Limited Partners, change the name of the Partnership, or cause the Partnership to transact business under another name. The General Partner shall notify all Limited Partners (or any assignees thereof) of any such change. The General Partner shall execute and file a Certificate of Limited Partnership of the Partnership (the “Certificate of Limited Partnership”) in accordance with the Act, and shall execute, file, record, and publish as appropriate such amendments, assumed name certificates, and other documents as are or become necessary or advisable in connection with the operation of the Partnership, as determined by the General Partner, and shall take all steps which the General Partner may deem necessary or advisable to allow the Partnership to conduct business as a limited partnership where the Partnership conducts business in any jurisdiction, and to otherwise provide that Limited Partners will have limited liability with respect to the activities of the Partnership in all such jurisdictions, and to comply with the law of any jurisdiction. Each Limited Partner hereby undertakes to furnish to the General Partner a power of attorney and such additional information as the General Partner may request to complete such documents and to execute and cooperate in the filing, recording, or publishing of such documents as the General Partner determines appropriate.

2.  Office.

      The principal office of the Partnership shall be 330 Madison Avenue, 8th Floor, New York, New York 10017, or such other place as the General Partner may designate from time to time.

      The address of the principal office of the Partnership in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the name and address of the registered agent for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, or such other agent as the General Partner shall designate from time to time.

3.  Business.

      The Partnership’s business and general purpose is to trade, buy, sell, spread, or otherwise acquire, hold, or dispose of commodities (which may include foreign currencies, mortgage-backed securities, money market instruments, financial instruments, and any other securities or items which are now, or may hereafter be, the subject of futures contract trading) domestic and non-U.S. commodity futures contracts, commodity forward contracts, foreign exchange commitments, options on physical commodities and on futures contracts, spot (cash) commodities and currencies, and any rights pertaining thereto (collectively, “Futures Interests”), and securities (such as United States Treasury securities) approved by the Commodity Futures Trading Commission (the “CFTC”) for investment of customer funds and other securities on a limited basis, and to engage in all activities incident thereto. The objective of the Partnership’s business is appreciation of its assets through speculative trading. The Partnership may pursue this objective in any lawful manner consistent with the Partnership’s trading policies. The Partnership may engage in the foregoing activities either directly or through any lawful transaction or any lawful activity into which a limited partnership may enter or in which a limited partnership may engage under the laws of the State of Delaware; provided, that such transactions or activities do not subject the Limited Partners to any liability in excess of the limited liability provided for herein and contemplated by the Act.

4.  Term; Dissolution; Fiscal Year.

[Charter Graham and Charter WCM only:

      (a) Term. The term of the Partnership shall commence upon the filing of the Certificate of Limited Partnership in the Office of the Secretary of State of the State of Delaware and shall end upon the first to occur of the following: (i) December 31, 2035; (ii) receipt by the General Partner of a notice setting forth an election to terminate and dissolve the Partnership at a specified time by Limited Partners owning more than 50% of the outstanding Units, which notice shall be sent by registered mail to the General Partner not less than 90 days prior to the effective date of such termination and dissolution; (iii) the withdrawal, insolvency, bankruptcy, dissolution, liquidation or termination of any general partner, unless the business of the Partnership shall be continued by any remaining or successor general partner(s) in accordance with the provisions hereof; (iv) the occurrence of any event which shall make it unlawful for the existence of the Partnership to be continued; (v) a decline in the Net Asset Value of a Unit as of the close of business (as determined by the General Partner) on any day to less than $2.50; (vi) a decline in the Partnership’s Net Assets as of the close of business (as determined by the General Partner) on any day to $250,000 or less; (vii) a determination by the General Partner that the Partnership’s Net Assets in relation to the operating expenses of the Partnership make it unreasonable or imprudent to continue the business of the Partnership; (viii) a determination by the General Partner upon 120 days’ notice to the Limited Partners to terminate the Partnership; or (ix) a determination by the General Partner to terminate the Partnership following a Special Redemption Date.]

[Charter Aspect only:

      (a) Term. The term of the Partnership shall commence upon the filing of the Certificate of Limited Partnership in the Office of the Secretary of State of the State of Delaware and shall end upon the first to occur of the following: (i) December 31, 2025; (ii) receipt by the General Partner of a notice setting forth an election to terminate and dissolve the Partnership at a specified time by Limited Partners owning more than 50% of the outstanding Units, which notice shall be sent by registered mail to the General Partner at least 90 days prior to the effective date of such termination and dissolution; (iii) the withdrawal, insolvency, bankruptcy, dissolution, liquidation or termination of any general partner, unless the business of the Partnership shall be continued by any remaining or successor general partner(s) in accordance with the provisions hereof; (iv) a decline in the Net Asset Value of a Unit as of the close of business (as determined by the General Partner) on any day to less than $2.50; (v) a decline in the Partnership’s Net Assets as of the close of business (as determined by the General Partner) on any day to $250,000 or less; (vi) a determination by the General Partner that the Partnership’s Net Assets in relation to the operating expenses of the Partnership make it unreasonable or imprudent to continue the business of the Partnership; (vii) the occurrence of any event which shall make it unlawful for the existence of the Partnership to be continued; or (viii) a determination by the General Partner to terminate the Partnership following a Special Redemption Date.]

      (b) Dissolution. Upon the occurrence of an event causing the termination of the Partnership, the Partnership shall terminate and be dissolved. Dissolution, payment of creditors, and distribution of the Partnership’s Net Assets shall be effected as soon as practicable in accordance with the Act, except that the General Partner and each Limited Partner (and any assignee) shall share in the Net Assets of the Partnership pro rata in accordance with such Partner’s respective capital account, less any amount owing by such Partner (or assignee) to the Partnership. The General Partner shall, at its option, be entitled to supervise the liquidation of the Partnership.

      Nothing contained in this Agreement shall impair, restrict, or limit the rights and powers of the Partners under the laws of the State of Delaware and any other jurisdiction in which the Partnership shall be conducting business to reform and reconstitute themselves as a limited partnership following dissolution of the Partnership, either under provisions identical to those set forth herein or any others which they shall deem appropriate.

      (c) Fiscal Year. The fiscal year of the Partnership shall begin on January 1 of each year and end on the following December 31.

5.  Net Worth of General Partner.

      The General Partner agrees that at all times, as long as it remains a general partner of the Partnership, it shall maintain its net worth at an amount not less than 10% of the total contributions to the Partnership by all Partners and to any other limited partnership for which it acts as a general partner by all such partnership’s partners; provided, however, that if the total contributions to the Partnership by all Partners, or to any limited partnership for which it acts as a general partner by all partners, are less than $2,500,000, then with respect to the Partnership and any such limited partnership, the General Partner shall maintain its net worth at an amount of at least 15% of the total contributions to the Partnership by all Partners and of the total contributions to any such limited partnership for which it acts as a general partner by all such partnership’s partners or $250,000, whichever is the lesser; and, provided, further, that in no event shall the General Partner’s net worth be less than $50,000. For the purposes of this Section 5, “net worth” shall be calculated in accordance with generally accepted accounting principles, except as otherwise specified in this Section 5, with all current assets based on their then current market values. The interests owned by the General Partner in the Partnership and any other partnerships for which it acts as a general partner and any notes and accounts receivable from and payable to any limited partnership in which it has an interest shall not be included as an asset in calculating its net worth, but any notes receivable from an “affiliate” (as such term is defined in Regulation S-X of the rules and regulations of the Securities and Exchange Commission (the “SEC”)) of the General Partner or letters of credit may be included.

      The General Partner agrees that it shall not be a general partner of any limited partnership other than the Partnership unless, at all times when it is a general partner of any such additional limited partnership, its net worth is at least equal to the net worth required by the preceding paragraph of this Section 5.

      The requirements of the preceding two paragraphs of this Section 5 may be modified by the General Partner at its option, without notice to or the consent of the Limited Partners, provided that: (a) such modification does not adversely affect the interests of the Limited Partners, and (b) the General Partner obtains a written opinion of counsel for the Partnership that such proposed modification: (i) will not adversely affect the classification of the Partnership as a partnership for federal income tax purposes, (ii) will not adversely affect the status of the Limited Partners as limited partners under the Act, and (iii) will not violate any applicable state securities or Blue Sky law or any rules, regulations, guidelines, or statements of policy promulgated or applied thereunder; provided, however, that the General Partner’s net worth may not be reduced below the lesser of (A) the net worth required by Section II.B of the Guidelines for Registration of Commodity Pool Programs, as adopted in revised form by the North American Securities Administrators Association, Inc. in September, 1993 (the “NASAA Guidelines”), and (B) the net worth required by such Guidelines as in effect on the date of such proposed modification.

6.  Capital Contributions and Offering of Units of Limited Partnership Interest.

      The General Partner shall contribute to the Partnership, in $1,000 increments, such amount in cash as is necessary to make the General Partner’s capital contribution at least equal to the greater of: (a) 1% of aggregate capital contributions to the Partnership by all Partners (including the General Partner’s contribution) and (b) $25,000. Such additional contribution by the General Partner need not exceed the amount described above and shall be evidenced by units of general partnership interest (a “Unit(s) of General Partnership Interest”). Thereafter, the General Partner shall maintain its interest in the capital of the Partnership at no less than the amount stated above. The General Partner, without notice to or consent of the Limited Partners, may withdraw any portion of its interest in the Partnership that is in excess of its required interest described above. Interests in the Partnership, other than the Units of General Partnership Interest, shall be Units of Limited Partnership Interest (“Units” or, individually, a “Unit”). The net asset value of a Unit of General Partnership Interest shall at all times be equivalent to the Net Asset Value of a Unit of Limited Partnership Interest.

[Charter Graham and Charter WCM only:

      The General Partner’s minimum investment requirements of the preceding paragraph of this Section 6 may be modified by the General Partner at its option, without notice to or the consent of the Limited Partners, provided that: (a) such modification does not adversely affect the interests of the Limited Partners, and (b) the General Partner obtains a written opinion of counsel for the Partnership that such proposed modification: (i) will not adversely affect the Partnership’s ability to meet the administrative requirements applicable to partnerships under the federal income tax laws, (ii) will not adversely affect the status of the Limited Partners as limited partners under the Act, and (iii) will not violate any applicable state securities or Blue Sky law or any rules, regulations, guidelines, or statements of policy promulgated or applied thereunder; provided, however, that the General Partner’s minimum investment in the Partnership may not be reduced below the lesser of (A) the minimum investment required by Section II.C of the NASAA Guidelines, and (B) the minimum investment required by such Guidelines as in effect on the date of such proposed modification.]

      Interests in the Partnership, other than the General Partnership Interest of the General Partner, shall be Units.

      The General Partner, for and on behalf of the Partnership, shall issue and sell Units to persons desiring to become Limited Partners, provided that such persons shall be determined by the General Partner to be qualified investors and their subscriptions for Units shall be accepted by the General Partner, which acceptance the General Partner may withhold in whole or in part in its sole discretion. The minimum subscription for Units per subscriber shall be such amount as the General Partner shall determine from time to time in its sole discretion.

      The Partnership, directly and/or through Morgan Stanley & Co. Incorporated, or such other selling agent or agents (each, a “Selling Agent”) as may be approved by the General Partner, may at any time and from time to time in the sole discretion of the General Partner offer for sale Units and fractions of Units (to the third decimal place) in public and/or private offerings, at prices per Unit, in such minimum amounts, for such periods of time, and on such terms and conditions as the General Partner shall determine in its sole discretion. Units offered during any offering shall be issued and sold by the Partnership as of the close of business (as determined by the General Partner) on the last day of a calendar month and a closing for subscriptions received during such offering shall be held as of such date; provided, however, that the General Partner may hold closings at such other times and for such other periods as it shall determine in its sole discretion to effectuate such offerings. At each such closing, the Partnership shall issue and sell Units to each subscriber whose subscription shall be accepted by the General Partner at a price per Unit to be determined by the General Partner in its sole discretion; provided, however, that the offering price per Unit at the closing during any offering of Units shall not at any time be less than the Net Asset Value of a Unit as of the close of business on the date of the applicable closing at which such Unit shall be issued and sold, unless the newly offered Units’ participation in the Partnership’s profits and losses is proportionately reduced. During any offering, Units may be subscribed for by the General Partner, Morgan Stanley & Co. Incorporated, Morgan Stanley, any trading advisor to the Partnership (each, a “Trading Advisor”), any commodity broker for the Partnership (each, a “Commodity Broker”), and such persons’ respective shareholders, directors, officers, partners, employees, principals, and Affiliates. Subscriptions for Units by such persons shall not preclude them from receiving compensation from the Partnership for services rendered by them in their respective capacities as other than Limited Partners. No subscriber for Units during any offering of Units shall become a Limited Partner until the General Partner shall: (a) accept such subscriber’s subscription at a closing relating to such offering; (b) execute this Agreement on behalf of such subscriber pursuant to the power of attorney in the subscription agreement executed by the subscriber in connection with such offering; and (c) make an entry on the books and records of the Partnership reflecting that such subscriber has been admitted as a Limited Partner. Accepted subscribers shall be deemed Limited Partners at such time as their admission shall be reflected on the books and records of the Partnership. The aggregate of all capital contributions to the Partnership shall be available to the Partnership to carry on its business and no interest shall be paid by the Partnership on any such contribution.

      In connection with any offering of Units by the Partnership, the General Partner, on behalf of the Partnership, shall: (a) cause to be filed one or more disclosure documents and such amendments and supplements thereto as the General Partner shall deem advisable or as may be required by applicable law with the CFTC and the National Futures Association (“NFA”), Forms D or other applications, notices or forms with the SEC and state securities and Blue Sky administrators, and Registration Statements, Prospectuses (as used hereinafter, the term “Prospectus” shall mean the most recent version of the Prospectus issued by the Partnership, or the most recent version of the disclosure document or other offering memorandum prepared, in connection with the particular offering of Units), and such amendments and supplements thereto as the General Partner shall deem advisable or as may be required by applicable law, with the CFTC, the NFA, the SEC, and NASD Regulation, Inc.; (b) qualify by registration or exemption from registration the Units for sale under the Blue Sky and securities laws of such states of the United States and such other jurisdictions as the General Partner in its sole discretion shall deem advisable or as may be required by applicable law; (c) make such arrangements for the sale of Units as it shall deem advisable, including engaging Morgan Stanley & Co. Incorporated, or any other firm as Selling Agent and entering into a selling agreement with Morgan Stanley & Co. Incorporated, or such other Selling Agent; and (d) take such action with respect to and in order to effectuate the matters described in clauses (a) through (c) as it shall deem advisable or necessary.

      The Partnership shall not pay the costs of any offering or any selling commissions relating thereto. No Limited Partner shall have any preemptive, preferential or other rights with respect to the issuance or sale of any additional Units, except as described in the applicable Prospectus. No Limited Partner shall have the right to consent to the admission of any additional Limited Partner. There is no maximum aggregate amount of contributions which may be received by the Partnership.

      All Units subscribed for shall be issued subject to the collection of good funds. If, at any time, good funds representing payment for Units are not made available to the Partnership because a subscriber has provided bad funds in the form of a bad check or draft or otherwise to Morgan Stanley & Co. Incorporated, or another Selling Agent which, in turn, has deposited the subscription amount with the escrow agent, the Partnership shall cancel the Units issued to such subscriber represented by such bad funds, and the subscriber’s name shall be removed as a Limited Partner from the books and records of the Partnership. Any losses or profits sustained by the Partnership in connection with its Futures Interests trading allocable to such cancelled Units shall be deemed a decrease or increase in Net Assets and allocated among the remaining Partners as described in Section 7. Each Limited Partner agrees to reimburse the Partnership for any expense or loss (including any trading loss) incurred in connection with the issuance and cancellation of any such Units issued to such Limited Partner.

7.  Allocation of Profits and Losses; Accounting; Other Matters.

      (a) Capital Accounts. A capital account shall be established for each Partner. The initial balance of each Partner’s capital account shall be the amount of a Partner’s initial capital contribution to the Partnership.

      (b) Monthly Allocations. As of the close of business (as determined by the General Partner) on the last day of each calendar month (“Determination Date”) during each fiscal year of the Partnership, the following determinations and allocations shall be made:

      (1) The Net Assets of the Partnership, before accrual of any monthly management fee and any incentive fee shall be determined.

      (2) The accrued monthly management fee shall then be charged against Net Assets.

      (3) The accrued incentive fee, if any, shall then be charged against Net Assets.

      (4) Any increase or decrease in Net Assets (after the adjustments in subparagraphs (2) and (3) above), over those of the immediately preceding Determination Date (or, in the case of the first Determination Date, the Initial Closing), shall then be credited or charged to the capital accounts of each Partner in the ratio that the balance of each account bears to the balance of all accounts.

      (5) The amount of any distribution to a Partner, any amount paid to a Partner on redemption of Units, any amount deemed received by a Partner on a Series Exchange of

Units pursuant to Section 10(c) hereof, and any amount paid to the General Partner upon withdrawal of its interest in the Partnership shall be charged to that Partner’s capital account.

      (c) Allocation of Profit and Loss for Federal Income Tax Purposes. As of the end of each fiscal year of the Partnership, the Partnership’s recognized profit or loss shall be allocated among the Partners pursuant to the following subparagraphs for federal income tax purposes. Such allocations of profit and loss will be pro rata from net capital gain or loss and net operating income or loss realized by the Partnership. For United States federal income tax purposes, a distinction will be made between net short-term gain or loss and net long-term gain or loss.

      (1) Items of ordinary income (such as interest or credits in lieu of interest) and expense (such as the management fees, incentive fees, brokerage fees and extraordinary expenses) shall be allocated pro rata among the Partners based on their respective capital accounts (exclusive of these items of ordinary income or expense) as of the end of each month in which the items of ordinary income or expense accrued.

      (2) Net recognized gain or loss from the Partnership’s trading activities shall be allocated as follows (with any allocation of recognized gain or loss consisting of pro rata shares of capital or ordinary gain or loss):

      (aa) For the purpose of allocating the Partnership’s net recognized gain or loss among the Partners, there shall be established an allocation account with respect to each outstanding Unit. The initial balance of each allocation account shall be the amount paid by the Partner to the Partnership for the Unit. Allocation accounts shall be adjusted as of the end of each fiscal year and as of the date a Partner completely redeems his Units as follows:

      (i) Each allocation account shall be increased by the amount of income allocated to the holder of the Unit pursuant to subparagraph (c)(1) above and subparagraph (c)(2)(cc) below.

      (ii) Each allocation account shall be decreased by the amount of expense or loss allocated to the holder of the Unit pursuant to subparagraph (c)(1) above and subparagraph (c)(2)(ee) below and by the amount of any distribution the holder of the Unit has received with respect to the Unit (other than on redemption of the Unit).

      (iii) When a Unit is redeemed or exchanged in a Series Exchange, the allocation account with respect to such Unit shall be eliminated.

      (bb) Net recognized gain shall be allocated first to each Partner who has partially redeemed his Units or exchanged less than all his Units in a Series Exchange during the fiscal year up to the excess, if any, of the amount received upon redemption of the Units or the amount deemed received on the Series Exchange of the Units over the allocation account attributable to the redeemed Units or the Units exchanged in the Series Exchange.

      (cc) Net recognized gain remaining after the allocation thereof pursuant to subparagraph (c)(2)(bb) above shall be allocated next among all Partners whose capital accounts are in excess of their Units’ allocation accounts (after the adjustments in subparagraph (c)(2)(bb) above) in the ratio that each such Partner’s excess bears to all such Partners’ excesses. In the event that gain to be allocated pursuant to this subparagraph (c)(2)(cc) is greater than the excess of all such Partners’ capital accounts over all such allocation accounts, the excess will be allocated among all Partners in the ratio that each Partner’s capital account bears to all Partners’ capital accounts.

      (dd) Net recognized loss shall be allocated first to each Partner who has partially redeemed his Units or exchanged less than all his Units in a Series

Exchange during the fiscal year up to the excess, if any, of the allocation account attributable to the redeemed Units or the Units exchanged in the Series Exchange over the amount received upon redemption of the Units or the amount deemed received on the Series Exchange of the Units.

      (ee) Net recognized loss remaining after the allocation thereof pursuant to subparagraph (c)(2)(dd) above shall be allocated next among all Partners whose Units’ allocation accounts are in excess of their capital accounts (after the adjustments in subparagraph (c)(2)(dd) above) in the ratio that each such Partner’s excess bears to all such Partners’ excesses. In the event that loss to be allocated pursuant to this subparagraph (c)(2)(ee) is greater than the excess of all such allocation accounts over all such Partners’ capital accounts, the excess loss will be allocated among all Partners in the ratio that each Partner’s capital account bears to all Partners’ capital accounts.

      (3) The tax allocations prescribed by this Section 7(c) shall be made to each holder of a Unit whether or not the holder is a substituted Limited Partner. In the event that a Unit has been transferred or assigned pursuant to Section 10(a), the allocations prescribed by this Section 7(c) shall be made with respect to such Unit without regard to the transfer or assignment, except that in the year of transfer or assignment the allocations prescribed by this Section 7(c) shall be divided between the transferor or assignor and the transferee or assignee based on the number of months each held the transferred or assigned Unit. For purposes of this Section 7(c), tax allocations shall be made to the General Partner’s Units of General Partnership Interest on a Unit-equivalent basis.

      (4) The allocation of profit and loss for federal income tax purposes set forth herein is intended to allocate taxable profits and loss among Partners generally in the ratio and to the extent that net profit and net loss are allocated to such Partners under Section 7(b) hereof so as to eliminate, to the extent possible, any disparity between a Partner’s capital account and his allocation account with respect to each Unit then outstanding, consistent with the principles set forth in Section 704(c) of the Internal Revenue Code of 1986, as amended (the “Code”).

      (d) Definitions; Accounting.

      (1) Net Assets. The Partnership’s “Net Assets” shall mean the total assets of the Partnership (including, but not limited to, all cash and cash equivalents (valued at cost), accrued interest and amortization of original issue discount, and the market value of all open Futures Interests positions and other assets of the Partnership), less the total liabilities of the Partnership (including, but not limited to, one-half of the brokerage commissions that would be payable with respect to the closing of each of the Partnership’s open Futures Interests positions (if charged on a “roundturn” basis), or brokerage fees (if charged on a “flat rate” basis), management fees, incentive fees, ordinary administrative expenses, Transaction Fees and Costs, if any, and extraordinary expenses), determined in accordance with generally accepted accounting principles consistently applied under the accrual basis of accounting. Unless generally accepted accounting principles require otherwise, the market value of a Futures Interest traded on a United States exchange shall be determined using the settlement price on the exchange on which the particular Futures Interest was traded by the Partnership on the day with respect to which Net Assets are being determined; provided, however, that if a Futures Interest could not have been liquidated on such day due to the operation of daily limits or other rules of the exchange upon which that Futures Interest shall be traded or otherwise, the settlement price on the first subsequent day on which the Futures Interest could have been liquidated shall be the market value of such Futures Interest for such day. The market value of a forward contract or a Futures Interest traded on a non-U.S. exchange or off an exchange shall mean its market value as determined by the General Partner on a basis consistently applied for each different variety of forward contract or Futures Interest.

      (2) Net Asset Value. The “Net Asset Value” of a Unit shall mean the Net Assets allocated to capital accounts represented by Units divided by the aggregate number of Units.

      (e) Expenses and Limitations Thereof. Morgan Stanley & Co. Incorporated shall pay all of the organizational, Initial Offering and continuing offering expenses of the Partnership (including, but not limited to, legal, accounting, and auditing fees, printing costs, filing fees, escrow fees, marketing costs and expenses, and other related expenses), and shall not be reimbursed therefor. Any such offering expenses in connection with a subsequent offering of Units shall not be paid by the Partnership.

      Subject to the limits set forth below, and except to the extent that Morgan Stanley & Co. Incorporated or an affiliate has agreed to pay any such fees, costs, or expenses as provided in the Prospectus, the Partnership shall pay its operational expenses. The General Partner shall not be reimbursed by the Partnership for any costs incurred by it relating to office space, equipment, and staff necessary for Partnership operations and administration of redemptions and Series Exchanges of Units. The Partnership will be obligated to pay any extraordinary expenses (determined in accordance with generally accepted accounting principles) it may incur.

      The Partnership’s assets held by any Commodity Broker, as provided in Section 7(i), may be used as margin solely for the Partnership’s trading. The Partnership shall bear all commodity brokerage fees and commissions and, except as otherwise set forth herein or described in the Prospectus, shall be obligated to pay all liabilities incurred by it, including, without limitation, all fees and expenses incurred in connection with its trading activities (including, but not limited to, floor brokerage fees, exchange fees, clearinghouse fees, NFA fees, “give up” fees, any third party clearing costs incurred by a Commodity Broker, costs associated with the taking of delivery of Futures Interests, fees for the execution of forward contract transactions, and fees for the execution of cash transactions relating to the exchange of futures for physical transactions (collectively, “Transaction Fees and Costs”)), and management and incentive fees payable to any Trading Advisor. Appropriate reserves may be created, accrued, and charged against Net Assets for contingent liabilities, if any, as of the date any such contingent liability becomes known to the General Partner. Such reserves shall reduce the Net Asset Value of interests in the Partnership for all purposes, including redemptions and Series Exchanges.

      The following special limits shall apply to the Partnership’s fees and expenses, in accordance with Section IV.C of the NASAA Guidelines: (a) the aggregate of (i) the management fees payable by the Partnership to the Trading Advisor(s), and (ii) the Partnership’s customary and routine administrative expenses (other than commodity brokerage commissions or fees, Transaction Fees and Costs, incentive fees, legal and auditing fees and expenses, and extraordinary expenses), if such expenses are being paid directly by the Partnership, shall not exceed 1/2 of 1% of the Partnership’s Net Assets per month, or 6% of the Partnership’s Net Assets annually; (b) the incentive fees payable by the Partnership to any Trading Advisor shall not exceed 15% of the Partnership’s “Trading Profits” (as defined in the Prospectus) attributable to such Trading Advisor for the applicable calculation period [Charter Aspect only: which shall be quarterly with regard to any portion of the Partnership’s Net Assets which are traded by a Trading Advisor which is an Affiliate of the General Partner, Morgan Stanley & Co. Incorporated or any other Commodity Broker, unless the NASAA Guidelines are amended to permit use of a different calculation period for such a Trading Advisor], provided that such incentive fees may be increased by 2% for each 1% by which the aggregate fees and expenses described in clause (a) of this sentence are below the 6% of Net Assets annual limit thereon (e.g., if such fees and expenses are 4% of Net Assets, the maximum incentive fee payable may be increased to 19%); (c) any “roundturn” brokerage commissions (excluding Transaction Fees and Costs) payable by the Partnership to any Commodity Broker shall not exceed 80% of such Commodity Broker’s published non-member rates for speculative accounts; and (d) the aggregate of (i) the brokerage commissions or fees payable by the Partnership to any Commodity Broker, (ii) any Transaction Fees and Costs separately payable by the Partnership, and (iii) any net excess interest and compensating balance benefits to any Commodity Broker (after crediting the Partnership with interest), shall not exceed 14% annually of the Partnership’s average monthly Net Assets as of the last day of each month during each calendar year. The General Partner or an Affiliate thereof shall pay and shall not be reimbursed for any fees and expenses in excess of any such limits.

      (f) Limited Liability of Limited Partners. Each Unit, when purchased by a Limited Partner in accordance with the terms of this Agreement, shall be fully paid and nonassessable. No Limited Partner shall be liable for the Partnership’s obligations in excess of such Partner’s unredeemed capital contribution, undistributed profits, if any, and any distributions and amounts received upon redemption of Units or deemed received on a Series Exchange of Units, together with interest thereon. The Partnership shall not make a claim against a Limited Partner with respect to amounts distributed to such Partner or amounts received by such Partner upon redemption of Units or deemed received upon a Series Exchange of Units, unless the Net Assets of the Partnership (which shall not include any right of contribution from the General Partner except to the extent previously made by it pursuant to this Agreement) shall be insufficient to discharge the liabilities of the Partnership which shall have arisen prior to the payment of such amounts.

      (g) Return of Limited Partner’s Capital Contribution. Except to the extent that a Limited Partner shall have the right to withdraw capital through redemption or Series Exchange of Units in accordance with Section 10(b) or (c), no Limited Partner shall have any right to demand the return of his capital contribution or any profits added thereto, except upon termination and dissolution of the Partnership. In no event shall a Limited Partner be entitled to demand or receive from the Partnership property other than cash.

      (h) Distributions. The General Partner shall have sole discretion in determining what distributions (other than on redemption or Series Exchange of Units), if any, the Partnership shall make to its Partners. If made, all distributions shall be pro rata in accordance with the respective capital accounts of the Partners and may be made by credit to a Limited Partner’s account with Morgan Stanley & Co. Incorporated or by check if such account is closed.

      (i) Interest on Assets. The Partnership shall deposit all of its assets with such Commodity Broker(s) as the Partnership shall utilize from time to time, and such assets shall be used by the Partnership to engage in Futures Interests trading. Unless provided otherwise in the Prospectus, such assets will be invested in securities permitted by the CFTC for investment of customer funds or held in non-interest-bearing accounts, and such Commodity Broker(s) will credit the Partnership at month-end with interest income as set forth in the Prospectus or as otherwise set forth in a notice to Limited Partners. [Charter Aspect only: If the Partnership invests in securities permitted by the CFTC for investment of customer funds, the Partnership will receive the interest on such securities.]

8.  Management and Trading Policies.

      (a) Management of the Partnership. Except as may be otherwise specifically provided herein, the General Partner, to the exclusion of all Limited Partners, shall conduct and manage the business of the Partnership, including, without limitation, the investment of the funds of the Partnership. No Limited Partner shall have the power to represent, act for, sign for, or bind the General Partner or the Partnership. Except as provided herein, no Partner shall be entitled to any salary, draw, or other compensation from the Partnership. Each Limited Partner hereby undertakes to furnish to the General Partner such additional information as may be determined by the General Partner to be required or appropriate for the Partnership to open and maintain an account or accounts with the Partnership’s Commodity Broker(s) for the purpose of trading in Futures Interests.

      The General Partner shall be under a fiduciary duty to conduct the affairs of the Partnership in the best interests of the Partnership. The Limited Partners will under no circumstances be permitted to contract away, or be deemed to have contracted away, the fiduciary obligations owed them by the General Partner under statutory or common law. The General Partner shall have fiduciary responsibility for the safekeeping of all of the funds and assets of the Partnership, whether or not in its immediate possession or control, and the General Partner shall not employ, or permit another to employ, such funds or assets in any manner except for the benefit of the Partnership.

      (b) The General Partner. The General Partner, on behalf of the Partnership, shall retain one or more Trading Advisors to make all trading decisions for the Partnership, and shall delegate complete trading discretion to such Trading Advisor(s); provided, however, that the General Partner may override any trading instructions: (i) that the General Partner, in its sole discretion, determines to be in violation of any trading policy of the Partnership, as set forth in subsection (c) below; (ii) to the extent the General Partner believes doing so is necessary for the protection of the Partnership; (iii) to terminate the Futures Interests trading of the Partnership; (iv) to comply with applicable laws or regulations; or (v) as and to the extent necessary, upon the failure of a Trading Advisor to comply with a request to make the necessary amount of funds available to the Partnership within five days of such request, to fund distributions, redemptions, or reapportionments among Trading Advisors or to pay the expenses of the Partnership; and provided, further, that the General Partner may make trading decisions at any time at which a Trading Advisor shall become incapacitated or some other emergency shall arise as a result of which such Trading Advisor shall be unable or unwilling to act and a successor Trading Advisor has not yet been retained.

      The Partnership shall not enter into any agreement with the General Partner, Morgan Stanley & Co. Incorporated, Morgan Stanley, or their respective Affiliates (other than a selling agreement as contemplated by Section 6) which has a term of more than one year and which does not provide that it shall be terminable by the Partnership without penalty upon 60 days’ prior written notice by the Partnership; provided, however, that any such agreement may provide for automatic renewal for additional one-year terms unless either the Partnership or the other party to such agreement, upon written notice given not less than 60 days prior to the original termination date or any extended termination date, notifies the other party of its intention not to renew.

      Subject to the foregoing paragraph, the General Partner is hereby authorized, on behalf of the Partnership, to enter into the form of management agreement described in the Prospectus (each, a “Management Agreement”) with each Trading Advisor described in the Prospectus, and to cause the Partnership to pay to each such Trading Advisor the management and incentive fees provided for in the applicable Management Agreement, as described in the Prospectus.

      The General Partner is further authorized: (a) to modify (including changing the form and amount of compensation and other arrangements and terms) or terminate any Management Agreement in its sole discretion in accordance with the terms of such Management Agreement and to employ from time to time other Trading Advisors pursuant to management agreements having such terms and conditions and providing for such form and amount of compensation as the General Partner in its sole discretion shall deem to be in the best interests of the Partnership, which terms may include provision for the payment of an incentive fee to a new or replacement Trading Advisor or Advisors which shall be based on any trading profits which shall be earned by such Trading Advisor(s), irrespective of whether such profits shall exceed trading losses incurred by any previous or existing Trading Advisor or Advisors or by the Partnership as a whole; (b) to enter into the Customer Agreements described in the Prospectus (each, a “Customer Agreement”) with the Commodity Brokers described in the Prospectus, and to cause the Partnership to pay to such Commodity Brokers brokerage fees or commissions and Transaction Fees and Costs at the rates provided for in the Customer Agreements and as described in the Prospectus; and (c) to modify (including changing the form and amount of compensation and other arrangements and terms) and terminate any Customer Agreement in its sole discretion in accordance with the terms of such agreement and to employ from time to time other Commodity Brokers pursuant to customer agreements having such terms and conditions and providing for such form and amount of compensation as the General Partner in its sole discretion shall deem to be in the best interests of the Partnership, provided, however, that the General Partner shall review at least annually the brokerage arrangements with the Partnership to ensure that the brokerage fees or commissions paid to any Commodity Broker are fair, reasonable, and competitive, and represent the best price and services available, taking into consideration: (i) the size of the Partnership; (ii) the Futures Interests trading activity; (iii) the services provided by the Commodity Broker or any Affiliate thereof to the Partnership; (iv) the costs incurred by the Commodity Broker or any Affiliate thereof in organizing and operating the Partnership and offering Units; (v) the overall costs to the Partnership; (vi) any excess interest and compensating balance benefits to the Commodity Broker from assets held thereby; and (vii) if the General Partner is an Affiliate of the Commodity Broker, the risks incurred by and the obligations of the General Partner as such. Any modifications to any of the foregoing compensation arrangements shall be subject to the limits described in the fourth paragraph of Section 7(e) and the notice requirements of Section 9.

      The General Partner may subdivide or combine Units in its discretion, provided that no such subdivision or combination shall affect the Net Asset Value of any Limited Partner’s interest in the Partnership.

      (c) General Trading Policies. The General Partner shall require any Trading Advisor retained by the Partnership to follow the trading policies set forth below. The following trading policies are applicable to the Partnership as a whole and do not apply to the trading of any individual Trading Advisor.

      1. The Trading Advisor will trade only in those Futures Interests that have been approved by the General Partner. The Partnership normally will not establish new positions in a Futures Interest for any one contract month or option if such additional positions would result in a net long or short position for that Futures Interest requiring as margin or premium more than 15% of the Partnership’s Net Assets. [Charter Aspect only: In addition, the Partnership will, except under extraordinary circumstances, maintain positions in Futures Interests in at least two market segments (i.e., agricultural items, industrial items (including energies), metals, currencies, and financial instruments (including stock, financial, and economic indexes)) at any one time.]

      2. The Partnership will not acquire additional positions in any Futures Interest if such additional positions would result in the aggregate net long or short positions for all Futures Interests requiring as margin or premium for all outstanding positions more than 66 2/3% of the Partnership’s Net Assets. Under certain market conditions, such as an abrupt increase in margins required by a commodity exchange or its clearinghouse or an inability to liquidate open positions because of daily price fluctuation limits, or both, the Partnership may be required to commit as margin amounts in excess of the foregoing limit. In such event, the Trading Advisor will reduce its open positions to comply with the foregoing limit before initiating new positions.

      3. The Partnership will trade currencies and other commodities in the interbank and forward contract markets only with banks, brokers, dealers, and other financial institutions which the General Partner, in conjunction with Morgan Stanley & Co. Incorporated, has determined to be creditworthy. In determining the creditworthiness of a counterparty to a forward contract, the General Partner and Morgan Stanley & Co. Incorporated will consult with the Corporate Credit Department of Morgan Stanley & Co. Incorporated.

      4. The Trading Advisor will not generally take a position after the first notice day in any Futures Interest during the delivery month of that Futures Interest, except to match trades to close out a position on the interbank foreign currency or other forward markets or liquidate trades in a limit market.

      5. The Partnership will not employ the trading technique commonly known as “pyramiding,” in which the speculator uses unrealized profits on existing positions in a given Futures Interest due to favorable price movement as margin specifically to buy or sell additional positions in the same or a related Futures Interest. Taking into account the Partnership’s open trade equity on existing positions in determining generally whether to acquire additional Futures Interest positions on behalf of the Partnership will not be considered to constitute “pyramiding.”

      6. The Partnership will not under any circumstances lend money to Affiliates or otherwise. The Partnership will not utilize borrowings except if the Partnership purchases or takes delivery of commodities. If the Partnership borrows money from the General Partner or any Affiliate thereof, the lending entity in such case (the “Lender”) may not receive interest in excess of its interest costs, nor may the Lender receive interest in excess of the amounts which would be charged the Partnership (without reference to the General Partner’s financial abilities or guarantees) by unrelated banks on comparable loans for the same purpose, nor may the Lender or any Affiliate thereof receive any points or other financing charges or fees regardless of the amount. Use of lines of credit in connection with its forward trading does not, however, constitute borrowing for purposes of this trading limitation.

      7. The Partnership will not permit “churning” of the Partnership’s assets.

      8. The Partnership will not purchase, sell, or trade securities (except securities permitted by the CFTC for investment of customer funds). The Partnership may, however, trade in futures contracts on securities and securities indexes, options on such futures contracts, and other commodity options.

      (d) Changes to Trading Policies. The General Partner shall not make any material change in the trading policies in Section 8(c) without obtaining prior written approval of Limited Partners owning more than 50% of the Units then outstanding.

      (e) Miscellaneous. The General Partner may take such other actions as it deems necessary or desirable to manage the business of the Partnership, including, but not limited to, the following: opening bank accounts and paying or authorizing the payment of distributions to the Partners and the expenses of the Partnership, such as brokerage fees and commissions, management and incentive fees, ordinary and extraordinary expenses, and Transaction Fees and Costs.

      The General Partner shall prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) any federal, state, or local tax returns which shall be required to be filed by the Partnership. The General Partner shall cause the Partnership to pay any taxes payable by the Partnership; provided, however, that the General Partner shall not be required to cause the Partnership to pay any tax so long as the General Partner or the Partnership shall be in good faith and by appropriate legal proceedings contesting the validity, applicability, or amount thereof and such contest shall not materially endanger any right or interest of the Partnership.

      The General Partner shall be authorized to perform all duties imposed by Sections 6221 through 6233 of the Code on the General Partner as “tax matters partner” of the Partnership, including, but not limited to, the following: (a) the power to conduct all audits and other administrative proceedings with respect to Partnership tax items; (b) the power to extend the statute of limitations for all Limited Partners with respect to Partnership tax items; (c) the power to file a petition with an appropriate federal court for review of a final Partnership administrative adjustment; and (d) the power to enter into a settlement with the Internal Revenue Service on behalf of, and binding upon, those Limited Partners having less than a 1% interest in the Partnership, unless a Limited Partner shall have notified the Internal Revenue Service and the General Partner that the General Partner may not act on such Partner’s behalf.

      If the Partnership is required to withhold United States taxes on income with respect to Units held by Limited Partners who are nonresident alien individuals, non-U.S. corporations, non-U.S. partnerships, non-U.S. trusts, or non-U.S. estates, the General Partner may, but is not required to, pay such tax out of its own funds and then be reimbursed out of the proceeds of any distribution or redemption with respect to such Units.

      The General Partner shall keep at the principal office of the Partnership such books and records relating to the business of the Partnership as it deems necessary or advisable, as are required by the Commodity Exchange Act, as amended (the “CEAct”), and the CFTC’s rules and regulations thereunder, or as shall be required by other regulatory bodies, exchanges, boards, and authorities having jurisdiction. Such books and records shall be retained by the Partnership for not less than five years.

      The Partnership’s books and records shall be available to Limited Partners or their authorized attorneys or agents for inspection and copying during normal business hours of the Partnership and, upon request, the General Partner shall send copies of same to any Limited Partner upon payment by him of reasonable reproduction and distribution costs. Any subscription documentation executed by a Limited Partner in connection with his purchase of Units, Series Exchange or Non-Series Exchange, as applicable, shall be retained by the Partnership for not less than six years.

      Except as described herein or in the Prospectus, no person may receive, directly or indirectly, any advisory, management, or incentive fee for investment advice who shares or participates in per trade commodity brokerage commissions paid by the Partnership. No Commodity Broker for the Partnership may pay, directly or indirectly, rebates or “give-ups” to the General Partner or any Trading Advisor, and such prohibitions may not be circumvented by any reciprocal business arrangements. Assets of the Partnership shall not be commingled with assets of any other person. Margin deposits and deposits of assets with a Commodity Broker shall not constitute commingling.

      The General Partner shall devote such time and resources to the Partnership’s business and affairs as it, in its sole discretion, shall deem necessary or advisable to effectively manage the Partnership. Subject to Section 5, the General Partner may engage in other business activities and shall not be required to refrain from any other activity or disgorge any profits from any such activity, whether as general partner of additional partnerships formed for investment in Futures Interests or otherwise. The General Partner may engage and compensate, on behalf and from funds of the Partnership, such persons, firms, or corporations, including any Affiliate of the General Partner, as the General Partner in its sole judgment shall deem advisable for the conduct and operation of the business of the Partnership; provided, however, that, except as described herein and in the Prospectus, the General Partner shall not engage any such Affiliate to perform services for the Partnership without having made a good faith determination that: (i) the Affiliate which it proposes to engage to perform such services is qualified to do so (considering the prior experience of the Affiliate or the individuals employed thereby); (ii) the terms and conditions of the agreement pursuant to which such Affiliate is to perform services for the Partnership are no less favorable to the Partnership than could be obtained from equally-qualified unaffiliated third parties, or are otherwise determined by the General Partner to be fair and reasonable to the Partnership and the Limited Partners; and (iii) the maximum period covered by the agreement pursuant to which such Affiliate is to perform services for the Partnership shall not exceed one year, and such agreement shall be terminable without penalty upon 60 days’ prior written notice by the Partnership. Nothing contained in the preceding sentence shall prohibit the General Partner from receiving reimbursement from the Partnership for expenses advanced on behalf of the Partnership (other than organizational and offering expenses).

      No person dealing with the General Partner shall be required to determine its authority to make any undertaking on behalf of the Partnership or to determine any fact or circumstance bearing upon the existence of its authority.

9.  Audits; Reports to Limited Partners.

      The Partnership’s books shall be audited annually by an independent certified public accounting firm selected by the General Partner in its sole discretion. The Partnership shall cause each Partner to receive: (a) within 90 days after the close of each fiscal year an annual report containing audited financial statements (including a statement of income and a statement of financial condition) of the Partnership for the fiscal year then ended, prepared in accordance with generally accepted accounting principles and accompanied by a report of the accounting firm which audited such statements, and such other information as the CFTC and NFA may from time to time require (such annual reports will provide a detailed statement of any transactions with the General Partner or its Affiliates and of fees, commissions and any compensation paid or accrued to the General Partner or its Affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed); (b) within 75 days after the close of each fiscal year (but in no event later than March 15 of each year) such tax information relating to the Partnership as is necessary for such Partner to complete his federal income tax return; (c) within 30 days after the close of each calendar month, such financial and other information with respect to the Partnership as the CFTC and NFA from time to time shall require in monthly reports, together with information concerning any material change in the brokerage commissions and fees payable by the Partnership to any Commodity Broker; and (d) at such times as shall be necessary or advisable in the General Partner’s sole discretion, such other information as the CFTC and NFA from time to time shall require under the CEAct to be given to participants in commodity pools.

      In addition, if any of the following events occurs, notice of such event, including a description of the redemption and voting rights of Limited Partners, as set forth in Sections 10(b) and 15, shall be mailed to each Limited Partner within seven business days after the occurrence of such event: (a) a decrease in the Net Asset Value of a Unit as of the close of business on any business day to 50% or less of the Net Asset Value for such Unit as of the end of the immediately preceding month; (b) any material amendment to this Agreement; (c) any change in Trading Advisors or any material change in the Management Agreement with a Trading Advisor; (d) any change in Commodity Brokers or any material change in the compensation arrangements with a Commodity Broker; (e) any change in general partners or any material change in the compensation arrangements with a general partner; (f) any change in the Partnership’s fiscal year; (g) any material change in the Partnership’s trading policies; or (h) cessation of Futures Interests trading by the Partnership. In the case of a notice given in accordance with clause (a) of the immediately preceding sentence: (i) such notice shall also advise Limited Partners that a “Special Redemption Date,” on a date specified in such notice (but in no event earlier than 15, nor later than 45, days after the mailing of such notice), will take place as of which Limited Partners may redeem their Units in the same manner as provided in Section 10(b) for regular Redemption Dates (a Special Redemption Date may take place on a regular Redemption Date); and (ii) following the close of business on the date of the 50% decrease giving rise to such notice, the Partnership shall liquidate all existing positions as promptly as reasonably practicable and shall suspend all Futures Interests trading through the Special Redemption Date. Thereafter, the General Partner shall determine whether to reinstitute Futures Interests trading or to terminate the Partnership. As used herein, “material change in the Partnership’s trading policies” shall mean any material change in those trading policies specified in Section 8(c).

      The Net Asset Value of a Unit shall be determined daily by the General Partner, and the most recent Net Asset Value calculation shall be promptly supplied by the General Partner in writing to any Limited Partner after the General Partner shall have received a written request from such Partner.

      In addition, no increase (subject to the limits in the fourth paragraph of Section 7(e)) in any of the management, incentive, or brokerage fees payable by the Partnership, or any caps (other than those described in the fourth paragraph of Section 7(e)) on management fees, incentive fees, brokerage commissions or fees, Transaction Fees and Costs, ordinary administrative expenses, or net excess interest or compensating balance benefits, all as described in the Prospectus, may take effect until the first business day following a Redemption Date, provided that: (i) notice of such increase is mailed to each Limited Partner at least five business days prior to the last date on which a Request for Redemption must be received by the General Partner with respect to the applicable Redemption Date; (ii) such notice shall describe the redemption and voting rights of Limited Partners, as set forth in Sections 10(b) and 15; and (iii) Limited Partners redeeming Units at the first Redemption Date following such notice shall not be subject to the redemption charges described in Section 10(b).

      In addition, following each Closing, the General Partner shall send written notice to any Limited Partner which has acquired of record more than five percent of the outstanding Units of the Partnership, so that such Limited Partner may comply with the reporting requirements of Section 13(d) and (g) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G promulgated thereunder.

10.  Transfer; Redemption of Units; Exchange Privilege.

      (a) Transfer. A Limited Partner may transfer or assign his Units only as provided in this Section 10(a). No transferee or assignee shall become a substituted Limited Partner unless the General Partner first consents to such transfer or assignment in writing, which consent may not be unreasonably withheld. Any transfer or assignment of Units which is permitted hereunder shall be effective as of the end of the month in which such transfer or assignment is made; provided, however, that the Partnership need not recognize any transfer or assignment until it has received at least 30 days’ prior written notice thereof from the Limited Partner, which notice shall set forth the address and social security or taxpayer identification number of the transferee or assignee and the number of Units to be transferred or assigned, and which notice shall be signed by the Limited Partner. No transfer or assignment of Units will be effective or recognized by the Partnership if the transferee or assignee, or the transferor or assignor (if fewer than all Units held by the transferor or assignor are being transferred or assigned), would, by reason of such transfer or assignment, acquire Units which do not meet the minimum initial subscription requirements, as described in the Prospectus; provided, however, that the foregoing restriction shall not apply to transfers or assignments of Units (i) by the way of gift or inheritance, (ii) to any members of the Limited Partner’s family, (iii) resulting from divorce, annulment, separation or similar proceedings, or (iv) to any person who would be deemed an Affiliate of the Limited Partner (for purposes of this clause (iv), the term “Affiliate” also includes any partnership, corporation, association, or other legal entity for which such Limited Partner acts as an officer, director or partner). No transfer or assignment shall be permitted unless the General Partner is satisfied that (i) such transfer or assignment would not be in violation of the Act or applicable federal, state, or non-U.S. securities laws, and (ii) notwithstanding such transfer or assignment, the Partnership shall continue to be classified as a partnership rather than as an association taxable as a corporation under the Code. No transfer or assignment of Units shall be effective or recognized by the Partnership if such transfer or assignment would result in the termination of the Partnership for federal income tax purposes, and any attempted transfer or assignment in violation hereof shall be ineffective to transfer or assign any such Units. Any transferee or assignee of Units who has not been admitted to the Partnership as a substituted Limited Partner shall not have any of the rights of a Limited Partner, except that such person shall receive that share of capital and profits, shall have that right of redemption, and shall remain subject to the other terms of this Agreement binding upon Limited Partners. No Limited Partner shall have any right to approve of any person becoming a substituted Limited Partner. The Limited Partner shall bear all costs (including any attorneys’ and accountants’ fees) related to such transfer or assignment of his Units.

      In the event that the General Partner consents to the admission of a substituted Limited Partner pursuant to this Section 10(a), the General Partner is hereby authorized to take such actions as may be necessary to reflect such substitution of a Limited Partner.

      (b) Redemption. Except as set forth below and in accordance with the terms hereof, a Limited Partner (or any assignee thereof) may withdraw all or part of his unredeemed capital contribution and undistributed profits, if any, by requiring the Partnership to redeem all or part of his Units at the Net Asset Value thereof, reduced as hereinafter described (any such withdrawal being herein referred to as a “Redemption”). Redemptions may only be made in whole Units, with a minimum amount of 100 Units required for each redemption, unless a Limited Partner is redeeming his entire interest in the Partnership.

      Except as otherwise provided in Section 6, Units may be redeemed at the option of a Limited Partner as of, but not before, the sixth month-end following the closing at which the Limited

Partner first becomes a Limited Partner of the Partnership or a limited partner of any other partnership offering Units pursuant to the Prospectus (all such partnerships shall be defined collectively as the “Charter Series Partnerships” or individually as a “Charter Series Partnership”). Thereafter, Units may be redeemed as of the end of any month. However, any Unit redeemed at or prior to the end of the twelfth or twenty-fourth full month following the closing at which such Unit was issued will be assessed a redemption charge equal to 2% or 1%, respectively, of the Net Asset Value of a Unit on the date of such redemption. The foregoing charges will be paid to Morgan Stanley & Co. Incorporated. A Limited Partner who purchased Units pursuant to a Non-Series Exchange (as defined in the Prospectus) will not be subject to the foregoing redemption charges with respect to such Units. The number of Units (determined on a per closing basis), expressed as a percentage of Units purchased, which is not subject to a redemption charge is determined by dividing (a) the dollar amount used in a Non-Series Exchange to purchase Units by (b) the total investment in the Partnership. Limited Partners who redeem units of limited partnership interest in a Charter Series Partnership and have either paid a redemption charge with respect to such units, or have held such units for at least two years and subsequently purchase Units, will not be subject to redemption charges on the new Units under the following conditions: (a) the subscriber must subscribe for new Units prior to the one-year anniversary of the effective date of the redemption of the units of limited partnership in the other Charter Series Partnership, (b) the subscriber will not be subject to redemption charges with respect to the amount of the subscription for the new Units up to the amount of the proceeds of the redemption (net of any redemption charges), and (c) the subscriber must hold the newly acquired Units for six months from the date of purchase before such Units may be redeemed or exchanged pursuant to a Series Exchange. Limited Partners who redeem Units and use all or a portion of the proceeds of the redemption in a Non-Series Exchange to purchase an interest in another limited partnership for which the General Partner serves as general partner will not be subject to a redemption charge with respect to the proceeds used to purchase the interest in the other partnership. The number of Units, expressed as a percentage of Units redeemed, which are not subject to a redemption charge is determined by dividing (a) the dollar amount of the other partnership interest purchased by (b) the dollar amount of the Units redeemed. Such subscribers remain subject to the minimum purchase and suitability requirements. In addition, redemption charges may not be imposed for certain large purchasers of units of limited partnership interest in the Charter Series Partnerships, as provided in the Prospectus. A Limited Partner who redeems Units pursuant to a Series Exchange will not be subject to redemption charges with respect to the redeemed Units. Units acquired pursuant to a Series Exchange will be deemed as having the same purchase date as the Units exchanged for purposes of determining the applicability of any redemption charges. Furthermore, a Limited Partner redeeming Units at the first Redemption Date following notice of an increase in certain fees in accordance with the fourth paragraph of Section 9 will not be subject to the foregoing redemption charges. Redemptions of Units will be deemed to be in the order in which they are purchased (assuming purchases at more than one closing), with the Units not subject to a redemption charge being deemed to be the first Units purchased at a closing.

      Redemption of a Limited Partner’s Units shall be effective as of the last day of the first month ending after an irrevocable Request for Redemption in proper form shall have been received by the General Partner (“Redemption Date”); provided, that all liabilities, contingent or otherwise, of the Partnership (except any liability to Partners on account of their capital contributions) shall have been paid or there shall remain property of the Partnership sufficient to pay them. As used herein, “Request for Redemption” shall mean a letter in the form specified by the General Partner and received by the General Partner by 3:00 p.m. (New York City time) on the date on which such Redemption is to be effective. A form of Request for Redemption is annexed to this Agreement. Additional forms of Request for Redemption may be obtained by written request to the General Partner.

      Upon Redemption, a Limited Partner (or any assignee thereof) shall receive from the Partnership for each Unit redeemed an amount equal to the Net Asset Value thereof as of the Redemption Date, less any redemption charges and any amount owing by such Partner (and his assignee, if any) to the Partnership pursuant to Section 14(d). If a Redemption is requested by an assignee, all amounts owed to the Partnership under Section 14(d) by the Partner to whom such Unit was sold, as well as all amounts owed by all assignees of such Unit, shall be deducted from the Net Asset Value of such Unit upon Redemption. The General Partner shall endeavor to pay Redemptions within 10 business days after the Redemption Date, except that under special circumstances (including, but not limited to, the inability on the part of the Partnership to liquidate Futures Interests positions or the default or delay in payments which shall be due the Partnership from commodity brokers, banks, or other persons), the Partnership may delay payment to Partners requesting Redemption of Units of the proportionate part of the Net Asset Value of the Units represented by the sums which are the subject of such default or delay. If the General Partner determines that the Partnership will be unable to pay any Redemption in full within 30 days after the applicable Redemption Date, the General Partner will send written notice to each redeeming Limited Partner, within 10 business days after the Redemption Date, of such inability to pay, the reason(s) therefor, and the anticipated date of payment, if known. Redemptions will be made by credit to the Limited Partner’s customer account with Morgan Stanley & Co. Incorporated or by check mailed to the Limited Partner if such account is closed. The General Partner may, in its absolute discretion, waive any restrictions or charges applicable to redemptions.

      The foregoing terms and conditions in this Section 10(b), other than those in the second paragraph hereof prohibiting redemptions before the sixth month-end following the closing at which a person first becomes a Limited Partner, shall also apply to redemptions effected on “Special Redemption Dates” held in accordance with Section 9.

      The General Partner shall be authorized to execute, file, record, and publish, on behalf of the Partnership and each Partner, such amendments to this Agreement and such other documents as shall be necessary or desirable to reflect any Redemption pursuant to this Section 10(b).

      (c) Exchange Privilege. Except as set forth below, a Limited Partner (or any assignee thereof) may redeem his Units effective as of the last business day of any month and authorize the General Partner to use the net proceeds of such redemption to purchase units of limited partnership interest of another Charter Series Partnership (such a transfer between Charter Series Partnerships being herein referred to as a “Series Exchange”). Series Exchanges shall only be permitted by a Limited Partner beginning as of, but not before, the sixth month-end following the closing at which a Limited Partner first became a limited partner of a Charter Series Partnership. The minimum amount of any Series Exchange is 100 Units, unless a Limited Partner is liquidating his entire interest in the other Charter Series Partnership.

      A Series Exchange shall be effective as of the last business day of the month ending after an Exchange Agreement and Power of Attorney in proper form has been received by the General Partner (“Exchange Date”), provided, that the Partnership has assets sufficient to discharge its liabilities and to redeem Units on the Exchange Date. As used herein, “Exchange Agreement and Power of Attorney” shall mean the form annexed to the Prospectus as Exhibit B (or such other form as permitted by the General Partner), sent by a Limited Partner (or any assignee thereof) to Morgan Stanley & Co. Incorporated branch office in time for it to be forwarded and received by the General Partner by 3:00 p.m. New York City time on the Exchange Date. Additional forms of the Exchange Agreement and Power of Attorney may be obtained by written request to the General Partner or from a local Morgan Stanley & Co. Incorporated branch office. Upon requesting a Series Exchange, a Limited Partner shall have authorized the General Partner to redeem the number of Units specified therein and to utilize the net proceeds of such redemption to purchase an amount of units of limited partnership interest of one or more other Charter Series Partnerships as specified in the Exchange Agreement and Power of Attorney. The General Partner shall cause the net proceeds of the redemption to be delivered to the Charter Series Partnership(s) issuing and selling units of limited partnership interest to the redeeming Limited Partner, and shall cause to be mailed to such Limited Partner, within 20 business days after such Exchange Date, a written confirmation thereof.

      As of each Exchange Date, the Partnership shall issue and sell Units with a total Net Asset Value equal to the net proceeds of redemptions from limited partners of other Charter Series Partnerships requesting Units on a Series Exchange, provided, that the General Partner, in its capacity as the general partner of each of the Charter Series Partnerships, has (i) timely received a properly executed Exchange Agreement and Power of Attorney verifying that such units of limited partnership interest in the other Charter Series Partnership(s) subject to such Series Exchange are owned by the person requesting such Series Exchange and acknowledging that the limited partner thereof remains eligible to purchase Units, and (ii) caused the net proceeds from units of limited partnership interest in the other Charter Series Partnership(s) being redeemed to be transferred to the Partnership in payment of such Units. Each Unit to be purchased with the net proceeds of a redemption of units of limited partnership interest from another Charter Series Partnership shall be issued and sold by the Partnership at a price per Unit equal to 100% of the Net Asset Value of a Unit as of the close of business on the relevant Exchange Date.

      Each Limited Partner understands that its ability to effect a Series Exchange in another Charter Series Partnership is conditioned upon units of limited partnership interest of other Charter Series Partnerships being registered and qualified for sale pursuant to a current Prospectus immediately prior to each Exchange Date. The General Partner shall not have any obligation to have units of limited partnership interest in other Charter Series Partnerships registered under federal, state or non-U.S. securities laws, and may withdraw or terminate such registrations at any time. In the event that not all Exchange Agreements and Powers of Attorney can be processed because an insufficient number of units of limited partnership interest are available for sale on an Exchange Date, the General Partner is hereby authorized to allocate units of limited partnership interest in any manner which it deems is reasonable under the circumstances and may allocate a substantial portion of such units of limited partnership interest to new subscribers for Units.

      The General Partner, on behalf of the Partnership and each Partner, is authorized to execute, file, record, and publish such amendments to this Agreement and such other documents as shall be necessary to reflect any Series Exchange pursuant to this Section 10(c).

11.  Special Power of Attorney.

      Each Limited Partner, by the execution of this Agreement, does irrevocably constitute and appoint the General Partner, with full power of substitution, as his true and lawful agent and attorney-in-fact, in his name, place, and stead, (a) to execute, acknowledge, swear to, deliver, file, and record in his behalf in the appropriate public offices and publish: (i) this Agreement and the Certificate of Limited Partnership and amendments thereto; (ii) all instruments that the General Partner deems necessary or appropriate to reflect any amendment, change, or modification of this Agreement or the Certificate of Limited Partnership made in accordance with the terms of this Agreement; (iii) certificates of assumed name; and (iv) all instruments that the General Partner deems necessary or appropriate to qualify or maintain the qualification of the Partnership to do business as a foreign limited partnership in other jurisdictions; and (b) to admit additional Limited Partners and, to the extent that it is necessary under the laws of any jurisdiction, to execute, deliver, and file amended certificates or agreements of limited partnership or other instruments to reflect such admission. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest and shall survive the incapacity, death, dissolution, liquidation, or termination of a Limited Partner. Each Limited Partner hereby agrees to be bound by any representation made by the General Partner and by any successor thereto acting in good faith pursuant to such Power of Attorney. Each Limited Partner agrees to execute a special Power of Attorney on a document separate from this Agreement. In the event of any conflict between this Agreement and any instruments filed by such attorney-in-fact pursuant to the Power of Attorney granted in this Section 11, this Agreement shall control.

12.  Withdrawal of Partners.

      The Partnership shall terminate and be dissolved upon the withdrawal, insolvency, bankruptcy, dissolution, liquidation, or termination of the General Partner (unless a new general partner(s) is elected pursuant to Section 15(c) and such remaining general partner(s) shall have elected to continue the business of the Partnership, which any remaining general partner(s) shall have the right to do). The General Partner shall not withdraw or assign all of its interest at any time without giving the Limited Partners 120 days’ prior written notice of its intention to withdraw or assign, and, if the Limited Partners thereupon elect a new general partner or partners pursuant to Section 15(c) which elect(s) to continue the business of the Partnership, the withdrawing General Partner shall pay all reasonable expenses incurred by the Partnership in connection with such withdrawal. The General Partner shall be paid the Net Asset Value of its interests in the Partnership as of the date of such withdrawal.

      The death, incompetency, withdrawal, insolvency, bankruptcy, termination, liquidation, or dissolution of a Limited Partner shall not terminate or dissolve the Partnership, and such Limited Partner, his estate, custodian, or personal representative shall have no right to withdraw or value such Limited Partner’s interest in the Partnership except as provided in Section 10. Each Limited Partner (and any assignee of such Partner’s interest) expressly agrees that in the event of his death, he waives on behalf of himself and his estate and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting, or appraisal of the assets of the Partnership and any right to an audit or examination of the books of the Partnership (except to the extent permissible under the sixth paragraph of Section 8(e)).

13.  No Personal Liability for Return of Capital.

      Subject to Section 14, neither the General Partner, Morgan Stanley & Co. Incorporated, nor any Affiliate thereof shall be personally liable for the return or repayment of all or any portion of the capital or profits of any Partner (or assignee), it being expressly agreed that any such return of capital or profits made pursuant to this Agreement shall be made solely from the assets (which shall not include any right of contribution from the General Partner) of the Partnership.

14.  Standard of Liability; Indemnification.

      (a) Standard of Liability. The General Partner and its Affiliates shall not be liable to the Partnership, the Limited Partners, or its or their successors or assigns, for any act, omission, conduct or activity undertaken by or on behalf of the Partnership which the General Partner determines, in good faith, to be in the best interests of the Partnership, unless such act, omission, conduct, or activity constituted misconduct or negligence.

      (b) Indemnification by the Partnership. The Partnership shall indemnify, defend, and hold harmless the General Partner and its Affiliates from and against any loss, liability, damage, cost, or expense (including attorneys’ and accountants’ fees and expenses incurred in defense of any demands, claims, or lawsuits) actually and reasonably incurred arising from any act, omission, activity, or conduct undertaken by or on behalf of the Partnership, including, without limitation, any demands, claims, or lawsuits initiated by a Limited Partner (or assignee thereof), provided that (1) the General Partner has determined, in good faith, that the act, omission, activity, or conduct giving rise to the claim for indemnification was in the best interests of the Partnership, and (2) the act, omission, activity, or conduct that was the basis for such loss, liability, damage, cost, or expense was not the result of misconduct or negligence. Notwithstanding anything to the contrary contained in the foregoing, neither the General Partner nor any of its Affiliates nor any person acting as a broker-dealer shall be indemnified by the Partnership for any losses, liabilities, or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (3) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and related costs should be made, provided, with regard to such court approval, the indemnitee must apprise the court of the position of the SEC, and the positions of the respective securities administrators of Massachusetts, Missouri, Tennessee, and/or those other states and jurisdictions in which the plaintiffs claim that they were offered or sold Units, with respect to indemnification for securities laws violations before seeking court approval for indemnification. Furthermore, in any action or proceeding brought by a Limited Partner in the right of the Partnership to which the General Partner or any Affiliate thereof is a party defendant, any such person shall be indemnified only to the extent and subject to the conditions specified in the Act and this Section 14(b). The Partnership shall make advances to the General Partner or its Affiliates hereunder only if: (1) the demand, claim, lawsuit, or legal action relates to the performance of duties or services by such persons to the Partnership; (2) such demand, claim, lawsuit, or legal action is not initiated by a Limited Partner; and (3) such advances are repaid, with interest at the legal rate under Delaware law, if the person receiving such advance is ultimately found not to be entitled to indemnification hereunder.

      Nothing contained in this Section 14(b) shall increase the liability of any Limited Partner to the Partnership beyond the amount of his unredeemed capital contribution, undistributed profits, if any, and any amounts received on distributions and redemptions and deemed received on Series Exchanges, together with interest thereon. All rights to indemnification and payment of attorneys’ and accountants’ fees and expenses shall not be affected by the termination of the Partnership or the withdrawal, insolvency, or dissolution of the General Partner.

      The Partnership shall not incur the cost of that portion of liability insurance which insures the General Partner and its Affiliates for any liability as to which the General Partner and its Affiliates are prohibited from being indemnified.

      (c) Affiliate. As used in this Agreement, the term “Affiliate” of a person shall mean: (i) any natural person, partnership, corporation, association, or other legal entity directly or indirectly owning, controlling, or holding with power to vote 10% or more of the outstanding voting securities of such person; (ii) any partnership, corporation, association, or other legal entity 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote by such person; (iii) any natural person, partnership, corporation, association, or other legal entity directly or indirectly controlling, controlled by, or under common control with, such person; or (iv) any officer, director or partner of such person. Notwithstanding the foregoing, solely for purposes of determining eligibility for indemnification under Section 14(b), the term “Affiliate” shall include only those persons performing services for the Partnership.

      (d) Indemnification by Partners. In the event that the Partnership is made a party to any claim, demand, dispute, or litigation or otherwise incurs any loss, liability, damage, cost, or expense as a result of, or in connection with, any Partner’s (or assignee’s) obligations or liabilities unrelated to the Partnership’s business, such Partner (or assignees cumulatively) shall indemnify, defend, hold harmless, and reimburse the Partnership for such loss, liability, damage, cost, and expense to which the Partnership shall become subject (including attorneys’ and accountants’ fees and expenses).

15.  Amendments; Meetings.

      (a) Amendments with Consent of the General Partner. If, at any time during the term of the Partnership, the General Partner shall deem it necessary or desirable to amend this Agreement, such amendment shall be effective only if embodied in an instrument approved by the General Partner and by Limited Partners owning more than 50% of the Units then outstanding, and if made in accordance with, and to the extent permissible under, the Act. Any amendment to this Agreement or actions taken pursuant to this Section 15 that shall have been approved by the percentage of outstanding Units prescribed above shall be deemed to have been approved by all Limited Partners. Notwithstanding the foregoing, the General Partner shall be authorized to amend this Agreement without the consent of any Limited Partner in order to: (i) change the name of the Partnership or cause the Partnership to transact business under another name; (ii) clarify any inaccuracy or any ambiguity, or reconcile any inconsistent provisions herein; (iii) make any amendment to this Agreement, provided that such amendment is not adverse to the Limited Partners; (iv) effect the intent of the allocations proposed herein to the maximum extent possible and to the extent necessary to comply with the Code or the interpretations thereof affecting such allocations, as same may be amended from time to time; (v) attempt to ensure that the Partnership is not taxed as an association taxable as a corporation for federal income (or relevant state income or franchise) tax purposes; (vi) qualify or maintain the qualification of the Partnership as a limited partnership in any jurisdiction; (vii) delete, add or modify any provision of or to this Agreement required to be deleted, added or modified by the staff of the SEC, the CFTC, any other federal agency, any state “Blue Sky” official, or other governmental official, or in order to opt to be governed by any amendment or successor to the Act, or to comply with applicable law; (viii) [Charter Graham and Charter WCM only: make any modification to this Agreement to reflect the admission of additional or substitute general partners and to reflect any modification to the net worth and minimum investment requirements applicable to the General Partner and any other general partner, as contemplated by Sections 5 and 6 hereof] [Charter Aspect only: make any modification to this Agreement to reflect the admission of additional or substitute general partners and to reflect any modification to the net worth requirements applicable to the General Partner and any other general partner, as contemplated by Section 5 hereof]; (ix) make any amendment that is appropriate or necessary, in the opinion of the General Partner, to prevent the Partnership or the General Partner or its directors, officers or controlling persons from in any manner being subject to the provisions of the Investment Company Act of 1940, as amended (the “1940 Act”), the Investment Advisers Act of 1940, as amended (the “Advisers Act”), or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended; and (x) to make any amendment that is appropriate or necessary, in the opinion of the General Partner, to qualify the Partnership under the 1940 Act, and any persons under the 1940 Act and the Advisers Act, if the General Partner is informed that doing so is necessary. Any such supplemental or amendatory agreement shall be adhered to and have the same force and effect from and after its effective date as if the same had originally been embodied in, and formed a part of, this Agreement; provided, however, that no such supplemental or amendatory agreement shall, without the consent of all Partners affected thereby, change or alter the provisions of this proviso, reduce the capital account of any Partner, or modify the percentage of profits, losses or distributions to which any Partner is entitled.

      (b) Meetings. Any Limited Partner or his authorized attorney or agent, upon written request to the General Partner, delivered either in person or by certified mail, and upon payment of reasonable duplicating and postage costs, shall be entitled to obtain from the General Partner by mail a list of the names and addresses of record of all Limited Partners and the number of Units owned by each.

      Upon receipt of a written request, signed by Limited Partners owning at least 10% of the Units then owned by Limited Partners, that a meeting of the Partnership be called to vote upon any matter upon which all Limited Partners may vote pursuant to this Agreement, the General Partner, by written notice to each Limited Partner of record sent by certified mail or delivered in person within 15 days after such receipt, shall call a meeting of the Partnership. Such meeting shall be held at least 30 but not more than 60 days after the mailing of such notice, and such notice shall specify the date, a reasonable place and time, and the purpose of such meeting.

      (c) Amendments and Actions without Consent of the General Partner. At any meeting of the Limited Partners, upon the affirmative vote (which may be in person or by proxy) of Limited Partners owning more than 50% of the Units then owned by Limited Partners, the following actions may be taken without the consent of the General Partner: (i) this Agreement may be amended in accordance with, and only to the extent permissible under, the Act; provided, however, that no such amendment shall, without the consent of all Partners affected thereby, change or alter the provisions of this proviso, reduce the capital account of any Partner, or modify the percentage of profits, losses, or distributions to which any Partner is entitled; (ii) the Partnership may be dissolved; (iii) the General Partner may be removed and replaced; (iv) a new general partner or general partners may be elected if the General Partner terminates or liquidates or elects to withdraw from the Partnership pursuant to Section 12, or becomes insolvent, bankrupt, or is dissolved; (v) any contracts with the General Partner or any of its Affiliates may be terminated without penalty on not less than 60 days’ prior written notice; and (vi) the sale of all or substantially all of the assets of the Partnership may be approved. Notwithstanding the foregoing, no such action shall adversely affect the status of the Limited Partners as limited partners under the Act or the classification of the Partnership as a partnership under the federal income tax laws; Units owned by the General Partner and any Affiliate thereof shall not be voted on the matters described in clauses (iii) and (v) above or on any matter described in clauses (i), (ii), (iv), or (vi), if it entails a transaction between the Partnership and the General Partner or any Affiliate thereof; and, in determining the percentage of outstanding Units voting on any matter described above, any Units owned by the General Partner or any Affiliate thereof shall not be included. Any action which shall have been approved by the percentage of outstanding Units prescribed above shall be deemed to have been approved by all Limited Partners.

      (d) Action Without Meeting. Notwithstanding contrary provisions of this Section 15 covering notices to, meetings of, and voting by Limited Partners, any action required or permitted to be taken by Limited Partners at a meeting or otherwise may be taken by Limited Partners without a meeting, without prior notice, and without a vote if a consent in writing setting forth the action so taken shall be signed by Limited Partners owning Units having not fewer than the minimum number of votes that would be necessary to authorize or take such action at a meeting of Limited Partners at which all outstanding Units shall have been present and voted. Notice of the taking of action by Limited Partners without a meeting by less than unanimous written consent of the Limited Partners shall be given to those Limited Partners who shall not have consented in writing within seven business days after the occurrence thereof.

      (e) Amendments to Certificate of Limited Partnership. If an amendment to this Agreement shall be made pursuant to this Section 15, the General Partner shall be authorized to execute, acknowledge, swear to, deliver, file, record, and publish, on behalf of the Partnership and each Partner, such amendments to the Certificate of Limited Partnership as shall be necessary or desirable to reflect such amendment.

16.  Index of Defined Terms.

Defined Term	Section
1940 Act	15(a)
Act	1
Advisers Act	15(a)
Affiliate	14(c)
Agreement	Preamble
CEAct	8(e)
Certificate of Limited Partnership	1
CFTC	3
Charter Series Partnership(s)	10(b)
Code	7(c)(4)
Commodity Broker	6
Customer Agreement	8(b)
Determination Date	7(b)
Exchange Agreement and Power of Attorney	10(c)
Exchange Date	10(c)
Futures Interests	3
General Partner	Preamble
Initial Closing	6
Initial Offering	6
Limited Partners	Preamble
Management Agreement	8(b)
NASAA Guidelines	5
Net Asset Value	7(d)(2)
Net Assets	7(d)(1)
NFA	6
Non-Series Exchange	10(b)
Partners	Preamble
Partnership	1
Prospectus	6
Pyramiding	8(c)(5)
Redemption	10(b)
Redemption Date	10(b)
Request for Redemption	10(b)
SEC	5
Selling Agent	6
Series Exchange	10(c)
Special Redemption Date	9
Trading Advisor	6
Trading Profits	7(e)
Transaction Fees and Costs	7(e)
Unit(s) of General Partnership Interest	6
Unit(s)	6

17.  Governing Law.

      The validity and construction of this Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware, including, specifically, the Act (without regard to its choice of law principles); provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 17.

18.  Miscellaneous.

      (a) Priority among Limited Partners. Except as otherwise specifically set forth in this Agreement, no Limited Partner shall be entitled to any priority or preference over any other Limited Partner in regard to the affairs of the Partnership.

      (b) Notices. All notices and requests to the General Partner under this Agreement (other than Subscriptions, Requests for Redemption, Series Exchanges, and notices of assignment or transfer, of Units) shall be in writing and shall be effective upon personal delivery or, if sent by registered or certified mail, postage prepaid, addressed to the General Partner at 330 Madison Avenue, 8th Floor, New York, NY 10017 (or such other address as the General Partner shall have notified the Limited Partners), upon the deposit of such notice in the United States mail. Requests for Redemption, Series Exchanges, and notices of assignment or transfer of Units shall be effective upon timely receipt by the General Partner. Except as otherwise provided herein, all reports and notices hereunder shall be in writing and shall be sent by first-class mail to the last known address of the Limited Partner.

      (c) Binding Effect. This Agreement shall inure to the benefit of, and be binding upon, all of the parties, their successors, assigns as permitted herein, custodians, estates, heirs, and personal representatives. For purposes of determining the rights of any Partner or assignee hereunder, the Partnership and the General Partner may rely upon the Partnership’s records as to who are Partners and assignees, and all Partners and assignees agree that their rights shall be determined and that they shall be bound thereby, including all rights that they may have under Section 15.

      (d) Captions. Captions in no way define, limit, extend, or describe the scope of this Agreement nor the effect of any of its provisions.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Additional Limited Partners:	General Partner:
By: Demeter Management Corporation, General Partner, as Authorized Agent and Attorney-in-Fact	DEMETER MANAGEMENT CORPORATION
By:	By:
President	President

Annex A to Limited Partnership Agreement

REQUEST FOR REDEMPTION: MORGAN STANLEY MANAGED FUTURES FUNDS

THIS IRREVOCABLE REQUEST FOR REDEMPTION MUST BE DELIVERED TO A LIMITED PARTNER’S LOCAL MORGAN STANLEY & CO. INCORPORATED BRANCH OFFICE IN TIME FOR IT TO BE FORWARDED AND RECEIVED BY THE GENERAL PARTNER, ATTN: MANAGED FUTURES, 330 MADISON AVENUE, 8TH FLOOR, NEW YORK, NEW YORK 10017, NO LATER THAN 3:00 P.M., NEW YORK CITY TIME, ON THE LAST DAY OF THE MONTH IN WHICH THE REDEMPTION IS TO BE EFFECTIVE.

, 20	☐☐☐ ☐☐☐☐☐☐ ☐☐☐
(date)	(print or type Morgan Stanley & Co. Incorporated account number)

      I hereby request redemption (effective as of the next applicable date as of which redemption is permitted as set forth in the Limited Partnership Agreement of the Partnership for which redemption is requested, subject to all terms and conditions set forth therein) of my capital account in an amount equal to the respective Net Asset Value, as defined in the Limited Partnership Agreement, of the following Unit(s) of Limited Partnership Interest (“Units”), less any amounts specified in the Limited Partnership Agreement.

COMPLETE ONLY ONE SECTION — A, B, C, OR D — PER FORM

Section A

Spectrum Series shall only redeem Units in a minimum amount of 50 Units, unless a Limited
Partner is redeeming his/her entire interest (all) in such Partnership.

[DWSB] Spectrum Global Balanced	☐Entire Interest	Units
[DWSF] Spectrum Select	☐Entire Interest	Units
[DWSS] Spectrum Strategic	☐Entire Interest	Units
[DWST] Spectrum Technical	☐Entire Interest	Units
[DWSX] Spectrum Currency	☐Entire Interest	Units

Section B

Cornerstone Funds shall only redeem $1,000 increments or WHOLE Units unless a Limited Partner is redeeming his/her entire interest (all) in such Partnership.

[CFCFB] Cornerstone Fund II	☐Entire Interest	Units	$	,000
[CFCFC] Cornerstone Fund III	☐Entire Interest	Units	$	,000
[CFCFD] Cornerstone Fund IV	☐Entire Interest	Units	$	,000

Section C

Charter Series shall only redeem Units in a minimum amount of 100 Units, unless a Limited Partner is redeeming his/her entire interest (all) in such Partnership.

[MSCC] Charter Campbell	☐Entire Interest	Units
[MSCD] Charter Aspect	☐Entire Interest	Units
[MSCG] Charter Graham	☐Entire Interest	Units
[MSCM] Charter WCM	☐Entire Interest	Units

Section D

Other managed futures funds shall only redeem $1,000 increments or WHOLE Units unless a Limited Partner is redeeming his/her entire interest (all) in such Partnership.

MARK ONE FUND ONLY (Use One Form Per Fund):

☐[DFF] Diversified Futures Fund	☐Entire Interest	Units	$	,000
☐[DFF3] Diversified Futures Fund III	☐Entire Interest	Units	$	,000
☐[PPF] Principal Plus Fund	☐Entire Interest	Units	$	,000
☐[PSF] Portfolio Strategy Fund	☐Entire Interest	Units	$	,000

ACCOUNT INFORMATION AND SIGNATURES

I understand that I may only redeem Units at such times as are specified in the Limited Partnership Agreement and that, under certain circumstances described therein, I may be subject to a redemption charge.

I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant that I am the true, lawful and beneficial owner of Units (or fractions thereof) to which this Request for Redemption relates, with full power and authority to request redemption. The Units (or fractions thereof) which are the subject of this request are not subject to any pledge or otherwise encumbered in any fashion. My signature has been represented by a member of a registered national securities exchange.

Signatures Must Be Identical to Name(s) in Which Units are Registered
Type or Print all Information Below

1. Account Information

(Name of Limited Partner)	(Morgan Stanley & Co. Incorporated Account Number)

Address

(Street)

      (City)      (State or Province)            (Zip Code or Postal Code)

2.a. Signature(s) of Individual Partner(s) or Assignee(s) including IRAs

X
(Signature)	(Date)
X
(Signature)	(Date)

2.b. Signature of Entity Partner or Assignee

By: X
(Name of Entity)	(Authorized officer, partner, trustee, or custodian. If a corporation, include certified copy of authorized resolution.)

3. Financial Advisor and Branch Manager Use Only

We, the undersigned Financial Advisor and Branch Manager, represent that the above signature(s) is/are true and correct.

X	By: X
(Financial Advisor MUST sign)	(Branch Manager MUST sign)
(Branch Telephone Number)	Please enter a SELL order upon receipt of a completed Request for Redemption.

EXHIBIT B

SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY
MORGAN STANLEY CHARTER SERIES
UNITS OF LIMITED PARTNERSHIP INTEREST SUBSCRIPTION AND EXCHANGE INSTRUCTIONS

      If you wish to purchase units of one or more of the Morgan Stanley Charter Series partnerships, please follow the instructions below. Instructions relating to “Cash Subscribers” should be followed only if you are purchasing units for cash. Instructions relating to “Exchange Subscribers” should be followed only if you are redeeming units in another commodity pool for which Demeter Management Corporation serves as the general partner and commodity pool operator in a Non-Charter Series Exchange, or if you are redeeming units in a Morgan Stanley Charter Series partnership pursuant to a Charter Series Exchange.

SUBSCRIPTION INSTRUCTIONS

      You should carefully read and review the Morgan Stanley Charter Series Prospectus, dated April 2, 2007 (the “Prospectus”), any applicable supplement to the Prospectus, and this Subscription and Exchange Agreement and Power of Attorney. In reading the Prospectus, pay particular attention to the matters discussed under “Risk Factors,” “Conflicts of Interest” and “Description of Charges.” By signing the Agreement, you will be deemed to make each applicable representation and warranty, and satisfy any applicable special State Suitability Requirement, set forth in this Agreement on pages B-2-B-4, so please make sure that you satisfy all applicable provisions in those sections before signing this Agreement.

      CASH SUBSCRIBERS MUST FILL IN ALL OF THE BOXES AND BLANKS ONLY ON PAGES B-7 AND B-8, AND EXCHANGE SUBSCRIBERS MUST FILL IN ALL OF THE BOXES AND BLANKS ONLY ON PAGES B-9 AND B-10, USING INK, AS FOLLOWS:

Item 1 For Cash Subscribers (pages B-7–B-8) and Exchange Subscribers (pages B-9–B-10)	—Enter your Morgan Stanley & Co. Incorporated Account Number.
Item 1 For Cash Subscribers (page B-7)	—Enter the dollar amount of the subscription for each partnership whose units you wish to purchase.
Item 1 For Exchange Subscribers (page B-9)	—Enter the symbol(s) of the limited partnership(s) from which you are redeeming units; specify the quantity to be redeemed (entire interest or number of whole units).
Item 2 For Cash Subscribers (page B-8) and Exchange Subscribers (page B-10)	—Enter the exact name in which your units are to be held based on ownership type.
—You and any co-subscriber must execute the Signature Page of this Agreement on page B-8 (for Cash Subscribers) or page B-10 (for Exchange Subscribers).
If you are subscribing for a joint or community property account, the statements, representations, and warranties set forth in this Subscription and Exchange Agreement and Power of Attorney shall be deemed to have been made by each owner of the account.
*If the units will be owned by tenants in common, signatures of all owners are required.
*In the case of a participant-directed ERISA Plan or Individual Retirement Account, the beneficiary must sign immediately below and the trustee or custodian must sign below under “Entity Subscription.”
Item 3 For Cash Subscribers (page B-8) Exchange Subscribers (page B-10) and update subscribers (page C-1)	—A Morgan Stanley & Co. Incorporated Financial Advisor and Branch Manager must complete the required information.

Morgan Stanley & Co. Incorporated Financial Advisor: This Agreement must be mailed to the general partner, Attn: Managed Futures, at 330 Madison Avenue, 8th Floor, New York, New York 10017. This form cannot be faxed.

MORGAN STANLEY CHARTER SERIES

SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY

      If you are subscribing for units of limited partnership interest in the Morgan Stanley Charter Series, consisting of three continuously-offered commodity pool limited partnerships, Morgan Stanley Charter Graham L.P., Morgan Stanley Charter WCM L.P., and Morgan Stanley Charter Aspect L.P., you should carefully read and review the Prospectus, and any applicable supplement to the Prospectus.

      For Cash Subscribers: By executing the Cash Subscription Signature Page of this Subscription and Exchange Agreement and Power of Attorney, you will irrevocably subscribe for units of one or more of the partnerships at the price per unit described in the Prospectus.

      For Exchange Subscribers: By executing the Exchange Subscription Signature Page of this Agreement, you will irrevocably redeem the units of limited partnership interest of the limited partnership indicated on the signature page of this Agreement and, with the proceeds of that redemption, irrevocably subscribe for units of one or more of the partnerships at the price per unit described in the Prospectus.

      Notwithstanding the foregoing, you may revoke this Agreement, and receive a full refund of the subscription amount you paid, plus any accrued interest thereon (or revoke the redemption of units in the other limited partnership in the case of an exchange), by delivering written notice to your Morgan Stanley & Co. Incorporated financial advisor in time for it to be forwarded and received by the general partner, attn: Managed Futures, at 330 Madison Avenue, 8th Floor, New York, New York 10017, no later than 3:00 p.m., New York City time, on the date of the applicable monthly closing. If this Agreement is accepted, you agree to: (i) contribute your subscription to each partnership designated on the Signature Page of this Agreement; and (ii) be bound by the terms of each such partnership’s Amended and Restated Limited Partnership Agreement, included as Exhibit A to the Prospectus (the “Limited Partnership Agreement”). By executing the Signature Page of this Agreement, you shall be deemed to have executed this Agreement and the Limited Partnership Agreement (including the Powers of Attorney in both Agreements).

PAYMENT INSTRUCTIONS

      For Cash Subscribers:   You must pay your subscription amount by charging your customer account with Morgan Stanley & Co. Incorporated (the “Customer Account”). In the event that you do not have a Customer Account or do not have sufficient funds in your existing Customer Account, you must make appropriate arrangements with your Morgan Stanley & Co. Incorporated financial advisor. If you don’t have a financial advisor, contact your local Morgan Stanley & Co. Incorporated branch office. Payment must NOT be mailed to the general partner at its offices in New York City. Any such payment will not be accepted by the general partner and will be returned to you for proper placement with the Morgan Stanley & Co. Incorporated branch office where your Customer Account is maintained. By executing the Signature Page of this Agreement, you authorize and direct the general partner and Morgan Stanley & Co. Incorporated to transfer the appropriate amount from your Customer Account to the escrow account.

      For Exchange Subscribers:   You must pay your subscription amount by applying the proceeds from the redemption of your limited partnership units in one of the partnerships or another commodity pool which Demeter Management Corporation serves as the general partner and commodity pool operator. You may only redeem units at such times as are specified in the limited partnership agreement for that commodity pool, and under certain circumstances described in that agreement you may be subject to a redemption charge.

REPRESENTATIONS AND WARRANTIES

      By executing the Signature Page of this Agreement, you (for yourself and any co-subscriber, and, if you are signing on behalf of an entity, on behalf of and with respect to that entity and its shareholders, partners, beneficiaries or members), represent and warrant to the general partner and each partnership whose units you are purchasing, as follows (as used below, the terms “you” and “your” refer to you and your co-subscriber, if any, or if you are signing on behalf of an entity, that entity):

(1) You have received a copy of the Prospectus, including the Limited Partnership Agreement.

(2) You are of legal age to execute this Agreement and are legally competent to do so.

(3) You satisfy the applicable financial suitability and minimum investment requirements, as set forth below under the caption “State Suitability Requirements” (or in a special Supplement to the Prospectus) for residents of the state in which you reside. You agree to provide any additional documentation requested by the general partner, as may be required by the securities administrators of certain states, to confirm that you meet the applicable minimum financial suitability standards to invest in the partnerships.

(4) All the information that you have provided on the Signature Page is correct and complete as of the date of this Agreement, and, if there should be any material change in such information prior to your admission as a limited partner, you will immediately furnish such revised or corrected information to the general partner.

(5) If you are representing an ERISA Plan or Individual Retirement Account, to the best of your knowledge, neither the general partner, Morgan Stanley & Co. Incorporated, any additional selling agent, any trading advisor, nor any of their respective affiliates: (a) has investment discretion with respect to the investment of your plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such plan assets and (ii) will be based on the particular investment needs of the plan; or (c) is an employer maintaining or contributing to that plan. For purposes of this representation (5), “ERISA Plan” means any employee benefit plan or trust within the meaning of and subject to the Employee Retirement Income Security Act of 1974, as amended, and “Individual Retirement Account” means an individual retirement account or Keogh Plan subject solely to the provisions of Section 4975 of the Internal Revenue Code of 1986, as amended.

(6) Unless representation (7) or (8) below is applicable, your subscription is made with your funds for your own account and not as trustee, custodian or nominee for another.

(7) If you are subscribing as custodian for a minor, either (a) the subscription is a gift you have made to that minor and is not made with that minor’s funds, in which case the representations as to net worth and annual income below apply only to you, as the custodian; or (b) if the subscription is not a gift, the representations as to net worth and annual income below apply only to that minor.

(8) If you are subscribing as a trustee or custodian of an ERISA Plan or of an Individual Retirement Account at the direction of the beneficiary of that ERISA Plan or Individual Retirement Account, the representations herein apply only to the beneficiary of that plan or IRA.

(9) If you are subscribing in a representative capacity, you have full power and authority to purchase units and enter into and be bound by this Agreement on behalf of the entity for which you are purchasing the units, and that entity has full right and power to purchase the units and enter into and be bound by this Agreement and become a limited partner pursuant to each applicable Limited Partnership Agreement.

(10) If you are subscribing for a joint or community property account, you have full power and authority to purchase units and enter into and be bound by this Agreement on behalf of the joint or community property account.

(11) You either: (a) are not required to be registered with the Commodity Futures Trading Commission (“CFTC”) or to be a member of the National Futures Association (“NFA”); or (b) if so required, you are duly registered with the CFTC and are a member in good standing of the NFA. It is an NFA requirement that the general partner attempt to verify that any person or entity that seeks to purchase units be duly registered with the CFTC and a member of the NFA, if required. You agree to supply the general partner with such information as the general partner may reasonably request in order to attempt such verification. Certain entities that acquire units may, as a result, themselves become “commodity pools” within the intent of applicable CFTC and NFA rules, and their sponsors, accordingly, may be required to register as “commodity pool operators.”

(12) You represent and agree that you will provide any information deemed necessary by the general partner, in its sole discretion, to comply with its anti-money laundering program and related responsibilities from time to time. You further agree that the general partner may, in its sole discretion, decline to accept a subscription if the requested information is not provided or on the basis of such information that is provided, and that if the information requested by the general partner is not provided on a timely basis, the general partner may, in its sole discretion, redeem your units in accordance with the Limited Partnership Agreement.

Additional Representation and Warranty for Exchange Subscribers:

(13) You are the true, lawful, and beneficial owner of the units of limited partnership interest (or fractions thereof) to be redeemed pursuant to this Agreement, with full power and authority to request redemption and a subsequent purchase of units. The units of limited partnership interest (or fractions thereof) which you are redeeming are not subject to any pledge or are otherwise encumbered in any fashion.

      By making the representations and warranties set forth above, you should be aware that you have not waived any rights of action which you may have under applicable federal or state securities laws. Federal and state securities laws provide that any such waiver would be unenforceable. You should be aware, however, that the representations and warranties set forth above may be asserted in the defense of a partnership, the general partner, Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited, any additional selling agent, any trading advisor, or others in any subsequent litigation or other proceeding.

STATE SUITABILITY REQUIREMENTS

      Except as indicated below, you must have a net worth (exclusive of home, furnishings, and automobiles) of at least $150,000 or, failing that standard, have both a net worth (same exclusions) of at least $45,000 and an annual gross income of at least $45,000. If you are subscribing with your spouse as joint owners, you may count your joint net worth and joint income in satisfying these requirements, as well as the special requirements described below. You must also make a minimum initial aggregate investment of $20,000, and you must invest at least $5,000 in any one partnership. See “Subscription Procedure” in the Prospectus as to special rules if you are purchasing units in a Non-Charter Series Exchange. However, the states listed below (or in certain cases, in special Supplements to the Prospectus attached hereto) have more restrictive suitability or minimum investment requirements for their residents. Please read the following list to make sure that you meet the minimum suitability and/or investment requirements for the state in which you reside. (As used below, “NW” means net worth exclusive of home, furnishings, and automobiles; “AI” means annual gross income; and “TI” means annual taxable income for federal income tax purposes.)

Alaska: (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.

California: (a) $150,000 NW, or (b) $75,000 NW and $50,000 AI.

Iowa: (a) $225,000 NW, or (b) $60,000 NW and $60,000 TI.

Kansas: Solely with respect to subscribers who have not purchased units of any Charter Series partnership at or prior to the September 30, 2004 Monthly Closing, (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI. In addition, it is recommended that Kansas investors (both current and new) not invest, in the aggregate, more than 10% of their net worth (exclusive of home, furnishings, and automobiles) in the Charter Series and other managed futures investments.

Maine: (a) $200,000 NW, or (b) $50,000 NW and $50,000 AI.

Massachusetts: (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.

Michigan: (a) $225,000 NW, or (b) $60,000 NW and $60,000 TI.

Missouri: (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.

North Carolina: (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.

Ohio: (1) Solely with respect to subscribers who have not purchased units of any Charter Series partnership at or prior to the November 30, 2005 Monthly Closing, (a) $250,000 NW and investment may not exceed 10% of NW, or (b) $70,000 NW and $70,000 AI and investment may not exceed 10% of NW; and (2) solely with respect to subscribers who purchased units of any Charter Series partnership at or prior to the November 30, 2005 Monthly Closing, (a) $150,000 NW and investment may not exceed 10% of NW, or (b) $45,000 NW and $45,000 AI and investment may not exceed 10% of NW.

Pennsylvania: (a) $175,000 NW and investment may not exceed 10% of NW, or (b) $100,000 NW and $50,000 TI and investment may not exceed 10% of NW.

Tennessee: (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.

Texas: (a) $225,000 NW, or (b) $60,000 NW and $60,000 TI.

ACCEPTANCE OF THE LIMITED PARTNERSHIP AGREEMENTS

      You agree that as of the date that your name is entered on the books of a partnership, you shall become a limited partner of that partnership. You also agree to each and every term of the Limited Partnership Agreement of that partnership as if you signed that agreement. You further agree that you will not be issued a certificate evidencing the units that you are purchasing, but that you will receive a confirmation of purchase in Morgan Stanley & Co. Incorporated’s customary form.

POWER OF ATTORNEY AND GOVERNING LAW

      You hereby irrevocably constitute and appoint Demeter Management Corporation, the general partner of each partnership, as your true and lawful Attorney-in-Fact, with full power of substitution, in your name, place, and stead: (1) to do all things necessary to admit you as a limited partner of each partnership requested below, and such other partnership(s) of the Morgan Stanley Charter Series as you may request from time to time; (2) to admit others as additional or substituted limited partners to such partnership(s) so long as such admission is in accordance with the terms of the applicable Limited Partnership Agreement or any amendment thereto; (3) to file, prosecute, defend, settle, or compromise any and all actions at law or suits in equity for or on behalf of each partnership in connection with any claim, demand, or liability asserted or threatened by or against any partnership; and (4) to execute, acknowledge, swear to, deliver, file, and record on your behalf and as necessary in the appropriate public offices, and publish: (a) each Limited Partnership Agreement and each Certificate of Limited Partnership and all amendments thereto permitted by the terms thereof; (b) all instruments that the general partner deems necessary or appropriate to reflect any amendment, change, or modification of any Limited Partnership Agreement or any Certificate of Limited Partnership made in accordance with the terms of such Limited Partnership Agreement; (c) certificates of assumed name; and (d) all instruments that the general partner deems necessary or appropriate to qualify or maintain the qualification of each partnership to do business as a foreign limited partnership in other jurisdictions. You agree to be bound by any representation made by the general partner or any successor thereto acting in good faith pursuant to this Power of Attorney.

      The Power of Attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and survive your death, incapacity, dissolution, liquidation, or termination.

      This Subscription and Exchange Agreement and Power of Attorney shall be governed by and interpreted in accordance with the laws of the State of New York, provided, however, that this provision shall not be deemed a waiver of any rights of action you may have under applicable federal or state securities law.

RECEIPT OF DOCUMENTATION

      The regulations of the CFTC require that you be given a copy of the Prospectus (which includes the most current annual report for each partnership), as well as certain additional documentation consisting of: (a) a supplement to the Prospectus, which must be given to you if the Prospectus is dated more than nine months prior to the date that you first received the Prospectus, and (b) the most current monthly account statement (report) for the partnerships. You hereby acknowledge receipt of the Prospectus and the additional documentation referred to above, if any.

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Morgan Stanley Charter Series
Units of Limited Partnership Interest
Cash Subscription Signature Page

  A

April 2, 2007

Please print or type (except signatures). Use ink only.

      PAGES B-7 AND B-8, THE CASH SUBSCRIPTION SIGNATURE PAGE, MUST BE DELIVERED TO YOUR LOCAL MORGAN STANLEY & CO. INCORPORATED BRANCH OFFICE IN TIME FOR IT TO BE FORWARDED AND RECEIVED BY THE GENERAL PARTNER, ATTN: MANAGED FUTURES, AT 330 MADISON AVENUE, 8TH FLOOR, NEW YORK, NEW YORK 10017, NO LATER THAN 3:00 P.M., NEW YORK CITY TIME, ON THE DATE OF THE APPLICABLE MONTHLY CLOSING. THIS FORM CANNOT BE FAXED.

      By execution and delivery of this Cash Subscription Signature Page and by payment of the purchase price for units of limited partnership interest of one or more partnerships in the Morgan Stanley Charter Series you hereby subscribe for units in the partnership(s) specified below at a price equal to 100% of the net asset value per unit of the applicable partnership(s) as of the close of business on the date of the applicable monthly closing.

      BY SUCH EXECUTION AND PAYMENT, YOU ACKNOWLEDGE RECEIPT OF THE MORGAN STANLEY CHARTER SERIES PROSPECTUS DATED APRIL 2, 2007, INCLUDING THE LIMITED PARTNERSHIP AGREEMENTS, ANY APPLICABLE SUPPLEMENT TO THE PROSPECTUS, AND THIS SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY, THE TERMS OF WHICH GOVERN THE INVESTMENT IN THE UNITS BEING SUBSCRIBED FOR BY YOU, AND THE CURRENT MONTHLY REPORT FOR THE PARTNERSHIPS.

  Item 1 — SUBSCRIBER

☐☐☐ ☐☐☐☐☐☐ ☐☐☐
Morgan Stanley & Co. Incorporated Account No.
Charter Fund Symbol Amount of Subscription
	M S C D	Morgan Stanley Charter Aspect L.P.	$
	M S C G	Morgan Stanley Charter Graham L.P.	$
	M S C M	Morgan Stanley Charter WCM L.P.	$

You hereby represent and agree that the name, address, and ownership capacity on the Morgan Stanley & Co. Incorporated account referenced on this Subscription Agreement are your true and correct name, address, and ownership capacity, that the name, address, and ownership capacity on the partnership’s books and records shall be the same as your name, address, and ownership capacity on such Morgan Stanley & Co. Incorporated account, and that you will promptly notify Morgan Stanley & Co. Incorporated of any change in your address, which change shall also be effective for all partnership purposes.

Morgan Stanley Charter Series

April 2, 2007

Item 2 — SIGNATURE(S) — You MUST Sign Below

(1) BY SIGNING BELOW, YOU ARE DEEMED TO MAKE ALL THE REPRESENTATIONS AND WARRANTIES APPLICABLE TO YOU CONTAINED UNDER “REPRESENTATIONS AND WARRANTIES” ON PAGES B-2 AND B-3 OF THE SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY, INCLUDING, IN PARTICULAR, THOSE RELATING TO YOUR RECEIPT OF THE PROSPECTUS AND YOUR SATISFYING APPLICABLE FINANCIAL SUITABILITY REQUIREMENTS UNDER “STATE SUITABILITY REQUIREMENTS” ON PAGE B-4 AND ANY APPLICABLE SUPPLEMENT TO THE PROSPECTUS.

(2) You represent that you are a U.S. resident and a U.S. citizen.

INDIVIDUAL OR JOINT SUBSCRIPTION, INCLUDING PARTICIPANT-DIRECTED EMPLOYEE BENEFIT PLAN OR IRA SUBSCRIPTION

If you are subscribing for a joint or community property account, the statements, representations, and warranties set forth in this Subscription and Exchange Agreement and Power of Attorney shall be deemed to have been made by each owner of the account.

* If the Units will be owned by tenants in common, signatures of all owners are required.

* In the case of a participant-directed ERISA Plan or Individual Retirement Account, the beneficiary must sign immediately below and the trustee or custodian must sign below under “Entity Subscription.”

Full Name of Account

Your Full Name or Name of Trust or Custodial Account—do not use initials

X		X
Signature of Subscriber	Date	Signature of Co-Subscriber	Date
Print Full Name of Subscriber		Print Full Name of Co-Subscriber

ENTITY SUBSCRIPTION

ACCEPTANCE OF SUBSCRIPTION ON BEHALF OF ERISA PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS IS IN NO RESPECT A REPRESENTATION BY THE GENERAL PARTNER OR MORGAN STANLEY & CO. INCORPORATED THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN.

The undersigned officer, partner, trustee, manager, or other representative hereby certifies and warrants that: (a) s/he has full power and authority from or on behalf of the entity named below and its shareholders, partners, beneficiaries, or members to (i) complete, execute, and deliver this Subscription and Exchange Agreement and Power of Attorney on their behalf and (ii) to make the statements, representations, and warranties made herein on their behalf; and (b) the investment in each partnership specified is authorized under applicable law and the governing documents of the entity, has been affirmatively authorized by the governing board or body, if any, of the entity, and is legally permissible.

X
Print Full Name of Entity	Signature of Person Signing for Entity	Date
Title
Print Full Name of Person Signing for Entity

Item 3 — Financial Advisor and Branch Manager Use Only (Complete in Full and in Ink)

The undersigned Financial Advisor hereby certifies that:

(1) the above signature(s) is/are true and correct;

(2) s/he has informed the Subscriber about the liquidity and marketability of the units as set forth in the Prospectus;

(3) based on information obtained from the Subscriber concerning the Subscriber’s investment objectives, other investments, financial situation, needs and any other relevant information, s/he reasonably believes that:

(a) such Subscriber is or will be in a financial position appropriate to enable such Subscriber to realize the benefits of each partnership specified, as described in the Prospectus;

(b) such Subscriber has a net worth sufficient to sustain the risk inherent in each partnership specified (including loss of investment and lack of liquidity); and

(c) each partnership specified is otherwise a suitable investment for such Subscriber;

(4) the Subscriber received the Prospectus, any supplement to the Prospectus, and current monthly report at least five business days prior to the applicable monthly closing;

(5) the Subscriber meets the applicable suitability standards under “State Suitability Requirements” on page B-4 and any applicable supplement to the Prospectus; and

(6) s/he has complied with all applicable Morgan Stanley compliance policies and procedures, including those associated with managed futures.

The Financial Advisor MUST sign below in order to substantiate compliance with NASD Conduct Rule 2810.

X

Signature of Financial Advisor

Print Full Name of Financial Advisor
Telephone Number (...)

The undersigned Branch Manager hereby certifies that:

(1) the above signature(s) is/are true and correct;

(2) the above client(s) is/are suitable under “State Suitability Requirements” on page B-4 and any applicable supplement to the Prospectus;

(3) if the Subscriber’s account is a participant-directed ERISA Plan or Individual Retirement Account for which Morgan Stanley & Co. Incorporated is custodian, then the representations set forth above under the heading “Entity Subscription” are incorporated into and made part of this certification; and

(4) s/he has complied with all applicable Morgan Stanley compliance policies and procedures, including those associated with managed futures.

X

Signature of Branch Manager

Print Full Name of Branch Manager

Please enter a BUY order upon receipt of a completed Subscription Agreement.

Morgan Stanley Charter Series
Units of Limited Partnership Interest
Exchange Subscription Signature Page

  B

April 2, 2007

Please print or type (except signatures). Use ink only.

      PAGES B-9 AND B-10, THE EXCHANGE SUBSCRIPTION SIGNATURE PAGE, MUST BE DELIVERED TO YOUR LOCAL MORGAN STANLEY & CO. INCORPORATED BRANCH OFFICE IN TIME FOR IT TO BE FORWARDED AND RECEIVED BY THE GENERAL PARTNER, ATTN: MANAGED FUTURES, AT 330 MADISON AVENUE, 8TH FLOOR, NEW YORK, NEW YORK 10017, NO LATER THAN 3:00 P.M., NEW YORK CITY TIME, ON THE DATE OF THE APPLICABLE MONTHLY CLOSING. THIS FORM CANNOT BE FAXED.

      By execution and delivery of this Exchange Subscription Signature Page, you hereby redeem the units of limited partnership interest of the limited partnership(s) named in Item 1 below and, by application of the proceeds of such redemption to the payment of the purchase price for units of limited partnership interest in one or more partnerships in the Morgan Stanley Charter Series you hereby subscribe for units in the partnership(s) specified below at a price equal to 100% of the net asset value per unit of the applicable partnership(s) as of the close of business on the date of the applicable monthly closing. Redemption of units of any partnership for an exchange must be in whole units, unless you are redeeming your entire interest in such partnership.

      BY SUCH EXECUTION AND PAYMENT, YOU ACKNOWLEDGE RECEIPT OF THE MORGAN STANLEY CHARTER SERIES PROSPECTUS DATED APRIL 2, 2007, INCLUDING THE LIMITED PARTNERSHIP AGREEMENT, ANY APPLICABLE SUPPLEMENT TO THE PROSPECTUS, AND THIS SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY, THE TERMS OF WHICH GOVERN THE INVESTMENT IN THE UNITS BEING SUBSCRIBED FOR BY YOU, AND THE CURRENT MONTHLY REPORT FOR THE PARTNERSHIPS.

  Item 1 — SUBSCRIBER

☐☐☐ ☐☐☐☐☐☐ ☐☐☐
Morgan Stanley & Co. Incorporated Account No.
Symbol(s) for Fund(s) from which Units are to be redeemed	Specify quantity of Units to be redeemed (check box if Entire Interest; insert number if Whole Units)			Charter Series Fund Symbol
☐☐☐☐☐	☐	Entire Interest or	Whole Units to	☐☐☐☐
M S C
☐☐☐☐☐	☐	Entire Interest or	Whole Units to	☐☐☐☐
M S C
☐☐☐☐☐	☐	Entire Interest or	Whole Units to	☐☐☐☐
M S C

You hereby authorize Demeter Management Corporation to redeem the quantity of units of limited partnership interest set forth opposite the symbol for each partnership identified on the left above at the “Net Asset Value” thereof, as defined in the limited partnership agreement of each such partnership, less any redemption charges, and to utilize the net proceeds of that redemption to purchase units in the applicable Charter Series partnership as indicated on the right above. Redemptions for an exchange must meet the applicable minimum investment requirements described under “Subscription Procedure” in the Prospectus.

You hereby represent and agree that the name, address, and ownership capacity on the Morgan Stanley & Co. Incorporated account referenced on this Subscription Agreement are your true and correct name, address, and ownership capacity, that the name, address, and ownership capacity on the partnership’s books and records shall be the same as your name, address, and ownership capacity on such Morgan Stanley & Co. Incorporated account, and that you will promptly notify Morgan Stanley & Co. Incorporated of any change in your address, which change shall also be effective for all partnership purposes.

Morgan Stanley Charter Series

April 2, 2007

Item 2 — SIGNATURE(S) — You MUST Sign Below

(1) BY SIGNING BELOW, YOU ARE DEEMED TO MAKE ALL THE REPRESENTATIONS AND WARRANTIES APPLICABLE TO YOU CONTAINED UNDER “REPRESENTATIONS AND WARRANTIES” ON PAGES B-2 AND B-3 OF THE SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY, INCLUDING, IN PARTICULAR, THOSE RELATING TO YOUR RECEIPT OF THE PROSPECTUS AND YOUR SATISFYING APPLICABLE FINANCIAL SUITABILITY REQUIREMENTS UNDER “STATE SUITABILITY REQUIREMENTS” ON PAGE B-4 AND ANY APPLICABLE SUPPLEMENT TO THE PROSPECTUS.

(2) You represent that you are a U.S. resident and a U.S. citizen.

INDIVIDUAL OR JOINT SUBSCRIPTION, INCLUDING PARTICIPANT-DIRECTED EMPLOYEE BENEFIT PLAN OR IRA SUBSCRIPTION

If you are subscribing for a joint or community property account, the statements, representations, and warranties set forth in this Subscription and Exchange Agreement and Power of Attorney shall be deemed to have been made by each owner of the account.

* If the units will be owned by tenants in common, signatures of all owners are required.

* In the case of a participant-directed employee benefit plan or IRA, the beneficiary must sign immediately below and the trustee or custodian must sign below under “Entity Subscription.”

Full Name of Account:

Your Full Name or Full Name of Trust or Custodial Account — do not use initials

X		X
Signature of Subscriber	Date	Signature of Co-Subscriber	Date
Print Full Name of Subscriber		Print Full Name of Co-Subscriber

ENTITY SUBSCRIPTION

ACCEPTANCE OF SUBSCRIPTION ON BEHALF OF ERISA PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS IS IN NO RESPECT A REPRESENTATION BY THE GENERAL PARTNER OR MORGAN STANLEY & CO. INCORPORATED THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN.

The undersigned officer, partner, trustee, manager, or other representative hereby certifies and warrants that: (a) s/he has full power and authority from or on behalf of the entity named below and its shareholders, partners, beneficiaries, or members (i) to complete, execute and deliver this Subscription and Exchange Agreement and Power of Attorney on their behalf; and (ii) to make the statements, representations, and warranties made herein on their behalf; and (b) the investment in each partnership specified is authorized under applicable law and the governing documents of the entity, has been affirmatively authorized by the governing board or body, if any, of the entity, and is legally permissible.

X
Print Full Name of Entity	Signature of Person Signing for Entity	Date
Title
Print Full Name of Person Signing for Entity

Item 3 — Financial Advisor and Branch Manager Use Only (Complete in Full and in Ink)

The undersigned Financial Advisor hereby certifies that:

(1) the above signature(s) is/are true and correct;

(2) s/he has informed the Subscriber about the liquidity and marketability of the units as set forth in the Prospectus;

(3) based on information obtained from the Subscriber concerning the Subscriber’s investment objectives, other investments, financial situation, needs and any other relevant information, that s/he reasonably believes that:

(a) such Subscriber is or will be in a financial position appropriate to enable such Subscriber to realize the benefits of each partnership specified, as described in the Prospectus;

(b) such Subscriber has a net worth sufficient to sustain the risk inherent in each partnership specified (including loss of investment and lack of liquidity); and

(c) each partnership specified is otherwise a suitable investment for such Subscriber;

(4) the Subscriber received the Prospectus, any supplement to the Prospectus, and current monthly report at least five business days prior to the applicable monthly closing;

(5) the Subscriber meets the applicable suitability standards under “State Suitability Requirements” on page B-4 and any applicable supplement to the Prospectus; and

(6) s/he has complied with all applicable Morgan Stanley compliance policies and procedures, including those associated with managed futures.

The Financial Advisor MUST sign below in order to substantiate compliance with NASD Conduct Rule 2810.

X

Signature of Financial Advisor

Print Full Name of Financial Advisor
Telephone Number (...)

The undersigned Branch Manager hereby certifies that:

(1) the above signature(s) is/are true and correct;

(2) the above client(s) is/are suitable under “State Suitability Requirements” on page B-4 and any applicable supplement to the Prospectus;

(3) if the Subscriber’s account is a participant-directed ERISA Plan or Individual Retirement Account for which Morgan Stanley & Co. Incorporated is custodian, then the representations set forth above under the heading “Entity Subscription” are incorporated into and made part of this certification; and

(4) s/he has complied with all applicable Morgan Stanley compliance policies and procedures, including those associated with managed futures.

X

Signature of Branch Manager

Print Full Name of Branch Manager

Please enter an EXCHANGE order upon receipt of a completed Exchange Agreement.

EXHIBIT C

Morgan Stanley Charter Series
Units of Limited Partnership Interest
Additional Subscription Agreement Update Form

  C

April 2, 2007

Please print or type (except signatures). Use ink only.

Morgan Stanley & Co. Incorporated Account No.   ☐☐☐     ☐☐☐☐☐☐     ☐☐☐

      I am an investor in one or more of the Morgan Stanley Charter Series partnership(s).

      I acknowledge receipt of the Morgan Stanley Charter Series Prospectus dated April 2, 2007 (the “Prospectus”) and any applicable supplement to the Prospectus. I have signed this form, which updates each Subscription and Exchange Agreement and Power of Attorney I signed when I last purchased units in one or more of the Morgan Stanley Charter Series partnership(s), so that I may purchase additional units of such partnership(s) without the need to execute a new Subscription Agreement. I understand that if I wish to purchase additional units by way of an exchange, or if I wish to purchase units of any Morgan Stanley Charter Series partnership in which I am not currently an investor, I must first execute a new Subscription Agreement in the form annexed to the applicable Prospectus as Exhibit B.

      I hereby confirm that the representations, warranties and other information regarding the Subscriber in the Subscription Agreement(s) I previously executed are still accurate, and that any purchase of additional units following the date of this Subscription Agreement Update Form shall be deemed confirmation that such representations, warranties, and other information are still accurate at the time of that additional purchase. I will notify my Morgan Stanley & Co. Incorporated Financial Advisor prior to the purchase of additional units if there is any material change in the Subscriber’s representations, warranties, or other information contained in the previously executed Subscription Agreement(s).

      I understand that I will need to execute a new Subscription Agreement Update Form when a new Prospectus or Prospectus Supplement is issued.

INDIVIDUAL SUBSCRIBERS

X

Signature of Subscriber(s)

Print Full Name of Subscriber(s)

X

Signature of Co-Subscriber

Print Full Name of Co-Subscriber

Date:

IF SUBSCRIBER IS AN ENTITY

Print Full Name of Entity

By: X

Signature

By:

Print Full Name of Person Signing for Entity

Title

Date:

Financial Advisor and Branch Manager Use Only

• We, the undersigned Financial Advisor and Branch Manager, represent that the above signature(s) is/are true and correct. If the Subscriber’s account is a participant-directed ERISA Plan or Individual Retirement Account for which Morgan Stanley & Co. Incorporated is custodian, the Branch Manager then certifies that the representations set forth under the heading “Entity Subscription” of the Subscription Agreement(s) the Subscriber previously executed are still accurate.

• We hereby confirm that at the time of any purchase of additional Units, the Subscriber received the Prospectus, any supplement to the Prospectus, and current monthly report at least five business days prior to the applicable monthly closing.

• We hereby confirm that at the time of any purchase of additional Units, the Subscriber meets the applicable suitability standards under “State Suitability Requirements” on page B-4 of the Subscription Agreement and any applicable supplement to the Prospectus.

X	X
(Financial Advisor MUST sign)	(Branch Manager MUST sign)
(Branch Telephone Number)

Morgan Stanley & Co. Incorporated Financial Advisor: Please enter a BUY order upon making additions to an existing position during the life of the current prospectus, then this Agreement must be forwarded to the general partner, Attn: Managed Futures, at 330 Madison Avenue, 8th Floor, New York, New York 10017. This form cannot be faxed.

C-1

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      No person is authorized to give any information or to make any representation not contained in this prospectus in connection with the matters described herein, and, if given or made, such information or representation must not be relied upon as having been authorized. This prospectus does not constitute an offer by any person within any jurisdiction in which such offer is not authorized, or in which the person making such offer is not qualified to do so, or to any person to whom such offer would be unlawful. The delivery of this prospectus at any time does not imply that information contained herein is correct as of any time subsequent to the date of its issue.

      Until 40 days from the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

38280-01